AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2012

REGISTRATION NO. 333-179534

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERFUND GOLD, L.P.

(Exact name of registrant as specified in its charter)

Delaware	6221	98-0574019
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Superfund Office Building

P.O. Box 1479

Grand Anse

St. George’s, Grenada

West Indies

(473) 439- 2418

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin Schneider

Superfund Office Building

P.O. Box 1479

Grand Anse

St. George’s, Grenada

West Indies

(473) 439-2418

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James B. Biery

Daniel F. Spies

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-4167

Approximate Date Of Commencement Of Proposed Sale To The Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities being Registered	Proposed Maximum Aggregate Offering Price	Amount of Additional Registration Fee(1)*
Series A Limited Partnership Units	$79,665,429	$0
Series B Limited Partnership Units	$84,482,522	$0

(1)	Pursuant to Rule 457(o).
*	As of the date hereof, Registrant registers pursuant to this Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-179534) $79,665,429 of Series A Units and $84,482,522 of Series B Units. Upon the filing of this Amendment No. 1 to the Registration Statement on Form S-1, Registrant carries forward and registers, pursuant to Rule 415(a)(6), $79,665,429 registered but unsold Series A Units and $84,482,522 of registered but unsold Series B Units from Registrant’s previous Registration Statement on Form S-1 (Registration No. 333-151632) for which Registrant has paid $3,130.86 and $3,320.16 in registration fees to the Securities and Exchange Commission, respectively.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

SUPERFUND GOLD, L.P.

$79,665,429 SERIES A AND $84,482,522 SERIES B

UNITS OF LIMITED PARTNERSHIP INTEREST

The Offering

Superfund Gold, L.P., a Delaware limited partnership (the “Fund”), is offering two separate series of limited partnership units (“Units”), designated Series A and Series B. The primary objective of Superfund Gold, L.P. is to maintain the approximate equivalent of a dollar for dollar investment in gold while seeking appreciation of its assets over time by trading and investing in a portfolio of futures and forward contracts on stock indices, currencies, bonds, grains, energies, metals (including gold), agricultural markets and livestock. The two Series are traded and managed the same way except for the degree of leverage, and the assets and liabilities of each Series are segregated from the assets and liabilities of the other Series.

Superfund USA, Inc., and additional selling agents, which serve as underwriters, are offering the Units on the last day of each month at a price of month-end net asset value per Unit. As of February 29, 2012, the net asset value per Unit of Series A-1 was $1,667.76, the net asset value per Unit of Series A-2 was $1,818.08, the net asset value per Unit of Series B-1 was $1,399.06, and the net asset value per Unit of Series B-2 was $1,470.74. Units are continuously offered as of the last day of each month at their net asset value, stated in dollars, for transaction purposes, and ounces of gold for reference. Regardless of the net asset value at which Units are issued, the initial aggregate net asset value of an investor’s Units will equal the dollar amount of the investor’s subscription, and no up-front underwriting discount or commission will be taken, although, as described herein, certain Units will pay an installment selling commission of up to 10% of the gross offering proceeds of the Units in monthly installments of 1/12 of 2% of the month-end net asset value of such Units. There is no scheduled termination date for the offering of the Units. If the total amount offered pursuant to this Prospectus is sold, the proceeds to Superfund Gold, L.P. will be $164,147,951. Subscription proceeds are held in escrow at HSBC Bank USA until released to Superfund Gold, L.P. at the end of each month, and there is no minimum number or dollar amount of Units that must be sold for Units to be issued as of the end of any month. Subscriptions for Units become irrevocable five business days after submission to your selling agent.

The General Partner

Superfund Capital Management, Inc., a professional futures trading advisor and member of the Superfund group of affiliated companies, serves as the general partner and trading advisor of Superfund Gold, L.P.

Minimum Investment

The minimum initial investment in a Series is $10,000; $1,000 for existing investors in such Series.

The Risks

These are speculative securities. You could lose all or substantially all of your investment in a Series. Before you decide whether to invest, read this entire Prospectus carefully and consider “THE RISKS YOU FACE” on page 11.

•	Each Series has only a limited performance history.

•	The Fund is speculative and highly leveraged. The Series acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

•	Performance is expected to be volatile; the net asset value per Unit may fluctuate significantly in a single month.

•	Superfund Capital Management, Inc. is the sole trading advisor for the Fund. The use of a single advisor could mean lack of diversification and, consequently, higher risk.

•	There is no secondary market for the Units. You may redeem your Units only as of a month-end. Transfers of Units are subject to limitations.

•

A Series’ trading operations may be successful and yet the Series may still sustain losses if the value of the Series’ gold position declines by more than the amount of profits generated by the Series’ trading operations. Likewise, a Series’ gains, if any, from its gold position may be offset by losses incurred in its futures and forward trading.

•

A Series may fail to achieve its objective of maintaining a dollar for dollar investment in gold if gold futures margins increase substantially, in which case the Series may reduce its gold position and continue its futures and forward trading activities.

•	You will sustain losses if the substantial expenses of a Series are not offset by trading and/or gold investment profits and interest income.

To invest, you will be required to represent and warrant, among other things, that you have received a copy of this Prospectus and that you satisfy the minimum net worth and income requirements for residents of your state to invest in a Series. You are encouraged to discuss your investment decision with your individual financial, tax and legal advisors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

SUPERFUND CAPITAL MANAGEMENT, INC.

General Partner

Prospectus dated [            ], 2012

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 4 THROUGH 6 AND 42 THROUGH 45 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 6 THROUGH 8.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 11.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

This Prospectus does not include all of the information or exhibits in Superfund Gold, L.P.’s Registration Statement. You can read and copy the entire Registration Statement at the Public Reference Facilities maintained by the Securities and Exchange Commission (“SEC”) in Washington, D.C.

Superfund Gold, L.P. will file quarterly and annual reports with the SEC. You can read and copy these reports at the SEC Public Reference Facility in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.

Superfund Gold, L.P.’s filings will be posted at the SEC website at http://www.sec.gov.

SUPERFUND CAPITAL MANAGEMENT, INC.

General Partner

SUPERFUND OFFICE BUILDING

PO BOX 1479

GRAND ANSE

ST. GEORGE’S, GRENADA

WEST INDIES

(473) 439-2418

Part One — Disclosure Document

SUMMARY	1

THE RISKS YOU FACE	11

The Fund Is Speculative; You Could Lose All or Substantially All of Your Investment in a Series	11

The Fund Has Only a Limited Performance History for You to Evaluate When Making a Decision Whether or Not to Invest in a Series	11

The Fund Is Highly Leveraged; Leverage Magnifies Losses as Well as Gains	11

The Performance of the Fund Is Expected To Be Volatile; Volatile Performances Can Result in Sudden Large Losses.	11

The Fund’s Forward Transactions Are Not Currently Regulated and Are Subject to Credit Risk	11

Foreign Currency Trading	12

Fees and Commissions Are Charged Regardless of Profitability and Will Cause Losses If Not Offset by Profits and Interest Income; If Profitable, a Series Will Pay Substantial Performance Fees	12

An Investment in the Fund is Not a Liquid Investment; Investors Remain Liable for Fund Liabilities Incurred After Submitting Redemption Notices but Before the Month-End Redemption Date, and You Will Not be Able to Limit Your Losses or Realize Accrued Profits Except at a Month-End	12

Lack of Liquidity in the Markets in Which the Fund Trades Could Make It Impossible to Realize Profits or Limit Losses	12

The Fund Trades Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets	13

If the Series Do Not Perform in a Manner Non-Correlated with the General Financial Markets or Do Not Perform Successfully, You Will Not Obtain Any Diversification Benefits by Investing in the Units and You May Have No Gains to Offset Your Losses from Other Investments	13

A Series May Be Subject to a Performance Fee Despite the Units Having Declined in Value Further Depressing the Value of Such Units	13

Gains, If Any, From a Series’ Futures and Forward Trading May Be Offset by Losses on Its Gold Position, and Gains, If Any, on Its Gold Position May be Offset by Losses From Its Futures and Forward Trading, Resulting in No Gains or Aggregate Losses for the Series	13

The Series May Reduce Their Gold Positions or Their Futures and Forward Trading Activity If Gold Margin Requirements Increase Substantially, Thereby Changing the Nature of Your Investment in a Series	14

The U.S. Dollar Price of Gold Has Fluctuated Widely over the Past Several Years. A Decline in the Price of Gold May Result in a Decline in the Value of the Units, Possibly Resulting in an Overall Loss on Your Investment	14

Large-Scale Sales of Gold May Lead to a Decline in the Price of Gold and a Decline in the Value of the Units, Possibly Resulting in an Overall Loss on Your Investment	14

Widening Interest Rate Differentials Between the Cost of Money and the Cost of Borrowing Gold Could Result in Increased Sales and a Decline in the Price of Gold, Possibly Resulting in a Decline in the Value of the Units and a Loss on Your Investment in a Series	14

The General Partner Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices; Thus External Factors That Dominate Prices Could Result in Losses	14

The General Partner Is Primarily a Trend-Following Trader; An Absence of Price Trends in the Markets to be Traded by the Series Will Likely Result in Losses	15

v

The General Partner’s Trading Methodology is Subject to Change Over Time	15

Speculative Position Limits May Alter Trading Decisions for Each Series Possibly Resulting in Loss	15

Increase in Assets Under Management May Affect the General Partner’s Trading Decisions to the Detriment of Your Investment in a Series	15

Investors Are Taxed Each Year Based on Their Share of Profits Attributable to the Series in Which They Invest; Investors Must Either Redeem Units to Pay Taxes or Have Other Assets Available to Do So	15

You Could Owe Taxes on Your Share of Ordinary Income Attributable to a Series Despite Having Suffered an Overall Loss	15

Recharacterization of the Fund’s Ordinary Expenses as “Investment Advisory Fees” Could Result in an Investor Owing Increased Taxes	16

Accounting for Uncertainty in Income Taxes May Have Effects on the Periodic Calculations of Net Asset Value	16

The Failure of a Clearing Broker or Currency Dealer Could Result in Losses	16

MF Global Exposure; Could Result in Additional Losses	16

The Fund Is Subject to Actual and Potential Conflicts of Interest That Could Result in Losses for the Fund	17

No Independent Experts Represented the Interests of Investors; You Must Rely on Your Own Professional Advisors with Respect to an Investment in a Series	17

You Will Be Relying on the General Partner Alone to Direct the Fund’s Trading	17

The Fund Is Not a Regulated Investment Company or Mutual Fund and You Will Not Have the Investor Protections Afforded Those Investment Vehicles	17

A Bankruptcy Court Could Find the Assets of One Series to Be Available to Offset the Liabilities of the Other Series, Resulting in Losses for that Series	17

Regulatory Change Applicable to the Fund is Impossible to Predict and May be Adverse to the Fund	18

Forwards, Swaps and Other Derivatives Are Subject to Varying CFTC Regulation; the Fund Could Incur Losses due to Counterparty Default	18

Options Trading by the Fund May Result in Losses	18

A Computer Systems Failure Could Result in Losses for the Fund	18

SUPERFUND CAPITAL MANAGEMENT, INC.	18

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	26

CONFLICTS OF INTEREST	40

CHARGES	42

USE OF PROCEEDS	45

THE CLEARING BROKERS; ADMINISTRATION	46

DISTRIBUTIONS; REDEMPTIONS; EXCHANGES	49

SUPERFUND GOLD, L.P. LIMITED PARTNERSHIP AGREEMENT	50

FEDERAL INCOME TAX ASPECTS	52

INVESTMENTS BY EMPLOYEE BENEFIT PLANS	56

PLAN OF DISTRIBUTION	58

CERTAIN LEGAL MATTERS	60

EXPERTS	60

INDEX TO FINANCIAL STATEMENTS	61

Part Two — Statement of Additional Information

STRATEGY	111

WHY SUPERFUND?	112

THE FUTURES AND FORWARD MARKETS	113

REGULATION	113

INVESTMENT CONSIDERATIONS	114

Exhibit A: Form of Limited Partnership Agreement	A-1
Exhibit B: Request for Redemption	B-1
Exhibit C: Subscription Representations	C-1
Exhibit D: Subscription Agreement	D-1
Exhibit E: Request for Transfer Form	E-1
Exhibit F: Subscription Agreement for Additional Investment	F-1
Exhibit G: Series Exchange Subscription Agreement	G-1

An electronic version of this Prospectus is available on a special web site (http://www.superfund.net) being maintained by Superfund USA, Inc.

SUMMARY

General

Superfund Gold, L.P., a Delaware limited partnership formed in March 2008 (the “Fund”), is offering two series of limited partnership units (“Units”): Superfund Gold, L.P. Series A and Superfund Gold, L.P. Series B (each, a “Series”). Each Series is designed to maintain a long position in gold futures with a notional, or face, value approximately equal to the net asset value of the Series while seeking appreciation of its assets through trading a diversified, systematic, primarily trend-following, futures and forward trading program operated by Superfund Capital Management, Inc., the general partner and trading advisor of the Fund (the “General Partner”). This long gold position is referred to in this Prospectus as a Series’ gold position or the “dollar for dollar” gold position. The net asset value of each Series’ Units will be quoted in ounces of gold, as described below under “Summary — The Offering,” as well as in dollars. You should note, however, that the Series are not “gold funds,” and Series performance will not necessarily track the price of gold. Likewise, the net asset value of the Series will not be determined solely by the price of gold.

To obtain its dollar for dollar gold position, the Series enter into futures contracts to purchase gold in a dollar amount approximately equal to the amount of capital invested in each Series. Prior to November 1, 2011 the General Partner adjusted each Series’ gold position at the beginning of each month to reflect additions to and redemptions of Series capital, as well as to reflect profits and losses from the Series’ futures and forward trading activities and interest income, as of the end of the preceding month so as to maintain a gold futures position with a notional, or face, value approximately equal to the Series’ net asset value at the beginning of each month. Commencing November 1, 2011, the General Partner began adjusting each Series’ dollar for dollar gold position periodically throughout the month to reflect profits and losses from the Series’ futures and forward trading activities and interest income, so as to maintain a long gold futures position with a nominal, or face, value approximately equal to the Series’ net asset value throughout the month. These adjustments are in addition to the adjustments made to the dollar for dollar gold position by the General Partner at the beginning of each month to reflect additions to and redemptions of Series capital. The General Partner may in the future determine to adjust the Series’ dollar for dollar gold position on a more or less frequent basis but in no event will such adjustment take place less frequently than monthly. You should note, however, that because the Series’ gold positions are not adjusted on a real-time basis to account for the Series’ net asset value, profits or losses incurred on a Series’ gold position or from a Series’ speculative futures and forward trading and interest income earned by a Series between any such adjustment may cause the notional, or face, value of a Series’ gold position at any time during a month to be greater than or less than the Series’ net asset value at that time.

In addition to maintaining an investment in gold, each Series trades speculatively in the U.S. and international futures and currency forward markets using Superfund’s automated computerized trading systems. The Superfund trading systems generate buy and sell trading signals and monitor relevant technical indicators on over 120 markets traded in the United States, Canada, Europe and Asia. The primary sectors in which each Series trades are: stock indices, currencies, bonds, grains, energies, metals (including gold), agricultural markets and livestock, and trades are entered on U.S. and, to a substantial extent, non-U.S. markets. Each Series attempts to emphasize instruments with low correlation to each other and high liquidity for trade order execution. Series B implements the Fund’s futures and forward trading program at a leverage level equal to approximately 1.5 times that implemented on behalf of Series A, and, accordingly, is expected to have more volatile performance than Series A.

Effective July 1, 2010, the General Partner integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund.

The General Partner

Superfund Capital Management, Inc., a Grenada corporation, serves as the general partner and trading advisor of the Fund and each Series and is responsible for the trading and administration of each Series. The General Partner’s offices, and the office of the Fund where its books and records are kept, are located at Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies.

The General Partner is a professional futures trading advisor and a member of the Superfund group of affiliated companies. As of February 29, 2012, the General Partner and its affiliates had approximately $800 million in assets under management in the futures and forward markets. The General Partner has delegated certain administrative functions, including calculation of the Series’ net asset values and distribution of reports to investors, to SS&C Fund Services, Inc. (“SS&C”), a leading fund administration services provider and a business unit of SS&C Technologies, Inc. Certain Fund records are located at the offices of SS&C at 80 Lamberton Road, Windsor, CT 06095.

The General Partner contributed $1,000,000 to the capital of each Series prior to the commencement of trading and will maintain an investment in each Series of not less than the greater of $25,000 or 1% of the net asset value of the Series, including the General Partner’s investment; provided, however, that the General Partner may withdraw any excess above such level in a Series at any month-end if the aggregate net asset value of the outstanding Units of the Series exceeds $2,000,000. As of February 29, 2012, the value of the General Partner’s investment in Series A-1 was $858,763.07, in Series A-2 was $0.00, in Series B-1 was $607,550.60 and in Series B-2 was $0.00.

The Offering

Superfund USA, Inc., an affiliate of the General Partner, and additional selling agents, which serve as underwriters, are offering the Units as of the end of each month at the then current net asset value per Unit which will be stated both in ounces of gold, reflecting the U.S. dollar price per ounce of gold established at the London A.M. fixing on the last business day of the month, and in dollars. For example, assume the net asset value per Unit stated in dollars is $1,500 and further assume that the U.S. dollar price per ounce of gold, established at the London A.M. fixing, is $1,400. The net asset value per Unit stated in gold would be 1.07 ounces of gold (1,500 ÷ 1,400). The foregoing example is for illustrative purposes only. There can be no assurance that the U.S. dollar price of gold will rise or not decline or that a Series will not incur losses from its futures and forward trading. The U.S. dollar price for gold established at the London A.M. fixing, and the closing price for the gold futures contracts to be traded by the Series will normally be different from each other, although the differences are expected to be insignificant as a percentage of the per ounce price of gold.

Series and Sub-Series of Units

Within each Series, Units are issued in two sub-Series (each a “Sub-Series”). Series A-1 Units and Series B-1 Units are subject to the selling commissions described below under “Summary — Charges to Each Series.” Series A-2 Units and Series B-2 Units are not subject to selling commissions but are available exclusively to: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed-fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA, Inc. serves as selling agent, (ii) investors who purchased the Units through Superfund USA, Inc. or an affiliated broker and who are commodity pools operated by commodity pool operators registered as such with the Commodity Futures Trading Commission (“CFTC”), and (iii) investors who have paid the maximum selling commission on their Series A-1 or Series B-1 Units (by redesignation of such Units as Series A-2 Units or Series B-2 Units as described herein).

Minimum Investment

The minimum initial investment is $10,000 per Series; existing investors in a Series may make additional investments in $1,000 minimums. Fractional Units will be issued calculated to three decimal places.

Major Risks of the Fund

•	An investment in a Series is a speculative investment. You must be prepared to lose all or substantially all of your investment.

•

The Fund is recently formed and thus has only a limited performance history. The past performance of gold or of the General Partner’s trading program is not necessarily indicative of the future results of either Series.

•	The Fund is speculative and leveraged. The Series acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

•	Performance is expected to be volatile; the net asset value per Unit may fluctuate significantly in a single month.

•	The General Partner is the sole trading advisor for the Fund. The use of a single advisor could mean lack of diversification and, consequently, higher risk.

•	There is no secondary market for the Units. You may redeem your Units only as of a month-end. Transfers of Units are subject to limitations.

•

A Series’ trading operations may be successful and yet the Series may still sustain losses if the value of the Series’ gold position declines by more than the amount of profits generated by the Series’ trading operations and interest income. Likewise, a Series’ gains, if any, from its gold position may be offset by losses incurred in its futures and forward trading.

•

A Series may fail to achieve its objective of maintaining a dollar for dollar investment in gold or may reduce its normal level of futures and forward trading activities if gold futures margins increase substantially, in which case the Series may reduce its gold position and maintain its normal level of futures and forward trading activities or maintain its gold position and reduce its futures and forward trading activities, depending on the General Partner’s assessment of market conditions at that time.

•	You will sustain losses if the substantial expenses of a Series are not offset by trading and/or gold investment profits and interest income.

•	Each Series is subject to numerous conflicts of interest.

Investment Considerations

•

The Fund is designed to maintain a long position in gold in a U.S. dollar amount approximately equal to the total capital of each Series as of the beginning of each month and as periodically readjusted during each month to reflect profits and losses from the Series’ futures and forward trading activities and interest income during the month. The gold investment of each Series is intended to de-link the Series’ net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Series’ net asset value in terms of gold. However, if the U.S. dollar value of gold declines resulting in dollar losses for the Series, there can be no assurance that there will be a corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in dollars. Further, there can be no assurance that trading losses incurred in the Fund’s speculative futures and forward trading will not result in overall losses for the Series or that the Series will not reduce its gold position if gold futures margin requirements increase significantly.

•	The Fund is a leveraged investment fund, managed by an experienced, professional trading advisor, which trades in a wide range of futures and forward markets.

•

The General Partner utilizes a proprietary, systematic trading system for each Series. Trading decisions are not discretionary and thus do not involve human emotional responses to changing market conditions.

•

An investment in the Units has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a widely used measure of risk) of a traditional portfolio of stocks and bonds. However, for a non-correlated asset to increase a traditional portfolio’s overall returns, the non-correlated asset must outperform either stocks or bonds over the period being measured. There can be no assurance that a Series will outperform other sectors of an investor’s portfolio over any given time period or not produce losses.

•

The Fund holds substantially all of its assets (including those assets used as margin deposits for trading activities) in U.S. government securities and/or non-interest bearing deposit accounts, segregated by Series. Accordingly, each Series, in addition to its potential to profit from its gold investment and active trading operations, earns interest on all or almost all of its assets. However, as interest rates on U.S. government securities and interest bearing deposit accounts are at historically low levels, it is possible that any interest earned by each Series from such securities or accounts could be nominal.

•

The Series in which you invest must experience certain levels of trading profits in order for you to break even on your investment. Based on an initial investment of $10,000 (and assuming no changes in net asset value and interest income of 0.05%), the break even points for each Series are as follows: Series A-1 – 6.95% ($695.00); Series A-2 – 4.95% ($495.00); Series B-1 – 7.95% ($795.00); Series B-2 – 5.95% ($595.00). A more detailed break even analysis begins at page 6.

Limited Liability

Investors cannot lose more than the amount of their investments and undistributed profits, if any. Thus, investors receive the advantage of limited liability in a highly leveraged trading vehicle.

Redemptions, Distributions, Transfers and Exchanges

The Fund is intended to be a medium- to long-term, i.e., 3- to 5-year, investment. However, monthly redemptions are permitted, without penalty or any redemption charge, upon five (5) business days’ written notice to the General Partner. Redemption proceeds will be paid in U.S. dollars. Due to the availability of monthly redemptions, the General Partner does not intend to make any distributions, and the trading profits of a Series, if any, will be reinvested in the Series. Upon written request, an investment in either Series may be exchanged for an investment in the other Series by a simultaneous redemption and reinvestment at the then applicable respective net asset values of each Series. Units are transferable with the consent of the General Partner.

Charges to Each Series

The Fund’s charges are substantial and must be offset by trading gains and/or gold investment profits and interest income in order to avoid depletion of each Series’ assets. The fees and expenses applicable to each Series are as follows:

The General Partner

•	2.25% of net assets annual management fee (1/12 of 2.25% payable monthly) for each Series.

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A performance fee of 25% of new appreciation (if any) in each Series’ net assets, computed on a monthly basis, excluding interest income and changes in the value of the Series’ dollar for dollar investment in gold and adjusted for subscriptions and redemptions. New appreciation is the increase in a Series’ net asset value since the last time a performance fee was paid. Please see “Charges to Each Series — Performance Fee” for a more detailed discussion of new appreciation and the performance fee.

Selling Agents and Others

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Within each Series, Units will be issued in two Sub-Series. Series A-1 Units and Series B-1 Units are subject to, and will pay Superfund USA, Inc., a selling commission of up to 10% of the gross offering proceeds of the Units by paying 2% of the average month-end net asset value of such Units in monthly installments of 1/12 of 2% of the month-end net asset value of such Units. Thus, the Series A-1 Units and Series B-1 Units are charged a commission of 2% of the average month-end net asset value per Unit in the initial year after purchase. These Units are charged additional selling commissions of 2% per annum of the average month-end net asset value per Unit thereafter; provided, however, that the maximum cumulative selling commission per Unit is limited to 10% of the gross offering proceeds for such Unit. Superfund USA, Inc. may retain additional selling agents to assist with the placement of the Units and will pay all or a portion of the annual selling commission it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales.

Series A-2 Units and Series B-2 Units are not subject to selling commissions but are available exclusively to: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed-fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA, Inc. serves as selling agent, (ii) investors who purchased the Units through Superfund USA, Inc. or an affiliated broker and who are commodity pools operated by commodity pool operators registered as such with the CFTC, and (iii) investors who have paid the maximum selling commission on their Series A-1 or Series B-1 Units (by redesignation of such Units as Series A-2 Units or Series B-2 Units).

Once a Series A-1 Unit or Series B-1 Unit has been charged selling commissions totaling 10% of the sale price of such Unit, the Unit will not be charged any further selling commissions and the net asset value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Series A-2 Units or Series B-2 Units, as applicable, against which selling commissions are not charged. The redesignation of Series A-1 Units to Series A-2 or Series B-1 Units to Series B-2 will have no impact on the net asset value of an investor’s investment in the Fund at the time of such redesignation.

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$9.00 brokerage commission per round-turn futures transaction (i.e., purchase and sale or sale and purchase) plus applicable regulatory and exchange fees will be charged, where brokerage commissions are charged in U.S. dollars, a portion of which will be paid to the clearing brokers for execution and clearing costs and the balance of which will be paid to Superfund Asset Management, Inc., which will serve as introducing broker for each Series. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first business day of each calendar month to the foreign currency equivalent of $9.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $9.00 per round-turn.

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Actual operating and ongoing offering expenses (including the costs of updating this Prospectus and registering additional Units for sale to the public), such as legal, auditing, administration, escrow, printing and postage costs. Ongoing offering expenses will not exceed 0.4999% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which the Prospectus is part. Operating expenses are not expected to exceed 0.70% of the average month-end net assets each year of each Series. The General Partner will assume liability for ongoing offering and operating expenses, when considered together, in excess of 0.75% of average month-end net assets per year of each Series.

Break-Even Analysis

The following tables show the fees and expenses that an investor would incur on an initial investment of $10,000 in the Fund and the amount that such investment must earn to break even after one year. The break-even analysis is an approximation only.

SERIES A-1 Units

Routine Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($10,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	2.25%	$225.00
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	2.00%	$200.00
Operating and Ongoing Offering Expenses(3)	0.75%	$75.00
Brokerage Fees(4)	2.00%	$200.00
Less Interest Income(5)	0.05%	$5.00
TWELVE-MONTH BREAKEVEN	6.95%	$695.00

SERIES A-2 Units

Routine Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($10,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	2.25%	$225.00
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	0.00%	$0.00
Operating and Ongoing Offering Expenses(3)	0.75%	$75.00
Brokerage Fees(4)	2.00%	$200.00
Less Interest Income(5)	0.05%	$5.00
TWELVE-MONTH BREAKEVEN	4.95%	$495.00

SERIES B-1 Units

Routine Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($10,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	2.25%	$225.00
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	2.00%	$200.00
Operating and Ongoing Offering Expenses(3)	0.75%	$75.00
Brokerage Fees(4)	3.00%	$300.00
Less Interest Income(5)	0.05%	$5.00
TWELVE-MONTH BREAKEVEN	7.95%	$795.00

SERIES B-2 Units

Routine Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($10,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	2.25%	$225.00
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	0.00%	$0.00
Operating and Ongoing Offering Expenses(3)	0.75%	$75.00
Brokerage Fees(4)	3.00%	$300.00
Less Interest Income(5)	0.05%	$5.00
TWELVE-MONTH BREAKEVEN	5.95%	$595.00

The foregoing break-even analyses are approximations only and assume a constant $10,000 net asset value and break-even months during the first year of an investor’s investment in a Series.

(1)	No performance fees will be charged until break-even costs are met. However, because the General Partner’s performance fee is payable monthly, and the General Partner is not obligated to return performance fees once earned, it is possible for the General Partner to earn a performance fee during a break-even or losing year if, after payment of a performance fee, the Fund incurs losses resulting in a break-even or losing year. It is impossible to predict what performance fee, if any, could be paid during a break-even or losing year, thus none is shown.
(2)	The maximum cumulative selling commission per Series A-1 and Series B-1 Unit sold pursuant to this Prospectus is capped at 10% of the gross offering proceeds for each such Unit. Series A-2 Units and Series B-2 Units are not subject to selling commissions.
(3)	Ongoing offering expenses will not exceed 0.4999% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which the Prospectus is part. Operating expenses are not expected to exceed 0.70% of the average month-end net assets each year of each Series. The General Partner will assume liability for ongoing offering and operating expenses, when considered together, in excess of 0.75% of average month-end net assets per year of each Series.
(4)	Assumes 1,720 round-turn transactions for Series A and 2,585 round-turn transactions for Series B per million dollars per year at a rate of $9 per round-turn transaction. These assumptions are based on the average number of round-turn transactions per million dollars per year traded on behalf of each Series since the Fund’s inception and the average risk capital of each Series allocated to the Fund’s short-term systematic, technical trading strategy since July 1, 2010. The Fund’s Third Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) provides that brokerage commission costs borne by the Fund shall not exceed 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series.

(5)	Estimated. Interest income reflects an assumed interest rate of 0.10% per annum based on current cash market information and the fact that less than half of the Fund’s assets are currently held in interest bearing accounts.

The twelve-month break-even points shown are based on interest income of 0.05% per annum. Actual interest to be earned by the Fund will be at the prevailing rates for the period being measured which may be greater than 0.05% over any twelve month period.

Federal Income Tax Aspects

Each Series will be classified as a partnership for federal income tax purposes. As such, you will be taxed each year on the income attributable to the Series in which you invest whether or not you redeem Units or receive distributions from the Series.

To the extent the Fund invests in futures and other commodity contracts, gain or loss on such investments will, depending on the contracts traded, consist of a mixture of: (1) ordinary income or loss; and/or (2) capital gain or loss. Forty percent (40%) of trading profits, if any, on U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates and the remaining sixty percent (60%) is taxed as long-term capital gains at a lower maximum rate for non-corporate investors. Trading gains or losses from other contracts will be primarily short-term capital gains or losses, and interest income is taxed at ordinary income rates.

For non-corporate investors, capital losses on the Units may be deducted against capital gains but may only be deducted against ordinary income to the extent of $3,000 per year. Therefore, you could pay tax on a Series’ interest income even though your overall investment in the Fund has been unprofitable.

Is Superfund Gold, L.P. a Suitable Investment for You?

The primary objective of the Fund is to maintain its dollar for dollar gold position while seeking appreciation of its assets over time by trading a diversified portfolio of futures and forward contracts. An investment in Units may fit within your portfolio allocation strategy if you are interested in the Fund’s potential to produce returns generally unrelated to traditional securities investments and the de-linking of the Fund’s net asset value from the value of the U.S. dollar relative to gold resulting from the maintenance of the dollar for dollar gold position.

An investment in Units is speculative and involves a high degree of risk. The Series are not complete investment programs. The General Partner offers the Units as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in Units should only be a limited portion of the investor’s portfolio. To invest, you must, at a minimum, have:

(1)	a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or

(2)	a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.

Some jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the Units is suitable for you. See Exhibit C to this Prospectus — “Subscription Representations.”

You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.

Subscription Procedure

To Subscribe for Units, you must complete and sign the subscription documents that accompany this Prospectus and deliver them to your selling agent at least five business days prior to the applicable month-end closing date. Payment instructions are included with the subscription documents. Subscription documents deemed valid and complete by the General Partner will be accepted, within five business days of receipt of a subscription, once subscription payments have been received and cleared. Investors’ purchases will be confirmed by their selling agents, generally within five business days after the applicable month-end closing. The General Partner will notify investors of, and will return, rejected subscriptions within five business days following the applicable month-end closing or sooner if practicable. No interest is earned while subscriptions are being processed. See “Plan of Distribution.”

Reports

Within 30 calendar days after the end of each month, the General Partner will distribute to investors a monthly report of the Fund. The General Partner will also distribute an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year and will provide investors with federal income tax information for the Fund by March 15 of each year.

The General Partner will calculate the approximate net asset value per Unit of each Series on a daily basis, both in U.S. dollars and in ounces of gold, and will furnish such information upon request to any Limited Partner.

CFTC Rules require that this Prospectus be accompanied by summary financial information, which may be a recent monthly report of the Fund, current within 60 calendar days.

Organizational Chart

The organizational chart below illustrates the relationships among the various service providers of this offering. Superfund Capital Management, Inc. is both the general partner and trading advisor for the Fund. The selling agents (other than Superfund USA, Inc.) and clearing brokers are not affiliated with Superfund Capital Management, Inc. or Superfund Gold, L.P.

(1)	Superfund Capital Management, Inc. will maintain an investment in each Series of Superfund Gold, L.P. of at least 1% of the net asset value of each such Series (including Superfund Capital Management, Inc.’s investment).
(2)	The remaining 24.81% of Superfund USA, Inc. is owned by Superfund Asset Management, Inc.

Descriptions of the dealings between Superfund Capital Management, Inc. and its affiliates and the Fund are set forth below under “Conflicts of Interest” and “Charges to Each Series.”

THE RISKS YOU FACE

The Fund Is Speculative; You Could Lose All or Substantially All of Your Investment in a Series

An investment in the Fund is a speculative investment. You will be relying on the General Partner to trade profitably and on the price of gold to rise or not to decrease substantially, neither of which can be assured. Consequently, you could lose all or substantially all of your investment in a Series.

The Fund Has Only a Limited Performance History for You to Evaluate When Making a Decision Whether or Not to Invest in a Series

The Fund has a limited performance history for you to evaluate when making your investment decision. Although past performance is not necessarily indicative of future performance, a longer performance history might provide you with potentially valuable information about the rate of return experience of the Series in various market conditions. However, as the Fund has only a limited performance history, you will have to make your investment decision without the benefit of more performance information. The past performance of the Fund, the General Partner or the General Partner’s affiliates is not necessarily indicative of the future results of either Series.

The Fund Is Highly Leveraged; Leverage Magnifies Losses as Well as Gains

Because the amount of margin funds necessary to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, the Series are able to hold positions with notional, or face, values far greater than each Series’ net assets.

The General Partner anticipates that, with respect to its speculative futures and forward contract trading, Series A will acquire futures and forward contracts with a notional, or face, value of approximately four to seven times Series A’s net assets and that Series B will acquire futures and forward contracts with a notional, or face, value of approximately six to nine times Series B’s net assets, although, at any given time, the notional value of a Series’ futures and forward contracts may be greater than or less than the limits of these anticipated ranges. As a result of this leveraging, even a small adverse movement in the price of a contract can cause major losses.

The Performance of the Fund Is Expected To Be Volatile; Volatile Performances Can Result in Sudden Large Losses.

The General Partner expects the performance of each Series to be volatile. Futures and forward contract prices have a high degree of variability and are subject to occasional rapid and substantial changes, and the value of the Units may suffer substantial loss from time to time. The net asset value per Unit may change substantially between the date on which you subscribe for Units and the date on which your Units are issued or the date on which you request a redemption and the month-end redemption date. Since it commenced trading operations in April 2009 through February 2012, monthly returns in the Fund have ranged from up 20.03% to down 13.49% for its Series A-1 Units, from up 20.15% to down 13.35% for its Series A-2 Units, from up 33.75% to down 20.62% for its Series B-1 Units and from up 33.97% to down 20.48% for its Series B-2 Units.

Various factors may influence the price movements of commodity interests, such as: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; United States and foreign political and economic events and policies; changes in national and international interest rates and rates of inflation; currency devaluations and revaluations; and emotions of the marketplace. None of these factors can be controlled by the General Partner and no assurance can be given that the General Partner’s advice will result in profitable trades for a participating customer or that a customer will not incur substantial losses.

The Fund’s Forward Transactions Are Not Currently Regulated and Are Subject to Credit Risk

The Fund, as an eligible contract participant, trades forward contracts in foreign currencies through the over-the-counter (“OTC”) dealer market which is dominated by major money center banks and is currently substantially unregulated. Thus, you do not receive the same protection as provided to futures traders in United States markets by the CFTC regulatory scheme or the statutory scheme of the Commodity Exchange Act. Each Series faces the risk of non-performance by the counterparties to the forward contracts and such non-performance may cause some or all of a Series’ gain, if any, on its forward trading to be unrealized.

The interbank currency markets may in the near future become subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”), a development Act which may entail increased costs and result in burdensome reporting requirements. The imposition of credit controls by governmental authorities or the implementation of regulations pursuant to the Reform Act might limit such forward trading to less than that which the General Partner would otherwise recommend, to the possible detriment of the Fund. In its forward trading, the Fund will be subject to the risk of the failure of, or the inability or refusal to perform with respect to its forward contracts by, the principals with which the Fund trades. Assets on deposit with such principals will also generally not be protected by the same segregation requirements imposed on CFTC-regulated commodity brokers in respect of customer funds on deposit with them. Accordingly, the insolvency or bankruptcy of such parties could also subject the Fund to the risk of loss.

Foreign Currency Trading

Currency forward markets are substantially unregulated and price movements in such markets are caused by many unpredictable factors including general economic and financial conditions, governmental policies, national and international political and economic events, and changes in interest rates. Such factors combined with the lack of regulation could expose each Series to significant losses which they might otherwise have avoided.

Currency forward positions can be established using less margin than is typical for futures contracts. Thus, a small movement in the price of the underlying currency can result in a substantial price movement relative to the margin deposit. In addition, cash foreign currencies are traded through a dealer market and not on an exchange. This presents the risks of both counterparty creditworthiness and possible default or bankruptcy by the counterparty.

When the Reform Act goes into effect and the CFTC promulgates rules pursuant to the Reform Act, each Series may be limited to engaging in foreign currency futures transactions and, for off-exchange transactions, “retail forex transactions” which could limit each Series’ potential currency forward counterparties. Limiting each Series’ potential currency forward counterparties could lead to the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees. The “retail forex” markets could also be significantly less liquid than the interbank market. Moreover, the creditworthiness of counterparties with whom each Series may be required to trade could be weaker than the creditworthiness of the financial institutions with whom each Series currently engages for its currency forward transactions.

Fees and Commissions Are Charged Regardless of Profitability and Will Cause Losses If Not Offset by Profits and Interest Income; If Profitable, a Series Will Pay Substantial Performance Fees

The Fund is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on each Series’ profitability. Each Series must have profits from its trading and/or gold investment and interest income to avoid losses. In order to break-even during the first twelve months of investment, the Units must return approximately 6.95% (Series A-1 Units), 7.95% (Series B-1 Units), 4.95% (Series A-2 Units) and 5.95% (Series B-2 Units). If profitable, given the rate at which the management fee is charged, a Series will pay a performance fee that is approximately 2.7% greater than that recommended by the North American Securities Administrators Association, in the Association’s guidelines for public commodity pools, resulting in somewhat lower profits for investors in the Series than would be the case if the performance fee were less.

An Investment in the Fund is Not a Liquid Investment; Investors Remain Liable for Fund Liabilities Incurred After Submitting Redemption Notices but Before the Month-End Redemption Date, and You Will Not be Able to Limit Your Losses or Realize Accrued Profits Except at a Month-End

There is no secondary market for the Units. While the Units have redemption rights, redemptions are permitted only at the end of a month upon five (5) business days’ prior written notice to the Fund, and redeeming investors remain liable for the liabilities of the Series in which they invest until they are redeemed at month-end. Transfers of the Units are permitted only upon 30 days’ advance written notice to the Fund. Because Units cannot be readily liquidated, it will not be possible for you to limit losses or realize accrued profits, if any, except at a month-end in accordance with the Fund’s redemption provisions.

Lack of Liquidity in the Markets in Which the Fund Trades Could Make It Impossible to Realize Profits or Limit Losses

Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

Unexpected market illiquidity has caused major losses in the recent past in such sectors as emerging markets, mortgage-backed securities and other credit related instruments. There can be no assurance that the same will not happen in the futures markets generally, or in certain futures markets, at any time or from time to time. The large size of the positions the Series may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

United States commodity exchanges impose limits over the amount the price of some, but not all, futures contracts may change on any day. If a market has moved adversely to a Series’ position and has reached the daily price limit, it may be impossible for the Series to liquidate its position until the limit is expanded by the exchange or the contract begins to trade away from the limit price. In addition, even if futures prices have not reached the daily price limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.

The Fund Trades Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets

A substantial portion of the Fund’s trades take place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, National Futures Association (“NFA”) or any domestic exchange regulates activities of any foreign boards of trade or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. In addition, some foreign exchanges are “principals’ markets” in which performance is the responsibility only of the individual exchange member counterparty, not of the exchange or a clearing facility. In such cases, the Fund will be subject to the risk that the member with whom the Fund has traded is unable or unwilling to perform its obligations under the transaction.

Trading on foreign exchanges also presents the risk of loss due to the possible imposition of exchange controls (making it difficult or impossible for the Fund to repatriate some or all of the Series’ assets held by foreign counterparties), government expropriation of assets, taxation, government intervention in markets, limited rights in the event of bankruptcy of a foreign counterparty or exchange and variances in foreign exchange rates between the time a position is entered and the time it is exited.

If the Series Do Not Perform in a Manner Non-Correlated with the General Financial Markets or Do Not Perform Successfully, You Will Not Obtain Any Diversification Benefits by Investing in the Units and You May Have No Gains to Offset Your Losses from Other Investments

Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite each other. Because of this non-correlation, the Series cannot be expected to be automatically profitable during unfavorable periods for the stock or bond markets, or vice versa. If the Series do not perform in a manner non-correlated with the general financial markets or do not perform successfully, you will not obtain any diversification benefits by investing in the Units and you may have no gains to offset your losses from other investments.

A Series May Be Subject to a Performance Fee Despite the Units Having Declined in Value Further Depressing the Value of Such Units

Series performance fees are calculated on the basis of the new appreciation in the net asset value of each Sub-Series due to futures and forward trading performance, excluding interest income and changes in the value of the Series’ dollar for dollar gold position. Consequently, the General Partner may earn a performance fee for its trading performance even though the dollar value of the Units held by an investor has declined due to a decrease in the dollar value of gold. Additionally, Units may incur losses generating a loss carryforward for purposes of calculating subsequent performance fees payable by a Series. The benefit of any such loss carryforward will be diluted by the admission of new Limited Partners to such Series, and the differential between any loss carryforwards attributable to the Sub-Series within each Series will be eliminated with respect to Series 1 Units redesignated as Series 2 Units after selling commissions are no longer chargeable to such Series 1 Units.

Gains, If Any, From a Series’ Futures and Forward Trading May Be Offset by Losses on Its Gold Position, and Gains, If Any, on Its Gold Position May be Offset by Losses From Its Futures and Forward Trading, Resulting in No Gains or Aggregate Losses for the Series

An investment in a Series is not equivalent to an investment in gold. Rather, it is an investment in a product that combines a gold investment with a systematic, primarily trend-following, futures and forward trading program. The gold investment is intended to de-link each Series’ net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Series’ net asset value in terms of gold. Consequently, if the U.S. dollar value of gold declines, gains, if any, from the Series’ futures and forward trading may not be sufficient for the Series to avoid a decline in the net asset value of its Units expressed in U.S. dollars, the currency in which Units are redeemed. Likewise, losses from a Series’ futures and forward trading may be greater than any increase in the U.S. dollar value of gold resulting in a decline in the net asset value of the Units. Additionally, there can be no assurance that, if the value of gold declines relative to the U.S. dollar, there will be any corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in U.S. dollars.

The Series May Reduce Their Gold Positions or Their Futures and Forward Trading Activity If Gold Margin Requirements Increase Substantially, Thereby Changing the Nature of Your Investment in a Series

If the margin requirements for a Series’ gold futures position should increase substantially, the General Partner, in its discretion, may reduce, or eliminate, the Series’ gold position so as to be able to continue the Series’ futures and forward trading. If the General Partner reduces a Series’ gold position, the Series will not achieve its objective of maintaining a gold investment approximately equal to the net asset value of the Series, possibly resulting in a lost profit opportunity if the value of gold should thereafter appreciate relative to the U.S. dollar and possibly resulting in a decline in purchasing power of the net asset value of the Series, expressed in U.S. dollars, if the appreciation in the U.S. dollar value of gold is the result of inflation in the U.S. dollar price of goods and services. Conversely, the General Partner, in its discretion, may reduce, or eliminate, the Series’ futures and forward trading activities so as to be able to maintain the Series’ gold investments. If the General Partner reduces a Series’ futures and forward trading activity, the Series’ capital appreciation objective through trading and investing in a portfolio of futures and forward contracts will be impaired and the performance of the Fund will become more similar to the performance of an unleveraged investment in gold.

The U.S. Dollar Price of Gold Has Fluctuated Widely over the Past Several Years. A Decline in the Price of Gold May Result in a Decline in the Value of the Units, Possibly Resulting in an Overall Loss on Your Investment

While generally advancing, the price of gold has fluctuated widely over the past several years. Several factors may affect the price of gold, including: global gold supply and demand, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, central bank purchases and sales, and production and cost levels in major gold producing countries such as South Africa, the United States and Australia; investors’ expectations with respect to the rate of inflation; currency exchange rates; interest rates; investment and trading activities of investment funds; and global or regional political, economic or financial events and situations. You should be aware that there is no assurance that gold will maintain its value against the U.S. dollar in terms of purchasing power. There can be no assurance that the price of gold will continue to advance or not decline. Unless offset by trading profits and interest income, a decline in the price of gold will result in a decline in the net asset value of the Units expressed in U.S. dollars, the currency in which Units are redeemed, possibly resulting in an overall loss on your investment.

Large-Scale Sales of Gold May Lead to a Decline in the Price of Gold and a Decline in the Value of the Units, Possibly Resulting in an Overall Loss on Your Investment

The possibility of large-scale distress sales of gold in times of crisis may have a short-term negative impact on the price of gold and adversely affect the value of the Units. For example, the 1997 Asian financial crisis resulted in significant sales of gold by individuals which depressed the price of gold. Crises in the future may impair gold’s price performance which would, in turn, adversely affect an investment in the Units. Moreover, substantial sales of gold by the official sector could adversely affect an investment in the Units. The official sector consists of central banks, other governmental agencies and multilateral institutions that buy, sell and hold gold as part of their reserve assets. Since 1999, most gold sales by the official sector have been made in a coordinated manner under the terms of the Central Bank Gold Agreement. In the event that future economic, political or social conditions or pressures result in members of the official sector liquidating their gold assets all at once or in an uncoordinated manner, the demand for gold might not be sufficient to accommodate the sudden increase in supply. Consequently, the price of gold could decline significantly, which would adversely affect the value of the Units expressed in U.S. dollars, the currency in which Units are redeemed, possibly resulting in an overall loss on your investment.

Widening Interest Rate Differentials Between the Cost of Money and the Cost of Borrowing Gold Could Result in Increased Sales and a Decline in the Price of Gold, Possibly Resulting in a Decline in the Value of the Units and a Loss on Your Investment in a Series

A combination of rising interest rates and a continuation of the current low cost of borrowing gold (the gold lease rate) could improve the economics of selling gold forward. This could result in increased hedging by gold mining companies and short selling by speculators, which could adversely affect the price of gold and thus the value of the Units expressed in U.S. dollars, the currency in which Units are redeemed, possibly resulting in an overall loss on your investment.

The General Partner Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices; Thus External Factors That Dominate Prices Could Result in Losses

The General Partner’s trading systems are developed on the basis of a statistical analysis of market prices. Consequently, any factor external to the market itself that dominates prices may cause major losses. For example, a pending political or economic event may be very likely to cause a major price movement, but the General Partner would continue to maintain positions indicated by its trading systems that would incur major losses if the event proved to be adverse.

The General Partner Is Primarily a Trend-Following Trader; An Absence of Price Trends in the Markets to be Traded by the Series Will Likely Result in Losses

The trading systems used by the General Partner for each Series are primarily technical, trend-following methods developed on the basis of statistical analysis of market price behavior, not on the basis of fundamental economic factors. The profitability of trading under these systems depends on, among other things, the occurrence of significant and sustained price trends, up or down, in at least some of the futures and forward markets traded by the Series. Such trends may not develop. There have been periods in the past without price trends in some of the markets traded by the Series. An absence of price trends in the markets traded by the Series will result in losses.

The General Partner’s Trading Methodology is Subject to Change Over Time

The General Partner may periodically modify its trading methodology without approval by or notice to Limited Partners, provided, however, that Limited Partners will be notified within 21 calendar days of any material changes in the General Partner’s trading methodology in accordance with applicable regulations. Modifications may include changes in or substitution of technical trading systems, risk control overlays, money management principles and markets traded as well as the incorporation of non-trend-following systems within the General Partner’s primary trend-following methodology and the inclusion of non-technical methods of analysis. For example, in July 2010 the General Partner integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. Although the General Partner believes this modification of the Fund’s trading strategy will be beneficial to the Fund, there can be no assurance that this particular trading strategy will not increase the volatility of Fund returns or not result in losses.

Speculative Position Limits May Alter Trading Decisions for Each Series Possibly Resulting in Loss

The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits, including limits on gold which may have an impact on the ability of the Fund to acquire its dollar for dollar gold position or may limit the Fund’s ability to issue new Units. In November 2011, the CFTC adopted a new position limits regime for 28 so-called “exempt” (i.e., metals and energy) and agricultural futures and options contracts and their economically equivalent swap contracts. These position limits are not yet effective and there is considerable uncertainty surrounding their application. All accounts controlled by the General Partner, including the accounts of the Series, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, the General Partner may modify the trading decisions for the Fund or be forced to liquidate certain futures positions, possibly resulting in losses.

Increase in Assets Under Management May Affect the General Partner’s Trading Decisions to the Detriment of Your Investment in a Series

The General Partner has not agreed to limit the amount of money it may manage and it and its affiliates are actively seeking to raise additional capital for the investment products they manage. The more assets the General Partner and its affiliates manage, the more difficult it may be for the Series to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, increases in capital under management may require the General Partner to modify its trading decisions for the Series which could have a detrimental effect on your investment such as decreasing profits or increasing losses.

Investors Are Taxed Each Year Based on Their Share of Profits Attributable to the Series in Which They Invest; Investors Must Either Redeem Units to Pay Taxes or Have Other Assets Available to Do So

Investors are taxed each year on their share of Fund profits, if any, attributable to the Series in which they invest (including any profits arising out of the Series’ gold investment) irrespective of whether they redeem any Units or receive any cash distributions from a Series. All performance information included in this Prospectus is presented on a pre-tax basis; investors who experienced such performance may have had to redeem a portion of their investments or, otherwise, paid the related taxes from other sources.

You Could Owe Taxes on Your Share of Ordinary Income Attributable to a Series Despite Having Suffered an Overall Loss

Investors may be required to pay tax on their share of ordinary income, from interest and gain on some foreign futures contracts, attributable to the Series in which they invest, even though such Series incurs overall losses. For non-corporate investors, capital losses can be used only to offset capital gains and up to $3,000 of ordinary income each year. Consequently, if a non-corporate investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The remaining $7,000 capital loss may be carried forward and used in subsequent years to offset capital gain and ordinary income, but would be subject to the same annual limitation on its deductibility against ordinary income.

Recharacterization of the Fund’s Ordinary Expenses as “Investment Advisory Fees” Could Result in an Investor Owing Increased Taxes

The General Partner does not intend to treat the ordinary expenses of the Fund as “investment advisory fees” for federal income tax purposes. The General Partner believes that this is the position adopted by virtually all United States futures fund sponsors. However, were the ordinary expenses of the Fund characterized as “investment advisory fees,” non-corporate taxpayers would be subject to substantial restrictions on the deductibility of those expenses, would pay increased taxes in respect of an investment in the Units and could actually recognize taxable income despite having incurred a financial loss.

Accounting for Uncertainty in Income Taxes May Have Effects on the Periodic Calculations of Net Asset Value

Accounting Standards Codification Topic No. 740, “Income Taxes” (in part formerly known as “FIN 48”) (“ASC 740”), provides guidance on the recognition of uncertain tax positions. ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements. It also provides guidance on recognition, measurement, classification and interest and penalties with respect to tax positions. A prospective investor should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the net asset value of the Fund, including reducing the net asset value of the Fund to reflect reserves for income taxes, such as foreign withholding taxes, that may be payable by the Fund. This could cause benefits or detriments to certain investors, depending upon the timing of their entry and exit from the Fund.

The Failure of a Clearing Broker or Currency Dealer Could Result in Losses

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If any of the clearing brokers fails to do so, the assets of the Fund might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of any clearing broker’s bankruptcy, the Fund would be limited to recovering only a pro rata share, which may be zero, of all available funds segregated on behalf of the clearing broker’s combined customer accounts. The Fund’s trading in currency forward contracts is generally conducted in the dealer market, which is dominated by major money center banks, currently not subject to the provision of the Commodity Exchange Act. As a result, you do not have the protections provided by the Commodity Exchange Act in the event of the bankruptcy of a Fund currency dealer.

MF Global Exposure; Could Result in Additional Losses

On October 31, 2011, MF Global Inc. (“MF Global”) one of the Fund’s clearing brokers at the time, reported to the Securities and Exchange Commission (“SEC”) and CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation led by SIPC would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act.

The Fund held assets on deposit in accounts at MF Global as of October 31, 2011, the date that the liquidation proceedings commenced with respect to MF Global. As a result of such liquidation proceedings, customer accounts at MF Global were, and continue to be as of the date hereof, frozen, at least in part, including accounts belonging to the Fund. On November 2, 2011, the CFTC reported an estimated 11.6% shortfall in the customer segregated funds account of MF Global. On November 21, 2011, the SIPC liquidation Trustee announced that the shortfall in the customer segregated funds account could be as much as 22% or more. After consideration of the Fund’s exposure, the General Partner caused the Fund to take a reserve to account for the Fund’s estimated exposure to such 22% shortfall as of October 31, 2011. The foregoing reserve was based upon information available at the time such reserve was taken and is in accordance with generally accepted accounting principles, although there can be no assurance that any actual shortfall will not be greater than the General Partner’s estimate (or that customer funds will not be located reducing the estimated shortfall). As additional information becomes available, additional reserves may be taken or prior reserves reversed, which will be accounted for in accordance with generally accepted accounting principles as of the time that such information is then available (and not as of the date that the liquidation proceedings commenced with respect to MF Global). As a result, all Limited Partners will participate in any future reserves taken (resulting in decreases in the Fund’s net asset value) or any reversal of prior reserves (resulting in increases in the Fund’s net asset value) to the extent that such Limited Partner holds Units at the time that such reserve is taken or reversed. Were the entirety of the Fund’s assets held at MF Global unrecoverable, the Series A-1 Units would incur a further loss, based on Net Asset Value at February 29, 2012 of 1.80%, the Series A-2 Units would experience a loss of 1.80%, the Series B-1 Units would experience a loss of 3.26% and the Series B-2 Units would experience a loss of 3.26%.

The Fund Is Subject to Actual and Potential Conflicts of Interest That Could Result in Losses for the Fund

The Fund is subject to numerous actual and potential conflicts of interest, including: (1) the General Partner will not select any other trading advisor for the Fund even if doing so would be beneficial to the Fund; (2) the affiliation between the General Partner and Superfund Asset Management, Inc. creates an incentive for the General Partner to trade more frequently than it otherwise might absent the affiliation; (3) the proprietary trading of the General Partner or its principals or of the Fund’s clearing brokers and their affiliates and personnel may increase competition for positions sought to be entered by the Fund making it more difficult for the Fund to enter positions at favorable prices; and (4) the compensation that the selling agents, including Superfund USA, Inc., receive gives them an incentive to promote the sale of Units as well as to discourage redemptions. See “Conflicts of Interest.”

Because the General Partner has not established any formal procedures for resolving conflicts of interest and because there is no independent control over how conflicts of interest are resolved, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. The General Partner cannot assure that conflicts of interest will not result in losses for the Fund.

No Independent Experts Represented the Interests of Investors; You Must Rely on Your Own Professional Advisors with Respect to an Investment in a Series

The General Partner has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund. No counsel has been appointed to represent the Limited Partners in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisors with respect to an investment in a Series.

You Will Be Relying on the General Partner Alone to Direct the Fund’s Trading

The Fund is structured as a single-advisor managed futures fund. Many managed futures funds are structured as multi-advisor funds to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, the Series may have greater volatility and a higher risk of loss than investment vehicles employing multiple advisors.

The incapacity of one or more of the General Partner’s principals could have a material and adverse effect on its ability to discharge its obligations under the Partnership Agreement. Additionally, the General Partner may withdraw as general partner with respect to a Series, or the Fund as a whole, upon 120 days’ notice, which would cause such Series, or the Fund, to terminate unless a substitute general partner were obtained. Neither the General Partner nor its principals are under any obligation to devote a minimum amount of time to the operation of the Fund.

The Fund Is Not a Regulated Investment Company or Mutual Fund and You Will Not Have the Investor Protections Afforded Those Investment Vehicles

The Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company.

A Bankruptcy Court Could Find the Assets of One Series to Be Available to Offset the Liabilities of the Other Series, Resulting in Losses for that Series

The Fund is organized as a series limited partnership pursuant to Section 17-218 of the Delaware Revised Uniform Limited Partnership Act (“Section 17-218”), with separate series of limited partnership interests and assets. Section 17-218 provides that, if certain conditions (as set forth in Section 17-218) are met, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series will be enforceable only against the assets of such series and not against the assets of the limited partnership generally or any other series. Accordingly, the assets of one Series of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Series, including, without limitation, funds delivered to the Fund for the purchase of Units in that Series. However, the limitations on inter-series liability provided by Section 17-218 have never been tested in court. Thus there is a risk that a court, and in particular, a Bankruptcy Court, could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Fund generally where the assets of such other Series or of the Fund generally are insufficient to meet its liabilities.

Regulatory Change Applicable to the Fund is Impossible to Predict and May be Adverse to the Fund

The futures markets are subject to comprehensive regulation. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, suspending trading. Market regulation in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. The effect of any future regulatory change, including the imposition of position limits or other limitations on speculative trading in commodities or futures generally, on the Series is impossible to predict, but could be substantial and adverse.

Forwards, Swaps and Other Derivatives Are Subject to Varying CFTC Regulation; the Fund Could Incur Losses due to Counterparty Default

The Fund may trade swaps and other OTC contracts in addition to currency forward contracts. Swap agreements involve trading income streams such as a fixed rate payment for a floating rate payment. Currently, there is no exchange and there is a limited usage of clearinghouses for these contracts, and traders must rely on the creditworthiness of the counterparty to fulfill the obligations of the transaction.

The Reform Act includes provisions that comprehensively regulate the OTC derivatives markets for the first time. The Reform Act mandates a substantial portion of OTC derivatives be executed in regulated markets and submitted for clearing to regulated clearinghouses. The mandates imposed by the Reform Act may result in the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

Options Trading by the Fund May Result in Losses

Options on futures contracts may be used by the Fund to generate premium income or in lieu of futures contracts. Futures options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodities or futures contracts underlying an option cannot be accurately predicted.

A Computer Systems Failure Could Result in Losses for the Fund

The General Partner’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to failures by third parties upon which such systems are dependent or the failure of the General Partner’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the fund to experience significant trading losses or to miss opportunities for profitable trading. Any such failures could also cause a temporary delay in reports to investors. Similarly, a systems failure of any of the Fund’s futures brokers or forward or swap dealers or of any exchange on which the Fund is trading could cause the fund to experience significant trading losses or to miss opportunities for profitable trading.

SUPERFUND CAPITAL MANAGEMENT, INC.

Description

Superfund Capital Management, Inc. is the general partner of the Fund and commodity trading advisor of each Series. It is a Grenada corporation with offices located at Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies, and its telephone number is (473) 439-2418. The Fund’s books and records are maintained at this location. The General Partner’s sole business is the trading and management of discretionary futures accounts, including commodity pools. It has been registered with the CFTC as a commodity pool operator since May 9, 2001 and has been a member of the NFA since January 7, 2003. As of February 29, 2012, the General Partner and its affiliates had approximately $800 million in assets under management in the futures and forward markets.

Pursuant to the Partnership Agreement, the General Partner has the sole authority and responsibility for managing the Fund and for directing the investment and reinvestment of each Series’ assets.

The principals of the General Partner are Nigel James, Martin Schneider, Gizela Benedek, and Christian Baha. Mr. James is responsible for the firm’s trading decisions through the implementation of the General Partner’s proprietary computerized trading system. The principals of the General Partner do not intend to purchase Units. The General Partner has agreed, however, that its capital account in each Series at all times will equal at least the greater of $25,000 or 1% of the net asset value of each Series (including the General Partner’s investment). The background of each of the principals of the General Partner is set forth below. The past performance of the Fund begins on page 22.

Nigel James, age 31, was appointed as President of the General Partner on July 13, 2006, and was listed as a principal and registered as an associated person with the General Partner on November 28, 2006, and May 23, 2007, respectively. Mr. James has been an employee of various members of the Superfund group of affiliated companies since July 2003 when he became a software developer for Superfund Trading Management, Inc., an affiliate of the General Partner that acts as a commodity trading advisor to non-U.S. funds. In May 2005, he was promoted to the role of Intellectual Technology Project Manager for Superfund Trading Management, Inc where he managed a team focused on conceptual analysis and design of trading software. Mr. James graduated from the University of the West Indies in Barbados with a Bachelor’s Degree in Computer Science and Management in May 2003 and began his employment in July 2003. Mr. James is a citizen of Grenada.

Martin Schneider, age 45, was appointed Vice President, Principal Financial Officer, Principal Accounting Officer and sole Director of the General Partner on July 28, 2010. Mr. Schneider was listed as a principal of the General Partner on August 19, 2010. From May 1997 to June 2001, Mr. Schneider served as Sales Director for Nike, Inc., an international retailer, in the company’s European divisions. From July 2001 to July 2002, Mr. Schneider held the position of Commercial Director for FC Tirol Innsbruck, a former Austrian football club. In this position, Mr. Schneider was responsible for the promotional activities of the organization. Mr. Schneider spent August 2002 preparing for his transition to the Superfund group of financial companies. From September 2002 to March 2005, Mr. Schneider functioned as the sports marketing director for Quadriga Asset Management GmbH, a financial services company, and as the Executive Vice President of the successor company, Superfund Marketing and Sports Sponsoring Inc., a marketing services company. In April 2005, Mr. Schneider assumed the role of Operating Manager for Superfund Group Monaco, a financial services company, a position he held until his appointment to the General Partner in June 2010. In the position of Operating Manager, Mr. Schneider conducted internal operational and financial audits of members of the Superfund group of affiliated financial companies. Mr. Schneider is a graduate of TGM Technical School in Vienna, Austria, with a degree in mechanical engineering. Mr. Schneider is a citizen of Austria.

Gizela Benedek, age 33, was appointed Treasurer of the General Partner on July 28, 2010. Ms. Benedek will also serve as Audit Committee Financial Expert for the Fund. Ms. Benedek was listed as a principal of the General Partner on September 10, 2010. From June 2000 to September 2005, Ms. Benedek served as an Associate of PricewaterhouseCoopers, an international accounting firm, in its tax consulting group in Vienna, Austria. In this position, Ms. Benedek provided tax consulting services to investment companies. From October 2005 to December 2005, Ms. Benedek conducted intensive research in connection with her master thesis. From January 2006 to July 2008, Ms. Benedek held the position of Auditing Associate in the auditing group of RSM Exacta Wirtschaftsprufung AG, an Austrian auditing and tax consultancy firm. In this position, Ms. Benedek provided auditing services to private foundations and mid-market companies. From August 2008 through August 2009, she was granted educational leave sponsored by the Austrian government to study for the U.S. CPA exam. Since September 2009, Ms. Benedek has held the role of Financial Counsel for Superfund Distribution and Investment, Inc., a financial services company located in Grenada, West Indies. In this role, Ms. Benedek engages in various internal accounting and auditing functions. Ms. Benedek is a graduate of The University of Economics and Business Administration in Vienna, Austria, and is a certified public accountant. Ms. Benedek is a citizen of Austria.

Christian Baha, age 43, is the General Partner’s founder and sole owner. By December 1991, Mr. Baha began working independently to develop software for the technical analysis of financial data in Austria. In January 1995, Mr. Baha founded the first members of the Superfund group of affiliated companies specializing in managed futures funds and began to develop a worldwide distribution network. With profit sharing rights certificates, Mr. Baha launched an alternative investment vehicle for private investors. Launched on March 8, 1996, this product is called the Superfund Unternehmens-Beteiligungs-Aktiengesellschaft (Superfund Q-AG), and was formerly known as Quadriga Beteiligungs & Vermögens AG (Quadriga AG). In March 2003, a new generation of managed futures funds was internationally launched under the brand name “Superfund” and previously existing products have since been re-branded under this name. Simultaneously with the development of the Quadriga/Superfund group of affiliated companies, Mr. Baha founded the software company TeleTrader AG, which has been listed on the Vienna Stock Exchange since March 2001. He was listed as a principal of Superfund Advisors, Inc., a CFTC registered commodity pool operator, on November 20, 2009, however, such listing was withdrawn as of November 26, 2011. He is also registered as an associated person and listed as a principal of Superfund Asset Management, Inc., a CFTC registered introducing broker, positions which he has held since July 23, 1999 and June 24, 1997, respectively. He has also been listed as a principal of the General Partner since May 9, 2001. He was registered as an associated person of the General Partner on May 9, 2001 as well, however, such registration was subsequently withdrawn on February 17, 2009. Mr. Baha is listed as a principal of the General Partner because he is its sole owner. Mr. Baha was also listed as a principal of

Superfund USA, Inc., a registered broker dealer that was previously registered as a commodity pool operator with the CFTC from August 14, 2009 through September 4, 2010, from August 13, 2009 through September 4, 2010 because he is the sole owner of the foregoing entity. He is a graduate of the police academy in Vienna, Austria and studied at the Business University of Vienna, Austria. Mr. Baha is a citizen of Austria.

Trading Strategy

Each Series is designed to maintain a long position in gold futures contracts with a notional, or face, value approximately equal to the net asset value of the Series, that is the “dollar for dollar” gold position. The dollar for dollar gold position of each Series is intended to de-link the Series’ net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Series’ net asset value in terms of gold. However, if the U.S. dollar value of gold declines resulting in dollar losses for the Series, there can be no assurance that there will be a corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in dollars.

To obtain its dollar for dollar gold position, the Series enter into futures contracts to purchase gold. The General Partner adjusts each Series’ gold position, at the beginning of each month, to reflect monthly additions to and redemptions of Series capital, and, prior to November 1, 2011 as well as to reflect profits and losses from the Series’ futures and forward trading activities and interest income as of the end of the preceding month so that the notional, or face, value of the gold position at the beginning of each month is approximately equal to the Series’ net asset value at the beginning of each month. Commencing November 1, 2011, the General Partner began adjusting each Series’ dollar for dollar gold position periodically throughout the month, rather than only at month-end, to reflect profits and losses from the Series’ futures and forward trading activities and interest income, so as to maintain a long gold futures position with a notional, or face, value approximately equal to the Series’ net asset value throughout the month. These adjustments are in addition to the adjustments made to the dollar for dollar gold position by Superfund Capital Management at the beginning of each month to reflect additions to and redemptions of Series capital. However, because the Series’ gold positions are not adjusted on a real-time or even necessarily on a daily basis, profits or losses incurred on a Series’ gold position or from a Series’ speculative futures and forward trading and interest income earned by a Series during the period between such adjustments may cause the notional, or face, value of a Series’ gold position at any time during a month to be greater than or less than the Series’ net asset value at such time. The General Partner may in the futures determine to adjust the Series’ dollar for dollar gold position on a more or less frequent basis but in no event will such adjustment take place less frequently than monthly.

Notwithstanding the dollar for dollar gold position, the Series are not designed to be “gold funds,” and, due to the Series’ speculative trading activities described below, Series performance will not necessarily track the price of gold. Likewise, the net asset value of the Series will not be determined solely by the price of gold.

In addition to maintaining its dollar for dollar gold position, the Fund trades speculatively in the U.S. and international futures and foreign currency forward markets. The General Partner makes futures and forward trading decisions for each Series using a proprietary, fully-automated computerized trading system, which generates buy and sell trading signals and monitors relevant technical indicators on a broad array of futures and foreign currency markets in the U.S., Canada, Europe and Asia. The Superfund proprietary trading system is licensed on a non-exclusive basis to the General Partner. By using a fully-automated trading system, human emotions are removed from the capital management process.

The General Partner’s trading strategy is based primarily on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) systematic, primarily trend-following, trading systems, and (iv) money management. The Superfund trading system scans over 120 different futures and foreign currency markets worldwide on a daily basis attempting to identify possible opportunities that fit within the General Partner’s selection criteria. The Superfund trading system emphasizes instruments with low correlation to each other and high liquidity for trade order execution. The primary sectors that the Fund may trade are: stock indices, currencies, bonds, grains, energies, metals (including gold), agricultural markets and livestock. Of course not all markets are traded at all times and from time to time trades may be concentrated in only a few markets or market sectors.

The General Partner believes that the key to identifying potentially profitable trends using technical analysis is in the way the technical indicators and parameters interrelate and are combined. The Superfund trading system is designed to identify market patterns that offer high reward to risk potential based on historical data. For example, the decision to establish new positions is generally based on a proprietary algorithm that seeks to identify market trends at an early stage of formation. These trends can last from days to months. Trend identification is accomplished by analyzing technical indicators and parameters such as moving averages, Bollinger bands, which are technical channel indicators calculated as multiples of the standard deviation above and below a moving average, and other technical indicators. Once potential trades are identified, the system applies additional filters at the trade level with respect to trend and volatility analysis and, before generating definite buy or sell signals, takes into consideration macro variables such as overall risk capital available for trading and portfolio volatility.

Effective July 1, 2010, the General Partner integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short-term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund and is expected to diversify the Fund’s sources of return. Trading decisions are based on proprietary algorithms that seek to identify short-term trading opportunities, whether within a larger market trend or other market pattern or otherwise, through an analysis of technical indicators, and are generated on a fully automated basis without human emotional bias.

With respect to money management, before entering new positions, the Superfund trading system defines the maximum open risk per position based on market correlation and market volatility. This money management filter is also applied after positions have been established, on a daily basis per market, and the Superfund trading system adjusts existing stop order levels or reduces position size if the proprietary pre-defined risk measures are met or exceeded due to market volatility or changes in market correlation. Finally, positions are exited either by being stopped out or adjusted as a result of the changes in volatility or market correlation.

Once finally determined, trade instructions are transmitted to Superfund Asset Management, Inc., which serves as the Fund’s introducing broker, for execution through the Fund’s executing and clearing brokers.

The General Partner implements the trading signals generated by the Superfund trading system with respect to gold apart from the Fund’s dollar for dollar gold positions. As a consequence, the aggregate value of the Fund’s gold position may be more than the net asset value of the Fund where the Superfund trading system indicates a long position in gold or less than the net asset value of the Fund where the Superfund trading system indicates a short position in gold.

Over the long term (periods of several years), the General Partner’s targeted average ratio of margin to equity for Series A is approximately 20% and approximately 30% for Series B. Over shorter time periods, the average ratio of margin to equity for each Series can range from 0% to more than 50% due to factors such as market volatility and changes in margin requirements, and there can be no assurance that targeted average margin to equity ratios will be met. Accordingly, the General Partner anticipates that the notional, or face, value of the futures and forward positions acquired in connection with Series A’s speculative trading activities will range from four to seven times Series A’s net asset value and that the notional, or face, value of the futures and forward positions acquired in connection with Series B’s speculative trading activities will range from six to nine times Series B’s net asset value. Because of the increased leverage employed by Series B, it is expected to have more volatile performance than Series A.

In addition to the assets used to margin the Series’ speculative futures and forward contracts trading, each Series uses approximately 4% to 6% of its assets to margin its dollar for dollar gold position.

The trading method, systems, and money management techniques employed by the General Partner are proprietary and confidential. The foregoing description is general and is not intended to be complete. There can be no assurance that the General Partner’s trading systems will successfully identify trades that the Fund can capitalize on or produce results similar to those produced in the past for other funds managed by the General Partner or its affiliates.

PAST PERFORMANCE OF SUPERFUND GOLD, L.P.

Set forth below are the performance records of the Fund, on a Series by Series basis, since the inception of trading of each Series through February 29, 2012. Effective July 1, 2010, the General Partner integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund. Commencing November 1, 2011, the General Partner began adjusting each Series’ dollar for dollar gold position periodically throughout the month to reflect profits and losses from the Series’ futures and forward trading activities and interest income, so as to maintain a long gold futures position with a notional, or face, value approximately equal to the Series’ net asset value throughout the month. These adjustments are in addition to the adjustments made to the dollar for dollar gold position by the General Partner at the beginning of each month to reflect additions to and redemptions of Series capital. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Superfund Gold, L.P. — Series A-1
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
General Partner	Superfund Capital Management, Inc.
Inception of Trading	April 2009
Aggregate Subscriptions of Series A as of February 29, 2012	$19,584,571
Aggregate Subscriptions of Series A-1 as of February 29, 2012	$15,875,698
Net Asset Value of Series A as of February 29, 2012	$18,074,604
Net Asset Value of Series A-1 as of February 29, 2012	$14,299,321
Largest Monthly Drawdown (December 2011)	(14.04%)
Worst Peak-to-Valley Drawdown (August 2011 to December 2011)	(25.78%)

Historical Performance

2009		2010		2011		2012
		Jan	(5.55%)	Jan	(9.66%)	Jan	11.70%
		Feb	4.75%	Feb	9.40%	Feb	(0.21)%
		Mar	7.26%	Mar	0.65%
Apr	(4.03%)	Apr	8.98%	Apr	13.90%
May	9.24%	May	(4.68%)	May	(9.19%)
Jun	(6.18%)	Jun	3.08%	Jun	(2.96%)
Jul	2.00%	Jul	(8.60%)	Jul	13.63%
Aug	1.09%	Aug	10.47%	Aug	13.42%
Sep	7.63%	Sep	9.83%	Sep	(12.94%)
Oct	1.40%	Oct	7.83%	Oct	(0.24%)
Nov	20.03%	Nov	(0.29%)	Nov	(0.58%)
Dec	(13.49%)	Dec	9.41%	Dec	(14.04)%
Annual	14.94%	Annual	48.23%	Annual	(4.50)%	Annual	11.47%
	(9 mos. )						(2 mos. )

Drawdown:

Losses experienced by a pool or account over a specified period.

Worst Peak-to-Valley Drawdown:

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Superfund Gold, L.P. — Series A-2
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
General Partner	Superfund Capital Management, Inc.
Inception of Trading	May 2009
Aggregate Subscriptions of Series A as of February 29, 2012	$19,584,571
Aggregate Subscriptions of Series A-2 as of February 29, 2012	$3,708,873
Net Asset Value of Series A as of February 29, 2012	$18,074,605
Net Asset Value of Series A-2 as of February 29, 2012	$3,775,284
Largest Monthly Drawdown (December 2011)	(13.90%)
Worst Peak-to-Valley Drawdown (August 2011 to December 2011)	(25.28%)

Historical Performance

2009		2010		2011		2012
		Jan	(5.39%)	Jan	(9.50%)	Jan	11.89%
		Feb	4.93%	Feb	9.52%	Feb	(0.05)%
		Mar	7.33%	Mar	0.82%
		Apr	8.98%	Apr	13.97%
May	9.43%	May	(4.52%)	May	(9.04%)
Jun	(6.02%)	Jun	3.25%	Jun	(2.79%)
Jul	2.17%	Jul	(8.45%)	Jul	13.82%
Aug	1.25%	Aug	10.65%	Aug	13.61%
Sep	7.45%	Sep	9.93%	Sep	(12.79%)
Oct	1.57%	Oct	7.84%	Oct	(0.07%)
Nov	20.15%	Nov	(0.12%)	Nov	(0.42%)
Dec	(13.35%)	Dec	9.51%	Dec	(13.90)%
Annual	20.87%	Annual	50.35%	Annual	(2.72)%	Annual	11.84%
	(8 mos. )						(2 mos. )

Drawdown:

Losses experienced by a pool or account over a specified period.

Worst Peak-to-Valley Drawdown:

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Superfund Gold, L.P. — Series B-1
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
General Partner	Superfund Capital Management, Inc.
Inception of Trading	April 2009
Aggregate Subscriptions of Series B as of February 29, 2012	$15,367,478
Aggregate Subscriptions of Series B-1 as of February 29, 2012	$10,735,258
Net Asset Value of Series B as of February 29, 2012	$11,143,243
Net Asset Value of Series B-1 as of February 29, 2012	$6,173,096
Largest Monthly Drawdown (December 2009)	(20.62%)
Worst Peak-to-Valley Drawdown (November 2009 to January 2010)	(30.28%)

Historical Performance

2009		2010		2011		2012
		Jan	(12.17%)	Jan	(11.22%)	Jan	12.16%
		Feb	6.12%	Feb	11.42%	Feb	0.46%
		Mar	17.60%	Mar	1.01%
Apr	(7.56%)	Apr	11.88%	Apr	17.27%
May	5.15%	May	(13.05%)	May	(13.01%)
Jun	(6.36%)	Jun	2.81%	Jun	(3.06%)
Jul	(4.99%)	Jul	(10.98%)	Jul	16.42%
Aug	4.84%	Aug	12.36%	Aug	14.16%
Sep	10.39%	Sep	11.47%	Sep	(13.74%)
Oct	(10.59%)	Oct	12.17%	Oct	(3.00%)
Nov	33.75%	Nov	(0.97%)	Nov	(1.25%)
Dec	(20.62%)	Dec	13.90%	Dec	(15.33)%
Annual	(4.98%)	Annual	54.66%	Annual	(8.11)%	Annual	12.68%
	(9 mos. )						(2 mos. )

Drawdown:

Losses experienced by a pool or account over a specified period.

Worst Peak-to-Valley Drawdown:

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Superfund Gold, L.P. — Series B-2
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
General Partner	Superfund Capital Management, Inc.
Inception of Trading	April 2009
Aggregate Subscriptions of Series B as of February 29, 2012	$15,367,478
Aggregate Subscriptions of Series B-2 as of February 29, 2012	$4,632,220
Net Asset Value of Series B as of February 29, 2012	$11,143,243
Net Asset Value of Series B-2 as of February 29, 2012	$4,970,147
Largest Monthly Drawdown (December 2009)	(20.48%)
Worst Peak-to-Valley Drawdown (November 2009 to January 2010)	(30.04%)

Historical Performance

2009		2010		2011		2012
		Jan	(12.02%)	Jan	(11.07%)	Jan	12.35%
		Feb	6.30%	Feb	11.52%	Feb	0.63%
		Mar	17.80%	Mar	1.18%
Apr	(7.40%)	Apr	12.07%	Apr	17.38%
May	5.33%	May	(12.90%)	May	(12.86%)
Jun	(6.20%)	Jun	2.98%	Jun	(2.89%)
Jul	(4.83%)	Jul	(10.84%)	Jul	16.62%
Aug	5.02%	Aug	12.55%	Aug	14.36%
Sep	10.57%	Sep	11.65%	Sep	(13.60%)
Oct	(10.44%)	Oct	12.36%	Oct	(2.84%)
Nov	33.97%	Nov	(0.81%)	Nov	(1.09%)
Dec	(20.48%)	Dec	13.30%	Dec	(15.19)%
Annual	(3.54%)	Annual	56.70%	Annual	(6.40)%	Annual	13.06%
	(9 mos. )						(2 mos. )

Drawdown:

Losses experienced by a pool or account over a specified period.

Worst Peak-to-Valley Drawdown:

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The Fund was organized on March 19, 2008 under the Delaware Limited Partnership Act and commenced operations on April 1, 2009.

The Fund is a commodity pool which trades pursuant to the General Partner’s diversified futures and forward systematic, primarily trend-following, trading program while maintaining an investment in gold approximately equal to the total capital of each Series as of the beginning of each month.

The success of the Fund’s futures and forward trading depends on the ability of the General Partner’s trading program to identify significant upward or downward movements, such as trends or other patterns which indicate the potential to profit from a change in futures and forward price movements. The General Partner’s futures and forward trading program is entirely quantitative in nature and generates trading signals on the basis of statistical analyses of past price histories and current price action. Fundamental factors affecting the prices of commodities and financial instruments, such as economic conditions, political events, weather factors, etc., are not directly relevant to the General Partner’s trading program, although there are frequent periods during which fundamental factors external to the market dominate prices.

Effective July 1, 2010, the General Partner integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund.

Although the Fund is designed to maintain a long position in gold in a U.S. dollar amount approximately equal to its total capital adjusted on a monthly or more frequent basis, the Fund is not a “gold fund.” Rather, it is an investment product that combines a gold investment with a systematic, primarily trend-following, futures and forward trading program. The gold investment is intended to de-link each Series’ net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Series’ net asset value in terms of gold.

In analyzing the performance and operations of the Fund, one must bear in mind that, in general, there is no direct connection between particular market conditions and price trends. There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others. Further, even if significant price trends do occur, if these trends are not comprised of the type of price movements which the General Partner’s futures and forward trading program is designed to identify, the General Partner may not position the Fund to profit from or avoid losses due to the trend. As with all speculative trading ventures, the past performance of the Fund is not necessarily indicative of its future results.

Liquidity

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.

Trading in forward contracts introduces a possible further impact on liquidity. Because such contracts are executed “off exchange” between private parties, the time required to offset or “unwind” these positions may be greater than that for regulated instruments. This potential delay could be exacerbated to the extent a counterparty is not a U.S. person.

On October 31, 2011, MF Global reported to the SEC and CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a SIPC-led liquidation proceeding would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act. As of February 29, 2012 approximately $416,000 of Series A’s assets were still on deposit in an account(s) at MF Global. These assets represent approximately 2.3% of Series A’s net asset value of approximately $18.07 million as of February 29, 2012. As of February 29, 2012 approximately $445,000 of Series B’s assets were still on deposit in an account(s) at MF Global. These assets represent approximately 4.0% of Series B’s net asset value of approximately $11.14 million. There can be no assurance that all of the Fund’s assets currently held at MF Global will be returned to the Fund or the length of time it will take for such return. The General Partner does not believe, however, that the MF Global liquidation will have a material impact on the Fund.

Other than these limitations on liquidity, which are inherent in the Fund’s futures and forward trading operations, the Fund’s assets are expected to be highly liquid.

Capital Resources

The Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

Results of Operations

2011

Series A:

Net results for the year ended December 31, 2011, were a loss of 4.5% in net asset value for Series A-1 and a loss of 2.7% in net asset value for Series A-2. In this period, Series A experienced a net decrease in net assets from operations of $1,021,393. This net decrease consisted of interest income of $6,191, trading gains of $353,540 and total expenses of $1,381,124. Expenses included $383,509 in management fees, $127,836 in operating expenses, $272,237 in selling commissions, $243,449 in incentive fees, $255,210 in brokerage commissions $93,232 attributable to the MF Global reserve and $5,651 in other expenses. At December 31, 2011 and December 31, 2010, the net asset value per Unit of Series A-1 was $1,496.15 and $1,566.65, respectively, and of Series A-2 was $1,625.63 and $1,671.00, respectively.

Series B:

Net results for the year ended December 31, 2011, were a loss of 8.1% in net asset value for Series B-1 and a loss of 6.4% in net asset value for Series B-2. In this period, Series B experienced a net decrease in net assets from operations of $593,123. This net decrease consisted of interest income of $5,657, trading gains of $744,697 and total expenses of $1,343,477. Expenses included $287,138 in management fees, $95,710 in operating expenses, $156,375 in selling commissions, $286,128 in brokerage commissions, $405,490 in incentive fees, $101,521 attributable to the MF Global reserve and $11,115 in other expenses. At December 31, 2011 and December 31, 2010, the net asset value per Unit of Series B-1 was $1,241.61 and $1,351.21, respectively, and of Series B-2 was $1,300.90 and $1,389.80, respectively.

Fund results for 4th Quarter 2011

In December, the Fund’s trading strategies posted disappointing results as macroeconomic factors continued to shake markets, resulting in another volatile month of trading. Equities finished the year on a small upswing as positive economic news from the U.S. elevated markets from their intra-month lows despite the European debt crisis continuing to weigh heavily on global markets. The U.S. dollar trended higher to the detriment of gold, with gold futures trading below the 200-day moving average. Grains rallied as reduced yields for soybeans and corn drove prices higher while soft commodities’ values remained suppressed on steady output. Meanwhile, base metals lagged as stockpiles of aluminum increased to record highs while demand for copper decreased. Crude oil experienced a volatile trade with growing tensions between the U.S. and Iran threatening to disrupt the oil supply. The Fund’s allocation to the energy sector yielded losses in December as conflicting macroeconomic factors injected volatility into the markets. A modest improvement in U.S. economic data, including positive job reports, supported energy prices and helped sustain crude to just above the $100 per barrel. These increases, however, were reversed as proposed European Union (“EU”) summit resolutions were viewed as insufficient to produce significant growth in Europe, resulting in multi-week lows. Calls for sanctions against Iran and the potential interruption to Middle Eastern supplies abruptly halted the slide and sent crude markets higher at the end of the month. For the month, natural gas (-16.5%) remained heavily bearish as a result of above-normal temperatures across the upper Midwest and East Coast and reported inventories significantly above the five-year average. The Fund experienced negative results in the metals markets in December as gains made in base metals were offset by losses in gold. The European debt crisis and related demand concerns significantly impacted metals prices over the second half of the year. Short positions in aluminum (-4.27%) prospered as fears of a recession in the euro-zone weakened demand for the base metal and as aluminum inventories increased to record levels. Copper also suffered from similar demand concerns as data out of China, the world’s largest user of the metal, indicated stockpiles increased while industrial output slowed. Silver (-14.9%) hit a four-month low after a sell-off spurred by Euro concerns. Meanwhile, gold (-10.5%) dropped below its 200-day moving average mid-month for the first time in over two years. The Fund’s money market positions yielded negative returns in December. Short-term interest rates remained on the decline as investors continued to favor the safety of money markets. Rates rose slightly from their lows throughout

December as the European Central Bank (“ECB”) continued attempting to add liquidity to the markets by increasing access to its lending facilities. The U.S. also maintained its own easy monetary policy in order to boost liquidity and support economic recovery. The Fund’s money market positions declined slightly as money markets fell back near the end of the month. The Fund’s bond portfolio produced modest losses in December as external factors disrupted prices. While a mid-month auction of U.S. notes displayed its strongest demand since 1993, European political and central bank decisions drove prices lower. U.S. 10-year T-Note futures (+1.4%) gained on the month while 2-year T-Notes remained flat. In Europe, German bund prices dipped after the ECB’s decision to lend €489 billion to capitalize insolvent European banks. In Asia, Korean T-Bonds trended higher in early December before dropping significantly after Kim Jong-Il’s death, ending nearly flat in December. The Fund’s dollar for dollar long gold position posted significant losses in December as demand for the asset was weakened by the ongoing European debt crisis. New liquidity concerns forced some banks to sell off precious metals in favor of cash. Gold fell 10.5% during December, its second largest monthly loss since October 2008 and finished the year 18.43% off its record high in September this year. Despite the decline this month, 2011 marked the 11th consecutive year of gains for gold.

In November, the Fund’s trading strategies underperformed as the continuing euro-zone debt crisis resulted in high market volatility and left investors searching for safe haven investments. Indices pared early heavy losses by month’s end as a coordinated effort by central banks in the euro-zone, U.S., Canada, Switzerland, United Kingdom (the “U.K.”) and Japan to lower the cost of dollar funding gave much needed optimism to the markets. Bond yields rose significantly higher in Europe and Japan, with Germany unable to sell nearly a third of its bond offering and the Japanese benchmark 10-year Japanese Government Bond’s high yields making borrowing potentially unsustainable. The U.S. dollar resumed its status as a safe haven currency in November as investors reallocated from gold and the Swiss franc. Overall, the metals sector moved lower to the benefit of the Fund’s positions as global demand concerns from the euro-zone debt crisis along with slowing Chinese economic growth suppressed prices. Strong U.S. Thanksgiving retail sales and an increase in consumer confidence drove crude oil to over $100 per barrel. The Fund’s short-term strategies performed poorly as gains in energies were offset by losses in currencies and short rates. The Fund’s allocation to currencies experienced significant losses in November as the U.S. dollar reversed sharply as investors sought a safe haven currency in the face of global market turmoil. The U.S. dollar rose sharply against almost every global currency as uncertainty over the sovereign debt of some European nations continued to shake markets. The euro, Swiss franc, Canadian dollar and Brazilian real all finished with losses against the U.S. dollar with only the Japanese yen finishing with a modest gain as that currency drifted higher after last month’s late intervention. The Fund experienced strong gains in the global energy markets in November with long crude oil and short natural gas positions leading the way. Both Nymex and Brent Crude rallied into month-end on record U.S. Thanksgiving retail sales, strong consumer confidence and a proposed ban on EU imports of Iranian oil. U.S. domestic crude stocks fell to 330.8 million barrels in November, the lowest level since January 2010, propelling crude 32% higher since early October while reaching $100 a barrel for the first time since July. The Fund’s bond portfolio produced losses in November as uncertainty over the euro-zone’s credit worthiness drove European yields to significant highs. Euro-zone uncertainty also lowered yields in the U.S. for most of November before a decision by central banks around the world to cut the U.S. dollar overnight index-swap rate reversed some of the U.S. 30-year note’s price increases in November. Japanese yields spiked at the end of November just days before a critical 2-year, 2.7 trillion Japanese yen offering. The Fund’s allocation to global equity markets yielded modest negative returns in November. Equity markets around the globe declined sharply early in the month as policy makers continued to search for solutions to growing economic tensions. Global markets moved up sharply late in the month, however, punctuated by news of a 6-nation coordinated central bank action aimed at easing strains within the banking system. As a result, significant early-month negative returns in Italy, Spain, Germany and Japan were pared, while the U.S. experienced positive returns for November despite large early-November losses. The Fund’s dollar for dollar long gold position (+1.2%) continued October’s rally early in November as the European debt crisis continued to worry investors and increase demand for safer assets. However, the weakening Euro reversed this trend for most of the month before central banks around the world began a coordinated effort to provide additional loans to the ECB, instantly propelling gold 2.0% higher at month’s end.

In October, the Fund’s trading strategies posted disappointing results as renewed optimism precipitated a return to risk after September’s historic liquidation. Indices led the way higher, posting impressive gains as strong U.S. corporate earnings and gross domestic product (“GDP”) figures and a preliminary debt crisis agreement in Europe sent values higher. While central bank statements remained downbeat, bonds sold off as the bold action in Europe in dealing with the debt crisis inspired optimism. Crude oil and base metals also rallied as September’s losses appeared to have attracted renewed physical demand. Gold futures recovered from recent slides as weakening in the U.S. dollar and prospects for easy money in the U.S. and Europe for the foreseeable future supported values. Currencies reversed as yield-seeking investors redeployed capital after the euro-zone averted disaster, Japanese authorities intervened, and commodity currencies rose. Agricultural products finished mixed as a weaker U.S. dollar was offset by higher production. The Fund’s short-term strategies were unable to keep pace with the velocity of the change in direction as losses in bonds, currencies, energies and stocks offset gains in metals trading. The Fund experienced significant losses in bonds markets in October. Losses in bond markets arose as optimism over the economic outlook strengthened as the month progressed. U.S. and German bund yields rallied from their lows even as consumer confidence remained depressed as European policy makers tackled their sovereign debt issue in a comprehensive manner. The Fund’s allocation to currencies produced losses in October as the risk on/risk off dynamic that has prevailed in 2011 continued with a dramatic return to risk. September’s U.S. dollar liquidity operations and substantial progress between European sovereigns, banks and bond holders on a way forward out of the debt crisis combined to send the euro 3.7% higher. The late-month debt agreement prompted a temporary return to risk, sending capital flowing back into European regions such as Norway, Russia, Sweden and Poland. Commodity currencies also benefitted as macroeconomic risks receded with strong U.S. corporate earnings and a 2.5% rise in third quarter U.S. GDP. The Australian dollar, Canadian dollar and Brazilian real moved sharply higher in yet another extreme move. The Japanese government intervened for the fourth time in just over a year, sending the yen to intra-day declines of 4.7% after reaching post-war highs against the dollar earlier in the month. Allocations to stock and global energy markets also yielded negative returns in October. The Fund’s strategies in global equity markets suffered as markets reversed higher in volatile trade. U.S. equities led the way with the S&P 500 rising 11% for the month. Although consumer confidence and employment figures remained weak, investors gained confidence on impressive corporate earnings and U.S. GDP growth. In Europe, concerns over sovereign debt issues abated as the late-month summit finally yielded some tangible solutions to the crisis. The Fund’s allocations to global energy markets underperformed as encouraging economic news out of the U.S. and increasing optimism from European policy makers caused a sharp reversal from September’s liquidation. The Fund’s dollar for dollar long gold position recovered this month (+6.4%) from September’s steep losses as equity and commodity market liquidation reversed, temporarily limiting the need for gold sales to finance losses in other assets. Acute U.S. dollar weakness (-3.4%) also provided support as European policy makers demonstrated the political will to tackle their structural issues, agreeing to bank recapitalizations, an expansion of the European Financial Stability Facility, and a 50% haircut for Greek bond holders. On October 31, 2011, MF Global reported to the SEC and the CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation proceeding led by SIPC would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act. On November 21, 2011, the SIPC liquidation Trustee announced that the shortfall in the customer segregated funds account could be as much as 22% or more. After consideration of the Fund’s exposure, the General Partner caused the Fund to take a reserve to account for the Fund’s estimated exposure to such 22% shortfall as of October 31, 2011. The reserve taken reduced the net asset value of Series A-1 and A-2 by approximately 0.49% and Series B-1 and B-2 by approximately 0.87%.

For the fourth quarter of 2011, the most profitable market group overall was the energy sector, while the greatest losses were attributable to positions in the bonds sector.

Fund results for 3rd Quarter 2011:

In September, the Fund’s trading strategies posted disappointing results as economic uncertainty spiked, precipitating a severe bout of commodity market liquidation and corresponding flight to the U.S. dollar and treasuries. Equities came under pressure early as poor U.S. unemployment data and growing dysfunction in European money markets prompted liquidation. Values remained under duress for the balance of the month as the International Monetary Fund, the U.S. Federal Reserve (the “Fed”), and the European Central Bank (“ECB”) offered bearish assessments of downside risks to global growth. The U.S. dollar gained along with U.S. and European treasuries as investors flocked to safe haven assets while awaiting further clarity from European authorities. Gold and silver reversed August’s gains on a stronger U.S. dollar, increased margin requirements and collateral damage from commodity and equity market liquidation. Grains and soft commodities were hit particularly hard amid the fundamental reassessment of demand, a stronger U.S. dollar and improved production prospects. The Fund’s short-term strategies further detracted from overall performance as losses in currencies and energies offset gains in bonds, metals, and stocks. The Fund experienced significant losses in grains and agricultural markets in September. Losses were seen in grain market trades amid global economic concerns, weakening demand, seasonal harvest pressure and a strong U.S. dollar. Positions in agricultural products underperformed as the combination of excellent production and the increasing likelihood of a global recession resulted in heavy liquidation. Allocations to currencies and money markets also yielded negative returns in September. Losses in currency markets resulted from a massive flight out of risk assets, including commodities, commodity currencies and emerging market equities which propelled the U.S. dollar sharply higher against a global basket of currencies. Positions in global money markets lost ground in September as continued instability in financial markets led to choppy action at the top of the recent range. Pressure continued to mount on European officials as major bank shares fell amid reports of rising dysfunction in the inter-bank lending market. This prompted the major central banks to coordinate funding and stability to the system. The Fund’s models produced gains in metals and bonds in September. Metals markets saw positive results overall as the seemingly intractable European debt crisis escalated pessimism regarding industrial metal demand. The Fund’s bond portfolio continued to perform well during September as fear and central bank intervention drove major sovereign debt prices higher. As world commodity and equity prices fell, investors invested into the safe haven assets of medium and long-term sovereign debt. The Fund’s perpetual long gold position produced losses in September. December Comex gold opened the month with new all-time highs before reversing to post a loss of 11.5% in volatile action. Losses accelerated after the Fed’s plan to purchase long-term debt was announced, citing increasing downside risks to economic growth. By minimizing inflation worries, the Fed’s action also paved the way for a massive exodus out of commodities. As the flight out of risk progressed, gold lost ground as institutions used recent profits to finance losses elsewhere.

In August, the Fund’s trading strategies yielded mixed results as volatility continued to rise in conjunction with political and economic uncertainty. Global contagion fears escalated to new levels during the month following the downgrade of U.S. debt and heightened fears of a downgrade of French debt. The Fund’s trend following models produced gains in bonds and money markets as safe haven capital flooded to sovereign debt. The Fund’s short-term strategies also contributed positively to overall performance as gains in bonds, metals and energies offset losses in stocks and currencies. The Fund’s dollar for dollar gold position furthered gained as gold futures increased over 12% while posting new all-time highs above $1,900 per ounce. The Fund’s allocation to bond markets outperformed once again in August as the fear trade picked up momentum amid flagging consumer sentiment as governments continued to fail to address long-term deficit challenges. U.S. bonds skyrocketed over 7% as safe haven demand surged with the S&P downgrade of U.S. debt and subsequent heavy liquidation in global equity markets. The trading strategies also produced gains from short-term interest rate futures positions in August as the uptrend remained firmly entrenched. Short-term rate futures around the world spiked higher early in the month as equities sold off in response to uncertainty surrounding the debt of both sovereigns as well as major financial institutions. Somewhat paradoxically this led to a flight to safety to some of the very sovereigns that were coming under fire, most notably the U.S. allocations to equities markets yielded negative results in August as global markets collapsed under the weight of fears surrounding the stability of major international banks. Equity market volatility skyrocketed as S&P’s downgrade of U.S. debt was followed by fears of a French downgrade due to exposure to Italy. Global growth expectations contracted quickly sending Italian (-15.7%), Spanish (-8.9%) and French (-11.4%) indices sharply lower, prompting regulators to establish short-selling bans. Short sellers responded by attacking Europe’s leading economy, sending Germany’s DAX to a loss of 19.4%. Asian markets also suffered amid global contagion fears, as Japan (-9%), Korea (-13%) and Singapore (-9.7%) witnessed declines. Late month news that Warren Buffet was investing $5 billion in embattled Bank of America shares along with a surprisingly strong U.S. durable goods number and a Greek bank merger restored some measure of confidence while limiting losses in the Dow Jones Industrial Average (the “Dow”) to 4.1%. The Fund’s currencies positions also yielded negative returns in August as the euro and U.S. dollar settled into tight ranges while risk currencies reversed lower. Other market sectors, relative to those discussed above, did not have a substantial influence on the Fund’s overall positive performance in the month of August.

In July, the Fund’s trading strategies bounced back to produce strong returns as global contagion fears resulted in strong moves for safe haven assets at the expense of risk. The Fund’s short-term strategies contributed positively to overall performance as gains in bonds and stocks offset small losses in currencies, metals and energies. The strongest performing sectors on the month were bonds, metals and currencies, with bonds having the most substantial returns. Meanwhile, stock indices and grains produced moderate losses. The Fund’s dollar for dollar gold position produced substantial positive returns in July as the debt crisis in Europe and the U.S. accelerated. The Fund’s bond positions performed well in July on speculation that there was an increasing likelihood of a debt-related slowdown in Europe and the U.S. German bonds rallied on demand for safe haven assets as Consumer Price Index (“CPI”) figures remained muted despite factory orders and exports easily surpassing expectations. The health of major banks in Italy and Spain came into question forcing Spanish and Italian yield to soar amid increasing loan losses for private banks. In the U.S., the combination of a disappointing early month jobs report and debt ceiling related slowdown fears supported the steady trend higher. Allocations to metals produced positive results on the month as policy maker deadlocks in Europe and the U.S. drove investors to the perceived safety of gold and silver. December gold finished 8.4% higher, surpassing the $1,637 level, while September silver added 15.2% to finish just over the $40 mark. London copper added 4.5% due to strong U.S. corporate earnings and a 20% increase in Chinese refined copper imports following May’s domestic stocks drawdown. An early month Chinese rate hike and a somewhat disappointing gross domestic product (“GDP”) report did little to slow the advance. The Fund’s currency market positions yielded positive results in July as early U.S. dollar strength reversed mid-month, giving way to concern over the risks associated with a failure to raise the U.S. debt ceiling. The first half of the month saw a significant euro weakness amid conflicting signals from various euro zone officials as to the ultimate fate of their heavily indebted members and the monetary union itself. The U.S. dollar rallied over 2% while the euro gave up over 3% amid Greek default talk and heightening Italian solvency concerns. From there, the U.S dollar reversed as global investors sought protection from a potential U.S. default as debt ceiling negotiations faltered. The Fund yielded slightly negative results in the stock indices sector in July as global markets continued to retrace from spring highs amid debt worries. Grain positions also experienced moderate losses in July on weather related yield uncertainty.

For the third quarter of 2011, the most profitable market group overall was the bonds sector, while the greatest losses were attributable to positions in the currencies sector.

Fund results for 2nd Quarter 2011:

In June, the Fund’s trading strategies yielded negative results as the correction in stocks and commodities that began in May continued, only to reverse late in the month. The Fund’s short-term strategies contributed positively to overall performance as gains in bonds, metals, and stocks offset losses in currencies and energies. The Fund underperformed in equities futures trading in June as stagnating growth and European sovereign debt worries sent indices sharply lower. European equities plummeted as EU officials, private creditors and the Greek government struggled to find a workable solution to the crisis. Meanwhile, the Fund’s bond strategies outperformed across the board in June, responding in a classic inverse manner to the factors impacting equities. German bunds moved steadily higher early as uncertainty over the status of Greek debt intensified. Lower than expected German factory orders and industrial production supported values as well. Australian bonds rallied, due in part to the attractive yield differential versus the U.S., Europe and Japan. The Fund’s allocation to global energy markets produced losses as the recent correction continued in June, reflecting increasing pessimism for economic prospects. Energy markets and commodity currencies sold off while treasuries gained on safe haven flows as softening manufacturing data prompted the ECB and the Fed to lower their longer term inflation estimates. However, with a late month agreement on a new aid package, equities and other risk assets reversed higher, while treasuries gave back earlier gains. Late month losses in previous metals and choppy action in base metals led to negative performance in that sector. The Fund’s trading models also produced losses in grains in June as improving weather and declining demand prospects associated with macroeconomic concerns led to sharp reversals. Gold and silver finished lower on the inflation outlook while grains sold off as excellent weather and an uncertain demand outlook led to higher inventory estimates. The Fund’s dollar for dollar gold futures position yielded subpar results in June as choppy to slightly lower action eroded returns. Europe’s sovereign debt situation dominated much of the headlines as Greek, German and French officials struggled to come to common ground on new financing for the heavily indebted nation. Indeed, gold in euro terms established new all-time highs just below €1,100 per ounce on June 22nd before settling 2.1% lower near the €1,046 per ounce level with the passage of Greek austerity measures and dovish longer term inflation statements by the ECB and the Fed.

In May, the Fund’s medium to long term trading strategies underperformed as investors temporarily abandoned risk assets in favor of safe haven alternatives. The Fund’s short-term strategies also contributed negatively to overall performance as losses in equities, metals and currencies offset gains in bonds and energies. Equities reversed as declines in U.S. employment, housing and GDP combined with disappointing German factory orders to unnerve bullish investors. The Fund’s allocation to global stock indices underperformed despite a late recovery as the European debt crisis and a slowdown in manufacturing heightened fears of stagnant growth. The Fund’s bond strategies produced positive results across the board in May as safe haven assets pressed higher amid uncertainty concerning the sustainability of global economic growth. Treasuries rallied as bond yields in peripheral European states soared amid growing concern that a Greek default or restructuring was a real possibility. Allocations to currencies yielded poor results for the Fund in May as the U.S. dollar and euro reversed April’s action following the ECB’s unexpected removal of the “strong vigilance” on higher prices language from their May policy statement. The growing focus on the European sovereign debt situation prompted a flight out of risk assets and into the U.S dollar and the Swiss franc, which established a new record high against the euro. Energies and base metals saw sharp declines as a bearish Goldman Sachs commodity call, along with heightened volatility in forex markets tied to the problems in Europe, spurred liquidation. The Fund’s performance in the metals sector reversed as gold futures opened the month retracing over 6% from all time highs established on May 2nd. The weakness stemmed from massive liquidation in silver and receding inflation fears as European sovereign debt instability delayed near term prospects for an ECB rate hike. April gains turned into May losses for the Fund in energies as recent upward trends in crude oil, heating oil and gasoline gave way to significant declines. Grains endured more volatile action as extreme weather in the Northern Hemisphere continued to threaten production prospects. The Fund’s position in grains suffered due to continued volatility from broad based commodity selling, a reversal in the U.S. dollar and a surprise 8% upward revision in 2010-11 U.S. Department of Agriculture (“USDA”) corn ending stocks. The Fund’s dollar for dollar long gold futures position underperformed in May as heavy early month liquidation led to an eventual loss of 1.3% for the precious metal. The market opened the month with a decline of over 6% from May 2nd record highs amid rumors that George Soros and Carlos Slim were cutting precious metal bets. Values stabilized slightly below $1,500 per ounce before rallying to finish near $1,535 per ounce amid safe haven buying.

In April, the Fund produced solid overall gains, rebounding from a subpar performance in March. Global equities continued to trend higher despite U.S and European debt issues, Mid-East unrest and the Japanese disaster. Manufacturing maintained its positive trajectory, with notable improvement in Germany driving the DAX over 6% higher while U.S. shares accelerated to new multi-year highs on strong corporate earnings. Bond markets reversed mid-month as a downgrade in the U.S. credit outlook temporarily shifted focus away from inflation and toward longer term obstacles to growth. Gold posted record highs above $1,500 per ounce and silver fell just short of the $50 per ounce mark, adding over 28% as the Fed’s reaffirmation of quantitative easing and a U.S. credit outlook downgrade sent the U.S. dollar plummeting. The Fund experienced uneven results in grains and agricultural markets amid volatile weather conditions. The Fund’s short-term strategies contributed positively to overall performance as gains in currencies, metals and stocks offset losses in bonds and energies. The Fund’s allocation to global stock indices performed well in April as the uptrend in equities continued. The Dow rose 4.4%, reaching mid-2008 highs on excellent quarterly earnings. Late-month results from Apple and IBM easily offset the downgrade of the U.S. credit outlook by S&P. European equities generally ignored sovereign debt worries, finishing broadly higher as surging Germany factory orders and industrial production set a positive tone. However, Greece’s ASE-20 moved back to its lows as debt restructuring rumors rattled investors. Asian indices tracked steadily higher, continuing to capitalize on China’s dynamic growth. Japan’s Nikkei (+1.3%) broke higher late as disaster recovery efforts progressed. The Fund yielded negative results in global bond markets in April as a mid-month reversal produced losses. German bunds continued their recent trend lower early in the month as strong economic data at home combined with sovereign debt fears on the periphery to drive yields higher. Ongoing inflation fears ahead of the ECB’s 25 basis point rate hike also exerted pressure. Values then recovered somewhat before vaulting higher in conjunction with the downgrade of the U.S. credit outlook by S&P as investors received a sobering reminder of the potential long-term risks to global growth prospects. The Fund experienced minor gains from its allocation to short-term interest rate futures in April in mixed action. Eurodollar futures trended higher as the Fed officially reiterated its commitment to completing the second round of quantitative easing (“QE2”) after some doubts were expressed last month. Euribor futures finished mixed as the ECB maintained its vigilant stance on inflation by raising their discount rate 25 basis points as expected. Allocations to currency markets yielded strong results in April as recent trends extended amid accelerating U.S. dollar weakness. The euro surged to its highest level since December of 2009 as an S&P downgrade of the U.S. credit outlook prompted severe U.S dollar weakness as the month came to a close. The Australian dollar marched 6.2% higher amid excellent export growth, while the New Zealand dollar rose by approximately the same percentage on a rising appetite for yield and risk as global investors sought to offset asset deterioration linked to inflation. The Colombian peso added another 5.5% amid heavy foreign direct investment flows into the oil and mining industries. Sweden’s krona and Brazil’s real also gained significantly as rate hikes attracted yield hungry investors. The Fund’s grain positions suffered losses in April amid heightened volatility as values fluctuated along with uncertain weather. Soybeans finished lower on the prospect of U.S. corn acres shifting to soybeans due to an excessively wet spring. A potentially record breaking South American crop led China to cancel U.S. purchases, while a bearish commodity call by Goldman Sachs pressured values as well. Wheat sold off late, losing 7% of its value as forecasts for badly needed rains in winter wheat areas offset the bullish effects of excessive moisture in spring wheat regions. Corn traded to all-time highs above $7.80 per bushel as poor planting progress threatened to exacerbate historically tight supplies. The Fund’s allocation to agricultural markets also resulted in losses for April as growing supplies offset the weaker U.S. dollar. June cattle (-6.2%) fell throughout the month after establishing record highs on April 4th as the USDA reported that commercial red-meat production reached a record high. June hogs also reversed to finish 8.4% lower after a reported 12% increase in frozen pork stocks versus last year. Cotton fell sharply on concern that China’s attempts to slow inflation using higher interest rates and reserve rate requirements would cut into demand. Meanwhile, July NY coffee established 14-year highs amid poor weather in South America. Allocations to metals outperformed in April as exceptional U.S. dollar weakness and rising inflation throughout the world propelled precious metals sharply higher. Gold saw an 8.1% gain, surpassing the $1,550 per ounce mark. July silver tacked on another 28%, pushing its year to date return to over 50% in frenzied action. Copper futures lost 3.4% as the U.S. credit downgrade and another reserve requirement hike in China dampened the growth outlook for the world’s two largest copper consumers. The Fund’s dollar for dollar long gold position surged as gold futures rose to new all time highs in U.S. dollar terms. CPI readings in China, Europe and the U.S. continued to expand with rising energy markets, enhancing demand for the perceived inflation hedge. The U.S. dollar struggled early amid rate hikes in Europe and China, along with a number of hikes in lesser economies. The S&P downgrade of the U.S. long term credit outlook accelerated these U.S. dollar losses.

For the second quarter of 2011, the most profitable market group overall was the bonds sector while the greatest losses were attributable to positions in the energy sector.

Fund results for 1st Quarter 2011:

In March, the Fund’s allocation to global equity markets underperformed as a sharp countertrend reversal following the disaster in Japan produced losses for the Fund’s strategies. Equity markets opened the month moving sideways as the reemergence of sovereign debt and inflation worries in Europe offset steady expansion in global manufacturing. From there the Nikkei plunged 25.0% on panic-induced selling following the events of March 11th. Results for the Fund’s models experienced losses as most leading indices participated in the selloff as risk appetite abated. Equities quickly recovered as the focus shifted to the growth to be generated by rebuilding Japan. Nikkei futures finished only 7.7% lower on the month while shares in South Korea and Hong Kong finished 9.1% and 0.9% higher, respectively, on the belief that these markets are well positioned to fill the temporary void left by the decimated Japanese manufacturing sector. U.S. equity markets also experienced small gains as macroeconomic data continued on a positive trajectory. A mixture of long and short positions in equity markets led the Fund to an overall loss. The Fund’s positions in the bond sector experienced gains in March despite volatile market conditions as geopolitical instability in Libya and Japan and financial instability in Europe led investors to the relative safety of treasuries. Positions in Japanese government 10-year bonds experienced gains as the market opened the month near unchanged before rallying sharply in response to a nearly 20.0% washout in equities following the disaster. The Fund experienced losses in German bund futures as the market finished lower on news of improving employment, factory orders and retail sales. Meanwhile, the sovereign debt situation continued to evolve amid several debt downgrades of peripheral states, prompting investors to demand more yield to hold German debt even as European Union leaders agreed to an expanded bailout package for troubled states. Results in U.S. bonds also experienced losses in turbulent trading activity as strong economic prospects offset geopolitical safe haven buying. A mixture of long and short bond positions led the Fund to an overall gain on the month. The Fund’s currency positions experienced gains in March as interest rate expectations and unsettling geopolitical developments dominated trading activity. June euro futures advanced 2.9% despite debt downgrades of Greece, Portugal and Spain as the ECB chairman continued to express the need for extreme vigilance with respect to the growing threat of inflation. The Swiss franc benefitted as investors sought shelter from the U.S.’s quantitative easing and Europe’s sovereign debt troubles. The yen rose over 4.0% following the catastrophic earthquake, amid expectations for a massive repatriation of capital to rebuild the stricken nation. However, in the first coordinated G7 intervention since the 2000 support for the euro, central bankers crushed the rally on March 18th, leading to a loss of 1.6% on the month. The Mexican peso outperformed as the oil producing nation saw slowing inflation complimented by expectations for continuing strong GDP growth. A mixture of long and short currency positions led the Fund to an overall gain on the month. June gold contracts finished a choppy month with a 2.0% gain as the trend of a shift from improving macroeconomic results to inflation risks continued. Daily reminders of rising food costs fuelled the inflation story and, according to the United Nations, food costs posted record highs in February after rising 25.0% in 2010. Gold experienced a mid-month correction of 4.4% following the catastrophe in Japan as investors moved out of risk assets. However, the market closed strong as European Central Bank rate hike expectations pressured the U.S. dollar to a loss of 1.5% on the month. These factors produced an overall gain for the Fund’s dollar for dollar long gold futures position.

In February, the Fund’s allocation to equity markets performed well as major indices in the U.S. and Europe continued to press higher on improving economic conditions and strong corporate results. Late in the month, European and U.S. equities were shaken as the political unrest in Egypt spread to Libya and Bahrain, where protesters were met with force. The outbreak of violence triggered a spike in energy markets, which, when combined with uncertainty surrounding the severity of the crisis, prompted liquidation. Most major U.S. and European indices recovered late amid reassuring comments that the Saudis would cover any oil supply shortfalls. Asian shares struggled as inflation took a toll on growth prospects. Chinese H-shares lagged, finishing unchanged as inflation and consequent fiscal tightening dominated the action. Spillover pressure also affected shares in Singapore and Taiwan, which finished 5.9% and 5.6% lower, respectively. Japan’s Nikkei and Australia’s SPI finished 3.7% and 2.1% higher, respectively, in relatively quiet trading. A mixture of long and short positions in equity markets led the Fund to an overall gain in February. The Fund experienced losses in the bond sector in February as existing positions suffered amid a reversal in investors’ perception of the current risk environment. After breaking lower early in the month on strong corporate earnings and forward guidance, U.S. 30-year bond futures surged to January highs as growing unrest across the Middle East unnerved investors, prompting a general flight to safety. Germany’s bund futures opened the month under pressure as anecdotal evidence of exceptional demand from China offset disappointing December factory orders and retail sales data. However, the deteriorating geopolitical situation and local election losses by the majority ruling party in Germany spurred a reversal that led to losses for the Fund. Trade in Australian bond futures was particularly volatile, to the Fund’s detriment, as weakness associated with a strong early month employment report faded as the Reserve Bank of Australia chief indicated that the central bank was not considering a rate hike at the current time. A mixture of long and short bond positions led the Fund to an overall loss on the month. The Fund obtained gains in currencies in February as the U.S. dollar continued to trend lower, extending January’s losses by another 0.7%. The Swiss franc and Japanese yen finished 1.5% and 0.3% higher, respectively, amid safe haven buying as the situation deteriorated in the Middle East. The Fund experienced gains in the British pound, which finished the month 1.5% higher, after CPI readings showed that prices were increasing at a 4.0% annualized rate, the highest level since fall of 2008. Meanwhile, central bankers in Peru, Colombia, Indonesia and Russia raised rates as they continued to battle inflation while also attempting to fend off the negative effects that massive currency inflows are having on domestic currency appreciation. Colombia extended its dollar purchase program for another three months, hoping to cap currency gains to protect its export prospects. The Australian dollar finished 2.5% higher against the U.S. dollar as strong commodity markets supported full employment. A mixture of long and short positions in the currency sector led the Fund to an overall gain on the month. The Fund’s allocation to global energy markets yielded gains as growing instability in the Middle East and Northern Africa sent prices significantly higher. Short positions in West Texas Intermediate (“WTI”) crude oil performed well early in the month, falling over 5.0% following the Egyptian president’s resignation and total U.S. fuel supplies moving to twenty year highs at the Cushing, Oklahoma delivery point. From there, the Fund experienced gains on long positions in April gasoline, heating oil and brent crude, which finished 9.8%, 7.6% and 10.9% higher, respectively, at the expense of the Fund’s WTI crude position as civil unrest spread to Bahrain, Libya and Oman. The markets gathered momentum as speculation surrounding the stability of the Saudi regime intensified. Short positions in April natural gas also performed well, falling 8.9% on the month as forecasts for mild weather contributed to a convincing breach of the $4 British thermal level (“btu”) level. A mixture of long and short positions in the energy sector led the Fund to an overall gain on the month. The Fund experienced gains in April gold contracts, which finished the month 5.6% higher as the market’s focus shifted from improving economic results to inflation risks. Gold rallied early as China responded aggressively to its inflation challenges with interest rate and reserve requirement hikes. While the unrest in Egypt subsided relatively peacefully, matters took a more violent turn in Bahrain and Libya as rising food costs exacerbated widespread discontent, fuelling skyrocketing energy markets which posed even greater inflation risks and support for gold. These factors produced an overall gain for the Fund’s dollar for dollar long gold futures position.

In January, the Fund’s allocation to global equities finished mixed as disappointing performances in several peripheral markets offset steady trends in major indices. In Europe, several past laggards, including Greece, Italy and Spain finished the month 13.9%, 9.2% and 10.2% higher, respectively, as heavy ECB participation in secondary market debt auctions and plans for a comprehensive debt relief structure reassured investors. Small gains on positions in Germany’s DAX, France’s CAC40 and the Amsterdam EOE Index, which finished 2.5%, 5.1% and 1.3% higher, respectively, offset losses in the sector as several core European economies improved. U.S. equities pressed higher as improving employment figures and solid consumer demand elevated corporate earnings. The Fund experienced early losses in Australia’s SPI as epic flooding cut into 2011 GDP prospects. Chinese H-Shares reversed lower late in the month to the Fund’s detriment as authorities continued to struggle with inflation. Overall, a mixture of long and short stock indices positions led the Fund to an overall loss. The Fund’s allocation to global bond markets underperformed in January as investors exited safe haven assets in response to improving global economic conditions. The Fund experienced losses in its Japanese government bond positions as large auctions and generally poor economic performance resulted in a ratings agency debt downgrade, encouraging investors to put money to work outside the country. In Europe, investors sold bund and bobl futures as Euro-zone industrial production readings easily surpassed expectations. Additionally, positive dialogue from various heads of state regarding a comprehensive crisis solution was backed up by aggressive ECB purchases of Italian, Portuguese and Spanish debt in secondary markets, ensuring successful auctions for the embattled countries. In the U.S., performance suffered in choppy countertrend action as bond and note futures moved sideways to slightly higher as QE2 persisted in spite of rising inflation concerns in the rest of the world. A mixture of long and short bond positions led the Fund to an overall loss on the month. The Fund experienced losses in the interest rates sector as European short rates reversed sharply from December’s strong close. While the ECB left rates unchanged in January, their policy minutes emphasized vigilance over price stability in the midst of rising commodity prices. Policy makers also noted that uncertainty remains elevated and some financial institutions still face the threat of balance sheet adjustments despite positive underlying momentum in the economy. They also stressed the need for Euro members to reduce debt-to-

GDP ratios. Short rate futures in the U.S. finished near their highs as early weakness associated with a strong employment report was offset by staunchly accommodative Fed monetary policy. Their focus, in contrast to the ECB, continues to be focused on growth and full employment at the expense of inflation. Meanwhile, Australian short rate futures moved higher to the Fund’s benefit as epic flooding cut into 2011 GDP estimates, thereby reducing prospects for previously expected rate hikes. A mixture of long and short interest rate positions led the Fund to an overall loss on the month. The Fund’s allocation to currency markets underperformed in January as the euro and British pound finished 2.4% and 2.8% higher against the U.S. dollar, respectively, and euro-zone regionals reversed late 2010 losses. Early month news that Japan would buy distressed sovereign debt and strong ECB secondary market participation in Portugal, Spain and Italian bond auctions provided support to these economies. As confidence in the euro improved, investors moved out of the Swiss franc, which finished 0.9% lower against the U.S. dollar, and back into risk plays in Hungary and Poland, which finished 5.4% and 4.1% higher, respectively, resulting in losses for the Fund. The Australian dollar finished 2.1% lower against the U.S. dollar as flood damage triggered a one-time levy, which tempered 2011 growth estimates and rate hike expectations. The Fund experienced losses in the yen following a credit rating downgrade as Japan’s huge debt load and limited policy options unnerved investors. Gains in the Mexican peso, which finished 1.8% higher against the U.S. dollar offset some losses in the sector as the peso rallied on prospects for a sustained U.S. economic recovery. The Fund’s mixture of long and short currency positions led to an overall loss on the month. The Fund experienced losses in the metals sector in January as gold and silver futures traded sharply lower amid growing optimism that the global economic recovery is gaining momentum. April gold finished with a loss of 6.2% as strong early month U.S. employment figures and ebbing contagion fears in Europe limited investors’ appetite for the alternative asset. March silver finished the month 8.8% lower in correlated action. The Fund’s allocation to industrial metals also suffered. The Fund’s positions in March Comex copper were stopped out after a 6.0% intra-month decline due to China raising its reserve requirement in response to elevated GDP and CPI reports. Fears that China would take more aggressive measures to limit growth led to losses in London aluminum, lead and zinc as several Chinese banks were forced to cease lending for the remainder of the month. A mixture of long and short metals positions led the Fund to an overall loss on the month. The Fund’s allocation to global energy markets produced positive returns in January as economic, logistical and geopolitical factors underpinned values. Strong U.S. employment figures and a pipeline shutdown in Alaska supported the Fund’s New York crude oil positions early in the month. However, elevated Chinese GDP and CPI readings precipitated another reserve requirement hike while increasing expectations for additional measures to slow their economy. This scenario, along with a bearish U.S. inventory report, contributed to losses for the Fund amid an 8.0% drop from intra-month highs. Long positions in brent crude finished 6.6% higher, surpassing $100 per barrel following a reversal in European demand expectations, an accident in the North Sea which idled 200,000 barrels of production and heightening unrest in Egypt. Front-month heating oil surged as well, adding 7.4% as exceptionally cold weather gripped the northern hemisphere, providing excellent returns for the Fund. A mixture of long and short energy positions led the Fund to an overall gain on the month.

For the first quarter of 2011, the most profitable market group overall was the energy sector while the greatest losses were attributable to positions in the stock indices sector.

2010

Series A

Net results for the year ended December 31, 2010, were a gain of 48.2% in net asset value for Series A-1 and a gain of 50.4% in net asset value for Series A-2. In this period, Series A experienced a net increase in net assets from operations of $3,958,326. This net increase consisted of interest income of $6,400, other income of $5,599, trading gains of $4,864,932, and total expenses of $918,605. Expenses included $192,137 in management fees, $64,045 in operating expenses, $133,361 in selling commissions, $367,406 in incentive fees, $160,212 in brokerage commissions and $1,444 in other expenses. At December 31, 2010, and December 31, 2009, the net asset value per Unit of Series A-1 was $1,566.65 and $1,056.90, respectively, and of Series A-2 was $1,671.00 and $1,111.40, respectively.

Series B

Net results for the year ended December 31, 2010, were a gain of 54.7% in net asset value for Series B-1 and a gain of 56.7% in net asset value for Series B-2. In this period, Series B experienced a net increase in net assets from operations of $4,906,323. This net increase consisted of interest income of $5,025, trading gains of $5,876,688, and total expenses of $975,390. Expenses included $231,760 in management fees, $77,254 in operating expenses, $136,540 in selling commissions, $315,729 in brokerage commissions, $210,237 in incentive fees and $3,870 in other expenses. At December 31, 2010, and December 31, 2009, the net asset value per Unit of Series B-1 was $1,351.21 and $873.68, respectively, and of Series B-2 was $1,389.80 and $886.92, respectively.

Fund results for 4th Quarter 2010:

In December, the Fund experienced gains in the stock indices sector as government measures in the U.S. and Europe continued to provide a strong foundation for share appreciation. Asian stock indices also appreciated with the exception of China, which declined as the central bank raised rates again in its ongoing effort to control inflation. A mixture of long and short positions in the stock indices sector led the Fund to an overall gain on the month. Currency trends also accelerated into year end with Brazil, Chile, Australia and Canada continuing to attract flows due to commodity market strength. The U.S. dollar index finished the month 1.3% higher. A mixture of long and short positions in the currency sector led the Fund to an overall gain on the month. The Fund also experienced gains in the energy sector as inventories declined and the U.S. dollar struggled into year end. The Fund’s mixture of long and short positions in the energy sector led to an overall gain on the month. The Fund experienced gains in metals as gold, silver and copper closed the year at their highs, buoyed by excellent investor and industrial demand. Grain and agricultural markets also appreciated amid strong demand. The Fund’s long grain sector positions led to an overall gain on the month. February gold contracts continued an impressive 2010 run, finishing the month 2.5% higher. The month opened with a move to record highs on news that 2010 Chinese imports rose 500% versus 2009. Investor demand soared in the nation as the populace sought protection from inflation in property and equity markets. As a result, the Fund’s long gold position produced an overall gain on the month.

In November, results in equity indices, while mixed overall, led to modest gains. Positions in Europe were profitable as contagion risks for peripheral members of the European Union (“EU”) rose. Spain’s IBEX, Italy’s MIB40 and Greece’s ASE20 finished the month down 13.8%, 10.8% and 11.7%, respectively, while Japan’s Nikkei finished the month 8.2% higher. A mixture of long and short stock indices positions led the Fund to an overall gain on the month. The Fund’s allocation to global bond markets finished with gains for the month as long term debt futures finished steadily lower. The size of the debt problem in weaker EU nations and the need for collectivization of that debt forced bund and gilt yields higher. U.S. treasuries moved sharply lower as the size of the U.S. Federal Reserve’s second round of quantitative easing (“QE2”) program came in well above expectations. A mixture of long and short bond positions led the Fund to an overall gain on the month. In the U.S., 3-month Eurodollars moved steadily lower over the month as longer term inflation prospects rose with the announcement of QE2 by the Federal Reserve and strong macroeconomic reports. In Europe, long positions in 3-month Euribor futures finished higher as prospects for low rates increased as the need to establish competitive growth rates became critical amid the serious funding shortfalls. A mixture of long and short interest rate positions led the Fund to an overall loss on the month. The Fund incurred losses in the currency markets in November as European sovereign risk returned to the forefront, reversing trends in various currency pairs. The euro reversed dramatically, finishing the month down 6.3% against the U.S. dollar, as Ireland’s heavily levered banking sector sought assistance from the EU and International Monetary Fund. Investors moved back into the U.S. dollar, which finished the month 4.9% higher, as currencies in Denmark, Hungary and Sweden finished 6.3%, 10.4% and 4.5% lower, respectively. A mixture of long and short currencies positions led the Fund to an overall loss on the month. The Fund experienced losses in grain markets in November as tightening monetary conditions in China and a stronger U.S. dollar led to depreciation in the grain markets. March corn finished 8.5% lower after breaching the $6 mark early in the month. March wheat contracts finished with a loss of 8.8%, off over 20% from contract highs made in August. The Fund’s long positions in the grains sector led to an overall loss on the month. February gold contracts finished only 1.9% higher in November after establishing new record highs above the $1,425 level early in the month. Further gains were tempered by an exceptionally strong dollar and declining risk appetite due to geopolitical unrest in the Koreas and financial distress in Europe. As a result, the Fund’s long gold position produced an overall gain on the month.

In October, the stock indices sector continued to perform well as stock indices in all regions advanced. In the U.S., the Nasdaq finished 6.3% higher, as technology shares led the benchmark higher as a result of positive earnings. In Asia, China’s H-shares finished 6.0% higher as investors continued to favor Chinese growth prospects. In Europe, the German DAX finished 6.2% higher as factory orders and industrial production figures exceeded expectations. The Fund’s mixture of long and short positions led the stock indices sector to an overall gain on the month. The Fund experienced gains in its currency allocations as the U.S. dollar continued its steady decline, finishing the month 1.9% lower against the U.S. dollar, while the U.S. Federal Reserve signaled to the world its commitment to providing additional stimulus as needed to support growth. The Fund obtained gains in the yen, which finished the month 3.6% higher against the U.S. dollar, as the Japanese approved quantitative easing and their positive current account combined with low yields in the U.S. attracted domestic and foreign capital. A mixture of long and short positions in the currencies sector led the Fund to an overall gain on the month. December silver contract positions also posted gains, finishing the month 12.6% higher, as silver approached a 30-year high on belief that it provides both diversification from the U.S. dollar and exposure to economic growth in its role as an industrial metal. Base metals also performed well with London copper and zinc advancing 2.2% and 10.5% higher, respectively. The Fund’s long positions in metals produced an overall gain on the month. Gold futures experienced gains in October, establishing a record high above $1,380 per ounce before retracing lower on signs of U.S. dollar stabilization. The Fund benefitted as the U.S. Federal Reserve signaled once again that QE2 was imminent. This news, combined with a general lack of confidence in Western economies’ abilities to deal with their fiscal situations, continued to provide a significant price floor and resulted in widespread investor confidence in the metal. December gold futures finished with a gain of 3.7% on the month, and the Fund’s long gold position benefitted as a result.

For the fourth quarter of 2010, the most profitable market group overall was the stock indices sector, while the greatest losses were attributable to positions in the interest rates sector.

Fund results for 3rd Quarter 2010:

In September, the Fund’s allocation to stock indices led to gains as equities moved sharply higher. Indices in the U.S. experienced gains as the combined effects of excellent technology earnings and elevated merger and acquisition activity led the Nasdaq index 13.1% higher. Although short positions in European indices experienced losses as the Dow Jones Eurostoxx, France’s CAC40 and Spain’s IBEX finished 5.0%, 6.4% and 2.5% higher, respectively, long positions in Korea’s Kospi index, which finished 7.4% higher, performed well amid upward revisions in the country’s current account surplus. A mixture of long and short positions led the Fund to an overall gain in the stock indices sector. The long-term upward trend in Canadian 3-month bank acceptance and Australian 90-day bank bill futures reversed, resulting in losses for the Fund’s short interest rates allocation. The selloff in Canada of 3-month bank notes was attributed to the Bank of Canada raising interest rates by 25 basis points for the third time since June, along with a better than expected rebound in Canadian employment and household spending. Australian short-term interest rates sold off dramatically in response to employers adding more jobs than forecasted. In the U.S., 3-month Eurodollar futures bucked the global trend, trading higher as better than expected economic data was overshadowed by statements that the U.S. Federal Reserve was prepared to implement QE2. Long positions in short-term interest rate products led the Fund to an overall loss on the month. Negative U.S. dollar statements by the U.S. Federal Reserve served as a catalyst for extreme currency market moves worldwide. The Australian dollar led the way, finishing 9.0% higher against the U.S. dollar. The Swiss franc finished 3.5% higher against the U.S. dollar as investors perceived a safe haven play with the Japanese yen and U.S. dollar in tumult. Emerging market currencies also performed well as the South African rand, Brazilian real and Korean won finished 6.0%, 3.7% and 4.8% higher against the U.S. dollar, respectively. The Fund’s long positions in currency markets led to an overall gain on the month. The Fund achieved gains from its allocation to the metals markets in September as investors sought safety from the devaluation of fiat currencies and exposure to alternative assets. As the U.S. dollar fell to a seven-month low, silver gained 12.2% on the month, breeching a 30-year high. Long positions in base metals performed well as positive early month manufacturing readings in the U.S. and China sent copper futures higher. London copper added 8.5% amid falling inventories while aluminum and nickel posted gains of 14.7% and 12.4%, respectively. Long positions in the metals sector led the Fund to an overall gain on the month. December gold futures experienced gains in September, finishing up 4.7% on the month and establishing a new all-time high above $1,300 per ounce. As a result, the Fund’s long gold position produced an overall gain on the month.

In August, the Fund’s allocations to stock indices resulted in losses as heightening uncertainty continued to drive market volatility. The Dow finished the month down 3.9% as a poor labor market, deteriorating durable goods sales and acute housing market declines reduced investor confidence. The Fund also experienced losses in Europe as markets turned lower with the French CAC 40, the Spanish IBEX 35 and the Italian MIB 40 finishing 4.2%, 2.7% and 6.3% lower, respectively. A mixture of long and short positions in the stock indices sector led the Fund to an overall loss on the month. The strong upward trend in U.S. Treasury bond futures persisted with the front-month contract trading to an 18-month high while front-month 10-year Japanese government bond futures traded up to their highest level since 2003 as Japan’s gross domestic product (“GDP”) growth missed expectations by rising at an annualized rate of only 0.4%. A mixture of long and short bond futures positions led the Fund to an overall gain on the month. The Fund’s net long allocation to short-term interest rate futures yielded positive returns in August due to the prevailing fear that global growth was languishing. The long-term upward trend in 3-month Eurodollar futures extended higher after the U.S. Federal Reserve reversed plans to exit from monetary stimulus and decided to keep its bond holdings level with the possibility of resuming purchases. Long positions in the interest rate sector led the Fund to an overall gain on the month. The Fund experienced gains from its allocation to currency markets as positions in the Japanese yen and the Swiss franc performed well amid a growing sense of uncertainty surrounding the global economic recovery. Japan’s currency rallied to a 15-year high against the U.S. dollar while the Swiss franc ended the month 2.2% higher. Alternatively, the Fund’s long positions in the Canadian dollar and Mexican peso resulted in losses as the Canadian dollar and Mexican peso ended the month 3.5% and 4.1% lower, respectively, against the U.S. dollar as investors curbed exposure to these major U.S. trade partners’ currencies amid flagging U.S. data. A mixture of long and short positions in the currency sector led the Fund to an overall gain on the month. The Fund achieved positive results in the metals sector as strong gains on long positions in gold outweighed negative performance in base metals. December gold contracts finished 5.5% higher as investment demand surged, more than doubling in the second quarter. Meanwhile, results suffered in the base metals as these markets succumbed to the same inputs that supported gold. In China, aluminum production was shuttered by another 330,000 tons while manufacturing grew at the slowest pace in 17 months, sparking fears of a double dip recession. These factors led to the possibility of weakening demand, subsequently putting downside pressure on London aluminum and nickel, which ended the month down 5.3% and 1.5%, respectively. A mixture of long and short metals positions led the Fund to an overall gain on the month. The Fund also saw strong results in global energy markets as these products established trends for most of August. Demand prospects for natural gas declined as July’s new and existing home sales data unexpectedly fell while initial jobless claims rose. Milder weather and the reduced threat of Atlantic hurricanes moving into the Gulf of Mexico pushed stockpiles to near-record highs. The Fund’s short positions in natural gas produced substantial gains as front-month futures traded well below the 50/100/200 day moving averages, finishing with a loss of 22.4% on the month. Rising U.S. jobless claims, contracting manufacturing and a widening trade deficit sent October crude down 9.3% on the month. A mixture of long and short positions in the energy sector led the Fund to an overall gain for the month. Gold futures experienced gains in August as investors became more and more convinced that neither the U.S. dollar nor the euro offered a safe alternative for their assets. December gold futures recouped all of July’s losses, finishing the month 5.5% higher as investors grew increasingly concerned with macroeconomic data in the U.S. and Europe. The Fund’s long gold position produced an overall gain on the month.

In July, stock indices rallied impressively despite macroeconomic data that continued to point to various challenges moving forward. Strong corporate earnings reports, increased certainty following the passage of the Reform Act and a settlement between the SEC and Goldman Sachs combined to produce sharply higher equity prices. The S&P 500 rallied to finish the month 7.0% higher, stopping out the Fund’s short positions early in the month. Asian stock indices also moved higher, fueled by growing optimism in China. The Hang Seng index responded with steady returns, finishing the month 4.4% higher, while Australia’s SPI 200 gained 4.7% on the month. In Europe, the UK’s FTSE 100 and the Amsterdam EOE Index recovered most of the prior month’s losses, ending the month 7.2% and 4.4% higher, respectively, due in part to positive European bank stress tests results. A mixture of long and short positions in the stock indices sector led the Fund to an overall loss on the month. The U.S. dollar index declined 5.4% on the month amid falling U.S. household sentiment, poor private sector job growth and expectations of rate increase diminishing. Accordingly, investors rotated assets into alternative safe haven currencies such as the Japanese yen and the Swiss franc, which ended the month 2.4% and 3.5% higher against the U.S. dollar, respectively. The Australian dollar finished the month 7.4% higher against the U.S. dollar as prospects for higher interest rates increased amid strong consumer prices and surging metals markets. Asian regional currencies also fared well as the Singapore dollar and New Zealand dollar finished the month 2.6% and 6.0% higher against the U.S. dollar, respectively, benefitting from a return of risk appetite and increasing comfort with Chinese growth prospects following a sharp reversal higher in Chinese equities. The Fund’s long positions in the currency sector led to an overall gain on the month. The energy sector languished as mixed fundamental data produced choppy range-bound markets in both crude oil and natural gas. Large natural gas reserves caused prices to fall throughout the month even as above-average temperatures across the U.S. bolstered cooling demand. Similarly, short positions in crude oil suffered as positive U.S. retail sales figures and the IMF boosting its growth forecast sent values higher. A decrease in jobless claims combined with improving confidence in Europe’s economic recovery to spur initiation of long positions by month-end as September crude oil futures finished 3.7% higher on the month. A mixture of long and short positions in the energy sector led the Fund to an overall loss on the month. After establishing all-time highs in June, gold futures responded with steadily lower action throughout July, finishing with a loss of 5.1% on the month. Perceived structural stability in Europe following the positive results of the banking sector stress tests eliminated a key source of gold sponsorship. Furthermore, excellent corporate earnings also contributed to losses as investors became more comfortable investing in depressed equity markets than on gold at historic highs. The Fund’s long gold position produced an overall loss on the month.

For the third quarter of 2010, the most profitable market group overall was the metals sector, while the greatest losses were attributable to positions in the energy sector.

Fund results for 2nd Quarter 2010:

In June, the Fund’s allocations to stock indices underperformed as volatile action resulted in losses. Extremely poor housing and retail sales figures spurred profit-taking, leaving front-month Dow futures down 3.5% on the month. A mixture of long and short positions led the Fund to an overall loss in the stock indices sector for the month. Stronger results were obtained in the global bond markets as weaker than expected fundamental and inflation data complemented intensifying euro area sovereign debt risk, thus prompting widespread buying of bonds. September 30-year U.S. Treasury bonds surged after U.S. employment increased less than previously forecast with private payrolls accounting for only 10.0% of the jobs added. A mixture of long and short positions led the Fund to an overall gain in the bond sector for the month. Allocations to the energy sector underperformed amid significant losses in natural gas futures following an 18.0% rally through mid-month. Mild weather moved in toward the end of the month, sending values sharply lower and leaving the August contract with only a modest gain of 4.7%. A mixture of long and short positions led the Fund to an overall loss in the energy sector for the month. The Fund’s gold hedge experienced gains as gold futures posted new all-time highs as unease surrounding the sustainability of the global recovery continued to mount. In euro terms, gold traded near the €1,050/oz. level due to early month news of a possible Hungarian default and ongoing civil strife in Europe. Meanwhile in the U.S., poor retail sales, weak consumer confidence, and falling housing figures supported August gold to a gain of 2.5%. Growing concern surrounding Chinese growth also cast a pall over risk assets, providing support to gold into month-end.

In May, the Fund’s allocation to stock indices lost ground as weakness in the global financial system from April carried over into the month. Germany’s DAX, England’s FTSE and the Dow finished the month down 2.1%, 5.2% and 7.6%, respectively. A mixture of long and short positions led the Fund to an overall loss in the stock indices sector on the month. The Fund’s long positions in the global bond futures markets provided positive returns as the sovereign debt crisis in the euro area intensified, prompting the purchase of safe-haven government securities. Front-month U.S. 30-year Treasury bonds posted 18-month highs on speculation that the debt contagion could hamper the fragile global economic rebound. The Fund’s long positions in the bond sector led to an overall gain on the month. Fallout from a lack of European consensus in dealing with the sovereign debt crisis triggered soaring borrowing costs that closely resembled the levels of mistrust seen following the 2008 collapse of Lehman Brothers. The euro and Swiss franc fell 7.3% and 6.8% against the U.S. dollar, respectively, while the regional currencies of Hungary, Poland and Denmark also declined 11.0%, 12.7% and 7.8% against the U.S. dollar, respectively. The Fund experienced an overall loss on the month from its mixture of long and short currency sector positions. July crude oil traded as low as $67.24 per barrel on May 25th before a late-month rally based on strong consumer confidence and durable goods orders led to a close of $73.98, which still represented a 16.2% loss for the month. Gasoline and heating oil followed crude oil lower as front-month contracts finished the month down 15.4% and 14.1%, respectively. A mixture of long and short positions led the Fund to a relatively large loss in the energies sector for the month. August gold futures endured volatile price action during the month of May and finished 2.7% higher in U.S. dollar terms, while adding 11.2% in euro terms. Futures rallied to a new record high by mid-month amid concerns that the European debt crisis could worsen to the point that the euro would no longer be considered a fiat currency. The Fund’s gold hedge experienced an overall gain on the month.

In April, equity markets around the globe finished with mixed results. Stocks came under acute pressure in Europe as concerns continued over the financial condition of several European Union members. Japan’s Nikkei and Australia’s SPI finished with modest losses, down 0.4% and 1.2%, respectively, while gains were seen in Taiwan and Singapore, finishing 1.1% and 3.1% higher, respectively, as those economies benefited from rebounding export demand. In the U.S., the Nasdaq and the Dow finished the month 2.1% and 1.5% higher, respectively. A mixture of long and short positions led the Fund to an overall gain on the month in the stock indices sector. Early month news that the U.S. economy added 162,000 jobs combined with excellent growth in the U.S. services industry propelled crude oil futures to their highest levels since the fall of 2008. Later in the month, excellent U.S. corporate earnings, rising consumer confidence, and the loss of a production platform in the Gulf of Mexico propelled July crude to a 4.3% gain. June gasoline futures finished 4.1% higher as a late month inventory report showed supplies had fallen more than expected. A mixture of long and short positions led the Fund to an overall gain in the energies sector on the month. The Fund experienced strong gains on its June gold futures, as the metal finished the month 5.8% higher. The Fund’s long positions in the metals sector resulted in gains for the month.

For the second quarter of 2010, the most profitable market group overall was the bonds sector, while the greatest losses were attributable to positions in the energy sector.

Fund results for 1st Quarter 2010:

In March, the Fund saw excellent results in the equities sector as global stock markets throughout the world surged. Rising business confidence in Germany propelled the DAX to a gain of 9.7%, while Italy’s MIB40, Spain’s IBEX and Poland’s WIG20 finished up 8.5%, 4.8% and 12.6%, respectively. In Asia, Japan’s Nikkei finished up 10.3%, and in the U.S., the S&P 500 and the Dow finished up 6.0% and 5.3%, respectively. A mixture of long and short positions in the stock indices sector led to a gain for the Fund for the month. The Fund continued to experience significant gains from its energy positions as global economic strength propelled crude oil demand expectations higher while warm weather and inflated inventories extended the downtrend in natural gas prices. Front-month crude oil futures finished up 4.7% on the month. The U.S. increased the number of natural gas rigs to 941, up 16.0% from a year earlier. These factors, combined with a mild weather forecast, sent front-month natural gas down, finishing 19.6% lower on the month. A mixture of long and short positions in the energy sector led to a gain for the Fund for the month. The Fund also experienced solid results in its long metals positions as base metals surged despite the stronger U.S. dollar. London copper finished 8.4% higher as exchange inventories fell for most of the month. London nickel rose to its highest level since June 2008, finishing 17.9% higher. The Fund’s long positions in the metals sector resulted in an overall gain for the month. Front-month gold futures experienced sideways price action during the month of March and closed with a slight decline in U.S. dollar terms. In relation to the euro, the rally in gold futures continued and reached another record high as the worries regarding the European sovereign debt crisis widened.

In February, world bond markets experienced volatile action as sovereign debt contagion worries spread while economic data showed promising signs. The Fund’s net short position in U.S. 30-year Treasury bonds resulted in small losses as futures rallied near month-end despite better than expected economic reports. In Europe, March bonds surged at month-end to finish moderately higher, producing overall gains for the Fund’s long positions. Overall, a mixture of long and short positions in the bonds sector produced a gain for the Fund for the month. Global short-term interest rate futures traded higher in February, continuing a strong-upward trend and providing the Fund with positive returns. In the U.S., three-month Eurodollar futures rallied to new highs after the U.S. Federal Reserve unexpectedly raised the discount rate but reaffirmed that the federal funds rate will remain at exceptionally low levels for an extended period. The Fund’s long positions in the interest rates sector resulted in a gain for the month. Fundamentals in the grain sector improved enough to offset the U.S. dollar rally. May soybeans, wheat and corn finished the month 3.9%, 6.3% and 5.7% higher, respectively. A mixture of long and short positions in the grains sector led to a loss for the Fund on the month. The Fund experienced positive returns in global energy markets in February as macroeconomic data continued to show strength. Crude oil finished 8.5% higher and natural gas finished 6.1% lower. A mixture of long and short positions in the energy sector led to an overall loss for the Fund on the month. New York and London front-month sugar futures reversed sharply, finishing the month 19.2% and 9.8% lower, respectively, while May New York cocoa contracts lost 10.2% on the month. Chinese cotton production was estimated to have fallen 15.0% from the prior year, propelling May cotton to a gain of 16.7% on the month. A mixture of long and short positions in the agricultural sector led to a loss for the Fund on the month. In the month of February, front-month gold futures rallied and finished the month with a gain of 3.3%. Buying was attributed to investors exiting the euro due to the intensifying Greek sovereign debt crisis and seeking the safety of gold as an alternative currency. Gold futures proceeded to trade to a record-high in euro currency terms near month-end.

In January, global equities continued to trend higher but reversed sharply by month’s end. In the U.S., the Dow and Nasdaq Composite Index finished 3.5% and 6.8% lower, respectively. European equities also experienced significant declines, with Germany’s DAX, the United Kingdom’s FTSE and France’s CAC40 finishing 6.7%, 4.2% and 5.1% lower, respectively. Asian stocks fell as China began to take steps to slow growth and curb lending in response to an overheating economy. The Hang Seng and Japan’s Nikkei finished 7.8% and 3.6% lower, respectively. A mixture of long and short positions in the stock indices sector produced an overall loss for the Fund on the month. Global short-term interest futures rebounded in January with numerous products trading to new contract highs. Eurodollar futures rallied as weaker than expected fundamental data in the U.S. prompted the selling of equities and the buying of safer short-term assets. A mixture of long and short positions in the interest rates sector resulted in a gain for the Fund for the month. The U.S. dollar index extended its December gains in January, finishing the month 1.7% higher as risk capital flowed into the U.S. dollar following China’s strong signals that it would act to contain its rapid growth. Entrenched trends in emerging market currencies continued to unwind with the Brazilian real and Chilean peso finishing the month down 8.7% and 3.3%, respectively. The Fund’s short positions in the U.S. dollar led the currencies sector to a loss on the month. Front-month crude oil futures rose to their highest level since the fall of 2008 in early January until a U.S. dollar reversal and growing global economic fears led to an 8.4% decline on the month. March natural gas finished 7.0% lower as the return of mild temperatures stabilized inventories near the 5-year average after the steep drawdown following December’s cold snap. A mixture of long and short energy positions led the Fund to an overall loss on the month in the sector. London zinc declined 17.0%, while lead and copper lost 17.1% and 9.0%, respectively on the month, as the Chinese central bank raised reserve requirements and ordered some banks to cease lending altogether. February gold sold off late to finish 1.2% lower. The Fund’s long positions in the metals sector led to an overall loss for the month. Front-month gold futures ended the month of January down 1.3% as the U.S. dollar appreciated amid widespread deleveraging, which decreased the buying of gold as an alternative investment. The combination of the Chinese moving to limit excessive growth in their economy and the U.S. government’s planned initiative to ban proprietary trading by U.S. banks contributed to the decline.

For the first quarter of 2010, the most profitable market group overall was the energy sector, while the greatest losses were attributable to positions in the currency sector.

Off-Balance Sheet Risk

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures positions of the Fund at the same time, and if the General Partner was unable to offset such positions, the Fund could experience substantial losses. The General Partner attempts to minimize market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio in all but extreme instances not greater than 50%.

In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

On October 31, 2011, MF Global reported to the SEC and CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation led by SIPC would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act. See “The Clearing Brokers; Administration” for a more detailed discussion.

Off-Balance Sheet Arrangements

The Fund does not engage in off-balance sheet arrangements with other entities.

Contractual Obligations

The Fund does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund’s sole business is trading futures, currency, forward and certain swap contracts, both long (contracts to buy) and short (contracts to sell). All such contracts are settled by offset, not delivery. Substantially all such contracts are for settlement within four months of the trade date and substantially all such contracts are held by the Fund for less than four months before being offset or rolled over into new contracts with similar maturities. The financial statements of Series A and Series B each present a Condensed Schedule of Investments setting forth net unrealized appreciation and depreciation of such Series open forward contracts as well as the fair value of the futures contracts purchased and sold by each Series at December 31, 2011 and December 31, 2010.

Critical Accounting Policies — Valuation of the Fund’s Positions

The General Partner believes that the accounting policies that are most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s positions. The Fund uses the amortized cost method for valuing U.S. Treasury Bills. The General Partner believes the cost of securities plus accreted discount, or minus amortized premium, approximates fair value. The majority of the Fund’s positions are exchange-traded futures contracts, which are valued daily at settlement prices published by the exchanges. Any forward foreign currency contracts held by the Fund are valued at published daily settlement prices or at dealers’ quotes. Thus, the General Partner expects that under normal circumstances substantially all of the Fund’s assets are valued on a daily basis using objective measures.

Recently Issued Accounting Pronouncements

ASU 2011-11

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-11, Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). ASU 2011-11 requires disclosures to make financial statements that are prepared under U.S. generally accepted accounting principles (“U.S. GAAP”) more comparable to those prepared under and International Financial Reporting Standards (“IFRS”). The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of assets and liabilities as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, ASU 2011-11 requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. New disclosures are required for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The General Partner is evaluating the impact of ASU 2011-11 on the financial statements and disclosures.

ASU 2011-04

In May 2011, FASB issued ASU No. 2011-04 “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”. ASU 2011-04 includes common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS. ASU 2011-04 will require reporting entities to disclose the following information for fair value measurements categorized within Level 3 of the fair value hierarchy: quantitative information about the unobservable inputs used in the fair value measurement, the valuation processes used by the reporting entity and a narrative description of the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs. In addition, ASU 2011-04 will require reporting entities to make disclosures about amounts and reasons for all transfers in and out of Level 1 and Level 2 fair value measurements. The new and revised disclosures are effective for interim and annual reporting periods beginning after December 15, 2011. The General Partner is currently evaluating the implications of ASU No. 2011-04 and its impact on the financial statements.

ASU 2010-06

In January 2010, FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”), which amends the disclosure requirements of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) and requires new disclosures regarding transfers in and out of Level 1 and 2 categories, as well as requires entities to separately present purchases, sales, issuances and settlements in their reconciliation of Level 3 fair value measurements (i.e., to present such items on a gross basis rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. As of January 1, 2010, the Fund adopted ASU 2010-06 except for the disclosures about purchases, sales, issuances, and settlements in the rollforward activity in Level 3 fair value measurements, which were adopted as of January 1, 2011. The adoption of the remaining provisions has not had a material impact on the Fund’s financial statement disclosures.

CONFLICTS OF INTEREST

The General Partner has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established and that there is no independent control on how conflicts of interest are resolved. Consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although the General Partner will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for the Fund.

The General Partner

Conflicts exist between the General Partner’s interests in and its responsibilities to the Fund. The conflicts are inherent in the General Partner acting as general partner for and trading advisor to the Fund and the Series. These conflicts and the potential detriments to the Limited Partners are described below. The General Partner’s selection of itself as trading advisor was not objective because it is also the general partner of the Fund and the general partner associated with each Series. Investors must recognize that the General Partner has established the Fund as an investment product to be managed by the General Partner implementing the Superfund proprietary trading systems, and that it will not replace itself as the trading advisor even if doing so would be beneficial to the Fund. The advisory relationship between the Fund with respect to the Series and the General Partner, including the fee arrangement, was not negotiated at arm’s length, and the performance fee arrangement between the Fund and the General Partner may create an incentive for the General Partner to make trading decisions (or implement the Superfund proprietary trading system) in a manner that is more speculative or subject to a greater degree of loss than would be the case if no such arrangement existed. Investors should note, however, that the General Partner believes that the fee arrangements are fair and competitive with compensation arrangements in pools involving independent general partners and advisors.

Neither the General Partner nor its principals devote their time exclusively to managing the Series. The General Partner acts as general partner to other commodity pools and the principals are involved in the activities of affiliates of the General Partner, some of which serve as trading advisor to other accounts which may compete with the Series for futures positions and the General Partner’s (or its principals’) services. Thus, the General Partner, or its principals, could have a conflict between responsibilities owed to the Fund and those owed to other pools and accounts. The General Partner believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. The General Partner or its affiliates may receive higher advisory fees from some of those other accounts than it receives from the Series. The General Partner and its affiliates, however, trade all accounts pursuing the same or a substantially similar trading and investment strategy in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals, and, in the case of the Fund, giving due consideration to the dollar for dollar gold position.

In addition, the General Partner may find that futures positions established for the benefit of the Series, including the Fund’s dollar for dollar gold position, when aggregated with positions in other accounts managed by the General Partner, approach the speculative position limits in a particular commodity. The General Partner may decide to address this situation either by liquidating positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. The General Partner, and its affiliates, will treat all affected accounts equitably, giving due consideration to differences in account size, leverage level and investment objectives, including the Fund’s dollar for dollar gold position. The principals of the General Partner are not prohibited from trading futures and related contracts for their own accounts, although they are not doing so as of the date of this Prospectus. Trading records for any such proprietary trading are not available for review by clients or investors. Employees of the General Partner are prohibited from trading for their own accounts.

Because the General Partner and/or its principals may trade for their own accounts at the same time that they are managing the Series, investors should be aware that, as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not constituting a violation of fiduciary duty, such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Series. This proprietary trading could, if substantial in size, cause losses for the Series by increasing the cost at which they acquire and liquidate positions. The results of any such trading will not be made available to Limited Partners.

Superfund Asset Management, Inc.

Superfund Asset Management, Inc., an affiliate of the General Partner owned in its entirety by the sole owner of the General Partner, serves as an introducing broker for the Fund and, as such, receives a portion of the round turn futures trading commissions paid by the Series. The affiliation between Superfund Asset Management, Inc. and the General Partner gives rise to a conflict of interest in that the General Partner has an incentive to trade more frequently than it otherwise might absent the affiliation in order to generate commission income for its affiliate, and the round turn brokerage commission paid by the Series to Superfund Asset Management, Inc. was not negotiated at arm’s length. For purposes of evaluating this conflict of interest, Limited Partners should assume that Superfund Asset Management, Inc. may receive up to the full amount of the round turn futures trading commissions paid by each Series. Nevertheless, the General Partner does not intend to initiate trades for the Series other than the trades indicated by Superfund’s systematic, non-discretionary automated trading system and in accordance with its money management filters defining the maximum open risk per position taken. If the Superfund trading systems are proposed to be changed in a manner that the General Partner reasonably believes will cause the average annual trading volume to materially exceed 2,700 (Series A) and 3,850 (Series B) round-turn trades per year per million dollars in such Series, the General Partner will give the Limited Partner not less than 15 business days notice prior to implementing any such change and will not implement such change until after a month-end has passed since giving such notice. Because the General Partner is responsible for selecting brokers for the Fund, it is unlikely to select a different introducing broker or dismiss Superfund Asset Management, Inc.

The Clearing Brokers

The clearing brokers, and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts and, in doing so, may compete with the Series for the same positions potentially making it more difficult for the Series to effect transactions at favorable prices potentially resulting in losses for the Series. Likewise, the clearing brokers may serve as brokers for accounts in which they or an affiliate has a financial interest, for example, a pool sponsored by the clearing broker or any affiliate, which could give rise to conflicts of interest between their responsibility to the Series and to those accounts with respect to the execution of trades for such accounts and the Series, potentially resulting in losses for the Series. However, the General Partner has no reason to believe that the clearing brokers would knowingly or deliberately favor any account over the Series’ accounts with respect to trade execution.

The Selling Agents

The selling agents, including Superfund USA, Inc., receive substantial annual selling commissions on the sale of Units. Consequently the selling agents have a conflict of interest in advising their clients whether to invest in the Units. The selling agents receive selling commissions based on Units sold by them equal to, in the aggregate, up to 10% of the gross offering proceeds for each Unit. Consequently, until this maximum cumulative selling commission limit is reached, the selling agents have a disincentive to advise clients to redeem their Units even if doing so is in such clients’ best interests potentially resulting in losses the client would not have realized had the selling agent advised redeeming. Likewise, once a selling agent has been paid the full 10% selling commission, the selling agent may have an incentive to advise its clients to redeem their Units, even if doing so is not in the clients’ best interest potentially resulting in forgone profit opportunities for the client.

Fiduciary Duty and Remedies

In evaluating the foregoing conflicts of interest, a prospective investor should be aware that the General Partner has a responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Series. The fiduciary responsibility of a general partner to limited partners is a developing and changing area of the law and investors or prospective investors who have questions concerning the duties of the General Partner as general partner should consult their own professional advisors.

If a Limited Partner believes that the General Partner has violated its fiduciary duty to the Limited Partners, he may seek legal relief individually or on behalf of such Series in which he holds Units under applicable laws, including under the Delaware Revised Uniform Limited Partnership Act and under commodities laws, to recover damages from or require an accounting by the General Partner. The Partnership Agreement is governed by Delaware law and any breach of the General Partner’s fiduciary duty under the Partnership Agreement will generally be governed by Delaware law. The Partnership Agreement does not limit the General Partner’s fiduciary obligations under Delaware or common law; however, the General Partner may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the General Partner have been disclosed in this Prospectus.

CHARGES

The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which the General Partner, the selling agents, the clearing brokers and the affiliates of those parties may earn or receive in connection with the offering of the Units and operation of the Fund and Series. Prospective investors should refer to the Break-Even Analysis for each Series beginning on page 6 for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or “break even” during the first year following an investment in the Units.

Charges to be Paid by Each Series

Recipient	Nature of Payment	Amount of Payment
The General Partner	Management Fee	1/12 of 2.25% of month-end net asset value (a 2.25% annual rate).

The General Partner	Performance Fee	25% of new appreciation (described below), if any, excluding interest income and changes in the value of the Series’ dollar for dollar investment in gold, on a monthly basis.

Superfund Asset Management, Inc. and clearing and executing futures brokers	Round-Turn Commodity Brokerage	$9 per round-turn futures transaction plus applicable regulatory and exchange fees where commissions and margin are denominated in U.S. dollars. Approximately $9 per round-turn futures transaction plus applicable regulatory and exchange fees for certain non-U.S. futures contracts, as described below.

Superfund USA, Inc. and additional selling agents	Selling Compensation	1/12 of 2% of month-end net asset value (a 2% annual rate) of the Series A-1 and Series B-1 Units; provided, however, that the maximum selling compensation paid shall not exceed 10% of the aggregate gross offering proceeds of all Units sold pursuant to this offering, as described below. Superfund USA, Inc. may pay all or a portion of the sales compensation it receives to additional selling agents assisting with the placement of the Units.

Others	Operating and Ongoing Offering Expenses	Actual expenses, such as legal, auditing, accounting, escrow, printing, mailing and filing costs, including fees and expenses of SS&C or other administrator providing administration services to the Fund. Ongoing offering expenses will not exceed 0.4999% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which the Prospectus is part. Operating expenses are not expected to exceed 0.70% of the average month-end net assets each year of each Series. The General Partner will assume liability for ongoing offering and operating expenses, when considered together, in excess of 0.75% of average month-end net assets per year of each Series.

Management Fee

The Fund will pay the General Partner a monthly management fee equal to one-twelfth of 2.25% (2.25% annually) of the month-end net asset value of each Series. This fee will be paid to the General Partner for providing ongoing advisory services and is payable regardless of whether or not the Series are profitable.

Performance Fee

The Fund will pay the General Partner a monthly performance fee equal to 25% of the new appreciation (if any) in the net asset value of each Series attributable to the General Partner’s futures and forward trading performance (including the trading of gold pursuant to trading signals generated by the Superfund trading system as part of the Fund’s trend-following trading strategy). “New appreciation” means the total increase in net asset value of a Series from the end of the last period for which a performance fee was earned by the General Partner, after adjusting for subscriptions and redemptions, excluding interest income and the appreciation or depreciation arising from a Series’ dollar for dollar gold position. New appreciation is not reduced by extraordinary expenses, if any, or by the performance fee itself. That is, the General Partner does not have to earn back the performance fee previously paid in order to generate new appreciation. If a performance fee payment is made by a Series, and that Series thereafter incurs net trading losses, the General Partner will retain the amount previously paid. Because “new appreciation” is calculated without regard to profits or losses on a Series’ dollar for dollar gold position, but only with regard to profits or losses attributable to the General Partner’s speculative futures and forward trading, “new appreciation” may be achieved during a month in which losses attributable to a Series’ dollar for dollar gold position are not off-set by gains from futures and forward trading but a performance fee is nevertheless earned and paid. Thus, the General Partner may be paid a performance fee during a year in which a Series incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior trading losses have been recovered; however, redemption of Units will result in a proportional decrease in any such trading loss carryforward. Similarly, because “new appreciation” is calculated without regard to profits or losses attributable to a Series’ dollar for dollar gold position, it is possible for a Series to achieve net profits, attributable to the Series’ dollar for dollar gold position, during a month in which the General Partner’s futures and forward trading is not profitable, in which case, no performance fee would be earned or paid for such month.

For example, assume a Series paid a performance fee at the end of January in a given year and assume that such Series recognized trading profits (net of all brokerage fees, management fees, and operating and offering expenses but excluding interest income and profits or losses on the Series’ dollar for dollar gold position) of $200,000 during February of that year. The new appreciation for February would be $200,000 and the General Partner’s performance fee would be $50,000 (0.25 X $200,000).

Alternatively, assume that such Series paid a performance fee at the end of November in a given year but did not pay a performance fee at the end of December of that year because it had trading losses of $100,000. If such Series recognized trading profits of $200,000 at the end of January the next year, the new appreciation (excluding interest income and profit or loss on the Series’ dollar for dollar gold position) for January would be $100,000 ($200,000—$100,000 loss carryforward) and the General Partner’s performance fee would be $25,000 (0.25 X $100,000).

Ongoing Offering Expenses

Each Series pays its allocable portion of the Fund’s ongoing offering costs. The ongoing offering costs which the Series incur are legal costs associated with updating this Prospectus, escrow fees, Blue Sky filing fees and printing and postage costs associated with producing and mailing copies of the Prospectus. The ongoing offering costs will not exceed 0.4999% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which this Prospectus is part. When added to sales commissions discussed herein, the “organization and offering expenses” of the Fund, as defined by FINRA Rule 2310, will not exceed 10.4999% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which this Prospectus is part.

Operating Expenses

Each Series pays its allocable portion of the Fund’s actual operating expenses, which are not expected to exceed 0.70% of the average month-end net assets per year of each Series. The Fund’s operating costs include certain legal, auditing, accounting, administration and printing and postage costs relating to the day-to-day operations of the Fund, and are distinct from the Fund’s ongoing offering costs described above. Indirect operating expenses in connection with the administration of the Fund, such as salaries, rent, travel and overhead of the General Partner are borne by the General Partner, not the Fund or either Series.

Pursuant to the Partnership Agreement, the General Partner will assume liability for ongoing offering expenses (limited to 0.4999% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which the Prospectus is part) and operating expenses which, when considered together, are in excess of 0.75% of the average month-end net assets per year of each Series.

Round-Turn Brokerage Commissions

Each Series will be charged brokerage fees of $9.00 per round turn futures transaction plus applicable regulatory and exchange fees where brokerage commissions are charged in U.S. dollars. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first business day of each calendar month to the foreign currency equivalent of $9.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $9.00 per round-turn. The round-turn transaction fee for purchases and sales of foreign currency OTC spot and forward transactions in each Series with an equivalent value of one hundred thousand dollars will likewise be charged at $9.00 per round-turn transaction. A portion of the Fund’s brokerage fees will be paid to the clearing brokers for execution and clearing costs and the balance will be paid to Superfund Asset Management, Inc., which serves as introducing broker for each Series. Assuming 1,720 round turn transactions per year per million dollars in Series A, and 2,585 round-turn transactions per year per million dollars in Series B, brokerage commissions are estimated at 2.00% (Series A) and 3.00% (Series B) annually of average annual net assets. These assumptions are based on the average number of round-turn transactions per million dollars per year traded on behalf of each Series since the Fund’s inception and the average risk capital of each Series allocated to the Fund’s short-term systematic, technical trading strategy since July 1, 2010. The Partnership Agreement provides that brokerage commission costs to be borne by the Fund shall not exceed 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series or such lower amount as permitted under applicable North American Securities Administrators Association Guidelines for the Registration of Commodity Pool Programs in effect as of the date of this Prospectus.

“Bid-Ask” Spreads

Currency dealers trade with a spread between the price at which they are prepared to buy or sell a particular currency. These “bid-ask” spreads are not actual fees paid by the Fund, but, rather, represent a profit margin to the dealer for making a market in the currency. The General Partner cannot quantify the amount of dealer profit that is embedded in a price quoted by a dealer but does believe that the Fund will effect currency transactions at prevailing market prices. Dealer profit from the Series’ currency trading may, over time, be substantial.

Sales Compensation

Within each Series, Units are issued in two Sub-Series. Series A-1 Units and Series B-1 Units are subject to the selling commissions described below.

Series A and Series B pay Superfund USA, Inc. a selling commission of up to 10% of the gross offering proceeds of the Units by paying 2% of the average month-end net asset value of each outstanding Series A-1 Unit and Series B-1 Unit, respectively, in monthly installments of 1/12 of 2% of the month-end net asset value of such Units (the liability for which will be allocated to the Series A-1 Units and Series B-1 Units, not Series A and Series B generally). Thus, the Series A-1 Units and Series B-1 Units are charged a commission of 2% of the average month-end net asset value per Unit in the initial year after purchase. The Series A-1 Units and Series B-1 Units are charged additional selling commissions of 2% per annum of the average month-end net asset value per Unit thereafter; provided, however, that the maximum cumulative selling commission per Unit is limited to 10% of the gross offering proceeds for such Unit (maximum of $16,414,795 in respect of the $164,147,951 in Units offered pursuant to this Prospectus). Superfund USA, Inc. may retain additional selling agents to assist with the placement of the Units and will pay all or a portion of the annual selling commission it receives in respect of the Series A-1 Units and Series B-1 Units sold by the additional selling agents to the additional selling agents effecting the sales.

Once a Series A-1 Unit or Series B-1 Unit has been charged selling commissions totaling 10% of the sale price of such Unit, the Unit will not be charged any further selling commissions and the net asset value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Series A-2 Units or Series B-2 Units, as applicable, against which selling commissions are not charged, as described below. The redesignation of Series A-1 Units to Series A-2 Units or Series B-1 Units to Series B-2 Units will have no impact on the net asset value of an investor’s investment in the Fund at the time of such redesignation (although immediately following such redesignation, an investor will hold fewer Units than before such redesignation, but such Units will have a higher per Unit net asset value).

Series A-2 Units and Series B-2 Units are not subject to selling commissions but are available only to: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA, Inc. serves as selling agent, (ii) investors who purchased the Units through Superfund USA, Inc. or an affiliated broker and who are commodity pools operated by commodity pool operators registered with the CFTC, and (iii) investors who have paid the maximum selling commission on their Series A-1 or Series B-1 Units (by redesignation of such Units as Series A-2 Units or Series B-2 Units as described herein). The General Partner, not the Series or any Limited Partner, will pay certain broker-dealers a custodial fee of up to 0.50% of the average annual net asset value of the outstanding Series A-2 Units and Series B-2 Units custodied with such broker-dealers.

Net Asset Value

The net asset value of a Series as of any date is the sum of all cash, plus U.S. Treasury bills and other U.S. government securities valued at cost plus accrued interest, and other securities of such Series valued at fair value, plus the fair value of all open futures, forward, option and other derivative positions maintained by such Series, less all liabilities of such Series, determined in accordance with generally accepted accounting principles in the United States under the accrual basis of accounting. The net asset value of a Sub-Series as of any date is the sum of a Series’ assets (as described above) attributable to such Sub-Series less such Series’ liabilities attributable to such Sub-Series, determined as described above. The net asset value of a Unit in a Sub-Series shall be equal to the net asset value of the applicable Sub-Series divided by the number of Units in such Sub-Series outstanding as of the date of determination.

USE OF PROCEEDS

The entire offering proceeds received from subscriptions for Units will be credited to the Series’ bank and brokerage accounts, as described below, and will be used by the Series for the purpose of engaging in the futures and forward trading activities described in this Prospectus, acquiring a dollar for dollar gold position, as described herein, and as reserves to support the Series’ trading and investment activities, including its dollar for dollar gold positions.

The Fund deposits each Series’ assets in cash or U.S. government securities in separate accounts in the name of each such Series with the Fund’s clearing brokers for use as margin, in accounts at HSBC Bank USA, New York, New York, PNC Bank, National Association and BNO Harris Bank, Chicago, Illinois, and with foreign exchange or swap counterparties as collateral. The assets deposited for margin purposes with the Fund’s clearing brokers are held in “customer segregated funds accounts” or “foreign futures and foreign options secured amount accounts,” as required by the Commodity Exchange Act and CFTC regulations. Assets held by the clearing brokers are held in cash or in U.S. government securities and possibly other instruments approved by the CFTC for the investment of customer segregated funds. Accounts with foreign exchange and swap counterparties are not subject to the segregation regulations of the CFTC and thus may offer less protection than segregated funds accounts in the event of the bankruptcy of a foreign exchange or swap counterparty. In general, the General Partner expects that approximately 85% to 95% of the Fund’s assets will be held with the Fund’s clearing brokers and at HSBC Bank USA, New York, New York, PNC Bank, National Association and BMO Harris Bank, Chicago, Illinois, while approximately 5% to 15% of the Fund’s assets will be held with foreign exchange and swap counterparties.

The Series will trade in the forward currency markets. The Fund, in the name of each Series, will deposit assets with foreign exchange counterparties in order to initiate and maintain currency forward contracts. Such assets will be held in U.S. government securities or in cash, for which the Series will receive interest credits at short-term rates. The foreign exchange counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowings, despite such cash belonging to the Series, not the counterparties. These accounts are not subject to the segregation regulations of the CFTC and thus may offer less protection than segregated funds accounts in the event of the bankruptcy of a foreign exchange counterparty.

The General Partner expects, based on current margin requirements, that on average, over time, approximately 20% of the Fund’s assets attributable to Series A and approximately 30% of the Fund’s assets attributable to Series B will be committed as margin and collateral to support the Fund’s speculative trading in futures and forward contracts, but at any given time the ratio of margin to equity for each Series can range from 0% to more than 50% due to factors such as market volatility and changes in margin requirements, and there can be no assurance that targeted margin to equity ratios will be met (although Series B generally trades at a margin-to-equity ratio of approximately 1.5 times that of Series A). In addition, the General Partner expects, based on current margin requirements, that approximately 4% to 6% of the Fund’s assets will be committed as margin at any one time to support the Fund’s dollar for dollar gold position. This amount may change if the current margin requirements for gold are modified.

On an ongoing basis, the General Partner expects that each Series will be able to earn interest on approximately 45-50% of its daily net assets. All interest earned on Fund assets will accrue to the benefit of the Series, and the General Partner will not receive any benefit from the approximately 50-55% of the Series’ assets which do not earn interest. However, with interest rates at historically low levels, any interest earned by the Series may be nominal.

The General Partner does not expect to make any distributions of profits earned by the Series, if any.

Neither the Fund nor either Series will lend any assets to any person or entity other than through permitted securities investments. The General Partner will not commingle the property of either Series with the property of any other person, provided, however, that deposits with banks, futures or securities brokers or foreign exchange and derivative dealers shall not be considered a prohibited commingling.

THE CLEARING BROKERS; ADMINISTRATION

ADM Investor Services, Inc.

ADM Investor Services, Inc. (“ADMIS”) is a registered futures commission merchant and is a member of the NFA. Its main office is located at 141 West Jackson Blvd., Suite 1600A, Chicago, Illinois 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.

Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except the CFTC Order entered on March 26, 2009. In this order, the CFTC finds that during 2002 to 2004, ADMIS lacked adequate procedures concerning post execution allocation of bunched orders and that it allowed an account manager to carry out post-execution allocations from one or more days after the day the trades were executed and that it failed to maintain certain records to identify orders subject to post execution allocation. The order imposes a remedial sanction of $200,000 and requires ADMIS to implement enhanced procedures for post execution allocation of trades.

Barclays Capital Inc.

Barclays Capital Inc. (“BCI”) is a registered securities broker-dealer and futures commission merchant. BCI is wholly owned by Barclays Bank PLC (“BBPLC”), which is authorized and regulated by the UK Financial Services Authority. BCI is headquartered at 745 7th Ave., New York, NY, 10019.

BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition.

On September 15, 2009, motions were filed in the United States Bankruptcy Court for the Southern District of New York (the “Court”) by Lehman Brothers Holdings Inc. (“LBHI”), the SIPA Trustee for Lehman Brothers Inc. (the “SIPA Trustee”) and the Official Committee of Unsecured Creditors of Lehman Brothers Holdings Inc. (the “Committee”). All three motions challenged certain aspects of the transaction pursuant to which BCI, its parent BBPLC and other subsidiaries of BBPLC acquired most of the assets of Lehman Brothers Inc. (“LBI”) in September 2008 and the Court order approving such sale. The claimants sought an order voiding the transfer of certain assets to BCI; requiring BCI to return to the LBI estate alleged excess value BCI received, and declaring that BCI is not entitled to certain assets that it claims it is entitled pursuant to the sale documents and order approving the sale (the “Rule 60 Claims”). On November 16, 2009, LBHI, the SIPA Trustee and the Committee filed separate complaints in the Court asserting claims against BCI based on the same underlying allegations as the pending motions and seeking relief similar to that which was requested in the motions. On January 29, 2010, BCI filed its response to the Rule 60 Claims and also filed a motion seeking delivery of certain assets that LBHI and LBI have failed to deliver as required by the sale documents and the court order approving the sale (together with the SIPA Trustee’s competing claims to those assets, the “Contract Claims”).

On February 22, 2011, the Court issued its Opinion in relation to these matters (In re Lehman Brothers Holdings Inc. et al, Case Nos. 08-13555 (JMP), 08-1420 (JMP) SIPA, (Bkr. S.D.N.Y. Feb. 22, 2011)), rejecting the Rule 60 Claims and deciding some of the Contract Claims in the Trustee’s favor and some in BCI’s favor. On July 15, 2011, the Court entered final Orders implementing its Opinion. BCI and the Trustee have each filed a notice of appeal from the Court’s adverse rulings on the Contract Claims. LBHI and the Committee have withdrawn their notices of appeal from the Court’s ruling on the Rule 60 Claims, rendering the Court’s Order on the Rule 60 Claims final.

In addition, LBHI had been pursuing a claim for approximately $500 million relating to bonuses that BCI was allegedly obligated to pay to former Lehman employees. On September 14, 2011, the Court issued a decision dismissing that claim and entered a final Order to that effect on September 21, 2011. LBHI has stipulated that it would not appeal that decision, rendering the Order dismissing that claim final.

On September 2, 2011, the United States Federal Housing Finance Agency (“FHFA”), acting as conservator for two U.S. government sponsored enterprises, Fannie Mae and Freddie Mac (collectively, the “GSEs”), filed lawsuits against 17 financial institutions in connection with the GSEs’ purchases of residential mortgage-backed securities (“RMBS”). The lawsuits allege, among other things, that offering materials pursuant to which the GSEs purchased the RMBS contained materially false and misleading statements and/or omissions regarding the residential mortgages that funded the securities. BCI and former employees are named in two of these lawsuits, relating to sales between 2005 and 2007 of RMBS in which BCI was lead or co-lead underwriter. Both complaints demand, among other things, (1) rescission and recovery of the consideration paid for the RMBS and (2) recovery for the GSEs’ alleged monetary losses arising out of their ownership of the RMBS. The complaints are similar to other civil actions previously filed against BCI by other plaintiffs, including the Federal Home Loan Bank of Seattle, Federal Home Loan Bank of Boston, Federal Home Loan Bank of Chicago, Cambridge Place Investment Management, Inc., HSH Nordbank (and affiliates) and Stichting Pensioenfonds ABP, relating to their purchases of RMBS. BCI considers that the claims against it are without merit and intends to defend them vigorously.

The original amount of RMBS related to the claims against BCI in these cases totaled approximately $6,827 million, of which approximately $2,012 million was outstanding as at December 31, 2011. Cumulative losses reported on these RMBS as at December 31, 2011 were approximately $76 million. If BCI were to lose these cases it could incur a loss of up to the outstanding amount of the RMBS at the time of judgment (taking into account further principal payments after December 31, 2011) plus any cumulative losses on the RMBS at such time and any interest, fees and costs, less the market value of the RMBS at such time. BCI has estimated the total market value of the RMBS as at December 31, 2011 to be approximately $1,071 million. BCI may be entitled to indemnification for a portion of any losses.

Neither BCI nor any affiliate, officer, director or employee thereof has passed on the merits of this prospectus or offering, or gives any guarantee as to the performance or any other aspect of the Fund.

Rosenthal Collins Group, L.L.C.

Rosenthal Collins Group, L.L.C. (“RCG”), a successor entity to firms dating back to 1923, is an Illinois limited liability company with its principal offices at 216 West Jackson Boulevard, Chicago, Illinois 60606. It is a registered futures commission merchant and a member of the NFA. The managing members of RCG are Leslie Rosenthal and J. Robert Collins.

RCG, a futures brokerage firm having a number of branch offices, introducing brokers and over 42,000 customers, and its principals, are from time to time engaged in various lawsuits and administrative proceedings with customers and regulatory authorities. Some matters are settled, some are resolved in favor of RCG and some customer complaints are resolved in favor of customers and regulatory authorities. In the opinion of management of RCG, the amounts in controversy relative to the capital of RCG have not been material.

On August 26, 2008 without admitting or denying the findings, RCG settled a CFTC administrative action alleging that it failed to diligently supervise certain of its New York City branch office employees in the handling of certain payments to third parties from a customer’s account, made or delivered at the customer’s direction but against company policy. In connection with the settlement, RCG paid a civil monetary penalty of $310,000 and agreed to augment its supervision of its own policy and procedures for reviewing and approving disbursements to third parties from customer accounts.

On December 28, 2009 without admitting or denying the findings, RCG settled a matter with the Chicago Board of Trade (the “Exchange”) in which the Exchange found that RCG violated Exchange Rules 1102F and 538 when on September 12, 2008 a RCG customer held a short September 2008 soybean futures position beyond the contract’s expiration. At that time, there was a severe shortage of deliverable soybeans in the cash market, and RCG neither owned, nor was able to obtain, shipping certificates that would have allowed RCG to meet the delivery requirements until one day after the delivery due date utilizing a “transitory” exchange-for-physicals transaction. RCG cooperated with the Exchange staff and settled the matter by paying the Exchange a penalty of $250,000 and by implementing more enhanced procedural safeguards concerning customer positions at the expiration times of futures contracts.

On September 30, 2010, without admitting or denying the findings, RCG settled a CFTC administrative action alleging that from July 2005 through May 2008 it failed to supervise diligently its employees’ handling of customer accounts in the name of George D. Hudgins by not following RCG’s internal compliance procedures with respect to obtaining certain customer information and investigating and reporting activity regarding Hudgins’ accounts that they should have recognized as suspicious. In 2009, Hudgins was convicted for operating a fraudulent commodity pool, among other matters. In connection with the settlement, RCG paid a civil monetary penalty of $780,000 and relinquished $618,526 in commissions to the court appointed receiver for Hudgins.

On August 28, 2008, a complaint was filed in the United States District Court, Eastern District of Texas, which alleged that RCG (among others) was liable to the plaintiffs for aiding and abetting the misrepresentations and fraud of Hudgins. The case was originally filed as a purported class action and the court twice denied class certification. After the second denial of class certification, the court ordered a series of “bellwether” trials for the approximately 300 individual claims of the plaintiffs. On March 23, 2012, however, the parties executed confidential settlement documents to resolve all matters. The settlement funds and the confidential settlement documents are currently being held by counsel, pending completion of a few logistical items, after which the settlement will be consummated and the matter will be dismissed by the court, with prejudice.

Commencing in 2005, RCG had been involved in protracted patent infringement cases with Trading Technologies International Inc. (TT). On February 23, 2011, the trial court in the first dispute entered a default judgment against RCG. As of November 9, 2011, RCG entered into a settlement and licensing agreement with TT to resolve all outstanding disputes, including the February 23, 2011 default judgment in the first case. As of November 30, 2011, both trial courts had approved the settlement, and both cases are now concluded.

Rosenthal Collins Group, L.L.C., its principals and its predecessor companies have not been parties to any criminal action during the past five years or at any other time. Moreover, other than the matters described above, there have been no administrative or civil actions that management of RCG considers material, taken or concluded against any principal of RCG or RCG or its predecessors within the five years preceding the date of this disclosure document, and there are no such material matters on appeal.

MF Global Inc.

Effective October 31, 2011, MF Global is no longer a futures commission merchant for the Fund. ADM Investor Services, Inc., Barclays Capital Inc. and Rosenthal Collins Group, L.L.C continue to act as clearing brokers for the Fund.

On October 31, 2011, MF Global reported to the SEC and CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation led by SIPC would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act.

As of February 29, 2012 approximately $329,000 of Series A-1 assets were still on deposit in an account(s) at MF Global. These assets represented approximately 2.3% of Series A-1’s net asset value of approximately $14.30 million as of February 29, 2012. On October 31, 2011, Series A-1 recorded a reserve that reduced the net asset value by $74,265 (or approximately $8.52 per Series A-1 Unit).

As of February 29, 2012 approximately $87,000 of Series A-2 assets were still on deposit in an account(s) at MF Global. These assets represented approximately 2.3% of Series A-2’s net asset value of approximately $3.78 million as of February 29, 2012. On October 31, 2011, Series A-2 recorded a reserve that reduced the net asset value by $9,084 (or approximately $9.21 per Series A-2 Unit).

As of February 29, 2012 approximately $246,000 of Series B-1 assets were still on deposit in an account(s) at MF Global. These assets represented approximately 4.0% of Series B-1’s net asset value of approximately $6.17 million as of February 29, 2012. On October 31, 2011, Series B-1 recorded a reserve that reduced the net asset value by $60,598 (or approximately $13.05 per Series B-1 Unit).

As of February 29, 2012 approximately $199,000 of Series B-2 assets were still on deposit in an account(s) at MF Global. These assets represented approximately 4.0% of Series B-2’s net asset value of approximately $4.97 million as of February 29, 2012. On October 31, 2011, Series B-2 recorded a reserve that reduced the net asset value by $40,923 (or approximately $13.63 per Series B-2 Unit).

The General Partner does not believe that the MF Global liquidation will have a material impact on the ongoing trading operations of the Fund. However, because MF Global is still in the liquidation process as of today, further developments in the MF Global liquidation proceedings may have an impact on the ability of the Fund to:

•	satisfy redemption requests in the normal 20-day time period;

•	adequately value redemption requests in the ordinary timeframe;

•	accept new subscriptions and properly value the net asset value for new subscribers; and

•	provide for accurate valuation in the Fund’s account statements provided to Limited Partners.

There can be no assurances:

•	that the Fund will have immediate access to any or all of its assets in accounts held at MF Global; and

•	as to the amount or value of those assets in the context of the bankruptcy.

Future actions involving MF Global may impact the Fund’s ability to value the portion of its assets held at MF Global and/or delay the payment of a Limited Partner’s pro rata share of such assets upon redemption.

The General Partner is not obligated to continue to use the clearing brokers identified above and may select others or additional dealers and counterparties in the future, provided the General Partner believes that their service and pricing are competitive.

No broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective affiliates in respect of sales of Units; and such prohibitions may not be circumvented by any reciprocal business arrangements.

The Administrator

SS&C Fund Services was appointed as the Fund’s administrator effective August 1, 2010. Pursuant to a Fund Administration Services Agreement entered into by and among the Fund, the General Partner and SS&C (the “Administration Agreement”), SS&C will be responsible for, among other things: (i) Fund accounting services, including the preparation and maintenance of the Fund’s accounting books and records; (ii) accounting services with respect to investor services, including the preparation and distribution of investor statements; (iii) financial reporting, including the preparation of financial statements to be included in the Fund’s Forms 10-Q and 10-K; and (iv) tax services.

The Administration Agreement provides that SS&C shall not be liable to a Series for any acts or omissions in connection with the services rendered to such Series under such agreement in the absence of gross negligence, bad faith, fraud, dishonesty or willful misconduct. In addition, the Fund has agreed to indemnify SS&C from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, claims, demands, suits, costs, expenses or disbursements (a “Claim”) which may be imposed upon, incurred by or asserted against them arising in connection with the provision of services under the Administration Agreement provided that any such Claim does not arise out of or is not connected to SS&C’s material breach of the Administration Agreement or SS&C’s gross negligence, bad faith, fraud, dishonesty or willful misconduct. The Administration Agreement will automatically renew at the end of each calendar year for successive one year terms unless either party provides the other with written notice of termination at least sixty days prior to the end of any renewal term.

SS&C is a business unit of SS&C Technologies, Inc., a Delaware corporation. Its principal place of business is 80 Lamberton Road, Windsor, Connecticut 06095.

DISTRIBUTIONS; REDEMPTIONS; EXCHANGES

Distributions

The Series are not required to make any distributions to Limited Partners. While the General Partner has the authority to make such distributions, it does not intend to do so given that Limited Partners may redeem any or all of their Units, at the then current net asset value per Unit, as of the end of any month.

Redemptions

A Limited Partner may request the redemption of any or all of his Units, at the net asset value per Unit of the relevant Series, as of the end of the month, subject to a minimum redemption of $1,000. A Limited Partner redeeming less than all of his investment in a Series, after giving effect to the requested redemption, must maintain an investment in such Series at least equal to the minimum initial investment amount of $10,000 (or such minimum as was in effect at the time such Limited Partner initially acquired its Units.) A request for less than a full redemption that would reduce a Limited Partner’s remaining investment to less than $10,000 (or such minimum as was in effect at the time such Limited Partner initially acquired its Units.) will be treated as a request for redemption in full. Limited Partners must transmit a written request for redemption to the General Partner not less than five (5) business days prior to the end of the month (or such shorter period as permitted by the General Partner) as of which redemption is to be effective. The request for redemption must specify the dollar amount for which redemption is sought or no dollar amount for full redemptions. Redemption proceeds will generally be paid within 20 days after the effective date of the redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due from clearing brokers, banks or other persons or entities, the Fund may in turn delay payment to persons requesting redemption of that part of the net assets of each Series represented by the sums that are the subject of such default or delay, and redeeming Limited Partners will be paid their pro rata portion of the redemption amount not subject to default or delay. Redemptions from the Fund effective October 30, 2011, were not paid out until November 28, 2011 while the General Partner was assessing the impact of the MF Global bankruptcy on the Fund. Other than delays in connection with the MF Global bankruptcy affecting the Fund and other pools sponsored by the General Partner, no other delays have been imposed to date by any pool sponsored by the General Partner.

In the event that the estimated net asset value per Unit of a Series, or Sub-Series thereof, after adjustments for distributions, as of the close of business on any business day is less than 50% of the net asset value per Unit of such Series, or Sub-Series thereof, as of the most recent month-end, a special redemption period shall be established. The details of the special redemption are set forth in Section 12 of the Partnership Agreement.

Exchanges

A Limited Partner (or an assignee of Units) may redeem his Units in a Series effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase Units of the other Series (a “Series Exchange”), subject to any applicable sales commissions. The minimum amount of any Series Exchange is $10,000 (or the minimum required initial investment amount when such Limited Partner initially acquired its Units), unless a Limited Partner is redeeming his entire interest in a Series. A Limited Partner seeking to effect a Series Exchange by partial redemption from a Series must continue to hold Units of such Series with a net asset value of not less than $10,000 (or the minimum required initial investment amount when such Limited Partner initially acquired its Units) as of the effective date of the Series Exchange. A Series Exchange will be effective as of the last business day of the month ending after an exchange subscription agreement in proper form has been received by the General Partner.

Series Exchanges are conditioned upon Units being registered and qualified for sale pursuant to a current prospectus immediately prior to each Exchange Date, and the General Partner may allocate available Units to new subscribers for Units prior to allocating any Units to Limited Partners seeking to make a Series Exchange. In the event that a request for exchange cannot be honored, the General Partner shall defer such exchange until it can be honored. The General Partner, through the selling agent, will make reasonable efforts to notify the Limited Partner once it is determined that an exchange request cannot be honored. Although generally irrevocable, an exchange request that cannot be honored due to the unavailability of registered units may be revoked by written notice to the General Partner.

SUPERFUND GOLD, L.P. LIMITED PARTNERSHIP AGREEMENT

The following is a summary of the Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.

Organization and Limited Liabilities

Superfund Gold, L.P. is organized under the Delaware Revised Uniform Limited Partnership Act. The Partnership Agreement provides that the Fund may establish one or more designated Series of partnership interests. Under the Partnership Agreement, the General Partner has designated Series A and Series B. The General Partner may designate other Series under the Partnership Agreement as provided therein. In general, the liability of a Limited Partner within a Series under the Delaware Revised Uniform Limited Partnership Act is limited to the amount of his capital contribution to such Series and his share of any undistributed profits of such Series. However, Limited Partners could be required, as a matter of law, to return to a Series any distribution which they received at a time when such Series was insolvent or which was made in violation of the Partnership Agreement. Under Delaware law, the assets and liabilities of each Series are separate from those of the other Series.

Management of Fund Affairs

The Partnership Agreement effectively gives the General Partner, as general partner, full control over the management and operations of each Series, and the Partnership Agreement gives no management role to the Limited Partners. The Limited Partners have no voice in the operations of the Fund or either Series, other than certain limited voting rights as set forth in the Partnership Agreement. In the course of its management, the General Partner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the General Partner as additional general partners (except where the General Partner has been notified by the Limited Partners that it is to be replaced as the general partner) and retain such persons, including affiliates of the General Partner, as it deems necessary for the efficient operation of each Series.

Registered Agents Legal Services, LLC will accept service of legal process on the Fund in the State of Delaware. The General Partner has been designated as the “tax matters partner” of each Series for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).

Sharing of Profits and Losses

Each Limited Partner within a Series has a capital account. Initially, a Limited Partner’s capital account balance equals the amount paid for the Units in such Series. The Limited Partner’s capital account balance is then proportionally adjusted monthly to reflect any additions or withdrawals by each Limited Partner and his portion of such Series’ gains or losses for the month as reflected by changes in the net asset value for such Series.

Federal Tax Allocations

At year-end, the General Partner will determine the total taxable income or loss for the year attributable to each Series. Subject to the special allocation of net capital gain or loss, the taxable gain or loss is allocated to each Partner within a Series in proportion to his holdings of Units therein and each Partner is responsible for his share of taxable income attributable to such Series. For net capital gain and loss, the gains and losses are first allocated to each Partner who redeemed Units during the year. Remaining net capital gain and loss is then allocated to each Partner whose tax accounts are greater or less than their related capital accounts, so as to eliminate the disparity. Finally, the remaining net capital gain or loss is then allocated to each Partner in proportion to his holdings of Units. Each Partner’s tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him. Upon liquidation of a Series, each Partner within such Series will receive his proportionate share of Fund assets attributable to such Series.

Dispositions

A Limited Partner may transfer or assign his Units upon 30 days’ prior written notice to the General Partner. No such assignee may become a substituted Limited Partner except with the consent of the General Partner; provided, however, that the General Partner may withhold such consent only to prevent or minimize adverse legal or tax consequences to the Fund. An assignee not admitted to the Fund as a Limited Partner will have only rights to its share of the profits and capital of the applicable Series and redemption rights. Assignees receive “carry-over” tax accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.

Dissolution and Termination of the Fund

The Fund will be terminated and dissolved upon the happening of the earlier of: (1) Limited Partners owning more than 50% of the outstanding Units of each Series vote to dissolve the Fund; (2) the General Partner withdraws as general partner and no new general partner is appointed; (3) a decline in the aggregate net assets of each Series to less than $500,000; (4) the continued existence of the Fund becomes unlawful; or (5) the Fund is dissolved by operation of law. The trading activities with respect to a Series will be terminated, and the assets attributable to the Series distributed to Limited Partners holding Units of such Series upon: (1) Limited Partners holding more than 50% of the outstanding Units of such Series vote to terminate the Series; (2) the General Partner withdraws as the general partner associated with such Series and no new general partner associated with such Series is appointed; (3) the aggregate net assets attributable to the Series decline to less than $500,000; or (4) the continuation of the Series becomes unlawful.

Amendments and Meetings

The Partnership Agreement may be amended with the approval of more than 50% of the Units then owned by Limited Partners of each Series. The General Partner may make minor changes to the Partnership Agreement without the approval of the Limited Partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in the Code or Treasury regulations or for any other changes the General Partner deems advisable so long as they do not change the basic investment program of the Fund and are for the benefit of or not adverse to the Limited Partners. Limited Partners owning at least 10% of the outstanding Units of a Series can call a meeting of Unitholders of such Series. At that meeting, the Limited Partners, provided that Limited Partners owning a majority of the outstanding Units of such Series concur, can vote to: (1) amend the Partnership Agreement with respect to such Series without the consent of the General Partner; (2) terminate such Series; (3) terminate contracts with the General Partner; (4) approve the sale of the assets attributable to the Series; and (5) remove and replace the General Partner with respect to the Series.

Indemnification and Standard of Liability

The General Partner and its controlling persons may not be liable to the Series or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

Each Series will indemnify the General Partner and its affiliates performing services for the Series for actions taken on behalf of such Series, provided that the General Partner’s or its affiliate’s conduct was determined, in good faith, by the General Partner to be in the best interests of such Series and the conduct was not the result of negligence or misconduct by the General Partner or its affiliates. Indemnification for alleged violation of securities laws is only available if the following conditions are satisfied: (1) a successful adjudication on the merits of each count alleged has been obtained; or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and (4) in the case of (3), the court has been advised of the position of the SEC and certain states in which the Units were offered and sold as to indemnification for the violations. See Section 17(b) of the Partnership Agreement for additional details.

Reports to Limited Partners

The General Partner provides various reports and statements to the Limited Partners including: (1) a monthly unaudited income statement of the prior month’s Series’ activities; (2) annual audited financial statements; (3) tax information necessary for the preparation of the Limited Partners’ annual federal income tax returns; and (4) if the net asset value per Unit within a Series, or a Sub-Series thereof, as of the end of any business day declines by 50% or more from the prior month-end Unit value of such Series, or Sub-Series thereof, the General Partner will suspend trading activities with respect to such Series, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption date for Unitholders of such Series.

FEDERAL INCOME TAX ASPECTS

The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to individual investors in each Series. The following is based upon interpretations of existing laws in effect on the date of this Prospectus, and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretations or that changes in such laws will not occur.

Each Series’ Partnership Tax Status

The General Partner has not elected, and does not intend to elect, to classify the Fund or either Series as an association taxable as a corporation. Based on the foregoing, in the opinion of Sidley Austin LLP, each Series will be classified as a partnership for federal income tax purposes. The General Partner has provided to Sidley Austin LLP a list of contracts indicative of the type of contracts that it intends to trade on behalf of the Series. On the basis thereof, in the opinion of Sidley Austin LLP, neither Series will be treated as a publicly traded partnership taxable as a corporation.

Taxation of Limited Partners on Profits and Losses of Each Series

Each Limited Partner must pay tax on his share of the annual income and gains of each Series in which such Limited Partner invests, if any, even if such Series does not make any cash distributions. Each Series generally allocates its gains and losses equally to each Unit in such Series. However, a Limited Partner who redeems any Units in a Series will be allocated his share of such Series’

capital gains and losses in order that the amount of cash the Limited Partner receives for a redeemed Unit equals the Limited Partner’s adjusted tax basis in the redeemed Unit less any offering or syndication expenses allocated to such Units. A Limited Partner’s adjusted tax basis in a redeemed Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.

Deduction of Losses by Limited Partners

A Limited Partner may deduct Series losses only to the extent of his tax basis in his Units in such Series. Generally, a Limited Partner’s tax basis in his Units of a Series is the amount paid for the Units reduced (but not below zero) by his share of any Series distributions, losses and expenses and increased by his share of Series income and gains. However, a Limited Partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in a Series.

“Passive Activity Loss Rules” and Their Effect on the Treatment of Income and Loss

The trading activities of each Series are not a “passive activity.” Accordingly, a Limited Partner can deduct Series losses against taxable income. However, a Limited Partner cannot offset losses from “passive activities” against Series gains.

Cash Distributions and Unit Redemptions

Cash received from a Series by a Limited Partner as a distribution with respect to his Units in such Series or in redemption of less than all of his Units in such Series generally is not reportable as taxable income by a partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of the remaining Units in such Series held by the Limited Partner after the redemption. Any cash distribution by a Series in excess of a Limited Partner’s adjusted tax basis for his Units in such Series is taxable to him as gain from the sale or exchange of such Units. Because a Limited Partner’s tax basis in his Units in a Series is not increased on account of his distributive share of such Series’ income until the end of such Series’ taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of a Series’ income allocable to a Limited Partner at the end of the Series’ taxable year would also be includable in the Limited Partner’s taxable income and would increase his tax basis in his remaining Units in such Series as of the end of such taxable year.

Redemption for cash of all Units in a Series held by a Limited Partner will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner’s adjusted tax basis for such Units. A Limited Partner’s adjusted tax basis for his Units in a Series includes for this purpose his distributive share of such Series’ income or loss for the year of such redemption.

Potential Series-Level Consequences of Redemptions and Transfers of Units

If a Limited Partner receives a distribution of property in liquidation of his Units in a Series that would, if the Series had a Code Section 754 election in effect, require the Series to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Series does not have a Code Section 754 election in effect, the Series will be required to make a downward adjustment to the basis of its remaining assets.

In addition, if immediately after the transfer of a Unit in a Series, the Series’ adjusted basis in its property exceeds the fair market value of such property by more than $250,000, the Series generally will be required to adjust the basis of its property with respect to the transferee Limited Partner.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

Section 1256 Contracts include futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions such as transactions when the amount paid or received is in a foreign currency. Gain and loss from these non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.

Trading and Investing in Swaps

The Series may invest in and trade swaps. The proper tax treatment of swaps may not be entirely free from doubt. Each Series will treat any gain or loss on such swap positions as ordinary income or loss. Limited Partners will be required to treat swaps for federal income tax purposes in the same manner as they are treated by the Series.

Tax on Capital Gains and Losses

Long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are currently taxed at a maximum rate of 15%. Short-term capital gains — net gain on capital assets held not more than one year and 40% of the gain on Section 1256 Contracts — are currently subject to tax at the same rates as ordinary income, with a maximum current tax rate of 35% for individuals. Non-corporate taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000 per year. Accordingly, a Series could suffer significant losses and a Limited Partner could still be required to pay taxes on his share of such Series’ interest income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

Interest Income

Interest received by a Series is taxed as ordinary income. Net capital losses can offset ordinary income of non-corporate taxpayers only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses.”

Limited Deduction for Certain Expenses

The General Partner does not consider the management fees and the performance fees, as well as other ordinary expenses of each Series, to be investment advisory expenses or other expenses of producing income. Accordingly, the General Partner intends to treat these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The Internal Revenue Service (the “IRS”) could contend otherwise and to the extent the IRS recharacterizes these expenses, a Limited Partner’s distributive share of income from a Series would be increased accordingly (solely for tax purposes) and such expenses would be subject to material limitations as to their deductibility.

Syndication Fees

Neither Series nor any Limited Partner is entitled to any deduction for syndication expenses, if any, in the year they reduce net asset value, nor can these expenses be amortized by each Series or any Limited Partner even though the payment of such expenses reduces net asset value.

Investment Interest Deductibility Limitations

Individual taxpayers can deduct “investment interest” — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower rate.

Medicare Tax

Recently enacted legislation provides that, effective with respect to taxable years beginning after December 31, 2012, individual taxpayers will generally be subject to a 3.8% tax on the lesser of (i) their “net investment income” for a taxable year or (ii) the excess of their modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will include a Limited Partner’s share of interest, dividends, gain and other income derived from a Series’ investment and trading activities.

Unrelated Business Taxable Income

Tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of a Series, provided that such Limited Partners do not purchase Units with borrowed funds and that the Series does not utilize leverage.

Taxation of Foreign Limited Partners

A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Limited Partner”) generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as “effectively connected.” An investment in a Series should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of each Series will be conducted as described in this Prospectus. Pursuant to a “safe harbor” in the Code and proposed Treasury regulations, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. The General Partner has advised Sidley Austin LLP of the contracts that each Series will trade. Based on a review of such contracts as of the date of this Prospectus, the General Partner has been advised by its counsel, Sidley Austin LLP, that such contracts should satisfy the safe harbor. If the contracts traded by a Series in the future were not covered by the safe harbor, there is a risk that such Series would be treated as engaged in a trade or business within the United States. In the event that a Series were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event such Series would be required to withhold taxes from the income or gain allocable to such a Foreign Limited Partner under Section 1446 of the Code.

A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Limited Partner not engaged in a trade or business within the United States is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Series in which such Limited Partner invests with the appropriate Form W-8.

Recently enacted legislation will (i) require certain foreign entities to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) impose a 30% withholding tax on certain payments of U.S. source income made on or after January 1, 2014 and certain payments of proceeds from the sale of property that could give rise to U.S. source interest or dividends made on or after January 1, 2015 if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. As a result, certain Foreign Limited Partners may be subject to the 30% withholding tax in respect of certain of a Series’ investments if they fail to enter into an agreement with the IRS or otherwise fail to satisfy their obligations under the legislation. Foreign Limited Partners are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in a Series.

IRS Audits of each Series and its Limited Partners

The IRS audits partnership-related items at the entity level rather than at the partner level. The General Partner acts as “tax matters partner” for each Series, and has the authority to determine each Series’ responses to an audit. If an audit results in an adjustment, all Limited Partners may be required to pay additional taxes, interest and penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, each Series and the Limited Partners may be subject to various state and other taxes.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

INVESTMENTS BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan’s assets in a Series (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan,” as defined in ERISA and “plan,” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Series, including the role an investment in a Series plays in the Plan’s investment portfolio. Each Plan Fiduciary, before deciding to invest in a Series, must be satisfied that investment in such Series is a prudent investment for the Plan, that the investments of the Plan, including the investment in such Series, are diversified so as to minimize the risk of large losses and that an investment in such Series complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS OF A SERIES MUST CONSULT ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO.

“Plan Assets”

The purchase of Units of a Series by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of a Series to constitute assets of such Plan. A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). Another exception that may apply is the exception set forth in Section 3(42) of ERISA (the “25% Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as “a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer’s control.

The 25% Exception applies with respect to an entity if less than 25% of the total value of each class of equity interests of the entity are held by “benefit plan investors” (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and “affiliates” (as defined in the ERISA Regulation) of such persons; provided, however, that under no circumstances are investments by benefit plan investors excluded from such calculation). The term “benefit plan investors” includes all Plans (i.e., all “employee benefit plans” as defined in and subject to the fiduciary responsibility provisions of ERISA and all “plans” as defined in and subject to Section 4975 of the Code) and all entities that hold “plan assets” (each, a “Plan Assets Entity”) due to investments made in such entities by already described benefit plan investors. ERISA provides that a Plan Assets Entity is considered to hold plan assets only to the extent of the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors. In addition, all or a portion of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor.

During such time, if any, that Units of a Series are held by more than 100 independent investors, it is expected that the Publicly-Offered Security Exception should apply to such Units pursuant to the rules described above.

First, the Units are part of a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934. Second, the minimum investment amount for initial and any additional investments in the Fund is less than $10,000. Lastly, transfers may be made by any investor merely by providing 30 days’ prior written notice to the General Partner, provided that if the General Partner withholds consent, a transferee will not have any of the rights of an investor, except that the transferee will be entitled to receive that share of capital or profits and to have that right of redemption to which his transferor would have been entitled and will remain subject to the other terms of the Partnership Agreement. Therefore, the General Partner believes that it is reasonable to take the position that the Units are freely transferable within the meaning of the ERISA Regulation. Accordingly, the General Partner believes that the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Units. This position has not been confirmed by, and is not binding on, the Department of Labor, which issued the ERISA Regulation and which has authority to issue opinion and information letters thereunder. Therefore, the Plan Fiduciary and each other potential investor should consult with his or her attorney on this matter.

During such time, as any, that the Publicly-Offered Security Exception does not apply to the Units of a Series, as determined by the General Partner, the Fund intends to comply with the 25% Exception with respect to such Series. This may require the Series to restrict investments by benefit plan investors and to force redemptions of existing benefit plan investors in the event that other investors redeem. Any such rejection of subscriptions or mandatory redemptions will be effected in such manner as the General Partner, in its sole discretion, determines. In order to enable the General Partner to monitor the level of investment by benefit plan investors for purposes of the 25% Exception, each investor will be required to provide representations regarding whether it is a benefit plan investor.

Ineligible Purchasers

In general, Units of a Series may not be purchased with the assets of a Plan if the General Partner, HSBC Bank USA, ADMIS, BCI, RCG, SS&C, any wholesaler, Superfund Asset Management, Inc., Superfund USA, Inc., any additional selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of such plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in a Series are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

Acceptance of subscriptions on behalf of Plans is in no respect a representation by the Fund, the General Partner, Superfund USA, Inc., any additional selling agent or any other party related to the Fund that this investment meets some or all of the relevant legal requirements with respect to investments by any particular Plan or that this investment is appropriate for any particular Plan. The person with investment discretion should consult with his or her financial and legal advisors as to the propriety of an investment in a Series in light of the circumstances of the particular Plan, ERISA and current tax law.

PLAN OF DISTRIBUTION

Subscription Procedure

The Units are offered on a “best efforts” basis without any firm underwriting commitment through selling agents, which serve as underwriters, that are registered as broker-dealers and members of FINRA, including, but not limited to, Superfund USA, Inc. Units are offered at their net asset value as of the last business day of each calendar month. The minimum initial investment in a Series is $10,000. Larger subscriptions are permitted in $100 increments. Additional subscriptions by existing investors in a Series will be permitted in $1,000 minimums with $100 increments. Units are sold in fractions calculated up to three decimal places.

In order to purchase Units, an investor must complete, sign and deliver to his or her selling agent an original of the Subscription Agreement and Suitability Requirements Form which accompanies this Prospectus, together with a check in the amount of the subscription. Checks should be made payable to “Superfund Gold, L.P. — Series A Escrow Account” or “Superfund Gold, L.P. — Series B Escrow Account,” as applicable. Subscription proceeds are required to be promptly transmitted to the Fund’s escrow agent, HSBC Bank USA, New York, New York (the “Escrow Agent”), which maintains a non-interest bearing escrow account for each Series. Alternatively, subscription funds may be sent by wire transfer directly to the Escrow Agent pursuant to the instructions in the Subscription Agreement. There are no fees applicable to subscriptions held in escrow pending investment in the Series’ trading accounts.

Clients of certain selling agents may make subscription payments by authorizing their selling agent to debit their customer securities account for the amount of the subscription. When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account on a settlement date specified by such selling agent. The selling agent will debit the account and transmit the debited funds directly to the appropriate Series’ escrow account via check or wire transfer. The settlement date specified by such selling agents shall be no later than the applicable month-end closing date.

Investors must submit subscriptions at least five (5) business days prior to the applicable month-end closing date and may be accepted once payments are received and cleared. Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following the submission of the subscriber’s Subscription Agreement to subscriber’s selling agent. Pursuant to an addendum to the Subscription Agreement, investors may subscribe for Units and receive them, and pay for them, in equal installments over a period of time to achieve an average price for the Units acquired; provided, however, that no Units will be issued until such Units have been fully paid for by the investor.

The General Partner will determine, in its sole discretion, whether to accept or reject a subscription, in whole or in part. The General Partner will make its determination within five (5) business days of receipt of a subscription. The General Partner will notify investors of, and will return, rejected subscriptions within five (5) business days following the end of the month in which the subscription was rejected, or sooner if practicable. The selling agents will confirm sales to their customers generally within five (5) business days of the month-end closing date, and investors will thereafter receive monthly account statements from the Fund. The General Partner will make every reasonable effort to determine the suitability of prospective investors through information received on the Subscription Agreement.

The General Partner and each person selling Units on behalf of the Fund may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus. This Prospectus is a final prospectus.

The Selling Agents

Within each Series, Units are issued in two Sub-Series. Series A-1 Units and Series B-1 Units are subject to the selling commissions described below.

Series A and Series B will pay Superfund USA, Inc., which serves as an underwriter, a selling commission of up to 10% of the gross offering proceeds of the Units by paying 2% of the average month-end net asset value of each outstanding Series A-1 Unit and Series B-1 Unit, respectively, in monthly installments of 1/12 of 2% of the month-end net asset value of such Units (the liability for which will be allocated to the Series A-1 Units and Series B-1 Units, not the Series A-2 and Series B-2 Units). However, pursuant to FINRA Rule 2310 pertaining to maximum allowable selling commissions, the maximum cumulative selling commission per Unit is 10% of the gross offering proceeds for such Unit. See “Charges — Sales Compensation.”

Series A-2 Units and Series B-2 Units are not subject to selling commissions but are available only to: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA, Inc. serves as selling agent, (ii) investors who purchased the Units through Superfund USA, Inc. or an affiliated broker and who are commodity pools operated by commodity pool operators registered as such with the CFTC, and (iii) investors who have paid the maximum selling commission on their Series A-1 or Series B-1 Units (by redesignation of such Units as Series A-2 Units or Series B-2 Units as described herein). The General Partner, not the Series or any Limited Partner, may pay certain broker-dealers a custodial fee of up to 0.50% of the average annual net asset value of the outstanding Series A-2 Units and Series B-2 Units sold by such broker-dealers or through such broker-dealers’ investment fund platforms. No custodial fees are paid in connection with Units redesignated as Series A-2 or Series B-2 as described below.

Once a Series A-1 Unit or Series B-1 Unit has been charged selling commissions totaling 10% of the gross offering proceeds of such Unit, the Unit will not be charged any further selling commissions and the net asset value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Series A-2 Units or Series B-2 Units, as applicable, against which selling commissions are not charged. The redesignation of Series A-1 Units to Series A-2 or Series B-1 Units to Series B-2 Units will have no impact on the net asset value of an investor’s investment in the Fund at the time of such redesignation. Series A-1 Units and Series B-1 Units that are redeemed prior to such redesignation will have paid a selling commission of less than 10% of the gross offering proceeds of the Units while such Units were held.

The General Partner and Superfund USA, Inc. may retain additional selling agents, which also serve as underwriters, to assist with the placement of the Units. Superfund USA, Inc. will pay all or a portion of the annual selling commission it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales.

Superfund USA, Inc. may pay its sales representatives an upfront fee of 0.1% of the net asset value of the Series A-1 Units or Series B-1 Units on the date such Units are issued. Superfund USA, Inc. will pay its sales representatives out of the selling commissions it receives with respect to such Series A-1 Units and Series B-1 Units.

Aggregate selling commissions paid to Superfund USA, Inc. (including fees paid to Superfund USA employees) and additional selling agents shall not exceed 10% of the gross offering proceeds of the Units sold (maximum of $16,414,795 in respect of the $164,147,951 in Units offered pursuant to this Prospectus).

The selling agents will determine the suitability of prospective investors in the Fund, pursuant to FINRA Rule 2310, based upon information contained in the Subscription Agreement and Suitability Requirements Form as well as documents furnished to the selling agents by their customers in opening accounts.

No selling agent shall make an investment in the Fund on behalf of a client for which it has discretionary trading authority without prior written approval of the investment by the client.

The selling agents will use their best efforts to sell the Units offered but are not required to sell any particular number of Units. The Units are also offered through Superfund USA, Inc., to potential investors on a special internet website, (http://www.superfund.net), maintained by Superfund USA, Inc.

Other than as described above, no person will pay any commissions or other compensation in connection with the solicitation of purchases of Units.

Selling Agent Compensation Table

Nature of Payment	Recipient	Amount of Payment
Selling Commissions	Superfund USA, Inc. and additional selling agents	Superfund USA, Inc. shall receive from the Fund a selling commission of up to 10% of the gross offering proceeds by receiving annual selling commissions of 2% of the average month-end net asset value of all Series A-1 and Series B-1 Units sold by the selling agents, including Superfund USA, Inc., subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions. Superfund USA, Inc. will pay all or a portion of such commissions to the additional selling agents with respect to the Units they sell.

Under no circumstances will the maximum aggregate compensation paid to the selling agents, including Superfund USA, Inc., exceed 10% of the proceeds of the sale of the Units.

Reimbursement of Bona Fide Due Diligence Expenses

Bona fide due diligence expenses that are presented in a detailed and itemized invoice to the General Partner by broker-dealers will be paid by the General Partner without reimbursement by the Fund.

CERTAIN LEGAL MATTERS

Sidley Austin LLP, Chicago, IL, served as legal counsel to the General Partner in connection with the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise the General Partner in matters relating to the operation of the Fund on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors, the Fund or either Series in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Units have not been negotiated at arm’s length.

Sidley Austin LLP’s engagement by the General Partner in respect of the Fund is limited to the specific matters as to which it is consulted by the General Partner and, therefore, there may exist facts or circumstances which could have a bearing on the Fund’s or a Series’ (or the General Partner’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility. More specifically, Sidley Austin LLP does not undertake to monitor the compliance of the General Partner and its affiliates with the investment program, valuation procedures and other guidelines set forth herein, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Sidley Austin LLP relied upon information furnished to it by the Fund and/or the General Partner, and did not investigate or verify the accuracy and completeness of information set forth herein concerning the General Partner, the Fund’s service providers and their respective affiliates and personnel.

EXPERTS

The financial statements as of December 31, 2011 and 2010 of Superfund Gold, L.P., Superfund Gold, L.P. – Series A and Superfund Gold, L.P. – Series B and the statement of financial condition as of December 31, 2011 of Superfund Capital Management, Inc., included in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein. Such financial statements and statement of financial condition have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Page
Superfund Gold, L.P. as of December 31, 2011 and December 31, 2010	62
Report of Independent Registered Public Accounting Firm	62
Statements of Assets and Liabilities as of December 31, 2011 and December 31, 2010	63
Condensed Schedule of Investments as of December 31, 2011	64
Condensed Schedule of Investments as of December 31, 2010	65
Statement of Operations for the Year Ended December 31, 2011 and for the period from April 1, 2010 (commencement of operations), through December 31, 2010	66
Statements of Changes in Net Assets for the Year Ended December 31, 2011 and for the period from April 1, 2010 (commencement of operations), through December 31, 2010	67
Statement of Cash Flows for the Year Ended December 31, 2011 and for the period from April 1, 2010 (commencement of operations), through December 31, 2010	68

Superfund Gold, L.P. – Series A as of December 31, 2011 and December 31, 2010	69
Statements of Assets and Liabilities as of December 31, 2011 and December 31, 2010	69
Condensed Schedule of Investments as of December 31, 2011	70
Condensed Schedule of Investments as of December 31, 2010	71
Statement of Operations for the Year Ended December 31, 2011 and for the period from April 1, 2010 (commencement of operations), through December 31, 2010	72
Statements of Changes in Net Assets for the Year Ended December 31, 2011 and for the period from April 1, 2010 (commencement of operations), through December 31, 2010	73
Statement of Cash Flows for the Year Ended December 31, 2011 and for the period from April 1, 2010 (commencement of operations), through December 31, 2010	74

Superfund Gold, L.P. – Series B as of December 31, 2011 and December 31, 2010	75
Statements of Assets and Liabilities as of December 31, 2011 and December 31, 2010	75
Condensed Schedule of Investments as of December 31, 2011	76
Condensed Schedule of Investments as of December 31, 2010	77
Statement of Operations for the Year Ended December 31, 2011 and for the period from April 1, 2010 (commencement of operations), through December 31, 2010	78
Statements of Changes in Net Assets for the Year Ended December 31, 2011 and for the period from April 1, 2010 (commencement of operations), through December 31, 2010	79
Statement of Cash Flows for the Year Ended December 31, 2011 and for the period from April 1, 2010 (commencement of operations), through December 31, 2010	80

Superfund Gold, L.P., Superfund Gold, L.P. – Series A and Superfund Gold, L.P. – Series B	81
Notes to Financial Statements	81

Superfund Capital Management, Inc. as of December 31, 2011	103
Report of Independent Registered Public Accounting Firm	103
Statement of Financial Condition	104
Notes to Statement of Financial Condition	105

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Superfund Gold, L.P.—Series A and Superfund Gold, L.P.—Series B:

We have audited the accompanying statements of assets and liabilities of Superfund Gold, L.P., Superfund Gold, L.P.—Series A and Superfund Gold, L.P.—Series B (collectively the “Funds”), including the condensed schedules of investments, as of December 31, 2011 and 2010, and the related statements of operations, changes in net assets, and cash flows for each of the two years in the period ended December 31, 2011. These financial statements are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Superfund Gold, L.P., Superfund Gold, L.P.—Series A and Superfund Gold, L.P.—Series B as of December 31, 2011 and 2010, and the results of their operations, changes in net assets, and their cash flows for each of the two years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/S/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

March 29, 2012

SUPERFUND GOLD, L.P.

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2011 and December 31, 2010

	December 31, 2011	December 31, 2010
ASSETS
US Government securities, at fair value, (amortized cost of $6,400,000 and $9,598,087 as of December 31, 2011, and December 31, 2010, respectively)	$6,400,000	$9,598,087
Due from brokers (net of reserve of $194,753) (See Note 4)	17,505,597	12,805,431
Futures contracts purchased	—	2,832,921
Unrealized appreciation on open forward contracts	134,988	224,585
Futures contracts sold	378,483	—
Cash	5,304,787	3,630,425
Due from affiliate	—	5,599

Total assets	29,723,855	29,097,048

LIABILITIES
Unrealized depreciation on open forward contracts	95,397	36,460
Futures contracts purchased	2,237,362	—
Futures contracts sold	—	349,805
Subscriptions received in advance	914,000	1,289,417
Incentive fee	—	409,223
Redemptions payable	904,938	236,327
Management fee payable	107,656	51,406
Fees payable	105,056	49,185

Total liabilities	4,364,409	2,421,823

NET ASSETS	$25,359,446	$26,675,225

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2011

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 23, 2012 (amortized cost $6,400,000), securities are held in margin accounts as collateral for open futures and forwards	$6,400,000	25.2%	$6,400,000

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.5	134,988

Total unrealized appreciation on forward contracts		0.5	134,988

Unrealized depreciation on forward contracts
Currency		(0.4)	(95,397)

Total unrealized depreciation on forward contracts		(0.4)	(95,397)

Total forward contracts, at fair value		0.2%	$39,591

Futures contracts, at fair value
Futures contracts purchased
Currency		0.3%	$68,483
Energy		(0.3)	(86,639)
Financial
2 Year U.S. Treasury Note		0.0 *	1,954
Other		0.0 *	3,926
Total Financial		0.0 *	5,880
Food & Fiber		0.1	30,713
Indices		0.0 *	8,193
Metals
171 contracts of CMX Gold expiring February 2012		(8.8)	(2,228,620)
Other		(0.1)	(35,372)

Total Metals		(8.9)	(2,263,992)

Total futures contracts purchased		(8.8)	(2,237,362)

Futures contracts sold
Currency		0.3	85,282
Energy		0.3	84,680
Financial		(0.0)*	(11,937)
Food & Fiber		0.1	23,297
Indices		0.2	58,871
Livestock		0.1	18,950
Metals		0.5	119,340

Total futures contracts sold		1.5	378,483

Total futures contracts, at fair value		(7.3)%	$(1,858,879)

Futures and forward contracts by country composition
Australian		0.1%	$13,630
European Monetary Union		0.3	69,960
Great Britain		0.0 *	5,614
Japan		0.4	106,637
United States		(8.1)	(2,048,725)
Other		0.1	33,596

Total futures and forward contracts by country		(7.2)%	$(1,819,288)

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2010

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value United States Treasury Bills due February 24, 2011 (amortized cost $9,598,087), securities are held in margin accounts as collateral for open futures and forwards	$9,600,000	36.0%	$9,598,087

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.8	224,585

Total unrealized appreciation on forward contracts		0.8	224,585

Unrealized depreciation on forward contracts
Currency		(0.1)	(36,460)

Total unrealized depreciation on forward contracts		(0.1)	(36,460)

Total forward contracts, at fair value		0.7%	$188,125

Futures contracts, at fair value
Futures contracts purchased
Currency		1.9%	$484,663
Energy		0.4	110,783
Financial		0.5	127,537
Food & Fiber		0.7	194,250
Indices		0.4	114,065
Livestock		0.3	92,460
Metals
233 contracts of CMX Gold expiring February 2011		4.0	1,067,060
Other		2.4	642,103

Total Metals		6.4	1,709,163

Total futures contracts purchased		10.6	2,832,921

Futures contracts sold
Currency		0.1	33,694
Energy		(0.1)	(30,980)
Financial		(0.1)	(22,344)
Indices		0.1	23,963
Metals		(1.3)	(354,138)

Total futures contracts sold		(1.3)	(349,805)

Total futures contracts, at fair value		9.3%	$2,483,116

Futures and forward contracts by country composition
Australian		0.0 *%	$3,134
European Monetary Union		0.3	81,278
Great Britain		0.3	72,763
Japan		0.8	210,666
United States		6.4	1,729,526
Other		2.2	573,874

Total futures and forward contracts by country		10.0%	$2,671,241

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.

STATEMENTS OF OPERATIONS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Investment income
Interest income	$11,848	$11,425
Other income	—	5,599

Total income	11,848	17,024

Expenses
Incentive fee	648,939	577,643
Management fee	670,647	423,897
Brokerage commissions	541,338	475,941
Selling commission	428,612	269,901
Operating expenses	223,546	141,299
MF Global reserve (See Note 4)	194,753	—
Other	16,766	5,314

Total expenses	2,724,601	1,893,995

Net investment loss	(2,712,753)	(1,876,971)

Realized and unrealized gain (loss) on investments
Net realized gain on futures and forward contracts	5,588,766	7,170,567
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(4,490,529)	3,571,053

Net gain on investments	1,098,237	10,741,620

Net increase (decrease) in net assets from operations	$(1,614,516)	$8,864,649

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.

STATEMENTS OF CHANGES IN NET ASSETS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Increase (decrease) in net assets from operations
Net investment loss	$(2,712,753)	$(1,876,971)
Net realized gain on futures and forward contracts	5,588,766	7,170,567
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(4,490,529)	3,571,053

Net increase (decrease) in net assets from operations	(1,614,516)	8,864,649

Capital share transactions
Issuance of Units	10,736,259	11,079,475
Redemption of Units	(10,437,522)	(5,422,831)

Net increase in net assets from capital share transactions	298,737	5,656,644

Net increase (decrease) in net assets	(1,315,779)	14,521,293

Net assets, beginning of year	26,675,225	12,153,932

Net assets, end of year	$25,359,446	$26,675,225

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$(1,614,516)	$8,864,649
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(33,946,385)	(29,290,418)
Sales and maturities of U.S. government securities	37,148,549	25,700,000
Amortization of discounts and premiums	(4,077)	(7,921)
Decrease in due from brokers	(4,700,166)	(6,504,277)
Increase (decrease) in due from affiliate	5,599	(5,599)
Increase (decrease) in unrealized appreciation on open forward contracts	89,597	(142,740)
Increase (decrease) in unrealized depreciation on open forward contracts	58,937	(118,411)
Increase (decrease) in futures contracts purchased	5,070,283	(3,651,895)
Increase (decrease) in futures contracts sold	(728,288)	341,993
Increase (decrease) in incentive fee payable	(409,223)	409,223
Increase in management fee	56,250	28,515
Increase in fees payable	55,871	26,839

Net cash provided by (used in) operating activities	1,082,431	(4,350,042)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	10,360,842	10,504,762
Redemptions, net change in redemptions payable	(9,768,911)	(5,196,394)

Net cash provided by financing activities	591,931	5,308,368

Net increase in cash	1,674,362	958,326
Cash, beginning of year	3,630,425	2,672,099

Cash, end of year	$5,304,787	$3,630,425

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.—SERIES A

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2011 and December 31, 2010

	December 31, 2011	December 31, 2010
ASSETS

US Government securities, at fair value (amortized cost of $3,700,000 and $4,949,019 as of December 31, 2011, and December 31, 2010, respectively)	$3,700,000	$4,949,019
Due from brokers (net of reserve of $93,232) (See Note 4)	10,182,255	6,513,798
Futures contracts purchased	—	1,271,946
Unrealized appreciation on open forward contracts	69,300	95,755
Futures contracts sold	189,971	—
Cash	4,325,976	2,215,532
Due from affiliate	—	5,599

Total assets	18,467,502	15,051,649

LIABILITIES

Unrealized depreciation on open forward contracts	51,238	13,857
Futures contracts purchased	1,411,823	—
Futures contracts sold	—	143,844
Subscriptions received in advance	336,000	882,330
Incentive fee	—	198,986
Redemptions payable	711,068	42,447
Management fee payable	67,674	26,272
Fees payable	70,546	27,222

Total liabilities	2,648,349	1,334,958

NET ASSETS	$15,819,153	$13,716,691

Superfund Gold, L.P. Series A-1 Net Assets	$12,507,057	$10,835,030

Number of Units outstanding	8,359.510	6,916.044
Superfund Gold, L.P. Series A-1 Net Asset Value per Unit	$1,496.15	$1,566.65

Superfund Gold, L.P. Series A-2 Net Assets	$3,312,096	$2,881,661

Number of Units outstanding	2,037.421	1,724.508
Superfund Gold, L.P. Series A-2 Net Asset Value per Unit	$1,625.63	$1,671.00

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.—SERIES A

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2011

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value United States Treasury Bills due February 23, 2012 (amortized cost $3,700,000), securities are held in margin accounts as collateral for open futures and forwards	$3,700,000	23.4%	$3,700,000

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.4	69,300

Total unrealized appreciation on forward contracts		0.4	69,300

Unrealized depreciation on forward contracts
Currency		(0.3)	(51,238)

Total unrealized depreciation on forward contracts		(0.3)	(51,238)
Total forward contracts, at fair value		0.1%	$18,062

Futures Contracts, at fair value
Futures Contracts Purchased
Currency		0.2%	$36,900
Energy		(0.3)	(45,053)
Financial		0.0 *
2 Year U.S. Treasury Note		0.0 *	1,016
Other		0.0 *	1,598
Total Financial		0.0 *	2,614
Food & Fiber		0.1	16,738
Indices		0.0 *	4,717
Metals
108 contracts of CMX Gold expiring February 2012		(8.9)	(1,407,280)
Other		(0.1)	(20,459)

Total Metals		(9.0)	(1,427,739)

Total futures contracts purchased		(9.0)	(1,411,823)

Futures Contracts Sold
Currency		0.3	43,963
Energy		0.3	42,480
Financial		(0.0)*	(6,656)
Food & Fiber		0.1	11,607
Indices		0.2	26,026
Livestock		0.1	9,670
Metals		0.4	62,881

Total futures contracts sold		1.4	189,971

Total futures contracts, at fair value		(7.6)%	$(1,221,852)

Futures contracts by country composition
Australia		0.1%	$8,242
European Monetary Union		0.2	36,313
Great Britain		0.0 *	2,711
Japan		0.3	55,550
United States		(8.2)	(1,316,556)
Other		0.1	9,950

Total futures contracts by country		(7.5)%	$(1,203,790)

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.—SERIES A

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2010

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 24, 2011 (amortized cost $4,949,019), securities are held in margin accounts as collateral for open futures and forwards	$4,950,000	36.1%	$4,949,019

Forward contracts, at fair value
Unrealized appreciation on forward contracts Currency		0.7	95,755

Total unrealized appreciation on forward contracts		0.7	95,755

Unrealized depreciation on forward contracts Currency		(0.1)	(13,857)

Total unrealized depreciation on forward contracts		(0.1)	(13,857)

Total forward contracts, at fair value		0.6%	$81,898

Futures Contracts, at fair value
Futures Contracts Purchased
Currency		1.5%	$208,888
Energy		0.3	44,259
Financial		0.4	55,066
Food & Fiber		0.6	81,781
Indices		0.4	46,624
Livestock		0.3	40,970
Metals
116 contracts of CMX Gold expiring February 2011		3.9	528,140
Other		1.9	266,218

Total Metals		5.8	794,358

Total futures contracts purchased		9.3	1,271,946

Futures Contracts Sold
Currency		0.1	14,250
Energy		(0.1)	(12,190)
Financial		(0.1)	(10,607)
Indices		0.1	9,628
Metals		(1.1)	(144,925)

Total futures contracts sold		(1.1)	(143,844)

Total futures contracts, at fair value		8.2%	$1,128,102

Futures contracts by country composition
Australia		0.0 *%	$1,134
European Monetary Union		0.2	32,375
Great Britain		0.2	30,179
Japan		0.7	92,656
United States		5.9	808,405
Other		1.8	245,251

Total futures contracts by country		8.8%	$1,210,000

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.—SERIES A

STATEMENTS OF OPERATIONS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Investment income
Interest income	$6,191	$6,400
Other income	—	5,599

Total income	6,191	11,999

Expenses
Incentive fee	243,449	367,406
Management fee	383,509	192,137
Brokerage commissions	255,210	160,212
Selling commission	272,237	133,361
Operating expenses	127,836	64,045
MF Global reserve (See Note 4)	93,232	—
Other	5,651	1,444

Total expenses	1,381,124	918,605

Net investment loss	(1,374,933)	(906,606)

Realized and unrealized gain (loss) on investments
Net realized gain on futures and forward contracts	2,767,330	3,373,625
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(2,413,790)	1,491,307

Net gain on investments	353,540	4,864,932
Net increase (decrease) in net assets from operations	$(1,021,393)	$3,958,326

Net increase (decrease) in net assets from operations per Unit (based upon weighted average number of Units outstanding during period) for Series A-1*	$(103.81)	$586.87

Net increase (decrease) in net assets from operations per Unit (based upon change in net asset value per Unit during period) for Series A-1	$(70.50)	$509.75

Net increase (decrease) in net assets from operations per Unit (based upon weighted average number of Units outstanding during period) for Series A-2**	$(96.66)	$638.10

Net increase (decrease) in net assets from operations per Unit (based upon change in net asset value per Unit during period) for Series A-2	$(45.37)	$559.60

*	Weighted average number of Units outstanding for Series A-1 for the Years Ended December 31, 2011 and December 31, 2010: 8,066.50 and 5,236.62, respectively.
**	Weighted average number of Units outstanding for Series A-2 for the Years Ended December 31, 2011 and December 31, 2010: 1,903.44 and 1,387.08, respectively.

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.—SERIES A

STATEMENTS OF CHANGES IN NET ASSETS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Increase (decrease) in net assets from operations:
Net investment loss	$(1,374,933)	$(906,606)
Net realized gain on futures and forward contracts	2,767,330	3,373,625
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(2,413,790)	1,491,307

Net increase (decrease) in net assets from operations	(1,021,393)	3,958,326

Capital share transactions
Issuance of Units	8,156,974	7,649,260
Redemption of Units	(5,033,119)	(1,325,250)

Net increase in net assets from capital share transactions	3,123,855	6,324,010

Net increase in net assets	2,102,462	10,282,336

Net assets, beginning of period	13,716,691	3,434,355

Net assets, end of period	$15,819,153	$13,716,691

Series A-1 Units, beginning of period	6,916.044	2,388.395
Issuance of Series A-1 Units	3,951.118	5,507.940
Redemption of Series A-1 Units	(2,507.652)	(980.291)

Series A-1 Units, end of period	8,359.510	6,916.044

Series A-2 Units, beginning of period	1,724.508	818.846
Issuance of Series A-2 Units	877.402	978.117
Redemption of Series A-2 Units	(564.489)	(72.455)

Series A-2 Units, end of period	2,037.421	1,724.508

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.—SERIES A

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$(1,021,393)	$3,958,326
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash used in operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(18,148,163)	(12,895,739)
Sales and maturities of U.S. government securities	19,399,271	9,500,000
Amortization of discounts and premiums	(2,089)	(3,341)
Decrease in due from brokers	(3,668,457)	(4,719,313)
Increase (decrease) in due from affiliate	5,599	(5,599)
Increase (decrease) in unrealized appreciation on open forward contracts	26,455	(95,755)
Increase in unrealized depreciation on open forward contracts	37,381	13,857
Increase (decrease) in futures contracts purchased	2,683,769	(1,550,175)
Increase (decrease) in futures contracts sold	(333,815)	140,766
Increase (decrease) in incentive fee	(198,986)	198,986
Increase in management fee	41,402	19,809
Increase in fees payable	43,324	20,842

Net cash used in operating activities	(1,135,702)	(5,417,336)

Cash flows from financing activities
Subscriptions, net of change in subscriptions received in advance	7,610,644	7,176,090
Redemptions, net of redemptions payable	(4,364,498)	(1,282,803)

Net cash provided by financing activities	3,246,146	5,893,287

Net increase in cash	2,110,444	475,951

Cash, beginning of year	2,215,532	1,739,581

Cash, end of year	$4,325,976	$2,215,532

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.—SERIES B

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2011 and December 31, 2010

	December 31, 2011	December 31, 2010
ASSETS

US Government securities, at fair value (amortized cost of $2,700,000 and $4,649,068 as of December 31, 2011, and December 31, 2010, respectively)	$2,700,000	$4,649,068

Due from brokers (net of reserve of $101,521) (See Note 4)	7,323,342	6,291,633

Futures contracts purchased	—	1,560,975

Unrealized appreciation on open forward contracts	65,688	128,830

Futures contracts sold	188,512	—

Cash	978,811	1,414,893

Total assets	11,256,353	14,045,399

LIABILITIES

Unrealized depreciation on open forward contracts	44,159	22,603

Futures contracts purchased	825,539	—

Futures contracts sold	—	205,961

Subscriptions received in advance	578,000	407,087

Redemptions payable	193,870	193,880

Incentive fee	—	210,237

Management fee payable	39,982	25,134

Fees payable	34,510	21,963

Total liabilities	1,716,060	1,086,865

NET ASSETS	$9,540,293	$12,958,534

Superfund Gold, L.P. Series B-1 Net Assets	$5,617,352	$7,815,597

Number of Units outstanding	4,524.265	5,784.122
Superfund Gold, L.P. Series B-1 Net Asset Value per Unit	$1,241.61	$1,351.21

Superfund Gold, L.P. Series B-2 Net Assets	$3,922,941	$5,142,937

Number of Units outstanding	3,015.557	3,700.480
Superfund Gold, L.P. Series B-2 Net Asset Value per Unit	$1,300.90	$1,389.80

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.—SERIES B

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2011

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 23, 2012 (amortized cost $2,700,000), securities are held in margin accounts as collateral for open futures and forwards	$2,700,000	28.3%	$2,700,000

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.7	65,688

Total unrealized appreciation on forward contracts		0.7	65,688

Unrealized depreciation on forward contracts
Currency		(0.5)	(44,159)

Total unrealized depreciation on forward contracts		(0.5)	(44,159)

Total forward contracts, at fair value		0.2%	$21,529

Futures contracts, at fair value
Futures contracts purchased
Currency		0.3%	$31,583
Energy		(0.4)	(41,586)
Financial
2 Year U.S. Treasury Note		0.0*	938
Other		0.0*	2,328
Total Financial		0.0*	3,266
Food & Fiber		0.1	13,975
Indices		0.0*	3,476
Metals
63 contracts of CMX Gold expiring February 2012		(8.6)	(821,340)
Other		(0.2)	(14,913)

Total Metals		(8.8)	(836,253)

Total futures contracts purchased		(8.8)	(825,539)

Futures contracts sold
Currency		0.4	41,319
Energy		0.4	42,200
Financial		(0.1)	(5,281)
Food & Fiber		0.1	11,690
Indices		0.3	32,845
Livestock		0.1	9,280
Metals		0.6	56,459

Total futures contracts sold		1.8	188,512

Total futures contracts, at fair value		(7.0)%	$(637,027)

Futures and forward contracts by country composition
Australian		0.1%	$5,388
European Monetary Union		0.3	33,647
Great Britain		0.0 *	2,903
Japan		0.4	51,087
United States		(7.8)	(732,169)
Other		0.2	23,646

Total futures and forward contracts by country		(6.8)%	$(615,498)

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.—SERIES B

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2010

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 24, 2011 (amortized cost $4,649,068), securities are held in margin accounts as collateral for open futures and forwards	$4,650,000	35.9%	$4,649,068

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		1.0	128,830

Total unrealized appreciation on forward contracts		1.0	128,830

Unrealized depreciation on forward contracts
Currency		(0.2)	(22,603)

Total unrealized depreciation on forward contracts		(0.2)	(22,603)

Total forward contracts, at fair value		0.8%	$106,227

Futures contracts, at fair value
Futures contracts purchased
Currency		2.1%	$275,775
Energy		0.5	66,524
Financial		0.6	72,471
Food & Fiber		0.9	112,469
Indices		0.5	67,441
Livestock		0.4	51,490
Metals
117 contracts of CMX Gold expiring February 2011		4.2	538,920
Other		2.9	375,885

Total Metals		7.1	914,805

Total futures contracts purchased		12.1	1,560,975

Futures contracts sold
Currency		0.2	19,444
Energy		(0.1)	(18,790)
Financial		(0.1)	(11,737)
Indices		0.1	14,335
Metals		(1.6)	(209,213)

Total futures contracts sold		(1.5)	(205,961)

Total futures contracts, at fair value		10.6%	$1,355,014

Futures and forward contracts by country composition
Australian		0.0* %	$2,000
European Monetary Union		0.5	48,903
Great Britain		0.3	42,584
Japan		0.9	118,010
United States		7.1	921,121
Other		2.6	328,623

Total futures and forward contracts by country		11.4%	$1,461,241

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P.—SERIES B

STATEMENTS OF OPERATIONS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Investment income, interest	$5,657	$5,025

Expenses
Brokerage commissions	286,128	315,729
Management fee	287,138	231,760
Incentive fee	405,490	210,237
Selling commission	156,375	136,540
Operating expenses	95,710	77,254
MF Global reserve (See Note 4)	101,521	—
Other	11,115	3,870

Total expenses	1,343,477	975,390

Net investment loss	(1,337,820)	(970,365)

Realized and unrealized gain on investments
Net realized gain on futures and forward contracts	2,821,436	3,796,942
Net change in unrealized depreciation on futures and forward contracts	(2,076,739)	2,079,746

Net gain on investments	744,697	5,876,688

Net increase (decrease) in net assets from operations	$(593,123)	$4,906,323

Net increase (decrease) in net assets from operations per Unit (based upon weighted average number of Units outstanding during period) for Series B-1*	$(78.44)	$456.22

Net increase (decrease) in net assets from operations per Unit (based upon change in net asset value per Unit during period) for Series B-1	$(109.60)	$477.53

Net increase (decrease) in net assets from operations per Unit (based upon weighted average number of Units outstanding during period) for Series B-2**	$(50.73)	$547.21

Net increase (decrease) in net assets from operations per Unit (based upon change in net asset value per Unit during period) for Series B-2	$(88.90)	$502.88

*	Weighted average number of Units outstanding for Series B-1 for the Years Ended December 31, 2011 and December 31, 2010: 5,422.14 and 6,793.32, respectively.
**	Weighted average number of Units outstanding for Series B-2 for the Years Ended December 31, 2011 and December 31, 2010: 3,340.25 and 3,273.29, respectively.

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P. – SERIES B

STATEMENTS OF CHANGES IN NET ASSETS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Increase (decrease) in net assets from operations
Net investment loss	$(1,337,820)	$(970,365)
Net realized gain on futures and forward contracts	2,821,436	3,796,942
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(2,076,739)	2,079,746

Net increase (decrease) in net assets from operations	(593,123)	4,906,323
Capital share transactions
Issuance of Units	2,579,285	3,430,215
Redemption of Units	(5,404,403)	(4,097,581)

Net decrease in net assets from capital share transactions	(2,825,118)	(667,366)

Net increase (decrease) in net assets	(3,418,241)	4,238,957
Net assets, beginning of period	12,958,534	8,719,577

Net assets, end of period	$9,540,293	$12,958,534

Series B-1 Units, beginning of period	5,784.122	7,174.897
Issuance of Series B-1 Units	1,527.856	2,402.118
Redemption of Series B-1 Units	(2,787.713)	(3,792.893)

Series B-1 Units, end of period	4,524.265	5,784.122

Series B-2 Units, beginning of period	3,700.480	2,763.500
Issuance of Series B-2 Units	314.675	1,294.860
Redemption of Series B-2 Units	(999.598)	(357.880)

Series B-2 Units, end of period	3,015.557	3,700.480

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P. – SERIES B

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$(593,123)	$4,906,323
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(15,798,222)	(16,394,679)
Sales and maturities of U.S. government securities	17,749,278	16,200,000
Amortization of discounts and premiums	(1,988)	(4,580)
Decrease in due from brokers	(1,031,709)	(1,784,964)
Increase (decrease) in unrealized appreciation on open forward contracts	63,142	(46,985)
Increase (decrease) in unrealized depreciation on open forward contracts	21,556	(132,268)
Increase (decrease) in futures contracts purchased	2,386,514	(2,101,720)
Increase (decrease) in futures contracts sold	(394,473)	201,227
Increase (decrease) in incentive fee	(210,237)	210,237
Increase in management fee	14,848	8,706
Increase in fees payable	12,547	5,997

Net cash provided by operating activities	2,218,133	1,067,294

Cash flows from financing activities
Subscriptions, net of change in subscriptions received in advance	2,750,198	3,328,672
Redemptions, net of redemptions payable	(5,404,413)	(3,913,591)

Net cash used in financing activities	(2,654,215)	(584,919)

Net increase (decrease) in cash	(436,082)	482,375
Cash, beginning of year	1,414,893	932,518

Cash, end of year	$978,811	$1,414,893

See accompanying notes to financial statements.

SUPERFUND GOLD, L.P., SUPERFUND GOLD, L.P. – SERIES A and SUPERFUND GOLD, L.P. – SERIES B

NOTES TO FINANCIAL STATEMENTS

December 31, 2011

(1)	Nature of Operations

Organization and Business

Superfund Gold, L.P., a Delaware Limited Partnership (the “Fund”), commenced operations on April 1, 2009. The Fund was organized to trade speculatively in the United States and international commodity futures and forward markets using a strategy developed by Superfund Capital Management, Inc., the general partner and trading advisor of the Fund (“Superfund Capital Management”). The Fund has issued two series of units of limited partnership interest (“Units”), each with a subseries, Series A-1/A-2 and Series B-1/B-2 (each a “Series”). Series A-1/A-2 and Series B-1/B-2 are traded and managed the same way, with the exception of the degree of leverage. Series B implements the Fund’s futures and forward trading program at a leverage level equal to approximately 1.5 times that implemented on behalf of Series A. Over the long term (periods of several years), the targeted average ratio of margin to equity for Series A is approximately 20% and approximately 30% for Series B. The leverage with which each of the Series is traded is the only difference between the Series. Sub-Series within a Series are not managed differently. Rather, Series A-1 Units and Series B-1 Units are subject to selling commissions. Series A-2 Units and Series B-2 Units are not subject to selling commissions but are available exclusively to: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed-fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA Inc. (“Superfund USA”) serves as selling agent, (ii) investors who purchased the Units through Superfund USA or an affiliated broker and who are commodity pools operated by commodity pool operators registered as such with the Commodity Futures Trading Commission and (iii) investors who have paid the maximum selling commission on their Series A-1 or Series B-1 Units (by re-designation of such Units as Series A-2 Units or Series B-2 Units as described herein). The foregoing eligibility requirements and selling commissions are the only differences between the Sub-Series within a Series.

The term of the Fund commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act and shall end upon the first to occur of the following: (i) receipt by Superfund Capital Management of an approval to dissolve the Fund at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of each Series then owned by Limited Partners of each Series, notice of which is sent by certified mail return receipt requested to Superfund Capital Management not less than 90 days prior to the effective date of such dissolution; (ii) withdrawal, insolvency or dissolution of Superfund Capital Management or any other event that causes Superfund Capital Management to cease to be the general partner of the Fund, unless (a) at the time of each event there is at least one remaining general partner of the Fund who carries on the business of the Fund (and each remaining general partner of the Fund is hereby authorized to carry on the business of general partner of the Fund in such an event), or (b) within 120 days after such event Limited Partners of a Series holding a majority of Units of such Series agree in writing to continue the business of the Fund and such Series and to the appointment, effective as of the date of such event, of one or more general partners of the Fund and such Series; (iii) a decline in the aggregate net assets of each Series to less than $500,000 at any time following commencement of trading in the Series; or (iv) any other event which shall make it unlawful for the existence of the Fund to be continued or which requires termination of the Fund.

(2)	Basis of Presentation and Significant Accounting Policies

(a)	Basis of Presentation

Pursuant to rules and regulations of the Securities and Exchange Commission (“SEC”), audited financial statements are prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and presented for the Fund as a whole, as the SEC registrant, and for Series A and Series B individually. For the avoidance of doubt, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the Fund generally or any other Series. Accordingly, the assets of one Series of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Series, including, without limitation, funds delivered to the Fund for the purchase of Units in that Series.

(b)	Valuation of Investments in Futures Contracts, Forward Contracts and U.S Treasury Bills

All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on a trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available. Exchange-traded futures contracts are valued at settlement prices published by the recognized exchange. Any spot and forward foreign currency contracts held by the Fund will be valued at published settlement prices or at dealers’ quotes. The Fund uses the amortized cost method for valuing U.S. Treasury Bills due to the short-term nature of such instruments; accordingly, the cost of securities plus accreted discount, or minus amortized premium, approximates fair value (See Note (2)(h) – Fair Value Measurements).

(c)	Translation of Foreign Currency

Assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the period end exchange rates. Purchases and sales of investments and income and expenses that are denominated in foreign currencies are translated into U.S. dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.

The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net realized and unrealized gain (loss) on investments in the statements of operations.

(d)	Investment Transactions, Investment Income and Expenses

Investment transactions are accounted for on a trade-date basis. Interest income and expenses are recognized on the accrual basis. The Fund uses the amortized cost method for valuing U.S. Treasury Bills. Operating expenses of the Fund are allocated to each Series in proportion to the net asset value of the Series at the beginning of each month. Expenses directly attributable to a particular Series are charged directly to that Series.

Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statements of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 210-20, Offsetting—Balance Sheet.

(e)	Income Taxes

The Fund does not record a provision for U.S. income taxes because the partners report their share of the Fund’s income or loss on their returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

Superfund Capital Management has evaluated the application of ASC 740, Income Taxes (“ASC 740”) to the Fund, to determine whether or not there are uncertain tax positions that require financial statement recognition. Based on this evaluation, the Fund has determined no reserves for uncertain tax position are required to be recorded as a result of the application of ASC 740. The Fund is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. As a result, no income tax liability or expense has been recorded in the accompanying financial statements. The Fund files federal and various state tax returns. The 2009 through 2011 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

(f)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires Superfund Capital Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

(g)	Recently Issued Accounting Pronouncements

ASU 2011-11

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-11, Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). ASU 2011-11 requires disclosures to make financial statements that are prepared under U.S. GAAP more comparable to those prepared under International Financial Reporting Standards (“IFRS”). The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of assets and liabilities as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, ASU 2011-11 requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. New disclosures are required for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The General Partner is evaluating the impact of ASU 2011-11 on the financial statements and disclosures.

ASU 2011-04

In May 2011, FASB issued ASU No. 2011-04 Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. ASU 2011-04 includes common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS. ASU 2011-04 will require reporting entities to disclose the following information for fair value measurements categorized within Level 3 of the fair value hierarchy: quantitative information about the unobservable inputs used in the fair value measurement, the valuation processes used by the reporting entity and a narrative description of the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs. In addition, ASU 2011-04 will require reporting entities to make disclosures about amounts and reasons for all transfers in and out of Level 1 and Level 2 fair value measurements. The new and revised disclosures are effective for interim and annual reporting periods beginning after December 15, 2011. The General Partner is currently evaluating the implications of ASU No. 2011-04 and its impact on the financial statements.

ASU 2010-06

In January 2010, FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”), which amends the disclosure requirements of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) and requires new disclosures regarding transfers in and out of Level 1 and 2 categories, as well as requires entities to separately present purchases, sales, issuances and settlements in their reconciliation of Level 3 fair value measurements (i.e., to present such items on a gross basis rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. As of January 1, 2010, the Fund adopted ASU 2010-06 except for the disclosures about purchases, sales, issuances, and settlements in the rollforward activity in Level 3 fair value measurements, which were adopted as of January 1, 2011. The adoption of the remaining provisions has not had a material impact on the Fund’s financial statement disclosures.

(h)	Fair Value Measurements

The Fund follows ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1    Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2    Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3    Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. In determining fair value, the Fund separates its financial instruments into two categories: U.S. government securities and derivative contracts.

U.S. Government Securities. The Fund’s only market exposure in instruments held other than for trading is in its U.S. Treasury Bill portfolio. As the Fund uses the amortized cost method for valuing its U.S. Treasury Bill portfolio, which approximates fair value, this portfolio is classified within level 2 of the fair value hierarchy.

Derivative Contracts. Derivative contracts can be exchange-traded or over-the-counter (“OTC”). Exchange-traded derivatives typically fall within level 1 or level 2 of the fair value hierarchy depending on whether they are deemed to be actively traded or not. The Fund has exposure to exchange-traded derivative contracts through the Fund’s trading of exchange-traded futures contracts. The Fund’s exchange-traded futures contract positions are valued daily at settlement prices published by the applicable exchanges. In such cases, provided they are deemed to be actively traded, exchange-traded derivatives are classified within level 1 of the fair value hierarchy. Less actively traded exchange-traded derivatives fall within level 2 of the fair value hierarchy.

OTC derivatives are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, model calibration to market-clearing transactions, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms of, and specific risks inherent in, the instrument as well as the availability of pricing information in the market. For OTC derivatives that trade in liquid markets, such as generic forwards and swaps, model inputs can generally be verified and model selection does not involve significant management judgment. The OTC derivatives held by the Fund may include forwards and swaps. Spot and forward foreign currency contracts held by the Fund are valued at published daily settlement prices or at dealers’ quotes. The Fund’s forward positions are typically classified within level 2 of the fair value hierarchy.

Certain OTC derivatives traded in less liquid markets with limited pricing information, and the determination of fair value for these derivatives is inherently more difficult. Such instruments are classified within level 3 of the fair value hierarchy. Where the Fund does not have corroborating market evidence to support significant model inputs and cannot verify the model to market transactions, transaction price is initially used as the best estimate of fair value. Accordingly, when a pricing model is used to value such an instrument, the model is adjusted so that the model value at inception equals the transaction price. The valuations of these less liquid OTC derivatives are typically based on level 1 and/or level 2 inputs that can be observed in the market, as well as unobservable level 3 inputs. Subsequent to initial recognition, the Fund updates the level 1 and level 2 inputs to reflect observable market changes, with resulting gains and losses reflected within level 3. Level 3 inputs are only changed when corroborated by evidence such as similar market transactions, third-party pricing services and/or broker or dealer quotations, or other empirical market data. In circumstances where the Fund cannot verify the model value to market transactions, it is possible that a different valuation model could produce a materially different estimate of fair value. The Fund attempts to avoid holding less liquid OTC derivatives. However, once held, the market for any particular derivative contract could become less liquid during the holding period.

As of and during the years ended December 31, 2011 and December 31, 2010, the Fund held no investments or derivative contracts valued using level 3 inputs.

The following table summarizes the valuation of the Fund’s assets and liabilities by the ASC 820 fair value hierarchy as of December 31, 2011:

Superfund Gold, L.P.

	Balance December 31, 2011	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$6,400,000	$—	$6,400,000	$—
Unrealized appreciation on open forward contracts	134,988	—	134,988	—
Futures contracts sold	378,483	378,483	—	—

Total Assets Measured at Fair Value	$6,913,471	$378,483	$6,534,988	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$95,397	$—	$95,397	$—
Futures contracts sold	2,237,362	2,237,362	—	—

Total Liabilities Measured at Fair Value	$2,332,759	$2,237,362	$95,397	$—

Superfund Gold, L.P. – Series A

	Balance December 31, 2011	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$3,700,000	$—	$3,700,000	$—
Unrealized appreciation on open forward contracts	69,300	—	69,300	—
Futures contracts sold	189,971	189,971	—	—

Total Assets Measured at Fair Value	$3,959,271	$189,971	$3,769,300	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$51,238	$—	$51,238	$—
Futures contracts purchased	1,411,823	1,411,823	—	—

Total Liabilities Measured at Fair Value	$1,463,061	$1,411,823	$51,238	$—

Superfund Gold, L.P. – Series B

	Balance December 31, 2011	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$2,700,000	$—	$2,700,000	$—
Unrealized appreciation on open forward contracts	65,688	—	65,688	—
Futures contracts sold	188,512	188,512	—	—

Total Assets Measured at Fair Value	$2,954,200	$188,512	$2,765,688	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$44,159	$—	$44,159	$—
Futures contracts purchased	825,539	825,539	—	—

Total Liabilities Measured at Fair Value	$869,698	$825,539	$44,159	$—

The following table summarizes the valuation of the Fund’s assets and liabilities by the ASC 820 fair value hierarchy as of December 31, 2010:

Superfund Gold, L.P.

	Balance December 31, 2010	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$9,598,087	$—	$9,598,087	$—
Unrealized appreciation on open forward contracts	224,585	—	224,585	—
Futures contracts purchased	2,832,921	2,832,921	—	—

Total Assets Measured at Fair Value	$12,655,593	$2,832,921	$9,822,672	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$36,460	$—	$36,460	$—
Futures contracts sold	349,805	349,805	—	—

Total Liabilities Measured at Fair Value	$386,265	$349,805	$36,460	$—

Superfund Gold, L.P. – Series A

	Balance December 31, 2010	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$4,949,019	$—	$4,949,019	$—
Unrealized appreciation on open forward contracts	95,755	—	95,755	—
Futures contracts purchased	1,271,946	1,271,946	—	—

Total Assets Measured at Fair Value	$6,316,720	$1,271,946	$5,044,774	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$13,857	$—	$13,857	$—
Futures contracts sold	143,844	143,844	—	—

Total Liabilities Measured at Fair Value	$157,701	$143,844	$13,857	$—

Superfund Gold, L.P. – Series B

	Balance December 31, 2010	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$4,649,068	$—	$4,649,068	$—
Unrealized appreciation on open forward contracts	128,830	—	128,830	—
Futures contracts purchased	1,560,975	1,560,975	—	—

Total Assets Measured at Fair Value	$6,338,873	$1,560,975	$4,777,898	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$22,603	$—	$22,603	$—
Futures contracts sold	205,961	205,961	—	—

Total Liabilities Measured at Fair Value	$228,564	$205,961	$22,603	$—

(3)	Disclosure of derivative instruments and hedging activities

The Fund follows ASC 815, Disclosures about Derivative Instruments and Hedging Activities (“ASC 815”). ASC 815 is intended to improve financial reporting for derivative instruments by requiring enhanced disclosure that enables investors to understand how and why an entity uses derivatives, how derivatives are accounted for, and how derivative instruments affect an entity’s results of operations and financial position.

Derivative instruments held by the Fund do not qualify as derivative instruments held as hedging instruments, as defined in ASC 815. Instead, the Fund includes derivative instruments in its trading activity. Per the requirements of ASC 815, the Fund discloses the gains and losses on its trading activities for both derivative and nonderivative instruments in the Statement of Operations for each Series.

The Fund engages in the speculative trading of forward contracts in currency and futures contracts in a wide range of commodities, including equity markets, interest rates, food and fiber, energy, livestock and metals. ASC 815 requires entities to recognize all derivatives instruments as either assets or liabilities at fair value in the statement of financial position. Investments in forward contracts and commodity futures contracts are recorded in the Statements of Assets and Liabilities as “unrealized appreciation or depreciation on open forward contracts and futures contracts purchased and futures contracts sold.” Since the derivatives held or sold by the Fund are for speculative trading purposes, the derivative instruments are not designated as hedging instruments under the provisions of ASC 815. Accordingly, all realized gains and losses, as well as any change in net unrealized gains or losses on open positions from the preceding period, are recognized as part of the Fund’s realized and unrealized gain (loss) on investments in the Statements of Operations.

Superfund Capital Management believes futures and forward trading activity expressed as a percentage of net assets is indicative of trading activity. Information concerning the fair value of the Fund’s derivatives held long or sold short, as well as information related to the annual average volume of the Fund’s derivative activity, is as follows:

Superfund Gold, L.P.

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2011, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2011	Liability Derivatives at December 31, 2011	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$134,988	$—	$134,988
Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(95,397)	(95,397)
Futures contracts	Futures contracts purchased	—	(2,237,362)	(2,237,362)
Futures contracts	Futures contracts sold	378,483	—	378,483

Totals		$513,471	$(2,332,759)	$(1,819,288)

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2010, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2010	Liability Derivatives at December 31, 2010	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$224,585	$—	$224,585
Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(36,460)	(36,460)
Futures contracts	Futures contracts purchased	2,832,921	—	2,832,921
Futures contracts	Futures contracts sold	—	(349,805)	(349,805)

Totals		$3,057,506	$(386,265)	$2,671,241

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2011:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Gain (Loss) on Derivatives Recognized in Income	Net Change in Unrealized Depreciation on Derivatives Recognized in Income
Foreign exchange contracts	Net realized and unrealized loss on futures and forward contracts	$(119,549)	$(148,534)
Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	5,708,315	(4,341,995)

Total		$5,588,766	$(4,490,529)

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2010:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain on Derivatives Recognized in Income	Net Realized Gain on Derivatives Recognized in Income	Net Change in Unrealized Appreciation on Derivatives Recognized in Income
Foreign exchange contracts	Net realized and unrealized gain on futures and forward contracts	$35,721	$261,151
Futures contracts	Net realized and unrealized gain on futures and forward contracts	7,134,846	3,309,902
Total		$7,170,567	$3,571,053

Superfund Gold, L.P. gross and net unrealized gains and losses by long and short positions as of December 31, 2011:

	$000,000	$000,000		$000,000	$000,000	$000,000	$000,000	$000,000	$000,000	$000,000
	As of December 31, 2011
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets		Losses	% of Net Assets	Gains	% of Net Assets	Losses	% of Net Assets	Net Unrealized Gains (Losses) on Open Positions
Foreign Exchange	$5,543	0.0	*	$(44,476)	(0.2)	$129,445	0.5	$(50,921)	(0.2)	$39,591
Currency	68,883	0.3		(400)	(0.0)*	91,363	0.4	(6,081)	(0.0)*	153,765
Financial	33,539	0.1		(27,659)	(0.1)	—	—	(11,937)	(0.0)*	(6,057)
Food & Fiber	32,513	0.1		(1,800)	(0.0)*	85,412	0.3	(62,115)	(0.2)	54,010
Indices	10,041	0.0	*	(1,848)	(0.0)*	77,622	0.3	(18,751)	(0.1)	67,064
Metals	1,110	0.0	*	(2,265,102)	(8.9)	163,647	0.6	(44,307)	(0.2)	(2,144,652)
Livestock	—	—		—	—	19,430	0.1	(480)	(0.0)*	18,950
Energy	—	—		(86,639)	(0.3)	84,680	0.3	—	—	(1,959)

Totals	$151,629	0.5		$(2,427,924)	(9.5)	$651,599	2.5	$(194,592)	(0.7)	$(1,819,288)

*	Due to rounding

Superfund Gold, L.P. gross and net unrealized gains and losses by long and short positions as of December 31, 2010:

	$000,000	$000,000	$000,000	$000,000		$000,000	$000,000		$000,000	$000,000	$000,000
	As of December 31, 2010
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets	Losses	% of Net Assets		Gains	% of Net Assets		Losses	% of Net Assets	Net Unrealized Gains on Open Positions
Foreign Exchange	$193,612	0.7	$(14,156)	(0.1)		$30,974	0.1		(22,305)	(0.1)	$188,125
Currency	484,663	1.8	—	—		53,250	0.2		(19,556)	(0.1)	518,357
Financial	135,655	0.5	(8,118)	(0.0	)*	6,771	0.0	*	(29,115)	(0.1)	105,193
Food & Fiber	195,205	0.7	(955)	(0.0	)*	—	—		—	—	194,250
Indices	207,408	0.8	(93,343)	(0.3)		23,963	0.1		—	—	138,028
Metals	1,715,408	6.4	(6,245)	(0.0	)*	—	—		(354,138)	(1.3)	1,355,025
Livestock	92,610	0.3	(150)	(0.0	)*	—	—		—	—	92,460
Energy	134,619	0.5	(23,836)	(0.1)		—	—		(30,980)	(0.1)	79,803

Totals	$3,159,180	11.7	$(146,803)	(0.5)		$114,958	0.4		$(456,094)	(1.7)	$2,671,241

*	Due to rounding

Superfund Gold, L.P. average* contract volume by market sector for the Year Ended December 31, 2011:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions
Foreign Exchange	75	73	$409,877	$343,903

	Average Number of Long Contracts	Average Number of Short Contracts
Currency	1,023	224
Financial	1,726	510
Food & Fiber	131	71
Indices	659	471
Metals	393	136
Livestock	57	26
Energy	295	418

Totals	4,359	1,929

*	Based on quarterly holdings

Superfund Gold, L.P. average* contract volume by market sector for the Year Ended December 31, 2010:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions
Foreign Exchange	78	82	$336,671	$303,121

	Average Number of Long Contracts	Average Number of Short Contracts
Currency	576	84
Financial	1,248	570
Food & Fiber	147	74
Indices	973	187
Metals	413	44
Livestock	43	11
Energy	361	234

Totals	3,839	1,286

*	Based on quarterly holdings

Superfund Gold, L.P. trading results by market sector:

	For the Year Ended December 31, 2011
	Net Realized Gains (Losses)	Change in Net Unrealized Losses	Net Trading Gains (Losses)
Foreign Exchange	$(119,549)	$(148,534)	$(268,083)
Currency	(1,508,127)	(364,592)	(1,872,719)
Financial	2,001,449	(111,250)	1,890,199
Food & Fiber	(517,447)	(140,240)	(657,687)
Indices	(1,877,005)	(70,964)	(1,947,969)
Metals	6,405,112	(3,499,677)	2,905,435
Livestock	(284,910)	(73,510)	(358,420)
Energy	1,489,243	(81,762)	1,407,481

Total net trading gains (losses)	$5,588,766	$(4,490,529)	$1,098,237

	For the Year Ended December 31, 2010
	Net Realized Gains (Losses)	Change in Net Unrealized Gains (Losses)	Net Trading Gains (Losses)
Foreign Exchange	$35,721	$261,151	$296,872
Currency	691,570	615,043	1,306,613
Financial	2,099,722	170,993	2,270,715
Food & Fiber	24,772	60,020	84,792
Indices	578,673	(115,837)	462,836
Metals	4,755,671	2,450,096	7,205,767
Livestock	(132,870)	101,650	(31,220)
Energy	(882,692)	27,937	(854,755)

Total net trading gains (losses)	$7,170,567	$3,571,053	$10,741,620

Superfund Gold, L.P.—Series A

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2011, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2011	Liability Derivatives at December 31, 2011	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$69,300	$—	$69,300

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(51,238)	(51,238)

Futures contracts	Futures contracts purchased	—	(1,411,823)	(1,411,823)

Futures contracts	Futures contracts sold	189,971	—	189,971

Totals		$259,271	$(1,463,061)	$(1,203,790)

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2010, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2010	Liability Derivatives at December 31, 2010	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$95,755	$—	$95,755

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(13,857)	(13,857)

Futures contracts	Futures contracts purchased	1,271,946	—	1,271,946

Futures contracts	Futures contracts sold	—	(143,844)	(143,844)

Totals		$1,367,701	$(157,701)	$1,210,000

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2011:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Gain (Loss) on Derivatives Recognized in Income	Net Change in Unrealized Depreciation on Derivatives Recognized in Income
Foreign exchange contracts	Net realized and unrealized loss on futures and forward contracts	$(96,463)	$(63,836)

Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	2,863,793	(2,349,954)

Total		$2,767,330	$(2,413,790)

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2010:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain on Derivatives Recognized in Income	Net Realized Gain on Derivatives Recognized in Income	Net Change in Unrealized Appreciation on Derivatives Recognized in Income
Foreign exchange contracts	Net realized and unrealized gain on futures and forward contracts	$164,227	$81,898

Futures contracts	Net realized and unrealized gain on futures and forward contracts	3,209,398	1,409,409

Total		$3,373,625	$1,491,307

Superfund Gold, L.P. – Series A gross and net unrealized gains and losses by long and short positions as of December 31, 2011:

	As of December 31, 2011
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets		Losses	% of Net Assets	Gains	% of Net Assets	Losses	% of Net Assets	Net Unrealized Gains (Losses) on Open Positions
Foreign Exchange	$2,774	0.0	*	$(23,321)	(0.1)	$66,526	0.4	$(27,917)	(0.2)	$18,062
Currency	37,100	0.2		(200)	(0.0)*	47,744	0.3	(3,781)	(0.0)	80,863
Financial	17,166	0.1		(14,552)	(0.1)	—	—	(6,656)	(0.0)	(4,042)
Food & Fiber	17,413	0.1		(675)	(0.0)*	44,589	0.3	(32,982)	(0.2)	28,345
Indices	5,624	0.1		(907)	(0.0)*	38,232	0.2	(12,206)	(0.1)	30,743
Metals	1,110	0.0	*	(1,428,849)	(9.0)	88,207	0.6	(25,326)	(0.2)	(1,364,858)
Livestock	—	—		—	—	9,670	0.1	—	—	9,670
Energy	—	—		(45,053)	(0.3)	42,480	0.3	—	—	(2,573)

Totals	$81,187	0.5		$(1,513,557)	(9.5)	$337,448	2.2	$(108,868)	(0.7)	$(1,203,790)

*	Due to rounding

Superfund Gold, L.P. – Series A gross and net unrealized gains and losses by long and short positions as of December 31, 2010:

	As of December 31, 2010
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets	Losses	% of Net Assets		Gains	% of Net Assets		Losses	% of Net Assets	Net Unrealized Gains on Open Positions
Foreign Exchange	$84,142	0.6	$(4,472)	(0.0	)*	$11,613	0.1		$(9,385)	(0.1)	$81,898
Currency	208,888	1.5	—	—		22,631	0.2		(8,381)	(0.1)	223,138
Financial	58,501	0.4	(3,435)	(0.0	)*	1,766	0.0	*	(12,373)	(0.1)	44,459
Food & Fiber	82,217	0.6	(436)	(0.0	)*	—	—		—	—	81,781
Indices	84,851	0.7	(38,227)	(0.3)		9,628	0.1		—	—	56,252
Metals	797,284	5.8	(2,926)	(0.0	)*	—	—		(144,925)	(1.1)	649,433
Livestock	41,020	0.3	(50)	(0.0	)*	—	—		—	—	40,970
Energy	54,905	0.4	(10,646)	(0.1)		—	—		(12,190)	(0.1)	32,069

Totals	$1,411,808	10.3	$(60,192)	(0.4)		$45,638	0.4		$(187,254)	(1.5)	$1,210,000

*	Due to rounding

Series A average* contract volume by market sector for the Year Ended December 31, 2011:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions
Foreign Exchange	36	35	$184,028	$159,210

	Average Number of Long Contracts	Average Number of Short Contracts
Currency	479	111
Financial	805	235
Food & Fiber	61	36
Indices	283	229
Metals	181	62
Livestock	27	13
Energy	138	202

Totals	2,010	923

*	Based on quarterly holdings

Series A average* contract volume by market sector for the Year Ended December 31, 2010:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions
Foreign Exchange	24	23	$82,174	$46,696

	Average Number of Long Contracts	Average Number of Short Contracts
Currency	184	27
Financial	366	186
Food & Fiber	41	23
Indices	285	54
Metals	127	12
Livestock	13	3
Energy	100	81

Totals	1,140	409

*	Based on quarterly holdings

Series A trading results by market sector:

	For the Year Ended December 31, 2011
	Net Realized Gains (Losses)	Change in Net Unrealized Lossess	Net Trading Gains (Losses)
Foreign Exchange	$(96,463)	$(63,836)	$(160,299)
Currency	(853,077)	(142,275)	(995,352)
Financial	945,914	(48,501)	897,413
Food & Fiber	(253,834)	(53,436)	(307,270)
Indices	(930,898)	(25,509)	(956,407)
Metals	3,488,133	(2,014,291)	1,473,842
Livestock	(149,450)	(31,300)	(180,750)
Energy	617,005	(34,642)	582,363

Total net trading gains (losses)	$2,767,330	$(2,413,790)	$353,540

	For the Year Ended December 31, 2010
	Net Realized Gains (Losses)	Change in Net Unrealized Gains	Net Trading Gains (Losses)
Foreign Exchange	$164,227	$81,898	$246,125
Currency	379,999	238,235	618,234
Financial	563,890	52,387	616,277
Food & Fiber	17,166	65,841	83,007
Indices	284,057	40,408	324,465
Metals	2,300,929	936,303	3,237,232
Livestock	(36,170)	42,050	5,880
Energy	(300,473)	34,185	(266,288)

Total net trading gains	$3,373,625	$1,491,307	$4,864,932

Superfund Gold, L.P.—Series B

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2011, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2011	Liability Derivatives at December 31, 2011	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$65,688	$—	$65,688
Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(44,159)	(44,159)
Futures contracts	Futures contracts purchased	—	(825,539)	(825,539)
Futures contracts	Futures contracts sold	188,512	—	188,512

Totals		$254,200	$(869,698)	$(615,498)

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2010, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2010	Liability Derivatives at December 31, 2010	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$128,830	$—	$128,830
Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(22,603)	(22,603)
Futures contracts	Futures contracts purchased	1,560,975	—	1,560,975
Futures contracts	Futures contracts sold	—	(205,961)	(205,961)

Totals		$1,689,805	$(228,564)	$1,461,241

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2011:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Gain (Loss) on Derivatives Recognized in Income	Net Change in Unrealized Depreciation on Derivatives Recognized in Income
Foreign Exchange contracts	Net realized and unrealized loss on futures and forward contracts	$(23,086)	$(84,698)
Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	2,844,522	(1,992,041)

Total		$2,821,436	$(2,076,739)

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2010:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Gain (Loss) on Derivatives Recognized in Income	Net Change in Unrealized Appreciation on Derivatives Recognized in Income
Foreign Exchange contracts	Net realized and unrealized gain (loss) on futures and forward contracts	$(128,506)	$179,253
Futures contracts	Net realized and unrealized gain on futures and forward contracts	3,925,448	1,900,493

Total		$3,796,942	$2,079,746

Superfund Gold, L.P. – Series B gross and net unrealized gains and losses by long and short positions as of December 31, 2011:

	00000000	00000000		00000000	00000000	00000000	00000000	00000000	00000000	00000000
	As of December 31, 2011
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets		Losses	% of Net Assets	Gains	% of Net Assets	Losses	% of Net Assets	Net Unrealized Gains (Losses) on Open Positions
Foreign Exchange	$2,769	0.0	*	$(21,155)	(0.3)	$62,919	0.7	$(23,004)	(0.2)	$21,529
Currency	31,783	0.3		(200)	(0.0)*	43,619	0.4	(2,300)	(0.0)*	72,902
Financial	16,373	0.1		(13,107)	(0.1)	—	—	(5,281)	(0.1)	(2,015)
Food & Fiber	15,100	0.1		(1,125)	(0.0)*	40,823	0.4	(29,133)	(0.3)	25,665
Indices	4,417	0.0	*	(941)	(0.0)*	39,390	0.4	(6,545)	(0.1)	36,321
Metals	—	—		(836,253)	(8.8)	75,440	0.8	(18,981)	(0.2)	(779,794)
Livestock	—	—		—	—	9,760	0.1	(480)	(0.0)*	9,280
Energy	—	—		(41,586)	(0.4)	42,200	0.4	—	—	614

Totals	$70,442	0.5		$(914,367)	(9.6)	$314,151	3.2	$(85,724)	(0.9)	$615,498

*	Due to rounding

Superfund Gold, L.P. – Series B gross and net unrealized gains and losses by long and short positions as of December 31, 2010:

	00000000	00000000	00000000	00000000		00000000	00000000		00000000	00000000	00000000
	As of December 31, 2010
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets	Losses	% of Net Assets		Gains	% of Net Assets		Losses	% of Net Assets	Net Unrealized Gains on Open Positions
Foreign Exchange	$109,470	0.9	$(9,684)	(0.1)		$19,361	0.1		$(12,920)	(0.1)	$106,227
Currency	275,775	2.1	—	—		30,619	0.3		(11,175)	(0.1)	295,219
Financial	77,154	0.6	(4,683)	(0.0	)*	5,005	0.0	*	(16,742)	(0.1)	60,734
Food & Fiber	112,988	0.9	(519)	(0.0	)*	—	—		—	—	112,469
Indices	122,557	0.9	(55,116)	(0.4)		14,335	0.1		—	—	81,776
Metals	918,124	7.1	(3,319)	(0.0	)*	—	—		(209,213)	(1.6)	705,592
Livestock	51,590	0.4	(100)	(0.0	)*	—	—		—	—	51,490
Energy	79,714	0.6	(13,190)	(0.1)		—	—		(18,790)	(0.1)	47,734

Totals	$1,747,372	13.5	$(86,611)	(0.6)		$69,320	0.5		$(268,840)	(2.0)	$1,461,241

*	Due to rounding

Series B average* contract volume by market sector for Year Ended December 31, 2011:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions
Foreign Exchange	39	38	$225,849	$184,693

	Average Number of Long Contracts	Average Number of Short Contracts
Currency	544	113
Financial	921	275
Food & Fiber	70	35
Indices	376	242
Metals	212	74
Livestock	30	13
Energy	157	216

Totals	2,349	1,006

*	Based on quarterly holdings

Series B average* contract volume by market sector for Year Ended December 31, 2010:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions
Foreign Exchange	54	59	$254,497	$256,425

	Average Number of Long Contracts	Average Number of Short Contracts
Currency	392	57
Financial	882	384
Food & Fiber	106	51
Indices	688	133
Metals	286	32
Livestock	30	8
Energy	261	153

Totals	2,699	877

*	Based on quarterly holdings

Series B trading results by market sector

	For the Year Ended December 31, 2011
	Net Realized Gains (Losses)	Change in Net Unrealized Losses	Net Trading Gains (Losses)
Foreign Exchange	$(23,086)	$(84,698)	$(107,784)
Currency	(655,050)	(222,317)	(877,367)
Financial	1,055,535	(62,749)	992,786
Food & Fiber	(263,613)	(86,804)	(350,417)
Indices	(946,107)	(45,455)	(991,562)
Metals	2,916,979	(1,485,386)	1,431,593
Livestock	(135,460)	(42,210)	(177,670)
Energy	872,238	(47,120)	825,118

Total net trading gains (losses)	$2,821,436	$(2,076,739)	$744,697

	For the Year Ended December 31, 2010
	Net Realized Gains (Losses)	Change in Net Unrealized Gains (Losses)	Net Trading Gains (Losses)
Foreign Exchange	$(128,506)	$179,253	$50,747
Currency	311,571	376,808	688,379
Financial	1,535,832	118,606	1,654,438
Food & Fiber	7,606	(5,821)	1,785
Indices	294,616	(156,245)	138,371
Metals	2,454,742	1,513,793	3,968,535
Livestock	(96,700)	59,600	(37,100)
Energy	(582,219)	(6,248)	(588,467)

Total net trading gains	$3,796,942	$2,079,746	$5,876,688

(4)	Due from/to Brokers

Due from brokers consist of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain securities. As of December 31, 2011, there were no amounts due to brokers.

In the normal course of business, all of the Fund’s marketable securities transactions, money balances and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with whom it conducts business is unable to fulfill contractual obligations on its behalf. On October 31, 2011, MF Global reported to the SEC and the CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation proceeding led by SIPC would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act. Superfund Capital Management closely monitored MF Global in the weeks prior to October 31, 2011 and began reducing the Fund’s exposure to MF Global. In October, total trading positions and assets of the Fund held at MF Global were reduced and steps were initiated to transfer all remaining positions and assets from MF Global to other clearing brokers prior to the bankruptcy filing. On November 21, 2011, the SIPC liquidation Trustee announced that the shortfall in the customer segregated funds account could be as much as 22% or more. After consideration of the Fund’s exposure, the General Partner caused the Fund to take a reserve to account for the Fund’s estimated exposure to such 22% shortfall as of October 31, 2011. As of December 31, 2011 approximately $335,000 of Series A-1 assets were still on deposit in an account(s) at MF Global. These assets represented approximately 2.7% of Series A-1’s net asset value of approximately $12.51 million as of December 31, 2011. On October 31, 2011, Series A-1 recorded a reserve that reduced the net asset value by $74,240 (or approximately $8.88 per Series A-1 Unit) as of December 31, 2011. As of December 31, 2011 approximately $85,000 of Series A-2 assets were still on deposit in an account(s) at MF Global. These assets represented approximately 2.6% of Series A-2’s net asset value of approximately $3.31 million as of December 31, 2011. On October 31, 2011, Series A-2 recorded a reserve that reduced the net asset value by $18,992 (or approximately $9.32 per Series A-2 Unit) as of December 31, 2011. As of December 31, 2011 approximately $269,000 of Series B-1 assets were still on deposit in an account(s) at MF Global. These assets represented approximately 4.8% of Series B-1’s net asset value of approximately $5.62 million as of December 31, 2011. On October 31, 2011, Series B-1 recorded a reserve that reduced the net asset value by $60,399 (or approximately $13.05 per Series B-1 Unit) as of December 31, 2011. As of December 31, 2011 approximately $183,000 of Series B-2 assets were still on deposit in an account(s) at MF Global. These assets represented approximately 4.7% of Series B-2’s net asset value of approximately $3.92 million as of December 31, 2011. On October 31, 2011, Series B-2 recorded a reserve that reduced the net asset value by $41,122 (or approximately $13.64 per Series B-2 Unit) as of December 31, 2011. The General Partner does not believe that the MF Global liquidation will have a material impact on the ongoing trading operations of the Fund. However, because MF Global is still in the liquidation process as of today, further developments in the MF Global liquidation proceedings may have an impact on the ability of the Fund to:

•	satisfy redemption requests in the normal 20-day time period;

•	adequately value redemption requests in the ordinary timeframe;

•	accept new subscriptions and properly value the net asset value for new subscribers; and

•	provide for accurate valuation in the Fund’s account statements provided to Limited Partners.

There can be no assurances:

•	that the Fund will have immediate access to any or all of its assets in accounts held at MF Global; and

•	as to the amount or value of those assets in the context of the bankruptcy.

Future actions involving MF Global may impact the Fund’s ability to value the portion of its assets held at MF Global and/or delay the payment of a Limited Partner’s pro rata share of such assets upon redemption. The foregoing reserve is based upon available information. As additional information becomes available, additional reserves may be taken or prior reserves reversed, which will be accounted for in accordance with generally accepted accounting principles as of the time that such information is then available (and not as of the date that the liquidation proceedings commenced with respect to MF Global). As a result, all Limited Partners will participate in any future reserves taken (resulting in decreases in the Fund’s net asset value) or any reversal of prior reserves (resulting in increases in the Fund’s net asset value) to the extent that such Limited Partner holds Units at the time that such reserve is taken or reversed.

(5)	Allocation of Net Profits and Losses

In accordance with the Third Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.

Subscriptions received in advance, if any, represent cash received prior to December 31 for contributions of the subsequent month and do not participate in the earnings of the Fund until the following January.

(6)	Related Party Transactions

Superfund Capital Management shall be paid a management fee equal to one-twelfth of 2.25% of month-end net assets (2.25% per annum) and operating and ongoing offering expenses equal to one-twelfth of 0.75% of month-end net assets (0.75% per annum) when considered together, not to exceed the amount of actual expenses incurred. Superfund Capital Management will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation without respect to interest income or any changes in net asset due to changes in value of the Fund’ dollar for dollar gold position. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered. In addition, Superfund Asset Management Inc., an affiliate of Superfund Capital Management, serves as the introducing broker for the Fund’s futures transactions and receives a portion of the brokerage commissions paid by the Fund in connection with its futures trading. Superfund USA, Inc., an entity related to Superfund Capital Management by common ownership, shall be paid selling commissions equal to 2% of the month-end net asset value per Series A-1 Unit and Series B-1 Unit (one-twelfth of 2% per month). These amounts are included under “Selling commission” in the Statements of Operations. However, the maximum cumulative selling commission per Unit is limited to 10% of the gross offering proceeds of such Unit.

Superfund Capital Management will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered.

As of December 31, 2011, Superfund Capital Management owned 514.919 Units of Series A-1, representing 5.85% of the total issued Units of Series A-1, and 434.257 Units of Series B-1, representing 9.31% of the total issued Units of Series B-1, having a combined value of $1,309,573. Losses allocated to Units of Series A-1 and Series B-1 owned by Superfund Capital Management were $83,901 for the year ended December 31, 2011. Superfund Capital Management did not make any contributions to or withdrawals from any Series during this period. Superfund Capital Management’s ownership of Units of Series A-1 and Series A-2 is included in the overall changes in capital activity reported in the Statements of Changes in Net Assets.

(7)	Financial Highlights

Financial highlights for year ended December 31, 2011, are as follows:

	SERIES A-1	SERIES A-2
Total return*
Total return before incentive fees and MF Global reserve	(2.6)%	(0.6)%
Incentive fees	(1.3)%	(1.5)%
MF Global reserve	(0.6)%	(0.6)%

Total return after incentive fees	(4.5)%	(2.7)%

Ratio to average partners’ capital
Operating expenses before incentive fees	6.7%	4.6%
Incentive fees	1.4%	1.6%
MF Global reserve	0.6%	0.6%

Total expenses	8.6%	6.8%

Net investment loss	(7.2)%	(5.1)%
Net asset value per unit, beginning of period	$1,566.65	$1,671.00
Net investment loss	(143.06)	(120.58)
Net gain on investments	72.56	75.21
Net asset value per unit, end of period	$1,496.15	$1,625.63

*	Total return is calculated for each Series of the Fund taken as a whole. An individual investor’s return may vary from these returns based on the timing of capital transactions.

	00000000	00000000
Other per Unit information:
Net increase in net assets from operations per Unit (based upon weighted average Number of Units during period)	$(103.81)	$(96.66)

Net increase in net assets from operations per Unit (based upon change in net asset value per Unit)	$(70.50)	$(45.37)

Financial highlights for the year ended December 31, 2011, are as follows:

	00000000	00000000
	SERIES B-1	SERIES B-2
Total return*
Total return before incentive fees	(4.8)%	(2.9)%
Incentive fees	(2.3)%	(2.5)%
MF Global reserve	(1.0)%	(1.0)%

Total return after incentive fees	(8.1)%	(6.4)%

Ratio to average partners’ capital
Operating expenses before incentive fees	7.4%	5.3%
Incentive fees	3.3%	3.1%
MF Global reserve	0.8%	0.8%

Total expenses	11.4%	9.2%

Net investment loss	(8.1)%	(6.1)%
Net asset value per unit, beginning of period	$1,351.21	$1,389.80
Net investment loss	(161.43)	(135.67)
Net gain on investments	51.83	46.77
Net asset value per unit, end of period	$1,241.61	$1,300.90

*	Total return is calculated for each Series of the Fund taken as a whole. An individual investor’s return may vary from these returns based on the timing of capital transactions.

Other per Unit information:
Net increase in net assets from operations per Unit (based upon weighted average Number of Units during period)	$(78.44)	$(50.73)

Net increase in net assets from operations per Unit (based upon change in net asset value per Unit)	$(109.60)	$(88.90)

Financial highlights for year ended December 31, 2010, are as follows:

	SERIES A-1	SERIES A-2
Total return
Total return before incentive fees	52.0%	54.9%
Incentive fees	(3.8)%	(4.5)%

Total return after incentive fees	48.2%	50.4%

Ratio to average partners’ capital
Operating expenses before incentive fees	7.2%	5.1%
Incentive fees	4.4%	4.9%

Total expenses	11.6%	10.0%

Net investment loss	(7.0)%	(5.0)%
Net asset value per unit, beginning of period	$1,056.90	$1,111.40
Net investment loss	(142.77)	(132.16)
Net gain on investments	652.52	691.76
Net asset value per unit, end of period	$1,566.65	$1,671.00

*	Total return is calculated for each Series of the Fund taken as a whole. An individual investor’s return may vary from these returns based on the timing of capital transactions.

Other per Unit information:
Net increase in net assets from operations per Unit (based upon weighted average Number of Units during period)	$586.87	$638.10

Net increase in net assets from operations per Unit (based upon change in net asset value per Unit)	$509.75	$559.60

Financial highlights for the year ended December 31, 2010, are as follows:

	SERIES B-1	SERIES B-2
Total return
Total return before incentive fees	56.7%	59.9%
Incentive fees	(2.0)%	(3.2)%

Total return after incentive fees	54.7%	56.7%

Ratio to average partners’ capital
Operating expenses before incentive fees	8.2%	6.2%
Incentive fees	1.6%	3.1%

Total expenses	9.8%	9.3%

Net investment loss	(8.2)%	(6.1)%
Net asset value per unit, beginning of period	$873.68	$886.92
Net investment loss	(95.99)	(95.19)
Net gain on investments	573.52	598.07

Net asset value per unit, end of period	$1,351.21	$1,389.80

*	Total return is calculated for each Series of the Fund taken as a whole. An individual investor’s return may vary from these returns based on the timing of capital transactions.

Other per Unit information:
Net increase in net assets from operations per Unit (based upon weighted average Number of Units during period)	$456.22	$547.21

Net increase in net assets from operations per Unit (based upon change in net asset value per Unit)	$477.53	$502.88

(8)	Financial Instrument Risk

In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or OTC. Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

For the Fund, gross unrealized gains and losses related to exchange traded futures were $668,238 and $2,527,119, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $134,988 and $95,397, respectively, at December 31, 2011.

For Series A, gross unrealized gains and losses related to exchange traded futures were $349,335 and $1,571,187, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $69,300 and $51,238, respectively, at December 31, 2011.

For Series B, gross unrealized gains and losses related to exchange traded futures were $318,903 and $955,932, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $65,688 and $44,159, respectively, at December 31, 2011.

Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and Superfund Capital Management is unable to offset such positions, the Fund could experience substantial losses.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. As the Fund’s assets are held in segregated accounts with futures commission merchants, the Fund has credit risk and concentration risk. The Fund’s futures commission merchants are currently ADM Investor Services, Inc., Barclays Capital Inc., and Rosenthal Collins Group, L.L.C. Prior to its insolvency, the Fund used MF Global, Inc. as one of its futures commission merchants. See Note 4 for additional discussion of MF Global.

Superfund Capital Management monitors and attempts to control the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow Superfund Capital Management to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions and collateral positions.

The majority of these instruments mature within one year of December 31, 2011. However, due to the nature of the Fund’s business, these instruments may not be held to maturity.

(9) Subscriptions and Redemptions

Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscription funds are required to be promptly transmitted to the escrow agent, HSBC Bank USA. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or the subscription funds are returned.

A limited partner of a Series (“Limited Partner”) may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of each month, subject to a minimum redemption of $1,000 and subject further to such Limited Partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $10,000 (or such minimum as was in effect at the time such Limited Partner initially acquired its Units). Limited Partners must transmit a written request of such withdrawal to Superfund Capital Management not less than five business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. Redemptions will generally be paid within twenty days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are the subject of such default or delay. In the event that the estimated net asset value per Unit of a Series, or sub-Series thereof, after adjustments for distributions, as of the close of business on any business day is less than 50% of the net asset value per Unit of such Series, or sub-Series thereof, as of the most recent month-end, a special redemption period shall be established. In the event of a special redemption, Superfund Capital Management shall notify Limited Partners within such Series within seven business days thereafter and shall liquidate all open positions with respect to such Series as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, Superfund Capital Management shall declare a date (a “Special Redemption Date”) with respect to such Series. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by such Series, and Superfund Capital Management shall mail notice of such date to each Limited Partner of such Series and assignee of Units within such Series of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest in such Series redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by Superfund Capital Management). Upon redemption pursuant to a Special Redemption Date, a Limited Partner or any other assignee of whom Superfund Capital Management has received written notice as described above, shall receive from the applicable Series an amount equal to the Net Asset Value of his interest in such Series, determined as of the close of business (as determined by Superfund Capital Management) on such Special Redemption Date. The details of the special redemption are set forth in Section 12 of the Limited Partnership Agreement.

(10) Indemnification

In the normal course of business, the Fund enters into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is dependent on future claims that may be made against the Fund, and therefore cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

(11) Subsequent events

Superfund Capital Management has evaluated the impact of all subsequent events on the Fund through the date the financial statements were issued and has determined that there were no subsequent events requiring recognition or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Superfund Capital Management, Inc.

We have audited the accompanying statement of financial condition of Superfund Capital Management, Inc. (the “Company”) as of December 31, 2011 (expressed in United States dollars). This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statement presents fairly, in all material respects, the financial position of Superfund Capital Management, Inc. as of December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the accompanying financial statement has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.

/S/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

April 30, 2012

SUPERFUND CAPITAL MANAGEMENT, INC.

Statement of Financial Condition

December 31, 2011

(In U.S. Dollars)

Assets

Current Assets:
Cash	$4,625,088
Due from affiliates	1,219,596
Equity investment in affiliated limited partnerships (cost $2,007,003)	2,555,428
Other short term investments	20,917
Other current assets	11,447

Total Current Assets	8,432,476

Non-current Assets:
Fixed assets, net of accumulated depreciation of $198,101	1,646
Other assets	1,864

Total Assets	$8,435,986

Liabilities and Stockholder’s Equity
Current Liabilities:
Accrued expenses	$410,000
Accrued expense - affiliated	13,521

Total Liabilities	423,521

Stockholder’s equity:
Contributed capital, $50 par value. Authorized, issued and outstanding 2,000 shares	100,000
Additional paid-in-capital	2,227,378
Retained earnings	5,685,087

Total Stockholder’s Equity	8,012,465

Total Liabilities and Stockholder’s Equity	$8,435,986

See accompanying notes to the statement of financial condition.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition

December 31, 2011

(1) General Information and Summary of Significant Accounting Policies

Nature of Business

Superfund Capital Management Inc. (the “Company”) was incorporated in Grenada, West Indies, in March 2001. The Company’s business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Superfund Green, L.P. (“Superfund Green”) (formerly Quadriga Superfund, L.P.) and Superfund Gold, L.P. (“Superfund Gold”). The Company is also the investment advisor for Superfund Blue Master SPC, Superfund Blue SPC, Superfund Garant SPC, Superfund Green Master SPC, Superfund Green SPC, Superfund Green Euro SPC, Superfund Green Gold Master SPC, Superfund Green Gold SPC, Superfund HF SPC, Superfund Red SPC, Superfund Red Master SPC, and Superfund Diversified Notes SPC. The Company has no investment in the above mentioned SPCs. The Company is wholly owned by one shareholder.

A summary of the significant accounting policies which have been followed in preparing the accompanying statement of financial condition is set forth below:

Use of Estimates

The accompanying statement of financial condition has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the statement of financial condition in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the statement of financial condition, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

Cash

Cash consists of cash on hand and balances held at banks.

Investment in Affiliated Limited Partnerships

The Company has invested in Superfund Green, L.P. - Series A and Superfund Green, L.P. - Series B, Delaware limited partnerships, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Superfund Green, L.P. - Series A and Superfund Green, L.P. - Series B is recorded based upon the equity method of accounting.

The Company has invested in Superfund Gold, L.P. – Series A and Superfund Gold, L.P. – Series B, Delaware limited partnerships, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Superfund Gold, L.P. – Series A and Superfund Gold, L.P. – Series B is recorded based upon the equity method of accounting.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from one to three years.

Income Taxes

The Company is incorporated and operates in Grenada, West Indies, which does not have corporate income taxes. Additionally, the Company has no income or loss that is effectively connected to trade or business carried on in the United States of America, and services are performed outside the United States. Therefore, the Company was not subject to income tax for the year ended December 31, 2011.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition

December 31, 2011

The Company has evaluated the application of Accounting Standards Codification (“ASC”) 740, Income Taxes (“ASC 740”) to its statement of financial condition, and has determined whether or not there are uncertain tax positions that require financial statement recognition.

The Company is incorporated as an International Business Company (“IBC”) under the laws of Grenada in accordance with the International Companies Act Chapter 152 and thus income tax exempted. No reserves for uncertain tax position are required to be recorded as a result of the application of ASC 740.

Functional Currency

The Company’s functional as well as the reporting currency, is the U.S. dollar (“USD”). This is due to the fact that the Company’s major business is carried out in USD and most of its income and expenditure are generated in USD. In addition to maintaining a bank account in the USD, the Company also has two cash accounts denominated in foreign currencies (Eastern Caribbean dollars and Euros) used for various operating expenses. Transactions denominated in these foreign currencies are translated to the USD as follows: the current exchange rate is used when translating transactions based in Euros to the USD and a fixed currency exchange rate of 2.6882 when translating transactions based in Eastern Caribbean dollar to the USD. Management believes that such exchange rate of the Eastern Caribbean dollar approximates the average exchange rate throughout 2011. At initial recording, any receivable or payable is recognized by translating the foreign currency into USD using the foreign exchange rate at the given date. At the end of the reporting period, all financial assets and liabilities are translated using the year-end foreign exchange rate, and any gain or loss resulting from a change in the foreign exchange rate between the date of recognition and year-end is recognized as a gain or loss.

Recently Issued Accounting Pronouncements

Consolidation (ASC Topic 810)

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (“ASU 2009-17”), which amended the consolidation guidance for Variable Interest Entities (“VIEs”). Primarily, the quantitative analysis previously required under the ASC 810 was eliminated and replaced with a qualitative approach for identifying the variable interest that has the power to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive returns that could potentially be significant to the VIE. In addition, variable interest holders are required to perform an ongoing reassessment of the primary beneficiary of the VIE. Upon adoption of ASU 2009-17, an entity was required to reconsider prior consolidation assessments for VIEs in which the entity continues to hold a variable interest.

In February 2010, the FASB issued ASU No. 2010-10, “Amendments to Certain Investment Funds” (“ASU 2010-10”), which deferred application of the guidance in ASU 2009-17 for reporting entities with interest in an entity for which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies, provided that the reporting entity does not have an explicit or implicit obligation to fund actual losses that potentially could be significant to the legal entity.

Effective January 1, 2010, the Company adopted the amendments in ASU 2009-17 and ASU 2010-10, and determined that although the Company has an equity interest in both Superfund Green, L.P. and Superfund Gold, L.P. for which the Company serves as a general partner, the Company does not have an obligation to fund any losses attributable to these funds, and therefore qualifies for the deferral under ASU 2010-10. Similarly, the Company does not have an obligation to fund any losses attributable to the Cayman Island

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition

December 31, 2011

Exempted Limited Liability companies registered as Segregated Portfolio Companies (“SPCs”) for which the Company serves as investment adviser. The Company has therefore deferred adoption of ASU 2009-17. Consistent with the Company’s past analysis, the Company concludes that Superfund Green, L.P. and Superfund Gold, L.P. are not VIEs, and the Company is not required to consolidate the assets and liabilities of these partnerships with its own statement of financial condition. The Company has likewise concluded that the Company does not hold a variable interest in the SPCs, and the Company is not required to consolidate the assets and liabilities of these companies with its own statement of financial condition. The Company has not yet completed its assessment of the effect, if any, that the lapsing of the deferral period might have on the Company’s statement of financial condition.

(2) Related Parties

The Company is the general partner and is responsible for the trading and management of Superfund Green, L.P. As general partner of Superfund Green, L.P., the Company receives an annual management fee at the rate of 1.85% of each Series’ net assets (1/12 of 1.85% payable monthly). In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions and one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by the Company. The Company also earns monthly operating fees equal to one-twelfth of 0.15% of month end net assets (0.15% per annum). At December 31, 2011, the Company had accrued management fee, ongoing organization and offering fee and operating fee revenue of $345,928, which is included in due from affiliates in the accompanying statement of financial condition.

The Company is also the general partner and is responsible for the trading and management of Superfund Gold. As general partner of Superfund Gold, the Company receives an annual management fee at the rate of 2.25% of each Series’ net assets (1/12 of 2.25% payable monthly). In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and changes in the Series’ dollar for dollar investment in gold and adjusted for subscriptions and redemptions. The Company is also reimbursed by Superfund Gold for actual ongoing offering and operating expenses. The General Partner is liable for ongoing offering and operating expenses which, when considered together, are in excess of 0.75% of average month-end net assets per year of each Series. At December 31, 2011, the Company had accrued management fee and operating fee revenue of $143,540, which is included in due from affiliates in the accompanying statement of financial condition.

The Company also acts as investment advisor for the following companies which are also Cayman Island Exempted Limited Liability companies registered as Segregated Portfolio Companies:

•	Superfund Red SPC

•	Superfund Red Master SPC

•	Superfund Blue Master SPC

•	Superfund Blue SPC

•	Superfund Green Master SPC

•	Superfund Green SPC

•	Superfund Green Euro SPC

•	Superfund Green Gold Master SPC

•	Superfund Green Gold SPC

•	Superfund HF SPC

•	Superfund Garant SPC

•	Superfund Diversified Notes SPC

The Company is affiliated with the above companies by virtue of common (voting) shareholdership (more than 50% of voting shares owned by the same shareholder).

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition

December 31, 2011

As investment advisor, the Company provides investment advisory services and acts as investment advisor in the management of investment and re-investment of the funds’ assets in securities and other financial instruments. Therefore, the Company is entitled to receive management fees being a certain percentage of the net asset value of the respective share class. In addition, the Company receives an incentive fee being a percentage of the increase of the net asset value of the respective share class as at each value date (as defined in the respective Offering Memorandum), with the increase of such shares calculated as being the increase (if any) of the net asset value as at each value date (before the payment of any incentive fee) above the previous net asset value of the shares after deduction of the incentive fees payable to the investment advisor (“high watermark”). An incentive fee will not be payable with respect to any share where the net asset value of such share is less than the previous highest net asset value of such share. The incentive fee will be calculated after all other fees and expenses are paid. For each fund and sub-fund, the Company receives between 0.208% and 6% management fees (1/12 of the respective percentage payable monthly) based on each respective fund’s advisory agreements. Additionally, the Company is entitled to receive Incentive fees between 20% and 50% payable monthly if any based on each respective fund’s advisory agreements. At Superfund Garant SPC, as well as at Superfund Green Gold SPC in respect of Class A2 (USD) shares, the Company additionally receives staggered “Early Redemption Fees” (up to 4% at Superfund Garant SPC, up to 5% at Superfund Green Gold SPC) of the present value of the Capital Protection amount corresponding to such share, plus the net asset value per share, less any applicable Early Redemption Fee) for shares redeemed before the expiration of six years from the date of subscription. For redemptions within 12 month of initial subscription at Superfund Green Gold SPC in respect of Class A and Class B shares (both USD and JPY) as well as for Class C (USD and EUR) the Company receives a redemption charge of 2% of the redemption price, as well as, at Superfund Blue SPC the Company receives a redemption charge of 2% of the redemption price. As investment advisor of Superfund HF SPC, the Company additionally receives coordination fees of 0.167% per month of the Superfund Garant SPC net asset value to be charged to the net asset value of the Class B Participating shares are attributable to and payable monthly by Superfund HF Segregated Portfolio C to the Company. As at December 31, 2011, coordination fees of $290,722 have been charged. At December 31, 2011, the Company had accrued management fee and incentive fee of $730,128, redemption charges of $2,770 and coordination fees of $41,323 from these funds which are included in due from affiliates in the accompanying statement of financial condition.

The Company utilizes an automated trading system provided by one or more affiliates. This trading system executes its commodity trades on behalf of Superfund Green, L.P., Superfund Gold, L.P., Superfund Blue Master SPC, Superfund Blue SPC, Superfund Garant SPC, Superfund Green Master SPC, Superfund Green SPC, Superfund Green Euro SPC, Superfund Green Gold Master SPC, Superfund Green Gold SPC, Superfund HF SPC, and Superfund Diversified Notes SPC, on a non–exclusive basis and at no cost.

The Company executes its trades through Superfund Asset Management, Inc. (“SAM”), an introducing broker located in Chicago, Illinois. The sole shareholder of the Company is also the sole shareholder of SAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.

Since November 1, 2005 the Company has been using office space, provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company incorporated in Grenada W.I. At December 31, 2011, the Company incurred rent (license fee) expense, and utility expense (which also includes Security Officers, Receptionist, Satellite & Broadband Internet and Janitorial Expense) payable to Quadriga Office Management Inc. At December 31, 2011, the Company accrued rent expense (license fees) of $12,595 included in the affiliated accrued expenses on the Statement of Financial Condition.

The accompanying statement of financial condition have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions or results of the cash flows that would have existed if the Company had been operated as an unaffiliated company.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition

December 31, 2011

(3) Fixed Assets

The following represents Fixed Assets held as of December 31, 2011:

Cost:

Software	$20,243

Furniture and Fixtures	44,404

Computers and Computer-related Equipment	133,843

Total	198,490

Acquisitions	1,257

Accumulated Depreciation	(198,101)

Carrying Amount as of December 31, 2011	$1,646

(4) Investment in Affiliated Limited Partnerships

(a) The following represents investments in Superfund Green, L.P. - Series A and Superfund Green, L.P. - Series B as of December 31, 2011:

	Superfund Green, L.P.	Superfund Green, L.P.
	Series A	Series B

Investment at December 31, 2011	$505,345	740,509

The summarized assets, liabilities, and net assets from operations for Superfund Green L.P. as of December 31, 2011 are as follows:

Assets	$66,503,104

Liabilities	$(3,073,406)

Net assets	$(63,429,698)

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition

December 31, 2011

(b) The following represents investments in Superfund Gold, L.P. - Series A and Superfund Gold, L.P. - Series B as of December 31, 2011:

	Superfund Gold, L.P.	Superfund Gold, L.P.
	Series A	Series B

Investment at December 31, 2011	$770,395	539,179

The summarized assets, liabilities, and net assets from operations for Superfund Gold L.P. as of December 31, 2011 are as follows:

Assets	$29,723,855

Liabilities	$(4,364,409)

Net assets	$(25,359,446)

The summarized assets, liabilities, and net decrease in net assets from operations for Superfund Gold L.P. as of December 31, 2011 are as follows:

Assets	$29,723,855

Liabilities	$(4,364,409)

Net increase in net assets from operations	$(1,614,516)

(5) Indemnification

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

(6) Subsequent Events

Management has evaluated the impact of all subsequent events on the Company through the date the statement of financial condition were available to be issued, and has determined there are no subsequent events except for Board of Director’s resolutions declared on January 4, 2012, declaring dividend payments to the sole shareholder in the amount of $2,771,010. Net Income subsequent to the year end in addition to retained earnings as of December 31, 2011 was sufficient to cover the dividends declared in 2012.

****

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

This Prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.

PART TWO — STATEMENT OF ADDITIONAL INFORMATION

STRATEGY

The Fund has been designed primarily for investors desiring to invest a portion of their assets in a trading and investment strategy that has exhibited a relatively low correlation to equity and debt securities, as well as in currency independent investments linked to gold. The investment objective of the Series is capital appreciation over time by trading and investing, on the basis of technical analysis, in a portfolio of futures and forward contracts on stock indices, currencies, bonds, grains, energies, metals (including gold), agricultural markets and livestock. The net asset value of each Series, which is denominated in U.S. dollars, is intended to be de-linked from the value of the U.S. dollar through the maintenance by each Series of a dollar for dollar investment in gold, adjusted as of the beginning of, and periodically during, each month, primarily through the use of gold futures and forward contracts, essentially denominating the Series in terms of gold. It is thus expected that the total return of each Series will reflect, in addition to the trading results of the General Partner’s trading strategy, variations in the U.S. dollar price of a gold position approximately equal to the net asset value of such Series (expressed in U.S. dollars). Investors’ attention is drawn to the fact that each Series’ gold position is adjusted only periodically during each month and, if gold futures margin requirements should increase substantially, may be reduced below the equivalent of such Series’ net asset value (expressed in U.S. dollars). Thus, there can be no assurance that the returns of a Series will reflect variations in the U.S. dollar price of a gold position equal to the net asset value of the Series (expressed in U.S. dollars) at any given time.

Market Diversification

The General Partner and its affiliates (collectively, “Superfund”) use a proprietary systematic approach to trading a portfolio of futures and forward contracts that has historically exhibited low correlation to traditional equity and debt investments. The spectrum of instruments traded globally consists of more than 120 futures and forward markets in both commodity and financial futures and currency forwards, although trading does not occur in all markets at all times. Superfund’s trading style emphasizes low correlation between different instruments traded and high liquidity for order execution.

Variety of Markets Traded

The above chart is only an indication of the variety of markets traded or that may be traded by Superfund and is not indicative of relative allocations among these markets. The actual allocations among these markets change over time due to market conditions, as well as liquidity, volatility and risk considerations.

On February 29, 2012, the approximate market sector allocations of the General Partner’s futures and forward trading strategy to be traded on behalf of the Series, based on amounts committed as margin collateral, were as follows: stock indices, 18%; currencies, 22%; bonds, 7%; interest rates, 20%; energies, 18%; metals, 10%; grains, 3%; agricultural markets, 2%.

Technical Trading System

Positions are initiated using a proprietary technical algorithm that generally attempts to identify developing price trends in their early stages. Most systematic trend following systems employ technical indicators such as moving averages or Bollinger bands to identify trending markets. The Superfund trading strategy is based on the premise that the key to using such indicators successfully lies in the way they are interrelated and applied in combination.

As of July 1, 2010, the General Partner integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund.

Risk Management

Risk management plays a key role in the Superfund investment strategy. The proprietary program limits initial risk per trade to a theoretical maximum of 1.5 percent of total Series assets. In addition, the system continuously screens volatility and adjusts portfolio exposure accordingly.

WHY SUPERFUND?

Why A Managed Futures Fund?

Managed futures investments are intended to generate medium to long-term capital growth and provide global portfolio diversification. A primary reason to invest in a managed futures product, such as the Fund, is to provide a non-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio’s volatility. This is possible because managed futures products historically have not been correlated to traditional markets, such as stocks and bonds.

Why Superfund?

The Superfund trading strategy has a track record of positive performance over the past fifteen years. The funds trade more than 120 futures markets worldwide, although not in all markets at all times, using a proprietary trading system. Funds utilizing the Superfund proprietary trading system have a demonstrable record of non-correlation to traditional investments and have often produced positive returns during difficult markets for stocks and bonds. The past performance of these Superfund funds is not, however, necessarily indicative of the future results of the Fund.

Why Now?

Stock market performance during this decade has demonstrated that long-only equity portfolios generally do not make money during downward cycles. For continued portfolio performance, it is potentially advantageous for investors to own investments that have the potential to appreciate in any economic environment.

Why Gold?

As discussed below under “Investment Considerations,” gold has historically been viewed as a hedge against insecurity, inflation and a fluctuating dollar. As a result, gold has been attractive to investors as a means of providing a safe haven in troubled times.

Historical Non-Correlated Performance

Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of managed futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short provides managed futures the opportunity to make potentially profitable trades in both up or down markets. In other words, profit or loss in managed futures funds is not necessarily dependent on economic cycles. There can be no assurance, however, that the Fund will trade profitably in the futures and forward markets or not incur losses.

THE FUTURES AND FORWARD MARKETS

Futures Contracts

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions. Futures contracts are traded on a wide variety of commodities and financial products, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on commodity exchanges.

Forward Contracts

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, the General Partner will use the dealer market in foreign exchange contracts for most of the Fund’s trading in currencies. Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange forward contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not currently “cleared” or guaranteed by a third party. When forward contracts are not “cleared” or guaranteed by a third party, each Series is subject to the creditworthiness of the foreign exchange dealer with whom the Fund maintains assets and positions relating to each Series’ forward contract investments.

Swap Transactions

The Fund may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve commodities, interest rates, currencies, stock indices, and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets: (1) the swap markets may not be regulated by any United States or foreign governmental authorities; (2) there may not be limitations on daily price moves in swap transactions; (3) speculative position limits may not be applicable to swap transactions, although the counterparties with which the Series may deal may limit the size or duration of positions available as a consequence of credit considerations; (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and (5) the swap markets are “principal markets,” in which performance with respect to a swap contract may only be the responsibility of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, each Series may be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades. Also, the CFTC or a court could conclude in the future that certain, primarily agricultural, swap transactions entered into by the Fund constitute unauthorized futures or commodity option contracts. Such a conclusion could limit the Fund’s access to certain agricultural markets in the United States, possibly to the detriment of the Fund.

REGULATION

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” The General Partner is registered with the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, the General Partner would be unable to act as the Fund’s commodity pool operator. The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators. The reporting rules require commodity pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund’s trading.

In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out. Collateral is deposited in connection with forward contracts but is not required by any applicable regulation. Additional collateral may be required by the relevant dealer to maintain a forward contract position, similar to variation margin payments.

The Reform Act was enacted in July 2010. The Reform Act mandates that a substantial portion of OTC derivatives be executed in regulated markets and submitted for clearing to regulated clearinghouses. The mandates imposed by the Reform Act may result in the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

The Reform Act also amended the definition of “eligible contract participant,” and the CFTC has proposed regulations the result of which may be that the Fund will no longer be permitted to engage in currency forward transactions by directly accessing the interbank market. Rather, when rules promulgated under the Reform Act become effective, the Fund may be limited to engaging in foreign currency futures transactions and, for off-exchange transactions, “retail forex transactions” which could limit the Fund’s potential currency forward counterparties. Limiting the Fund’s potential currency forward counterparties could lead to the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees. The “retail forex” markets could also be significantly less liquid than the interbank market. Moreover, the creditworthiness of the counterparties with whom the Fund may be required to trade could be significantly weaker than the creditworthiness of the financial institutions with whom the Fund currently engages for its currency forward transactions. Although the impact of requiring the Fund to conduct currency forward transactions in the “retail” market could be substantial, the full scope is currently unknown and the ultimate effect could also be negligible.

INVESTMENT CONSIDERATIONS

A Gold Denominated Investment

Gold has often been viewed as a hedge against inflation and thus has often been viewed as a safe haven in troubled or uncertain economic times. Gold has also been used as a hedge against fluctuations in the value of the U.S. dollar against other currencies. Historically, when the dollar has depreciated against foreign currencies generally, the dollar price of gold has risen, and vice versa. However, there can be no assurance that historical patterns will persist into the future.

The Fund is designed to combine an investment in gold with an investment in a managed futures strategy. The gold investment of each Series is intended to de-link the Series’ net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Series’ net asset value in terms of gold. However, if the U.S. dollar value of gold declines resulting in dollar losses for the Series, there can be no assurance that there will be a corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in dollars. Further, there can be no assurance that trading losses incurred in the Fund’s speculative futures and forward trading will not result in overall losses for the Series or that the Series will not reduce its gold position if gold futures margin requirements increase significantly.

Potential Advantages of Managed Futures

Both the futures and forward markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets.

Profit Potential

Established managed futures funds, including Superfund funds, have produced strong absolute returns during certain periods and, in many cases, have outperformed stocks and bonds during periods in which those asset classes have not performed well. There can be no assurance, however, that the Fund will perform positively under any given set of market conditions or that it will not incur losses.

Low Correlation to Traditional Asset Classes and Other Alternative Asset Classes

Because they trade in numerous financial and commodities futures markets ranging from cotton to palladium and currencies to stock indices, managed futures funds, in aggregate, have historically experienced low long-term correlation to most traditional asset classes, including stocks, bonds, and real estate. Managed futures funds may provide a valuable element of diversification to an investor’s portfolio, even one in which other alternative asset classes are represented, because of the low correlation of their returns to the returns of other alternative asset classes, including many hedge fund strategies. There can be no assurance, however, that the Fund’s performance will be non-correlated to the performance of traditional asset classes or that it will not experience sustained periods of significant correlation to the performance of traditional asset classes.

Non-Correlated Investments within the Fund

The Fund trades on more than 120 futures and foreign currency markets, many of which react differently from each other to the same economic or market condition. Broadly diversifying across a wide range of futures markets can increase the potential to trade profitably while protecting the overall portfolio from extensive losses from a single market. However, the Fund does not trade in all available markets at all times and may be concentrated in one or two sectors from time to time.

Potential to Profit in Bull and Bear Markets

Managed futures funds, unlike most mutual funds, which are “long only”, have the potential to profit from market movements in both directions. By having the ability to “go short,” managed futures funds may also profit from anticipating that a future’s price will go down in the future. This potential to profit, whether markets are rising or falling around the globe, makes managed futures particularly attractive as a diversification tool. There can be no assurance, however, that the General Partner’s trading systems will correctly recognize any particular profit opportunity or correctly anticipate price direction or that the Fund will not incur losses.

Interest Credit

Unlike some alternative, or non-traditional, investment funds, the Fund will not borrow money to obtain leverage and will not incur any interest expense. Rather, margin deposits and reserve assets will largely be maintained in cash equivalents, such as U.S. Treasury bills, and interest will be earned on close of half of the Fund’s assets, which include unrealized profits credited to the Series’ accounts. The balance of the Fund’s assets is maintained at each Series’ banks in non-interest bearing deposit accounts. Given the historically low interest rate environment in which the Fund is currently operating, any interest earned on the Fund’s assets may be nominal.

Global Diversification within a Single Investment

Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund will trade across a diverse selection of global markets, an investment in a Series is not a complete investment program but, rather, should be considered as a diversification opportunity for an overall portfolio. However, if the Fund does not trade profitably, and there can be no assurance that it will do so, the potential diversification benefits of an investment in the Fund will not be realized.

Professional Trading

The General Partner’s approach includes the following elements:

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Disciplined Money Management. The General Partner will generally allocate between 0.6% to 0.8% of portfolio equity (i.e., exclusive of the dollar for dollar gold position) to any single market position with a maximum risk of 1% to 1.5% from the initial position. However, no guarantee is provided that losses will be limited to these percentages.

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Balanced Risk. The General Partner will allocate the Fund’s capital from among more than 120 futures and foreign currency markets around the world 24 hours a day. Among the factors considered to determine the portfolio mix are market volatility, liquidity and trending characteristics. Of course, the Fund will generally not hold positions in all such markets at all times and may be concentrated in one or two market sectors from time to time.

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Ongoing Capital Management. When proprietary risk/reward indicators reach predetermined levels, the Superfund trading system may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

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Multiple Systems. The Superfund trading systems analyze multiple technical indicators and parameters in combination in an attempt to identify significant upward or downward movements, such as trends or other patterns which indicate the potential to profit from a change in futures and forward price movements. Once potential trades are identified, additional filters are applied which consider volatility and the availability of risk capital before final trade signals are generated.

Convenience

Through an investment in Units, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

Liquidity

In most cases the markets to be traded by the Fund are highly liquid. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular futures contract, the General Partner attempts to select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See “The Risks You Face — Lack of Liquidity in the Markets in Which the Fund Trades Could Make It Impossible to Realize Profits or Limit Losses.” Investors may redeem all or a portion of their Units on a monthly basis. See “Distributions; Redemptions; Exchanges.”

Limited Liability

Investors’ liability is limited to the amount of their investment in each Series. Investors will not be required to contribute additional capital to either Series.

EXHIBIT A

SUPERFUND GOLD, L.P.

THIRD AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

This Third Amended and Restated Limited Partnership Agreement (the “Agreement”) is made as of [            ], 2012, by and among Superfund Capital Management, Inc., a Grenada corporation (the “General Partner”) and each other person who becomes a party to this Agreement, whether by execution of a counterpart of this Agreement or by execution of a separate instrument pursuant to which such person agrees to be bound by the terms of this Agreement or otherwise, as an owner of a unit (“Unit”) of beneficial interest in a series (“Series”) designated hereunder and who is shown on the books and records of Superfund Gold, L.P. with respect to such Series as a limited partner (individually, a “Limited Partner” and collectively, the “Limited Partners”).

1. Continuation; Name. The parties to this Agreement hereby continue a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the “Act”). The name of the limited partnership is Superfund Gold, L.P. (the “Partnership”). The General Partner has executed and filed a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and has executed, filed, recorded and published as appropriate such amendments, assumed name certificates and other documents as are necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Upon the admission of additional Limited Partners, the initial Limited Partner shall automatically withdraw from the Partnership as the initial Limited Partner. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.

2. (a) Units of Limited Partnership. The beneficial interest in the Partnership shall be divided into an unlimited number of Units. The General Partner may, from time to time, authorize the designation of the Units into one or more Series as provided in Section 2(b) below, and within each Series may designate Units into any number of sub-Series (each a “Sub-Series”). All Units issued hereunder shall be fully paid and nonassessable. The General Partner in its discretion may, from time to time, without vote of the Limited Partners, issue Units, in addition to the then issued and outstanding Units, to such party or parties at the then current net asset value of such Units in connection with the business of the Partnership. In connection with any issuance of Units, the General Partner may issue fractional Units. The General Partner may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests in a particular Series. Contributions to a Series of the Partnership may be accepted for, and Units of such Series shall be redeemed as, whole Units and/or 1/1,000 of a Unit or integral multiples thereof.

(b) Establishment of Series. The Partnership shall consist of one or more separate and distinct Series as contemplated by Section 17-218 of the Act. The General Partner hereby establishes and designates the following Series: “Superfund Gold, L.P. Series A” (“Series A”) and “Superfund Gold, L.P. Series B” (“Series B”) (each, a “Series”). The General Partner, in addition to being the general partner of the Partnership, shall be the general partner associated with each Series designated and established hereunder. Any additional Series designated hereunder shall be established by the adoption of a resolution by the General Partner and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Units of each Series shall have the relative rights and preferences provided for herein and such rights as may be designated by the General Partner. The General Partner shall cause separate and distinct records for each Series to be maintained and the Partnership shall hold and account for the assets associated therewith separately from the other Partnership property and the assets associated with any other Series. Each Unit of a Series (or a Sub-Series thereof,) shall represent an equal beneficial interest in the net assets associated with that Series (or Sub-Series thereof). Unless the establishing resolution or any other resolution adopted pursuant to this Section 2(b) otherwise provides, Units of each Series established hereunder shall have the following relative rights and preferences:

(i) Limited Partners with respect to a Series shall have no preemptive or other right to subscribe to any additional Units of such Series or other securities issued by the Partnership.

(ii) All consideration received by the Partnership for the issue or sale of the Units of a Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Partnership and of every other Series and may be referred to herein as “assets belonging to” that Series or the “Series Estate.” The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the General Partner between and among one or more of the Series for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Series.

(iii) A particular Series shall be charged with the liabilities of that Series, and all expenses, costs, charges and reserves attributable to any particular Series shall be borne by such Series. Any general liabilities, expenses, costs, charges or reserves of the Partnership (or any Series) that are not readily identifiable as chargeable to or bearable by any particular Series shall be allocated and charged by the General Partner between or among any one or more of the Series in such manner as the General Partner in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Limited Partners for all purposes. Without limiting the foregoing provisions of this subsection, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets belonging to such Series, and not against the assets of the Partnership generally or the assets belonging to any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Partnership generally or any other Series shall be enforceable against the assets belonging to such Series. Notice of this contractual limitation on inter-Series liabilities is set forth in the Certificate of Limited Partnership, and the statutory provisions of Section 17-218 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 17-218 of such notice in the Certificate of Limited Partnership) applies to the Partnership and each Series.

(c) Creation of Accounts. The General Partner has established and shall maintain an account entitled “Superfund Gold, L.P. Series A Account” (the “Series A Account”) and an account entitled “Superfund Gold, L.P. Series B Account” (the “Series B Account”). The sums held in the Series A Account shall be held for the benefit of Series A and the sums held in the Series B Account shall be held for the benefit of Series B and such accounts shall be segregated from each other and from the Partnership generally and separate records with respect thereto shall be kept for purposes of Section 17-218 of the Act. The General Partner shall hold, invest and disburse the funds held in the accounts in accordance with the terms hereof.

(d) Creation of Additional Accounts. The General Partner is authorized to establish and maintain one or more separate accounts for each Series (the “Additional Accounts”) with such institutions as the General Partner shall select for the following purposes:

(i) to receive and deposit subscriptions for Units of such Series;

(ii) to pay Limited Partners associated with such Series for redemptions of all or a portion of their Units; and

(iii) to engage in the Partnership’s business as set forth in Section 4 hereof.

The General Partner acknowledges that the funds held in any such Additional Accounts of a Series will be held for that Series only and that such Additional Accounts shall be segregated from the Additional Accounts held for any other Series and that separate records shall be maintained for each Series with respect to the Additional Accounts.

(e) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, will be fully paid and nonassessable. No Limited Partner will be liable for the Partnership’s obligations in excess of that Limited Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that Limited Partner or amounts received by that Limited Partner upon redemption of Units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.

(f) Sub-Series. Initially, each Series’ Units shall be designated into two Sub-Series: Series A-1, Series A-2, Series B-1 and Series B-2. The only difference between the Series 1 and Series 2 Units within each Series is that Series 2 Units are not charged selling commissions and are available exclusively to (i) investors participating in selling agent asset-based or fixed-fee investment programs or in investment advisors’ asset-based or fixed-fee advisory programs and whose Units were sold by Superfund USA, Inc., or an affiliated broker, (ii) investors who purchased Units through Superfund USA, Inc. or an affiliated broker and who are commodity pools operated by commodity pool operators registered as such with the National Futures Association (“NFA”), and (iii) investors who have paid the maximum selling commission on their Series A-1 or Series B-1 Units (such availability being by redesignation of such Units as Series A-2 Units or Series B-2 Units).

3. Principal Office. The address of the principal office of each Series shall be Superfund Capital Management, Inc., Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies; telephone (473) 439-2418. The General Partner is located at the same address. Registered Agents Legal Services, LLC shall receive service of process on each Series of the Partnership in the State of Delaware at 1220 North Market Street, Suite 806, Wilmington, Delaware 19801.

4. Business. The business and purpose of the Partnership and each Series is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (“CFTC”) for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. The Partnership and Series may engage in such business and purpose either directly or through joint ventures, partnerships or other entities. The objective of the Partnership (and each Series’) is to maintain the approximate equivalent of a dollar for dollar investment in gold (the “Dollar for Dollar Gold Position”) while seeking appreciation of assets through speculative trading by the General Partner.

5. Term, Dissolution, Fiscal Year.

(a) Term. The term of the Partnership commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following:

(i) receipt by the General Partner of an approval to dissolve the Partnership at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of each Series then owned by Limited Partners of each Series, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution;

(ii) withdrawal, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be the General Partner of the Partnership, unless (i) at the time of each event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership (and each remaining general partner of the Partnership is hereby authorized to carry on the business of general partner of the Partnership in such an event), or (ii) within 120 days after such event Limited Partners of a Series holding a majority of Units of such Series agree in writing to continue the business of the Partnership and such Series and to the appointment, effective as of the date of such event, of one or more general partners of the Partnership and associated with such Series;

(iii) a decline in the aggregate Net Assets of each Series to less than $500,000 at any time following commencement of trading in the Series;

(iv) dissolution of the Partnership pursuant hereto; or

(v) any other event which shall make it unlawful for the existence of the Partnership to be continued or which requires termination of the Partnership.

(b) Trading activities with respect to a Series shall cease and such Series shall be terminated upon the first to occur of the following; (i) receipt by the General Partner of an approval to dissolve such Series at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of such Series then owned by Limited Partners of such Series, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution; (ii) withdrawal of the General Partner as the general partner associated with such Series or any other event that causes the General Partner to cease to be the general partner associated with such Series, unless (a) at the time of such event there is at least one remaining general partner associated with such Series who carries on the business of such Series (and each remaining general partner associated with such Series is hereby authorized to carry on the business of general partner associated with such Series in such an event), or (b) within 120 days after such event Limited Partners holding a majority of Units of such Series agree in writing to continue the business of such Series and to the appointment, effective as of the date of such event, of one or more general partners associated with such Series; (iii) a decline in the aggregate Net Assets of such Series to less than $500,000 at any time following commencement of trading in such Series; (iv) dissolution of such Series pursuant hereto; or (v) any other event which shall make it unlawful for the existence of such Series to be continued or that requires termination of such Series.

(c) Dissolution. Upon the occurrence of an event causing the dissolution of the Partnership or termination of a Series, the Partnership shall be dissolved, or such Series shall be terminated, and its affairs wound up. Upon the dissolution of the Partnership, or termination of a Series, the General Partner (or, if the General Partner declines, such other person as the Limited Partners may, by majority vote of all outstanding Units, in the case of the dissolution of the Partnership, or majority vote of all outstanding Units of a Series, in the case of termination of such Series, shall select) shall wind up the Partnership’s, or such Series’, affairs and, in connection therewith, shall distribute the assets belonging to each Series, in the case of the dissolution of the Partnership, or a Series, in the case of the termination of such Series, in the following manner and order: (i) first to pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, for which the General Partner (or its successor) may create a reserve, known to each Series, or relevant Series, including claims of Unitholders, and all claims and obligations which are known to each Series, or relevant Series, but for which the identity of the claimant is unknown; and (ii) second to distribution in cash of the remaining assets to the Unitholders of each Series in proportion to their capital accounts in each Series, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year. The Partnership shall terminate when (i) all assets of all Series shall have been distributed in the manner provided for in this Agreement and (ii) the Certificate of Limited Partnership shall have been canceled in the manner required by the Act.

(d) Fiscal Year. The fiscal year of the Partnership shall begin on January 1 of each year (other than the first fiscal year of the Partnership) and end on the following December 31.

(e) Net Asset Value; Net Asset Value per Unit.

(i) The “Net Assets” of each Series are the assets belonging to such Series less the liabilities incurred by or associated with such Series determined in accordance with accounting principles generally accepted in the United States. The Net Assets of a Sub-Series of any Series are the Series’ assets attributable to such Sub-Series less the Series’ liabilities attributable to such Sub-Series. If a futures, forward or other contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. The “Net Asset Value per Unit” of a Series, or a Sub-Series thereof, is the Net Assets belonging to such Series, or the Net Assets of such Sub-Series, divided by the number of outstanding Units of such Series, or such Sub-Series, as of the date of determination. The Partnership may issue an unlimited number of Units of each Series, or each Sub-Series thereof, at the Net Asset Value per Unit of such Series or Sub-Series thereof.

(ii) The Net Asset Value per Unit of a Series or Sub-Series thereof shall be quoted in U.S. dollars and may also be quoted in any other currency or dollar equivalent of any commodity, including, but not limited to, gold, as described in the prospectus included in the most recent effective registration statement relating to the offering of Units (the “Prospectus”).

6. Net Worth of the General Partner. The General Partner agrees that at all times so long as it remains general partner of the Partnership, it will maintain its net worth at an amount not less than 5% of the total contributions to the Partnership, including each Series, by all Partners and to any other commodity program for which it acts as sponsor; provided, however, that in no event shall the General Partner’s net worth be less than $50,000 nor be required to be more than $1,000,000. The requirements of the preceding sentence may be modified by the General Partner if such modification reflects or exceeds applicable North American Securities Administrators Association Guidelines for the Registration of Commodity Pool Programs (“NASAA Guidelines”).

7. Capital Contributions; Units. The Partners’ respective capital contributions to the Partnership in respect of a Series shall be as shown on the books and records of the applicable Series. The General Partner, so long as it is general partner associated with a Series, shall contribute to such Series sufficient capital so that the General Partner will have at all times a capital account equal to or greater than the greater of $25,000 or 1% of the net asset value of cash Series (including the General Partner’s). The General Partner may withdraw any interest it may have in such Series in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Limited Partner of such Series, provided that it must maintain the minimum interest in such Series described in the preceding sentence. The requirements of this Section 7 may be modified by the General Partner if such modification reflects or exceeds applicable NASAA Guidelines. The General Partner’s interest in each Series shall be accounted for on a Unit-equivalent basis (but may receive allocations on an aggregate basis so as to simplify accounting with respect to such Series). Any Units acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered “outstanding” for purposes of determining whether the majority approval of the outstanding Units of a Series has been obtained. The General Partner may, without the consent of any Limited Partners, admit to the Partnership purchasers of Units as Limited Partners associated with a Series. All Units subscribed for upon receipt of a check or draft of the Limited Partner are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a Limited Partner for Units representing payment for Units is returned unpaid, the Partnership shall cancel the Units issued to such Limited Partner represented by such returned check or draft. Any losses or profits sustained by a Series in connection with such Series’ trading activities allocable to such cancelled Units shall be deemed an increase or decrease in Net Assets of such Series and allocated among the remaining Limited Partners associated with such Series as described in Section 8. Each subscriber for Units agrees to reimburse the relevant Series for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him or her. The General Partner and each person selling Units on behalf of the Partnership may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus.

8. Allocation of Profits and Losses.

(a) Capital Accounts and Allocations. A capital account will be established for each Unit and the General Partner. The initial balance of each capital account will be the amount contributed to a Series in respect of a Unit or by the General Partner. As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”), the following determinations and allocations will be made with respect to each Series:

(i) Net assets belonging to the Series shall be determined without regard to management or Performance Fees or selling commissions.

(ii) Any increase or decrease in the net assets (as determined pursuant to Paragraph (i) above), as compared to the last such determination, shall then be credited or charged in equal amounts to the capital account of each Unit and to the capital account of the General Partner (on a Unit-equivalent basis).

(iii) The monthly management fee and selling commissions shall then be charged against the Units, as applicable on a Sub-Series by Sub-Series basis, reducing the net asset value of each Unit within a Sub-Series equally.

(iv) The monthly Performance Fee (as defined below), if any, shall then be determined, on a Sub-Series by Sub-Series basis, and charged against the Units reducing the net asset value of each Unit within a Sub-Series equally.

(v) The amount of any distributions made in respect of a Unit as of the end of such month and any amount paid upon partial redemption of Units or upon withdrawal of the General Partner’s interest as of the end of such month shall be charged against the capital account of such Unit or of the General Partner. The capital account of each Unit fully redeemed shall be eliminated.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Partnership’s income and expense and capital gain or loss attributable to a Series will be allocated among the Units of such Series and the General Partner (as with respect to such Series) under the following subparagraphs for federal income tax purposes. Allocations will be pro rata from short-term capital gain or loss and long-term capital gain or loss attributable to such Series. For purposes of this Section 8(b) capital gain and capital loss shall be allocated separately and not netted.

(i) Items of ordinary income and expense (other than the management fee, Performance Fee and selling commissions) will be allocated, as applicable, pro rata among the Units within each Sub-Series outstanding as of the end of each month (including Units then being redeemed).

(ii) Ordinary deductions attributable to the management fees and Performance Fees paid to the General Partner and the selling commissions shall be allocated to each Partner in the same manner as such management fees, Performance Fees and selling commissions are allocated for financial purposes pursuant to Section 8(a).

(iii) Capital gain or loss will be allocated as follows:

(A) There shall be established a tax account with respect to each outstanding Unit. The initial balance of each tax account shall be the net amount paid to the Partnership for each Unit of such Series. As of the end of each fiscal year:

(1) Each tax account for the Units will be increased by the amount of income or gain allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(iii)(C) below.

(2) Each tax account for the Units shall be decreased by the amount of expense or loss allocated to each Unit pursuant to subparagraphs (b)(i), (b)(ii) and (b)(iii)(E) and by the amount of any distributions paid out with respect to such Units other than upon redemption.

(3) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) will be eliminated.

(B) Each Partner who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated capital gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocations described in subparagraphs (b)(i) and (b)(ii), but prior to making the allocations described in this subparagraph (b)(iii)(B)) of such Units (an “Excess”). In the event that the aggregate amount of capital gain available to be allocated pursuant to this subparagraph (b)(iii)(B) is less than the aggregate amount of capital gain required to be so allocated, the aggregate amount of available capital gain shall be allocated among all such Partners in the ratio which each such Partner’s Excess bears to the aggregate Excess of all such Partners.

(C) Capital gain remaining after the allocation described in subparagraph (b)(iii)(B) shall be allocated among all Partners who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of the related tax accounts (determined after making the allocations described in subparagraphs (b)(i) and (b)(ii)) allocable to such Units, in the ratio that each such Partner’s excess bears to the aggregate excess of all such Partners. Capital gain remaining after the allocation described in the preceding sentence shall be allocated among all Partners in proportion to their holdings of such Units.

(D) Each Partner who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated capital loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in subparagraphs (b)(i) and (b)(ii), but prior to making the allocations described in this subparagraph (b)(iii)(D)) of the Units so redeemed over the amount received in respect of such Units (a “Negative Excess”). In the event that the aggregate amount of capital loss available to be allocated pursuant to this subparagraph (b)(iii)(D) is less than the aggregate amount of capital loss required to be so allocated, the aggregate amount of available capital loss shall be allocated among all such Partners in the ratio that each such Partner’s Negative Excess bears to the aggregate Negative Excess of all such Partners.

(E) Capital loss remaining after the allocation described in subparagraph (b)(iii)(D) shall be allocated among all Partners who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in subparagraphs (b)(i) and (b)(ii), with respect to such Units, in the ratio that each such Partner’s excess bears to the aggregate excess of all such Partners. Capital loss remaining after the allocation described in the preceding sentence shall be allocated among all Partners in proportion to their holdings of such Units.

(iv) The tax allocations prescribed by this Section 8(b) will be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. If a Unit has been transferred or assigned, the allocations prescribed by this Section 8(b) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 8(b) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit.

(v) For purposes of this Section 8(b), the General Partner’s interest in the Partnership (with respect to each Series) shall be treated as if it were a single Unit.

(vi) The allocation of profit and loss for federal income tax purposes set forth herein allocates taxable profit and loss among the Partners in the ratio and to the extent that financial profit and loss are allocated to such Partners and so as to eliminate, to the maximum practicable extent, any disparity between a Unit’s capital account and its tax account, consistent with principles set forth in Section 704 of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation a “Qualified Income Offset.”

(vii) For purposes of this Section 8(b), “capital gain” or “capital loss” shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

(viii) The allocations of profit and loss to the Partners in respect of their Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner, whose determination shall be binding.

(c) Performance Fees. Performance Fees shall be payable to the General Partner by the Partnership in respect of each Series as of the end of each month. The Performance Fee shall equal a percentage, in respect of each Series as specified in the Prospectus, of New Appreciation (if any) calculated as of the end of each month. “New Appreciation” shall be the total increase, if any, in Net Asset Value of a Series, or a Sub-Series thereof — excluding that portion of any such increase allocable to the General Partner’s capital account — from the end of the last period for which a Performance Fee was earned (the “High Water Mark”). For purposes of determining New Appreciation, the total increase, if any, in Net Asset Value of a Series, or Sub-Series thereof, above the High Water Mark shall be determined without regard to (i) increases in Net Asset Value due to capital contributions (inclusive of subscription proceeds) or interest income, (ii) decreases in Net Asset Value due to redemptions, withdrawals, distributions, or the Performance Fee itself, or (iii) changes, positive or negative, in the value of a Series’ Dollar for Dollar Gold Position. If Units are redeemed when there is a loss carryforward for Performance Fee calculation purposes (that is, the current level of cumulative New Appreciation is below the High Water Mark), such loss carryforward shall be reduced in proportion to the proportion of the total outstanding Units redeemed.

(d) Expenses.

(1) The General Partner or an Affiliate shall pay, without reimbursement by the Partnership, the organizational and initial offering costs (excluding selling commissions) incurred in connection with the formation of the Partnership and the initial offering of the Units.

(2) Each Series shall be obligated to pay all liabilities incurred by such Series, including without limitation, (i) brokerage fees (up to 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series); (ii) operating and ongoing offering expenses (whether direct or indirect) in an amount not to exceed 1/12 of 0.75% of such Series’ month-end Net Asset Value (0.75% per annum), management fees equal to 1/12 of 2.25% of such Series’ month-end Net Asset Value (2.25% per annum), and performance fees; (iii) subject to a maximum cumulative selling commission of 10% of the gross offering proceeds of a Unit, monthly selling commissions of 1/12 of 2% (2% per annum), provided, however, that Units of each Series attributable to Limited Partners whose investments in the Partnership are made through and participate in a selling agent’s asset-based fee or fixed fee investment program or were recommended by registered investment advisers with whom such persons maintain asset-based fee or fixed fee investment advisory relationships, and are sold by Superfund USA, Inc. or an affiliated broker, shall not be subject to the selling commission (such Units being designated as Series 2 Units within each Series to which selling commission expenses will not be allocated); (iv) legal and accounting fees; and (v) taxes and other extraordinary expenses incurred by such Series. During any year of operations, the General Partner shall be responsible for payment of operating expenses of a Series in excess of 0.75% of such Series’ month-end Net Asset Value during that year. Units against which the maximum permissible cumulative selling commissions have been charged shall be redesignated, and their Net Asset Value shall be recalculated in terms of, Units of a Sub-Series against which no selling commissions are charged and no further selling commissions shall be charged against such Units. Expenses of the General Partner, direct or indirect, such as salaries, rent and other overhead expenses, shall not be liabilities of a Series. Each Series shall receive all interest earned on its assets.

(3) Each Series shall also be obligated to pay any costs of indemnification payable by such Series to the extent permitted under Section 17 of this Agreement.

(e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner associated with a Series shall be liable for such Series’ or Partnership obligations in excess of the capital contributed by such Limited Partner in respect of such Series, plus his share of undistributed profits and assets of such Series.

(f) Return of Capital Contributions. No Limited Partner or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon termination of the Series with which such Limited Partner is associated, in each case as provided herein and in accordance with the Act. In no event shall a Limited Partner or subsequent assignee be entitled to demand or receive property other than cash.

9. Management of the Partnership and each Series. The General Partner, to the exclusion of all Limited Partners, shall have the power to control, conduct and manage the business of the Partnership, including each Series. The General Partner shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the management of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Limited Partners associated with any Series (subject to the allocation provisions hereof), shall execute various documents on behalf of each Series and, if necessary, the Limited Partners pursuant to powers of attorney and supervise the liquidation of each Series if an event causing termination of such Series occurs. The General Partner may engage, and compensate on behalf of a Series from assets associated with such Series, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in Section 8(d) of this Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership and the Series, provided, that no such arrangement shall allow brokerage commissions paid by a Series in excess of the amount described in the Prospectus or as permitted under applicable NASAA Guidelines in effect as of the date of the Prospectus, whichever is lower (the “Cap Amount”). The General Partner shall reimburse each Series, on an annual basis, to the extent that such Series’ brokerage commissions paid to the General Partner exceed the Cap

Amount. The General Partner is hereby specifically authorized to enter into, on behalf of each Series, the initial subscription escrow agreements, any introducing broker agreement, and the Selling Agreement as described in the Prospectus. In addition to any specific contract or agreements described herein, the General Partner on behalf of the Partnership and each Series may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership and each Series in the best interests of the Partnership and such Series. The Limited Partners associated with a Series will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner. The General Partner’s fiduciary duty includes, among other things, the safekeeping of all funds and assets associated with the Series and the use thereof for the benefit of each such Series. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership and the Series and in resolving conflicts of interest. The Series’ brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Series shall be competitive. The General Partner shall seek the best price and services available for commodity transactions. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the General Partner as the “tax matters partner” of the Partnership (including each Series).

The Partnership and the Series shall make no loans to any party, and the assets associated with each Series will not be commingled with the assets of any other person or entity or other Series (deposit of funds with a bank, a clearing broker, clearinghouse or forward dealer, or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). No person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which a Series participates, for investment advice or management, who shares or participates in any clearing brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective affiliates in respect of sales of Units; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent the Partnership or the Series from executing transactions with any futures commission merchant, broker or dealer or from employing and compensating any affiliate of the General Partner in the capacities, and to the extent, disclosed in the Prospectus. The maximum period covered by any contract entered into on behalf of a Series with the General Partner or any affiliate, except for the various provisions of the Selling Agreement which survive each closing of the sale of the Units, shall not exceed one year. Any material change in the Partnership’s basic investment policies or structure shall require the approval of all Limited Partners of each Series then owned by the Limited Partners. Any agreements between a Series and the General Partner or any affiliate of the General Partner shall be terminable without penalty by such Series upon 60 days’ written notice. All sales of Units in the United States will be conducted by registered brokers. Each Series is prohibited from employing the trading technique commonly known as “pyramiding” as such term is defined in Section I.B. of the NASAA Guidelines. The General Partner may take into account each Series’ open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of each Series and will not be considered to be engaging in “pyramiding.” The General Partner may take such other actions on behalf of the Partnership and the Series as the General Partner deems necessary or desirable to manage the business of the Partnership and the Series. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Partnership and the Series. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to the Partnership and the Series such time as the General Partner may deem advisable to conduct the business and affairs of the Partnership and the Series.

10. Audits and Reports to Limited Partners. The Partnership’s books (including with respect to each Series) shall be audited annually by an independent certified public accountant. The General Partner will use reasonable efforts to cause each Limited Partner to receive (i) within 90 days after the close of each fiscal year certified financial statements of the Partnership for the fiscal year then ended, (ii) by March 15 of the year following the end of each fiscal year such tax information as is necessary for a Limited Partner to complete his federal income tax return, and (iii) such other annual and monthly information as the CFTC may by regulation require. The General Partner shall notify the Limited Partners associated with a Series within seven business days of any material change in the compensation of any party relating to such Series. Limited Partners or their duly authorized representatives may inspect the Partnership’s books and records related to the Series in which such Limited Partner holds Units during normal business hours upon reasonable written notice to the General Partner and obtain copies of such records, upon payment of reasonable reproduction costs and certification to the General Partner that the inspection and/or copying of such records shall be solely for purposes reasonably related to such Limited Partner’s interest as a beneficial owner of Units and not for any commercial purpose. The General Partner shall have the right to keep confidential from Limited Partners, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes is required by law or by agreement with a third party to be kept confidential, provided that such information may not be kept confidential if it involved a transaction between a Series and an affiliate of the General Partner. The General Partner shall make the Partnership’s books and records available for inspection and copying at the New York, New York, offices of its Affiliate, Superfund USA, Inc. (a registered broker-dealer, 489 5th Avenue, New York, New York 10017) and will provide Limited Partners with a list of names of the then current Limited Partners and their last known mailing addresses, subject to the same representations of a proper, non-commercial purpose as set forth above, by mail upon payment of reasonable copying and mailing charges. The General Partner shall calculate the approximate Net Asset Value per Unit of each Series on a daily basis, both in U.S. dollars and in ounces of gold, and furnish such information upon request to any Limited Partner. The General Partner shall maintain and preserve all Partnership records for a period of not less than six years. The General Partner shall, with the assistance of the Partnership’s clearing brokers, make an annual review of the clearing brokerage arrangements applicable to the Series. In connection with such review, the General Partner shall ascertain, to the extent practicable, the clearing brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Series in order to assess whether the rates charged the Series are competitive in light of the services received. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided the Series, the General Partner will notify the Limited Partners, setting forth the rates charged the Series and several funds which are, in the General Partner’s opinion, comparable to the Partnership.

11. Assignability of Units. Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of a Unit in violation of any applicable federal or state securities laws or without giving written notice to the General Partner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units of any Series or of any part of his right, title and interest in the capital or profits of such Units shall be effective until the General Partner receives the written notice of the assignment; the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld only to prevent or minimize potential adverse legal or tax consequences to the Partnership and only for the period during which such adverse consequences would arise, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units except by redemption as provided in Section 12 hereof. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled and will remain subject to the other terms of this Agreement. No assignment, transfer or disposition of Units shall be effective until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition. No Units may be transferred (except for a transfer in full) where, after the transfer, either the transferee or the transferor would hold less than the number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

12. Redemptions. A Limited Partner, or any assignee of Units of whom the General Partner has received written notice as described above, may redeem all or, subject to the provisions of this Section 12, a portion of his Units of a Series in an amount not less than $1,000.00 (such redemption being herein referred to as a “redemption”) effective as of the close of business (as determined by the General Partner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, associated with such Series, except any liability to Limited Partners in such Series on account of their capital contributions, have been paid or there remains property associated with such Series sufficient to pay them; (ii) the General Partner shall have timely received a request for redemption, as provided in the following paragraph; and (iii) with respect to a partial redemption, such Limited Partner shall continue to hold Units of such Series at the time of, but after giving effect to, the requested redemption with a net asset value equal to not less than the minimum initial investment amount of $10,000 (or such lesser amount as was required at the time such Limited Partner initially acquired its Units.

Requests for redemption must be received by the General Partner at least five calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. The General Partner may declare additional redemption dates upon notice to the Limited Partners of a Series as well as to those assignees of whom the General Partner has received notice as described above.

Requests for redemption accepted by the General Partner are payable at the applicable month-end Net Asset Value per Unit of the Series, or Sub-Series thereof, being redeemed. The General Partner is authorized to liquidate positions to the extent it deems necessary or appropriate to honor any such redemption requests.

If at the close of business (as determined by the General Partner) on any day, the Net Asset Value per Unit of a Series, or Sub-Series thereof, has decreased to less than 50% of the Net Asset Value per Unit of such Series, or Sub-Series thereof, as of the most recent month-end, after adding back all distributions, the General Partner shall notify Limited Partners within such Series within seven business days thereafter and shall liquidate all open positions with respect to such Series as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the General Partner (and any other general partners of such Series) shall declare a date (a “Special Redemption Date”) with respect to such Series. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by such Series, and the General Partner shall mail notice of such date to each Limited Partner of such Series and assignee of Units within such Series of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest in such Series redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner). Upon redemption pursuant to a Special Redemption Date, a Limited Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the applicable Series an amount equal to the Net Asset Value of his interest in such Series, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the General Partner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of such Series are at least $500,000 and the lowest Net Asset Value of a Unit within such Series is in excess of $250, such Series may, in the discretion of the General Partner, resume trading. The General Partner may at any time and in its discretion declare a Special Redemption Date, should the General Partner determine that it is in the best interests of a Series to do so. The General Partner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the General Partner, irrespective of the provisions of this paragraph. The General Partner may also, in its discretion, declare additional regular redemption dates for Units within a Series.

Except as otherwise set forth above, redemption payments will be made within 20 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to value the Series’ assets or a part thereof or to liquidate dealers’ positions as of a redemption date or default or delay in payments due a Series from clearing brokers, banks or other persons or entities, such Series may in turn suspend redemptions, in full or in part, until such inability, default or delay is remedied or delay payment to Limited Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units within such Series equal to the proportionate part of such Series’ aggregate Net Asset Value represented by the sums which are the subject of such inability, default or delay. The General Partner shall cause redemption payments to be sent to the last known addresses of the Limited Partner requesting redemption; provided, however, that such Limited Partners shall cease to be Limited Partners upon payment of the redemption amounts and such Limited Partners shall have no claim against the assets of a Series in which they were Limited Partners except for such redemption payments. If required by law, the General Partner may withhold payment of redemption proceeds to any Limited Partner.

The General Partner may require a Limited Partner to redeem all or a portion of such Limited Partner’s Units within a Series if the General Partner considers doing so to be desirable for the protection of such Series, and will use reasonable efforts to do so to the extent necessary to prevent the assets of each Series from being deemed to constitute “plan assets” under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to any “employee benefit plan” as defined in and subject to ERISA or with respect to any plan as defined in and subject to Section 4975 of the Code.

13. Offering of Units. The General Partner on behalf of each Series shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use reasonable efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary. The General Partner shall use reasonable efforts not to accept any subscriptions for Units if doing so would cause the assets of a Series to constitute “plan assets” under Section 3(42) of ERISA with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a Limited Partner has its subscription reduced for such reason, such Limited Partner shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

14. Additional Offerings. The General Partner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to a Series of any such sales of additional Units of such Series shall in no event be less than the Net Asset Value per Unit within such Series, or the applicable Sub-Series thereof, (as defined in Section 5(e) hereof) at the time of sale (unless the new Unit’s participation in the profits and losses of such Series is appropriately adjusted). No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. The Partnership may, without the consent of any Limited Partner, offer different Series or Sub-Series of Units having different economic terms than previously offered Series or Sub-Series of Units as determined by the General Partner; provided that the issuance of such a new Series of Units shall have no material adverse effect on the holders of outstanding Units; and provided further that the assets attributable to each such Series shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such Series be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such Series.

15. Special Power of Attorney. Each Limited Partner does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to each Series or the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue each Series or the Partnership in the State of Delaware and the jurisdictions in which each Series or the Partnership may conduct business, or which may be required to be filed by each Series or the Limited Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of each Series or the Partnership, or each Series or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile each Series or the Partnership in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of each Series. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Limited Partners in the General Partner being able to rely on the General Partner’s authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

16. Withdrawal. The General Partner may withdraw from each Series, without any breach of this Agreement, at any time upon 120 days’ written notice by first class mail, postage prepaid, to each Limited Partner of such Series and assignee of whom the General Partner has notice; provided, that such resignation shall not become effective unless and until a successor general partner is in place. If the General Partner withdraws as general partner with respect to a Series and such Series’ business is continued, the withdrawing General Partner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the General Partner’s removal or withdrawal, with respect to a Series, the General Partner shall be entitled to a redemption of its interest in such Series at its Net

Asset Value with respect to such Series on the next closing date following the date of removal or withdrawal. The General Partner may not assign its interest in the Partnership or its obligation to direct the trading of each Series’ assets without the consent of each Limited Partner of the affected Series. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a Limited Partner (within the meaning of the Act) in a Series shall not terminate or dissolve such Series, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem or value such Limited Partner’s interest in such Series except as provided in Section 12 hereof. Each Limited Partner within a Series agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of such Series or the Partnership and any right to an audit or examination of the books of such Series or the Partnership. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Agreement for a Limited Partner to be informed of the Net Asset Value of his Units (valued in U.S. dollars and in ounces of gold), to receive periodic reports, audited financial statements and other information from the General Partner or to redeem or transfer Units.

17. Standard of Liability; Indemnification.

(a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to any Series or to any Limited Partner of such Series for any loss suffered by such Series or such Limited Partner which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.

(b) Indemnification of the General Partner by each Series. To the fullest extent permitted by law, subject to this Section 17, the General Partner and its Affiliates (as defined below) shall be indemnified by each Series against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with such Series; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of such Series; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner with respect to such Series and acting wholly within the scope of the authority of the General Partner. Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations. Each Series shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. For the purposes of this Section 17, an “Affiliate” of any person (including any entity) means (a) any person (including any entity) directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person (including any entity) 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person (including any entity) directly, or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person (including an entity); or (e) if such person is an officer, director or partner, any person (including any entity) for which such person acts in any such capacity. Advances from a Series’ Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited. Advances from any Series’ Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of such Series; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to such Series in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a). In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect. In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by a Series unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Any indemnification payable by a Series hereunder shall be made only as provided in the specific case. In no event shall any indemnification obligations of a Series under this subsection (b) of this Section 17 subject a Limited Partner to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

(c) Indemnification of each Series by the Limited Partners. In the event a Series is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any of such Series’ Limited Partners’ activities, obligations or liabilities unrelated to such Series’ business, such Limited Partner shall indemnify and reimburse such Series for all loss and expense incurred, including reasonable attorneys’ fees.

18. Amendments; Meetings.

(a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents from Limited Partners of each Series being sufficient. The General Partner may amend this Agreement without the consent of the Limited Partners of each Series in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or Treasury Regulations or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that either Series is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Agreement which the General Partner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a Series, provided that such amendment is for the benefit of or not adverse to the Limited Partners of any Series, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the general partner, to prevent each Series or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of either Series from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Section 4975 of the Code (or any corresponding provisions of succeeding law) or to avoid any Series from engaging in a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code.

(b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series (or, if applicable, the relevant Series), the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that approval of all Limited Partners of each Series shall be required in the case of amendments changing or altering this Section 18; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Limited Partner’s or assignee’s written consent; (ii) each Series or the Partnership may be dissolved; (iii) the General Partner may be removed and replaced with respect to one or more Series; (iv) a new general partner or general partners may be elected if the General Partner withdraws from each Series; (v) the sale of all or substantially all of the assets of each Series may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days’ notice.

(c) Meetings; Other Voting Matters. A Limited Partner in either Series upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners within such Series and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within ten days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and will only be used for a legitimate purpose related to such person being a Limited Partner. Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least 10% of the Units then owned by Limited Partners, that a meeting of such Series be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement, the General Partner shall, by written notice to each Limited Partner within that Series of record sent by certified mail within 15 days after such receipt, call a meeting of such Series or the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the receipt of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. The General Partner may not restrict the voting rights of Limited Partners as set forth herein. In the event that the General Partner or the Limited Partners vote to amend this Agreement with respect to such Series in any material respect, the amendment will not become effective prior to all Limited Partners in such Series having an opportunity to redeem their Units.

19. Miscellaneous.

(a) Notices. All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

(b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Section 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Limited Partner or assignee hereunder, each Series and the Partnership, the General Partner may rely upon each Series’ records as to who are Limited Partners and assignees of such Series, and all Limited Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

(c) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions. Any reference to “persons” in this Agreement shall also be deemed to include entities, unless the context otherwise requires.

(d) Governing Law. The validity and construction of this Agreement shall be determined and governed by the laws of the State of Delaware, specifically including the Act, without regard to principals of conflicts of law; provided, however, that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of Units to its residents or within such state.

20. Investment in Accordance with Law. Each Limited Partner that is an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of ERISA, or a “plan” as defined in and subject to Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), or any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan and each fiduciary thereof who has caused the Plan to become a Limited Partner (a “Plan Fiduciary”), represents and warrants that:

(a) the Plan Fiduciary has considered an investment in each Series for such Plan in light of the risks relating thereto;

(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA;

(c) the investment in a Series by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;

(d) the Plan’s investment in a Series has been duly authorized and approved by all necessary parties;

(e) none of the General Partner, any additional selling agent, any clearing broker, the escrow agent, the administrator, any wholesaler, Superfund Asset Management, Inc., Superfund USA, Inc., any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and

(f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the General Partner, each additional selling agent, each clearing broker, the escrow agent, the administrator, each wholesaler, Superfund Asset Management, Inc., Superfund USA, Inc., and each of their respective affiliates; and (iii) is qualified to make such investment decision.

21. Disclosures and Restrictions Regarding Benefit Plan Investors. Each Limited Partner that is a “benefit plan investor” (defined as any Plan and any entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan) represents that the individual signing the Subscription Agreement and Power of Attorney on behalf of such Limited Partner has disclosed such Limited Partner’s status as a benefit plan investor by accurately responding to the applicable questions in the Subscription Agreement and Power of Attorney. Each Limited Partner that is not a “benefit plan investor” represents and agrees that if at a later date such Limited Partner becomes a benefit plan investor, such Limited Partner will immediately notify the General Partner of such change of status. In addition, each Plan Assets Entity agrees to promptly provide information to the General Partner, upon the General Partner’s reasonable request, regarding the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors. Notwithstanding anything herein to the contrary, the General Partner, on behalf of a Series, may take any and all action including, but not limited to, refusing to admit persons as Limited Partners or refusing to accept additional capital contributions, and requiring the redemption of the Units of any Limited Partner in accordance with Section 12 hereof, as may be necessary or desirable to assure that at all times less than twenty-five percent (25%) of the total value of each “class of equity interests in a Series”, as determined pursuant to United States Department of Labor Regulation Section 2510.3-101 and Section 3(42) of ERISA, is held by benefit plan investors (not including the investments of the General Partner, any person who provides investment advice for a fee (direct or indirect) with respect to a Series and individuals and entities (other than benefit plan investors) that are “affiliates,” as such term is defined in the applicable regulation promulgated under ERISA, of any such person) or to otherwise prevent such Series from holding “plan assets” under Section 3(42) of ERISA.

IN WITNESS WHEREOF, the undersigned have duly executed this Limited Partnership Agreement as of the day and year first above written.

SUPERFUND CAPITAL MANAGEMENT, INC.

By:
Name: Nigel James
Title: President

Superfund Gold, L.P.

Request for Redemption

B-1 Request for Redemption Superfund Gold, L.P. – page 1/1

Dear Sir/Madam: The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Second Amended and Restated Limited Partnership Agreement (“Partnership Agreement”) of Superfund Gold, L.P. of $ ????????.?? (insert dollar amount to be redeemed;

minimum of $1,000.00 if less than all limited partnership units (“Units”) are being redeemed, subject to remaining investment of at least $10,000.00 (or such minimum as was in effect at the time such Limited Partner initially acquired its Units). (IF NO DOLLAR AMOUNT IS ENTERED HERE, IT WILL BE ASSUMED THAT THE LIMITED PARTNER WISHES TO REDEEM ALL UNITS) of the undersigned’s Units in the series indicated above at the net asset value per Unit, as defined in the Partnership Agreement, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by Superfund Gold, L.P. of this request for redemption, provided that this request for redemption is received five (5) business days prior to the end of such month. The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for redemption relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

United States Limited Partners Only

Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned’s true, correct and complete Social Security Number or Taxpayer ID Number, that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code of 1986 and that the undersigned is a U.S. person.

Non-United States Limited Partners Only

Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

Signature(s) Must Be Identical To Name(s) In Which Units Are Registered

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Please complete and return this form to:

Superfund Gold, L.P.

c/o Superfund USA, Inc.

489 Fifth Ave, New York, NY 10017

DATA Limited Partner q Mr. q Mrs. q Ms.

Name Limited Partner #

Name of Joint

Ltd. Partner(s) Social Security #

Name of Entity (if applicable)

Address Taxpayer ID #

City, State, ZIP Code ,

Telephone

Name of Custodian (if applicable) Series q A q B

Custodian Address (please check the appropriate box)

City, State, ZIP Code ,

Bank Name

Bank Address

City, State, ZIP Code ,

ABA Number

Account Name

Account Number

Addition. Information* *Redemptions can be done via wire transfer only.

Date Authorized Signatory Title

By: (Authorized Corporate Officer, Partner, Custodian or Trustee)

Limited Partner Signature Date Joint Limited Partner (if any) or Custodian Signature Date

SM

EXHIBIT C

SUPERFUND GOLD, LP

SUBSCRIPTION REPRESENTATIONS

By executing the Subscription Agreement for Superfund Gold, L.P. (the “Fund”), each purchaser (“Purchaser”) of units (“Units”) of beneficial interest in each Series (“Series”) irrevocably subscribes for Units at a price equal to the net asset value per Unit of the relevant Sub-Series within a Series as of the end of the month in which the subscription is accepted, provided such subscription is received at least five business days prior to such month-end, as described in the prospectus dated [            ], 2012 (the “Prospectus”). The minimum subscription is $10,000 per Series; additional Units may be purchased with a minimum investment of $1,000 for each Series in which the investor has made the minimum investment. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to “Superfund Gold, L.P. Series (A or B as applicable) ESCROW ACCOUNT” unless the Purchaser’s payment will be made by debiting a brokerage account maintained with Purchaser’s selling agent. Purchaser is also delivering to the selling agent an executed Subscription Agreement (Exhibit D to the Prospectus) and any other documents needed (i.e., Trust, Pension, Corporate). If Purchaser’s Subscription Agreement is accepted, Purchaser agrees to contribute Purchaser’s subscription to the Series subscribed for and to accept the terms of the Third Amended and Restated Limited Partnership Agreement of the Fund, as amended from time to time (the “Partnership Agreement”), attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse each Series and Superfund Capital Management, Inc. (the “General Partner”), as general partner, for any expense or loss incurred as a result of the cancellation of Purchaser’s Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement, Purchaser shall be deemed to accept and agree to the terms of the Partnership Agreement as if Purchaser had executed the Partnership Agreement. As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of purchaser’s shareholders, partners, members or beneficiaries), by executing and delivering Purchaser’s Subscription Agreement, represents and warrants to the General Partner, the clearing brokers, the selling agent who solicited Purchaser’s subscription and each Series, as follows: (a) Purchaser is of legal age to execute the Subscription Agreement and is legally competent to do so. (b) Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Partnership Agreement. (c) All information that Purchaser has furnished to the General Partner or that is set forth in the Subscription Agreement submitted by Purchaser is correct and complete as of the date of such Subscription Agreement, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner. (d) Unless (e) or (f) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another. (e) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor. (f) If Purchaser is an entity, the person signing the Subscription Agreement is duly authorized to do so and such entity has full power and authority to purchase such Units and enter into and accept the terms of the Subscription Agreement and become a limited partner of the Fund. (g) Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA. (h) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. Residents of certain states indicated below must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in each Series. (i) If the Purchaser is acting on behalf of a trust (a “Limited Partner Trust”), the individual signing the Subscription Agreement on behalf of the Limited Partner Trust hereby further represents and warrants that an investment in the applicable Series is permitted under the trust agreement of the Limited Partner Trust, and that the undersigned is authorized to act on behalf of the Limited Partner Trust under the trust agreement thereof.

Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles).

C-1

1. Alabama — Alabama investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

2. California — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $70,000. California investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

3. Iowa — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual taxable income of at least $100,000.

4. Kansas — Kansas investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (that portion of net worth that consists of cash, cash equivalents and readily marketable securities).

5. Kentucky — Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

6. Minnesota — By executing the Subscription Agreement of the Fund, a Minnesota Purchaser is deemed to represent and warrant to the Fund that such person is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933. An accredited investor includes: (1) any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Units exceeds $1,000,000 (excluding the value of such person’s residence); or (2) any natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year. For purposes of determining the value of the primary residence to be excluded from net worth, such person should exclude any net equity in his or her primary residence (i.e., the amount by which the current market value of the residence exceeds the current outstanding balance of any mortgage or other indebtedness secured by the residence). If the current outstanding balance of any such mortgage or other indebtedness exceeds the current market value of the residence, the amount of any such excess shall cause a reduction in such person’s net worth. If the current outstanding balance of such mortgage exceeds the amount outstanding 60 days before the proposed subscription date (other than as a result of the acquisition of the such person’s primary residence), the amount of such excess shall cause a reduction in such person’s net worth.”

7. New Mexico — Net worth of at least $250,000 or a net worth of at least $75,000 and an annual income of at least $75,000.

8. Oregon — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $70,000.

9. Tennessee — Net worth of at least $250,000 or a net worth of at least $70,000 and an annual taxable income of at least $70,000. Tennessee investors should be aware that the rate at which each Series’ performance fee is calculated exceeds the maximum rate for incentive/performance fees payable under the Guidelines for Registration of Commodity Pool Programs (the “Guidelines”) adopted by the North American Securities Administrators Association, and may, under certain circumstances, result in the General Partner receiving combined management and incentive fees that exceed the maximum compensation permitted by the Guidelines.

C-2

USEN273/0411

STOP o nly complete this form for non-commiss ion / fee based accounts

Important Note: This page must be completed for prospective investors that are clients of a registered investment advisor with a fixed-fee or assetbased fee advisory relationship with that advisor and must be submitted by the prospective investor to Superfund Gold, L.P., c/o Superfund USA, Inc.,

along with the investor’s completed subscription documents. Investors not participating in a registered investment advisor’s investment advisory program may proceed to the following page.

To be completed by Registered Investment Advisor

I hereby certify that I have discussed the pertinent facts, including the fees, expenses and risks, relating to an investment in Superfund Gold, L.P. with the below named client and that an investment in Superfund Gold, L.P. of not more than $

is suitable for such client in light of such client’s needs, financial circumstances and investment objectives.

Print Name Date

Investment Advisor Signature

REGIS TERED INVES TMEN T ADVISO R MUST SIGN

Investor Name

Investment Advisor Firm Name

Investment Advisor Registration Number

Investment Advisor Representative Name

Address Street

City, State, Zip Code ,

Phone/Fax

E-Mail Address

Investor Authorizat ion to share Financial Informat ion

I hereby authorize Superfund Gold, L.P. to send copies of the following correspondence to my investment advisor named above:

q Monthly Reports q Annual Reports q K-1

Investor Print Name Date

Investor Signature

Joint Investor Print Name Date

Joint Investor Signature

Note: The foregoing authorization is not required as a condition of your investment in Superfund Gold, L.P.

Superfund Gold, L.P.

Subscription Documents for Investors

Advised by a Registered Investment Advisor

D-1 RIA Superfund Gold, L.P. – page 1/1

M M D D Y Y Y Y

M M D D Y Y Y Y

M M D D Y Y Y Y

SM

Superfund Gold, L.P.

Subscription Agreement

Any person considering subscribing for limited partnership units (“Units”) in Superfund Gold, L.P. (the “Fund”) should carefully read and review a current copy of the Fund’s prospectus (the “Prospectus”). The Prospectus should be accompanied by the most recent monthly report of each series (“Series”). The date printed on the front of the Prospectus can be no later than 9 months old. If the date is more than 9 months old, new materials are available and must be utilized.

1 Check box in Section 1 if this is an addition to an existing account and list Limited Partner #.

2 Enter the name and address (no post o_ce boxes) of the investor and (if applicable) joint investor in Sections 2 and 3.

For UGMA/UTMA (Minor), enter the Minor’s name, followed by “Minor”, and address (no post o_ce boxes) in Sections 2 and 3, and enter the custodian name in Section 6.

For Trusts, enter the Trustee(s) name(s) and the Trustee(s) address in Section 2 and the Trust name in Section 3.

For Corporations, Partnerships, and Estates, enter the o_cer or contact person and the entity address in Section 2 and the entity name in Section 3. Investors who are not individuals may be required to furnish a copy of organizing or other documents evidencing the authority of such entity to invest in each Series. For example, Trusts may be required to furnish a copy of each trust agreement, Corporations must furnish a corporate resolution or by laws.

3 If the mailing address is di_erent from the residence address, please _ll in Section 4.

4 Enter the Custodian’s name and address in Section 6 if applicable.

5 Check the appropriate boxes for Series A and/or Series B under Section 7.

6 Enter the total dollar amount being invested in Section 8. If you checked both boxes before, please indicate how much to allocate to each Series.

7 Enter the investor’s brokerage account number in Section 9 if applicable.

8 Enter the Social Security Number OR Taxpayer ID Number, as applicable, in Section 10 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. For foreign investors, enter Passport Number in Social Security Number _eld and Country of Citizenship in Taxpayer ID _eld. Please submit a copy of your Government ID with your completed subscription documents.

9 The investor must sign and date Section 13. If it is a joint account, both investors must sign. In certain cases, the Custodian’s signature, as well as the investor’s signature, is required.

10 The name of the Broker-Dealer _rm, Registered Representative name, Registered Representative number, address, and phone number must be entered on the bottom of the page.

11 The Registered Representative and the Principal must sign Section 14.

12 Please _ll in the enclosed Suitability Requirements form (front & back page).

The investor should return this Subscription Agreement, Suitability Requirements Form and payment to his or her Broker’s o_ce address.

Subscription Agreements, Suitability Requirements Form, payment, and any other required documents should be sent by the Broker-Dealer to either: 1) the administration or Fund Administration o_ce of the selling _rm, if _rm procedures require, or

2) to the custodial _rm if one is required (Superfund Capital Management, Inc. (“Superfund Capital Management”) recommends sending documents early in the month so that they reach it before month-end), or 3) to Superfund Capital Management, Inc. c/o Superfund USA, Inc., 489 Fifth Avenue, New York, NY 10017. Attention: Fund Administration.

If payment is being made by wire transfer, please wire the speci_ed amount for Series A and/or Series B to the following accounts:

Series A HSBC BANK USA ABA# 021 001 088 Account Name: Corporate trust Account Number: 002 600 161 For further credit to: Superfund Gold, L.P. Series A Ref. Nr.: 108 80 985 Series B HSBC BANK USA ABA# 021 001 088 Account Name: Corporate trust Account Number: 002 600 161 For further credit to: Superfund Gold, L.P. Series B Ref. Nr.: 108 80 987

Please make sure that the amount of money received by Superfund Capital Management is net and equals the amount stated on the Subscription Agreement.

Payments made by check must be received AT LEAST FIVE BUSINESS DAYS prior to the last business day of the month. Payments made by wire must be received AT LEAST THREE BUSINESS DAYS prior to the last business day of the month.

Please make checks payable to “Superfund Gold, L.P. Series A ‘Escrow Account’” or “Superfund Gold, L.P. Series B ‘Escrow Account’”.

If Investors and/or Broker-Dealers have speci_c questions about the subscription process, please call Superfund Capital Management’s Fund Administration Department at 212-750-6300.

D-2 Subscription Superfund Gold, L.P. – page 1/3

Superfund Gold, L.P. / Subscription Agreement

Check here if this is an addition to an existing account Limited Partner Limited Partner # Joint Limited Partner

2 Last Name USEN273/0212

First Name Residence Address Street, City, State, Zip Code

(P.O. Box not acceptable) , ,

3 Additional Information (for Estates, Partnerships, Trusts and Corporations)

4 Mailing Address

(if different) , ,

5 E-Mail Address 1 _ 2

Telephone / Date of Birth – – / D D M M Y Y Y Y – – / D D M M Y Y Y Y

6 Custodian Name Mailing Address

Street, City, State, Zip Code , ,

7 The investor named above, by execution and delivery of this Subscription Agreement by either (i) enclosing a check or wiring payment payable to “Superfund Gold, L.P. Series A_q B_q Escrow Account”, or (ii) authorizing the selling agent (or additional seller, as the case may be) to debit investor’s customer securities account in the amount set forth below, hereby subscribes for the purchase of Superfund Gold, L.P. Series A_q B_q Units at Net Asset Value per Unit by the last business day of each month.

The named investor further acknowledges receipt of the Fund’s Prospectus dated ( )/( )/2012, including the Second Amended and Restated Limited Partnership Agreement (“Partnership Agreement”) of the Fund, the Subscription Requirements and the Subscription Agreement set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

8 Total Amount $ . thereof Series A .

(minimum of $10,000 for each Series; $1,000 or more for additional investments) Series B .

9 Brokerage Account # (must be completed if payment is made by debit to investor’s securities or other quali_ed accounts)

10 Social Security # – – Taxpayer ID # –

Taxable Investors (check one): q Tenants in Entireties Non-Taxable Investors (check one): q Individual Ownership q Community Property q IRA q De_ned Bene_t* q Other (specify) q Partnership* q Estate q IRA Rollover q Pension* q Roth IRA q Corporation* q Grantor or Other Revocable Trust* q Pro_t Sharing* q SEP q 401 (K)* q Tenants in Common q Trust other than a Grantor or Revocable Trust* (*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY q UGMA/UTMA (Minor) q Joint Tenants with Right of Survivorship SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS)

11 Bene_t Plan Investors (i) I am a Plan or Plan Assets Entity as described on page D-6 q Yes q No (ii) I am a Plan Assets Entity q Yes q No If “Yes”, I hereby represent and warrant that the percentage of the Plan Assets Entity’s equity interests held by a Plan or a Plan Assets Entity does not exceed the percentage set forth below. To ease the administrative burden related to monitoring and updating this percentage, each Series recommends that you build in some cushion so that you will not have to notify such Series if the percentage changes slightly. ____________ % If I am is using the assets of an insurance company general account to purchase Units, I hereby represent and warrant that the percentage of such assets used to purchase Units that represents plan assets does not exceed the following percentage: ____________ % I agree to immediately notify the General Partner upon any change to the foregoing representations.

12 United States Investors only Non-United States Investors only

Under penalties of perjury, I certify that: (1) The number shown on this form is my Under penalties of perjury, by signature below I hereby certify that the Passport Number or correct social security number or taxpayer identification number (or I am waiting Government ID Number provided is true, correct, and complete and (a) I am not a citizen or for a number to be issued to me); (2) I am not subject to backup withholding due resident of the United States or (b) (in the case of an investor which is not an individual) the to a failure to report interest and dividend income; and (3) I am a U.S. person. investor is not a United States corporation, partnership, estate, or trust.

13 Investor(s) must sign (Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, or under the Securities Exchange Act of 1934.) The Internal Revenue Service does not require your consent to any provision of this document other than the certi_cations required to avoid backup withholding.

14 Broker-Dealer must sign As set forth in the Prospectus, I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management, and control of Superfund Capital Management with respect to an investment in the Units. I have also informed the investor of the unlikelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, _nancial situation, and needs and any other information known by me, that investment in the applicable Series is suitable for such investor in light of his/her _nancial position, net worth and other suitability characteristics. I do not have discretionary authority over the account of the investor.

Limited Partner Signature Date Joint Limited Partner (if any) or Custodian Signature Date

Registered Representative Signature Date Principal Signature (if required by Selling Agent procedures) Date Print Name Print Name

This subscription should be q fee-based q commission based Broker-Dealer Broker Dealer Firm

R.R. Phone/Fax Registered Representative Code Branch Code R.R. Email Address

R.R. Address D-3 Subscription Superfund Gold, L.P. – page 2/3

Superfund Gold, L.P.

Limited Partnership Units Subscription Agreement USEN273/0212

Superfund Gold, L.P. c/o Superfund USA, Inc. 489 Fifth Avenue New York, NY 10017

Dear Sir/Madam:

Subscription for Units: I hereby subscribe for the Units in Series A or Series B of the Fund in the amount set forth on page D-3 (minimum $10,000) of this Subscription Agreement Signature Page, at net asset value per Unit as set forth in the Partnership Agreement. The undersigned’s check payable to “Superfund Gold, L.P. Series A Escrow Account” or “Superfund Gold, L.P. Series B Escrow Account” in the full amount of the undersigned’s subscriptions, (additions, in excess of the required minimum investment, may be made with a minimum investment of $1,000, as described in the Prospectus), accompanies the Subscription Agreement Signature Page. If this subscription is rejected, or if no Units are sold, all funds remitted by the undersigned herewith will be returned. Superfund Capital Management may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. If notice of revocation of a subscription is not received by Superfund Capital Management at least 10 days before the end of a month, such attempted revocation is void and will not be deemed a written request for redemption. All Units o_ered are subject to prior sale.

Representations and Warranties of Subscriber: I have received the Prospectus. By submitting this Subscription Agreement I am making the representations and warranties set forth in “Exhibit C – Subscription Representations” contained in the Prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

Covenants and Agreements of Subscriber: (1) I hereby covenant and agree that I will (i) provide any form, certi_cation or other information reasonably requested by and acceptable to the Fund that is necessary for the Fund (A) to prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Fund receives payments or (B) to satisfy reporting or other obligations under the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations, (ii) update or replace such form, certi_cation or other information in accordance with its terms or subsequent amendments or as requested by the Fund, and (iii) otherwise comply with any reporting obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation. (2) In connection with an investment in Series A or Series B Units of the Fund, as applicable, pursuant to Section 6224(b) of the Code, I hereby waive any right granted by the Code to participate in any administrative proceeding of the Fund or either Series for each of the taxable years in which I am a partner in the Fund or either Series for federal income tax purposes. Series A’s taxpayer identi_cation number is [XX-XXXXXXX] and Series B’s taxpayer identi_cation number is [XX-XXXXXXX]. I hereby further waive any right granted in connection with the tax laws of any state or local jurisdiction to participate in any administrative proceeding of the Fund or either Series for each of the taxable years in which I am a partner in the Fund or either Series for purposes of the tax laws of such state or local jurisdiction. The undersigned hereby agrees that upon request by Superfund Capital Management, I will provide any additional information or documentation, execute any forms or other documents, and take any other action required by law to e_ect such a waiver. I acknowledge that this Subscription Agreement may be _led with the Internal Revenue Service or any state or local taxing authority upon the commencement of any administrative proceeding of the Fund or either Series.

Irrevocability; Governing Law: Except as provided above, I hereby acknowledge and agree that I am not entitled to cancel, terminate, or revoke this subscription or any of my agreements hereunder after the Subscription Agreement has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in each Series. Except as to matters of state or federal securities laws, this Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Subscription Superfund Gold, L.P. – page 3/3

Superfund Gold, L.P.

Suitability Requirements Form USEN305/0212

By subscribing for Units of the Fund, you will be required to _ll out this form in its entirety, and to satisfy any applicable special state suitability requirement described in this form. Therefore, please make sure that you carefully review all representations and warranties and state suitability requirements before signing this form. The undersigned form must be mailed or delivered to the selling agent together with the Subscription Agreement and all other necessary documents. For a successful subscription of Units, all documents must be received at least 5 business days before the initial, or applicable, monthly closing.

SE INDICATE THE SERIES YOU ARE SUBSCRIBING FOR: Series q A q B (please check the appropriate box)

What is your annual income (AI)? . How did you _nance the investment? q Own money q Loan q Other What is your approximate net worth (NW) exclusive of residence and automobiles? .

Receipt of Documentation: The regulations of the Commodity Futures 1. Alabama Alabama investors should limit their investment in the Fund Trading Commission (“CFTC”) require that you be given a copy of the and other managed futures programs to not more than 10% Prospectus, as well as certain additional documentation consisting of: (a) a of their liquid net worth (cash, cash equivalents and readily supplement to the Prospectus, which must be given to you if the Prospectus marketable securities). is dated more than nine months before the date that you _rst received the 2. California $70,000 (AI) and $250,000 (NW), or $500,000 (NW) Prospectus, and (b) the most current monthly account statement (report) for California investors should limit their investment in the Fund the Fund. By subscribing for Units, you hereby acknowledge receipt of the and other managed futures programs to not more than 10% Prospectus and the additional documentation referred to above, if any. of their liquid net worth (that portion that consists of cash, Admission to the Fund: Please be informed that you will not be issued a certi_cate cash equivalents and readily marketable securities). evidencing the Units that you are purchasing, but you will receive a written 3. Iowa $100,000 (TI) and $250,000 (NW), or $500,000 (NW) con_rmation of the purchase in Superfund Capital Management’s customary form. 4. Kansas Kansas investors should limit their investment in the Fund and State Suitability Requirements: Except as indicated below, investors must have a other managed futures programs to not more than 10% of net worth (exclusive of home, furnishings and automobiles) of at least $250,000 or, their liquid net worth (that portion that consists of cash, cash failing that standard, have both a net worth (same exclusions) of at least $70,000 equivalents and readily marketable securities). and an annual gross income of at least $70,000. If an investor is subscribing with 5. Kentucky $85,000 (TI) and $85,000 (NW), or $300,000 (NW) his/her spouse as joint owners, he/she may count joint net worth and joint income Kentucky investors should limit their investment in any in satisfying these requirements, as well as the special requirements described commodity pool program to not more than 10% of their liquid below. Investors must also make a minimum aggregate investment of $10,000. net worth (cash, cash equivalents and readily marketable However, the states listed below (or, in certain cases, in special Supplements securities). attached to the Prospectus) have more restrictive suitability or minimum 6. Minnesota Accredited Investor – see page C-3 in the Prospectus investment requirements for their residents. Please read the following list to make 7. New Mexico $75,000 (AI) and $75,000 (NW), or $250,000 (NW) sure that you meet the minimum suitability and/or investment requirements for 8. Oregon $70,000 (AI) and $250,000 (NW), or $500,000 (NW) the state in which you reside. (As used below, “NW” means net worth exclusive of 9. Tennessee $70,000 (AI) and $70,000 (NW), or $250,000 (NW) home, furnishings, and automobiles; “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes.)

SIGNATURE IF LIMITED PARTNER(S) ARE INDIVIDUALS (PRINT OR TYPE) q Mr. q Mrs. q Ms.

Name of Limited Partner Date

Signature of Limited Partner

Name of Joint Limited Partner Date

Signature of Joint Limited Partner

SIGNATURE IF LIMITED PARTNER IS AN ENTITY (PRINT OR TYPE)

Name of Entity Date

Name of Entity Date

Name of Signatory

By: Authorized Signatory

Suitability Requirements Form Superfund Gold, L.P. – page 1/3

Superfund Gold, L.P.

Suitability Requirements Form

■ REPRESENTATIONS AND WARRANTIES

By executing the Subscription Agreement, the investor (for itself and any co-subscriber, and, if the undersigned is signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, bene_ciaries or members), represent and warrant to Superfund Capital Management and the Fund as follows (As used below, the terms “you and your” refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity):

FOR ALL INVESTORS

1.	I have received a copy of the Prospectus, incl. the Partnership Agreement.
2.	If an individual subscriber, I am of legal age to execute the Subscription Agreement and am legally competent to do so.
3.

I satisfy the applicable financial suitability and minimum investment requirements, as set forth on page D-5 under the caption State Suitability Requirements (or in a special Supplement to the Prospectus) for residents of the state in which I reside. I agree to provide any additional documentation requested by Superfund Capital Management, as may be required by the securities administrator of my state of residence, to confirm that I meet the applicable minimum financial suitability standards to invest in the Fund.

4.

I understand that the investment objective of the Fund is to generate long-term capital growth while providing an element of diversification to a portfolio of stock and bond investments, which is consistent with my objective in making an investment in the Fund.

5.

The address on the Subscription Agreement is my true and correct residence, and I have no present intention of becoming a resident of any other state or country. All the information that I have provided on the Subscription Agreement is correct and complete as of the date indicated thereon and, if there is any material change in that information before my admission as a Limited Partner, I will immediately furnish such revised or corrected information to Superfund Capital Management.

6.	Unless representation (9–12) below is applicable, my subscription is made with my funds for my own account and not as trustee, custodian, or nominee for another.
7.

I am either: (a) not required to be registered with the CFTC or to be a member of the National Futures Association (“NFA”); or (b) if so required, I am duly registered with the CFTC and am a member in good standing of the NFA.

Entities	that acquire Units must indicate whether they are registered with the CFTC as commodity pools, whether they are exempt from registration as a commodity pool, or whether they are not a commodity pool.
a.	The entity subscribing for Units is a commodity pool and its sponsor and/or principals are registered as commodity pool operators (“CPOs”) and members of the NFA. Provide NFA ID:
b.

The entity subscribing for Units is a commodity pool but its sponsors and/or principals are not required to be registered CPOs because of an exemption under the Commodity Exchange Act or CFTC Regulations. State the exemption claimed

Such entities must also provide a copy of the exemption letter filed with the NFA by its sponsor and/or principals.

c.

The entity subscribing for Units is not a commodity pool. Such entities must provide a seperate statement stating the purpose of forming the entity and that such entity does not solicit or accept funds to trade commodity contracts.

8.

I understand that the Partnership Agreement imposes substantial restrictions on the transferability of my Units and that my investment is not liquid except for limited redemption provisions, as set forth in the Prospectus and the Partnership Agreement.

FOR BENEFIT PLAN INVESTORS

9.

If I am, or am acting on behalf of, an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purposes of ERISA or Section 4975 of the Code to hold assets of any Plan due to investments made in such entity by benefit plan investors (in which case, the following representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing this Subscription Agreement on behalf of me, in addition to the representations and warranties set forth herein, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in a Series for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in a Series is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in such Series does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in such Series has been duly authorized and approved by all necessary parties; (e) none of the General Partner, HSBC Bank USA, BMO Harris Bank, PNC Bank, National Association, SS&C Fund Services (“SS&C”), ADM Investor Services, Inc., Barclays Capital Inc., Rosenthal Collins Group, L.L.C., Superfund Asset Management, Inc., Superfund USA, Inc., any additional selling agent, any wholesaler, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, HSBC Bank USA, BMO Harris Bank, PNC Bank, National Association, SS&C, ADM Investor Services, Inc., Barclays Capital Inc., Rosenthal Collins Group, L.L.C., Superfund Asset Management, Inc., Superfund USA, Inc., each additional selling agent, each wholesaler, and each of their respective affiliates, and (iii) is qualified to make such investment decision. I will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

Suitability Requirements Form Superfund Gold, L.P. – page 2/3

Superfund Gold, L.P.

Suitability Requirements Form

FOR BENEFIT PLAN INVESTORS

10.

If I am subscribing as a trustee or custodian of an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or of an IRA, at the direction of the beneficiary of that plan or IRA, all representations in the Subscription Agreement apply only to the beneficiary of that plan or IRA.

FOR UGMA/UTMA ACCOUNTS

11.

If I am subscribing as a custodian for a minor, either (a) the subscription is a gift I have made to that minor and is not made with that minor’s funds, in which case the representations as to net worth and annual income below apply only to myself, acting as custodian, or (b) if the subscription is not a gift, the representations as to net worth, and annual income below apply only to that minor.

FOR ALL TRUSTS OR CORPORATIONS

12.

If I am subscribing in a representative capacity, I have full power and authority to purchase Units and enter into and be bound by this Subscription Agreement on behalf of the entity for which I am purchasing the Units, and that entity has full right and power to purchase the Units and enter into and be bound by the Subscription Agreement, and become a Limited Partner under the Partnership Agreement.

FOR TENNESSEE, ALABAMA AND ARKANSAS INVESTORS

13.

For Tennessee, Alabama and Arkansas Investors only: I understand that the rate at which each Series’ performance fee is calculated exceeds the maximum rate for incentive or performance fees payable under the Guidelines for Registration of Commodity Pool Programs adopted by the North American Securities Administrators Association.

FOR ALABAMA AND ARKANSAS INVESTORS

14.

For Alabama and Arkansas investors only: I understand that the Issuer’s introducing broker and the Issuer‘s trading advisor are affiliated entities, and that this affiliation gives rise to a conflict of interest, as described on pages 44–46 of the Prospectus. I understand this may prevent the Issuer from accomplishing all of its objectives.

By making the representations and warranties set forth above, investors should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Investors should be aware, however, that the representations and warranties set forth above may be asserted in the defense of the Fund, Superfund Capital Mangement, or others in any subsequent litigation or other proceedings.

Suitability Requirements Form Superfund Gold, L.P. – page 3/3

SM

Superfund Gold, L.P.

Subscription Agreement Addendum –

Dollar Cost Averaging Purchase

USEN390/0212

FOR USE IN CONNECTION WITH A PURCHASE OF UNITS TO BE IMPLEMENTED IN INSTALLMENTS IN ACCORDANCE WITH THE TERMS SET FORTH BELOW. TO BE EFFECTIVE, THIS SUBSCRIPTION AGREEMENT ADDENDUM MUST BE PROPERLY COMPLETED AND SIGNED BY THE INVESTOR AND MUST ACCOMPANY A PROPERLY COMPLETED AND FULLY-EXECUTED SUBSCRIPTION AGREEMENT FOR UNITS IN THE FUND.

NOTE: The amount of investor’s total subscription set forth below, the date of this Subscription Agreement Addendum, and investor’s signature must be the same as set forth on the accompanying Subscription Agreeement.

1.

By execution and delivery of this Subscription Agreement Addendum, I hereby request that my subscription for Units in Superfund Gold, L.P. Series q A OR q B (mark A OR B, as on the Subscription Agreement) in the amount set forth below and on the accompanying Subscription Agreement be implemented, and that Units be issued at the Net Asset Value per Unit of such Series, as of the close of business on the applicable month-end or quarter-end closings, as the case may be, as follows.

2. My total subscription for Units is in the amount of $ . (not less than USD $10,000 for new investors)

3. I hereby request that the initial issuance of Units subscribed for by the accompanying Subscription Agreement and this Subscription Agreement Addendum be in the amount of $ . (not less than USD $1,000), Units being issued at the Net Asset Value per Unit as of the applicable month-end or calendar quarter-end closing date, as the case may be.

4. I hereby request the Fund to issue to me $ . of Units (not less than USD $1,000) as of each q month-end OR q calendar quarter-end (check one) following the initial issuance of Units to me as requested under Item 3 above until the dollar amount of Units issued to me under this Item 4 and Item 3 above equals the amount of my total subscription set forth in Item 2 above.

5. I hereby authorize and instruct (insert broker-dealer name) to submit to the Fund cash held in my customer securities account with such broker-dealer on a monthly or quarterly basis, as indicated above, until the amounts submitted in connection with the issuances requested under Items 3 and 4 above equal the amount of my total subscription set forth in Item 2 above and in the accompanying Subscription Agreement.

6. I understand that (i) my broker will not advance any funds due under the accompanying Subscription Agreement and this Subscription Agreement Addendum and that (ii) if I do not have adequate cash available in my customer securities account with my broker for my broker to remit to the Fund, or do not separately send a check or wire funds to the Fund, at each month-end or calendar quarter-end, as the case may be, for which I have requested the issuance of the Units subscribed for under the accompanying Subscription Agreement and this Subscription Agreement Addendum, no Units will be issued to me as of such month-end or calendar quarter-end, as the case may be. I understand that my subscription in the amount set forth in the Subscription Agreement and above is irrevocable and that I am responsible for submitting timely payments for the Units subscribed for in the accompanying Subscription Agreement in the amount(s) set forth above at least five (5) business days prior to the cut off-days set forth in the Subscription Agreement. I hereby agree not to hold the Fund or Superfund Capital Management liable for the failure of my broker to submit funds to the Fund in a timely manner.

7. I understand that the instructions contained in this Subscription Agreement Addendum may be modified only by a writing delivered to the Fund and my broker identified in Item 5 above.

8. I hereby acknowledge and agree that the instructions contained in this Subscription Agreement Addendum shall survive my death or disability, but shall terminate with the full redemption of all of my Units. This Subscription Agreement Addendum shall be governed by and interpreted in accordance with the laws of the State of Delaware.

D-8 Subscription Agreement Addendum Superfund Gold, L.P. – page 1/2

Superfund Gold, L.P.

Subscription Agreement Addendum –

Dollar Cost Averaging Purchase

USEN390/0212

ACCOUNT INFORMATION – PLEASE PRINT (EXCEPT SIGNATURES).

Limited Partner # q Mr. q Mrs. q Ms.

First Name

Last Name

Address

City, State, ZIP Code _,

Social Security # – –

Telephone – –

Fax – –

E-Mail

Signature Date

Signature(s) must be identical to name(s) in which Units are registered.

Joint Limited Partner (if any) or Custodian q Mr. q Mrs. q Ms.

First Name

Last Name

Signature Date

Broker Dealer Acknowledgement q Mr. q Mrs. q Ms.

Broker Dealer Firm Name Date

Signature

Name of Registered Representative

Signature

Name of Principal

Signature

Broker Dealer to retain a copy of this Subscription Agreement Addendum.

D-9 Subscription Agreement Addendum Superfund Gold, L.P. – page 2/2

Superfund Gold, L.P.

Subscription Agreement Addendum –Dollar Cost Averaging Purchase

ACCOUNT INFORMATION – PLEASE PRINT (EXCEPT SIGNATURES).

Limited Partner # q Mr. q Mrs. q Ms.

First Name Last Name Address

City, State, ZIP Code ,

Social Security # – –

Telephone – – Fax – –

E-Mail

Signature Date M M D D Y Y Y Y

Signature(s) must be identical to name(s) in which Units are registered.

Joint Limited Partner (if any) or Custodian q Mr. q Mrs. q Ms.

First Name Last Name

Signature Date M M D D Y Y Y Y

Broker Dealer Acknowledgement q Mr. q Mrs. q Ms.

Broker Dealer Firm Name Date M M D D Y Y Y Y

Signature

Name of Registered Representative

Signature

Name of Principal

Signature

Broker Dealer to retain a copy of this Subscription Agreement Addendum.

Subscription Agreement Addendum Superfund Gold, L.P. – page 2/2

Superfund Gold, L.P.

Request for Transfer Form

Please complete and return this form to:

Dear Sir/Madam: The undersigned hereby requests a transfer of ______________________________ units ("Units") in ☐ Series A or ☐ Series B (check one) in Superfund Gold, L.P. (the "Fund"). The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for transfer relates with full power and authority to request transfer of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. The undersigned represents that the signature(s) appearing below is/are true and correct.

TRANSFER DETAILS

Name of Limited Partner	______________________	**Limited Partner #** (if applicable)	☐☐☐☐☐☐
Name of of Entity (if applicable)	______________________	**Telephone**	☐☐☐-☐☐☐-☐☐☐☐
		Tax ID #	☐☐-☐☐☐☐☐☐☐
Address	______________________	**Account Type**	______________________
City, State, ZIP Code	______________________		☐☐ ☐☐☐☐☐

TRANSFER TO THE ACCOUNT OF:

Name of Limited Partner	______________________	**Limited Partner #** (if applicable)	☐☐☐☐☐☐
Name of of Entity (if applicable)	______________________	**Telephone**	☐☐☐-☐☐☐-☐☐☐☐
		Tax ID #	☐☐-☐☐☐☐☐☐☐
Address	______________________	**Account Type**	______________________
City, State, ZIP Code	______________________		☐☐ ☐☐☐☐☐

Date ____ Authorized Signatory ______________________   Title ______________________

By: (Authorized Corporate Officer, Partner, Custodian or Trustee)

The undersigned, as Transferee, represents that all information provided to the Fund in the form of an executed Subscription Agreement is true and correct as of the date of submission of the Request for Transfer. The undersigned further consents to the transfer of Units in the Fund as described above and agrees to accept such transferred Units for its account and risk.

Date ____ Signature of Transferee ______________________   Date ____ Signature of Joint Transferee (if applicable) ______________________

Date ____ Authorized Signatory ______________________   Title ______________________

By: (Authorized Corporate Officer, Partner, Custodian or Trustee)

SUPERFUND
THE FUTURE OF INVESTING

E-1

Superfund Gold, L.P. / Additional Investment

DATA Limited Partner Limited Partner # Joint Limited Partner

	1	2
First Name		
Last Name		
Residence Address Street, City, State, Zip Code (P.O. Box not acceptable)		
Mailing Address (if different)		
Telephone / Date of Birth	/ MM DD YY	/ MM DD YY
E-Mail Address		
Social Security #		
Additional Information (for Estates, Partnerships, Trusts and Corporations)		
Custodian Name		
Custodian Mailing Address Street, City, State, Zip Code		

The investor named above, by execution and delivery of this Subscription Agreement, by either (i) enclosing a check or wiring payment payable to "Superfund Gold, L.P. Series A ☐ B ☐ Escrow Account", or (ii) authorizing the selling agent (or additional seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Superfund Gold, L.P. (the "Fund") Series A ☐ B ☐ units ("Units") at net asset value per Unit by the last business day of each month. The named investor further acknowledges receipt of the Fund's prospectus (the "Prospectus") dated ( )/( )/2012, including the Third Amended and Restated Limited Partnership Agreement ("Partnership Agreement") of the Fund, the Subscription Requirements and the Subscription Agreement, the terms of which govern the investment in the Units being subscribed for hereby. The undersigned represents that there has been no change in the undersigned's financial circumstances and that the Suitability Requirements Form initially completed when making the undersigned's initial investment in the Fund remains accurate and complete, and the undersigned understands that by agreeing the undersigned will be deemed to make, with respect to this Subscription Agreement, all the representations and warranties contained in the current Suitability Requirements Form, including those relating to the undersigned satisfying the applicable financial suitability requirements under "State Suitability Requirements."

Total Amount $ thereof **Series A**

Social Security # **Taxpayer ID #**

Taxable Investors (check one):

- ☐ Individual Ownership
- ☐ Partnership*
- ☐ Corporation*
- ☐ Tenants in Common
- ☐ UGMA/UTMA (Minor)
- ☐ Tenants in Entireties
- ☐ Community Property
- ☐ Estate
- ☐ Grantor or Other Revocable Trust*
- ☐ Trust other than a Grantor or Revocable Trust*
- ☐ Joint Tenants with Right of Survivorship

Non-Taxable Investors (check one):

- ☐ IRA
- ☐ IRA Rollover
- ☐ Profit Sharing*
- ☐ Defined Benefit*
- ☐ Pension*
- ☐ SEP
- ☐ Other (specify)
- ☐ Roth IRA
- ☐ 401 (K)*

Date Signature of Limited Partner

Registered Representative Signature Date

Principal Signature (if required by Selling Agent procedures) Date

Print Name

Print Name

Broker Dealer
R.R. Phone/Fax
R.R. Email Address
R.R. Address

This subscription should be ☐ fee-based ☐ commission based.

Broker Dealer firm

Registered Representative Code **Branch Code**

F-1

Subscription Agreement For An Additional Investment Superfund Gold, L.P. – page 1/1

Superfund Gold, L.P.

Series Exchange Subscription Agreement

USEN9607/0212

TO BE EFFECTIVE AS OF THE END OF THE MONTH IN WHICH YOU SUBMIT THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT MUST BE PROPERLY COMPLETED AND DELIVERED TO SUPERFUND USA, INC., OR TO YOUR BROKER-DEALER IN TIME FOR IT TO BE BE FORWARDED AND RECEIVED BY SUPERFUND USA, INC., ON BEHALF OF SUPERFUND GOLD, L.P., FIVE (5) BUSINESS DAYS BEFORE THE LAST DAY OF THE MONTH, ATTN: SUPERFUND CAPITAL MANAGEMENT, INC., C/O SUPERFUND USA, INC., 489 FIFTH AVENUE, NEW YORK, NY 10017.

EXCHANGE REQUESTS ARE IRREVOCABLE FIVE DAYS AFTER SUBMISSION TO YOUR BROKER-DEALER.

By execution and delivery of this Series Exchange Subscription Agreement, I hereby redeem the limited partnership units ("Units") of Superfund Gold, L.P. (the "Fund") Series A or Series B (the "Series"), as identified below under "Series Exchange Election," and, by application of the proceeds of such redemption to the payment of the purchase price for Units of the other Series, I hereby subscribe for Units in the other Series at a price equal to 100% of the Net Asset Value per Unit of such Series as of the close of business on the date of the applicable monthly closing (a "Series Exchange").

I acknowledge that the minimum exchange amount, and the minimum holding amount in case of partial exchanges, is $10,000 or a number of whole Units the Net Asset Value of which is equal to or greater than $10,000, and that requests for an exchange of less than $10,000, or the Unit equivalent thereof, will not be effected. I further acknowledge that, if I am requesting an exchange for less than the full amount of my investment in one Series, I must retain Units with a Net Asset Value of at least $10,000 in that Series after the exchange is completed.

Please note: If a partial exchange would result in you holding Units with a Net Asset Value of less than $10,000 in the Series from which Units are to be redeemed to effect the requested exchange, the exchange request will be deemed to be a request for an exchange of your full investment amount into the other Series, and by your signature below you hereby consent to such exchange.

BY SIGNING BELOW, THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE FUND'S PROSPECTUS DATED [ ] / [ ] / 2012, ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, THE CURRENT MONTHLY REPORT FOR THE FUND, THE FUND'S SUBSCRIPTION AGREEMENT AND THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THE TERMS OF ALL OF WHICH GOVERN THE INVESTMENT IN THE UNITS FOR WHICH YOU ARE SUBSCRIBING. BY SIGNING BELOW, THE UNDERSIGNED REQUESTS ADMISSION TO THE FUND AS A LIMITED PARTNER AND ACCEPTS THE TERMS OF THE THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, AS AMENDED FROM TIME TO TIME, AND AGREES TO BE BOUND THERETO.

SERIES EXCHANGE ELECTION

Dollar Amount $ ____________ . ____ (not less than $10,000, to be rounded up to nearest whole Unit)

OR

Number of Units ____________ (NAV of at least $10,000)

to be redeemed from Superfund Gold, L.P. ☐ Series A **OR** ☐ Series B (check one) and exchanged for Units in the other Series.

ACCOUNT INFORMATION (PLEASE PRINT)

Name ____________ **Telephone** ___ - ___ - ____

Limited Partner # ____________ **Fax** ___ - ___ - ____

Address Street ____________ **E-Mail** ____________

City, State, ZIP Code ____________

Notice Regarding Series Exchange: No administrative fees will be charged in connection with this Series Exchange transaction. However, a Series Exchange constitutes the redemption of Units of one Series of the Fund and a concurrent purchase of Units of the other Series subject to a maximum sales commission of 10% of the initial investment amount in the new Series (paid at a rate of 1/12 of 4% per month). Accordingly, investors making a Series Exchange will incur aggregate sales commission charges of up to 10% of the value of the Units being subscribed for in the new Series pursuant to a Series Exchange regardless of the amount of sales commission charges paid in connection with their investment in the other Series of the Fund.

SUPERFUND THE FUTURE OF INVESTING

see reverse side

G-1

Series Exchange Subscription Agreement Superfund Gold, L.P. – page 1/2

Superfund Gold, L.P.

Series Exchange Subscription Agreement

USENov17/0212

AUTHORITY TO REQUEST EXCHANGE

The undersigned hereby authorizes Superfund Capital Management, Inc. ("Superfund Capital Management") to redeem the dollar amount or number of Units of the Fund in the Series indicated above, at the Net Asset Value thereof, and to apply the net proceeds of that redemption to the purchase of Units in the other Series at the Net Asset Value thereof.

The undersigned hereby represents and warrants that, if an individual, the undersigned is the true, lawful, and beneficial owner of the Units to which this Series Exchange Subscription Agreement relates with full power and authority to request such exchange or, if an entity, has full power and authority to request such exchange from and on behalf of the entity named below. The undersigned represents that the signature(s) below is/are true and correct. The undersigned represents that there has been no change in the undersigned's financial circumstances and that the Suitability Requirements Form (see Prospectus Exhibit D, Pages D-5 and D-6) initially completed when making the undersigned's initial investment in the Fund remains accurate and complete, and the undersigned understands that, by signing below, the undersigned will (i) be deemed to make, with respect to this Series Exchange Subscription Agreement, all the representations and warranties contained in the current Suitability Requirements Form, including those relating to the undersigned's satisfying the applicable financial suitability requirements under "State Suitability Requirements" and citizenship status and (ii) will be deemed to covenant and agree to the covenants and agreements contained in the Subscription Agreement (see Prospectus Exhibit D, Page D-4). The undersigned acknowledges that this Series Exchange Subscription Agreement is irrevocable 5 days after submission to the undersigned's broker-dealer. This Series Exchange Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof. If applicable, the undersigned continues to consent to delivery of electronic statements.

SIGNATURES (Please print – except signatures)

SIGNATURES (Please print – except signatures)

Limited Partner		Joint Limited Partner (or Custodian or Trustee)	
Name		Name	
Signature		Signature	
Date	M M D D Y Y Y Y	Date	M M D D Y Y Y Y

BROKER-DEALER MUST SIGN

I hereby certify that I have discussed with the investor identified above all of the pertinent facts relating to the risks, tax consequences, lack of liquidity of the Units, and the management and control of the Fund by Superfund Capital Management in connection with an investment in the Fund, and that the investor will incur sales commission charges with respect to the Units acquired as a result of this Series Exchange without regard to sales commissions previously paid. I have reasonable grounds to believe that, based on the information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known to me, that the Series Exchange from an investment in Series ☐ A or ☐ B (check applicable box) to an investment in the other Series is suitable for such investor in light of his/her/their investment objectives and suitability characteristics.

Broker-Dealer Firm / Registered Representative		Principal	
Firm Name		Name	
Reg. Rep. Name			
Reg. Rep. Signature		Signature	
Date	M M D D Y Y Y Y	Date	M M D D Y Y Y Y

G-2

Series Exchange Subscription Agreement Superfund Gold, L.P. – page 2/2 see reverse side

No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Superfund Gold, L.P., Superfund Capital Management, Inc., Superfund USA, Inc. or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date of its issue.

All selling agents must deliver to prospective investors any supplemented or amended Prospectus issued by Superfund Gold, L.P. during the ongoing offering period.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

Superfund Capital Management, Inc. (the “General Partner”) paid all expenses in connection with the organization of the Registrant and the initial offering of the Units without reimbursement by the Registrant, except for the Financial Industry Regulatory Authority, Inc. filing fee which was paid by Superfund USA, Inc. Each Series bears its share of ongoing offering expenses, which will not exceed 0.4999% of the gross offering proceeds of Units offered pursuant to this Registration Statement. The General Partner will assume liability for ongoing offering and operating expenses, when considered together, in excess of 0.75% of average month-end net assets per year of each Series. Initial and ongoing offering expenses in connection with this Registration Statement include:

	Approximate Amount
Securities and Exchange Commission Registration Fee	$0	*
Financial Industry Regulatory Authority, Inc. Filing Fee	$500	*
Printing Expenses	150,000
Fees of Certified Public Accountants	300,000
Blue Sky Expenses (Excluding Legal Fees)	75,000
Fees of Counsel	250,000
Escrow Fees	45,000

Total	$820,500

*	Fees marked with an asterisk are exact rather than estimated.

Item 14. Indemnification of Directors and Officers.

Section 17 of the Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner and certain of its controlling persons by each Series in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with each Series; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or such controlling persons. Each Series is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of each Series’ funds to cover legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

Item 15. Recent Sales of Unregistered Securities.

There have been no sales of unregistered Units in the past three years.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

Exhibit Number	Description of Document
3.02	Form of Third Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus)
5.01	Opinion of Sidley Austin LLP relating to the legality of the Units*
8.01	Opinion of Sidley Austin LLP with respect to federal income tax consequences*
10.02	Form of Subscription Agreement (included in Exhibit D to the Prospectus)
23.01	Consent of Sidley Austin LLP
23.02	Consent of Deloitte & Touche LLP
101.01	Interactive Data File

*	Previously filed

The following exhibit is incorporated by reference herein from the exhibit of the same description filed on February 12, 2009 with Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-151632):

1.01 Form of Selling Agent Agreement between Registrant and Superfund USA, Inc., including form of Additional Selling Agent Agreement.

The following exhibit is incorporated by reference herein from the exhibit of the same description filed on November 6, 2008 with Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (Reg. No. 333-151632):

10.01 Form of Administration Agreement between Registrant and the Administrator

The following exhibits are incorporated by reference herein from the exhibits of the same description filed on June 13, 2008 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-151632):

3.01 Certificate of Limited Partnership of the Registrant

10.02 Form of Escrow Agreement Among the Registrant, the General Partner and the Escrow Agent

Item 17.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provide, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. George’s, Grenada, West Indies on the 30th day of April, 2012.

Superfund Gold, L.P.

By:	Superfund Capital Management, Inc. General Partner

By:	/s/ Nigel James
Nigel James
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the General Partner of the Registrant, in the capacities and on the date indicated.

Signature	Title with Registrant	Date

/s/ Nigel James	President (Principal	April 30, 2012
Nigel James	Executive Officer)

/s/ Martin Schneider	Vice President and Director	April 30, 2012
Martin Schneider	(Principal Financial Officer and Principal Accounting Officer)

Being the principal executive officer, the principal financial officer and the principal accounting officer and a majority of the directors of Superfund Capital Management, Inc.

Superfund Capital Management, Inc.

By:	Superfund Capital Management, Inc. General Partner

By:	/s/ Nigel James	April 30, 2012
Nigel James
President

EXHIBIT INDEX

Exhibit Number	Description of Document
3.02	Form of Third Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus)
5.01	Opinion of Sidley Austin LLP relating to the legality of the Units*
8.01	Opinion of Sidley Austin LLP with respect to federal income tax consequences*
10.02	Form of Subscription Agreement (included in Exhibit D to the Prospectus)
23.01	Consent of Sidley Austin LLP
23.02	Consent of Deloitte & Touche LLP
101.01	Interactive Data File

*	Previously filed

The following exhibit is incorporated by reference herein from the exhibit of the same description filed on February 12, 2009 with Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-151632):

1.01 Form of Selling Agent Agreement between Registrant and Superfund USA, Inc., including form of Additional Selling Agent Agreement.

The following exhibit is incorporated by reference herein from the exhibit of the same description filed on November 6, 2008 with Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (Reg. No. 333-151632):

10.01 Form of Administration Agreement between Registrant and the Administrator

The following exhibits are incorporated by reference herein from the exhibits of the same description filed on June 13, 2008 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-151632):

3.01 Certificate of Limited Partnership of the Registrant

10.02 Form of Escrow Agreement Among the Registrant, the General Partner and the Escrow Agent